Exhibit 4.4

EXECUTION VERSION

24 August 2020

HEADHUNTER LIMITED LIABILITY COMPANY

as the Borrower

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledge Manager

SYNDICATED FACILITY AGREEMENT

Herbert Smith Freehills CIS LLP

1.	Definitions	4
2.	Subject matter of the Agreement	17
3.	Purpose	18
4.	Conditions Precedent	19
5.	Granting of Facility	20
6.	Termination of Lender’s obligations	20
7.	Repayment of Facility	20
8.	Early repayment and Cancellation of Facility	21
9.	Interest	23
10.	Interest Periods	24
11.	Fees of Finance Parties	25
12.	Taxes	25
13.	Additional Costs	27
14.	Other Indemnities	28
15.	Mitigation by the Finance Parties	29
16.	Representations	29
17.	Information Undertakings	33
18.	Financial Covenants	36
19.	General Undertakings	39
20.	Bank account obligations	47
21.	Events of Default	47
22.	Facility security	53
23.	Changes to the Parties	55
24.	Finance Parties	58
25.	Payment mechanism	62
26.	Notices	64
27.	Severability	65
28.	Amendment of Agreement	65
29.	Confidentiality	66
30.	Applicable Law	68
31.	Dispute resolution	68
32.	Counterparts	68
Schedule 1 The Parties, Available Сommitments and Security		69
Schedule 2 Conditions Precedent		71
Schedule 3 Form of Utilisation Request		76
Schedule 4 Form of Lender Rights Assignment Agreement		77
Schedule 5 Forms of Compliance Certificates		84
Schedule 6 Repayment Schedule		88

Schedule 7 Existing Financial Indebtedness	90
Schedule 8 Intellectual Property	91
Schedule 9 List of Russian banks	93

THIS SYNDICATED FACILITY AGREEMENT (the "Agreement") has been entered into on 24 August 2020 between:

(1)

HEADHUNTER LIMITED LIABILITY COMPANY, incorporated under the laws of the Russian Federation and registered in the Russian Federation Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1067761906805, whose business address is 9 Godikova Street, Building 10, Moscow, 129085, Russian Federation (the "Borrower");

(2)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the "Arranger");
(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the original lender (the "Original Lender");
(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the "Facility Administrator"); and
(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the pledge manager (the "Pledge Manager").

THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS
1.1	Terms

In this Agreement:

"Auditors" means:

(a)

in relation to the financial statements of the Group and its members prepared in accordance with IFRS: KPMG Joint-Stock Company, or Deloitte CIS Holdings Limited, or PriceWaterhouseCoopers Consulting LLC, or Ernst & Young Global Limited; and

(b)

in relation to the financial statements of the Group's members prepared in accordance with the Applicable Reporting Standards other than IFRS: any company listed in paragraph (a) above, as well as Moore Stevens LLC, Finexpertiza LLC, BDO CJSC, FBK LLC and 2K - Delovye Konsultatsii CJSC, or any other auditing firm approved by the Majority Lenders.

"Affiliate" means, with respect to any person, a Subsidiary or Associate of such person or a Holding Company of such person or any other Subsidiary or Associate of such Holding Company.

"Basel II" means the recommendations contained in the document adopted by the Basel Committee on Banking Supervision in June 2004 “International Convergence of Capital Measurement and Capital Standards: a Revised Framework."

"Basel III" means:

(a)

the recommendations contained in the documents published by the Basel Committee on Banking Supervision in December 2010: "Basel III: A global regulatory framework for more resilient banks and banking systems," "Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring" and "Guidance for National Authorities Operating the Countercyclical Capital Buffer," with subsequent changes and additions;

(b)

the recommendations for global systemically important banks, contained in a document published by the Basel Committee on Banking Supervision in November 2011 "Global Systemically Important Banks: Assessment Methodology and the Additional Loss Absorbency Requirement – Rules text" with subsequent changes and additions; and

(c)	any other documents, explanations or standards published by the Basel Committee on Banking Supervision in connection with Basel III.

"Majority Lenders" means:

(a)	in the period up to the first Utilisation Date: the Lenders whose Available Commitments total 75% (seventy-five percent) or more of the Total Commitments;
(b)

if there is no Facility Outstanding and the Total Commitments were reduced to zero: the Lenders whose Available Commitments totalled 75% (seventy-five percent) or more of the Total Commitments immediately prior to the date of that reduction; or

(c)

in any other period of time: the Lenders whose participation in the Facility Outstanding together with their Unused Available Commitment, as well as the Amount Payable, totals 75% (seventy-five percent) or more of the total Facility Outstanding amount together with the Total Unused Commitments and the Amount Payable by all Lenders.

"VTB" means VTB Bank (Public Joint-Stock Company), a public joint-stock company incorporated under the laws of the Russian Federation and registered in the Unified State Register of Legal Entities under Primary State Registration Number (PSRN)  1027739609391.

"Secondary Placement" means a placement on the Nasdaq Stock Exchange in one or more transactions during the period up to 31 December 2021 (or later date for which the Borrower has obtained the Facility Administrator's approval in writing) by means of a public offering to an unlimited circle of persons:

(a)	of additionally issued Headhunter Group shares (initial placement), with the total value of the placement not exceeding USD 100,000,000; or
(b)	of existing Headhunter Group shares belonging to Highworld and ELQ Investors VIII (secondary placement),
(c)	or any combination thereof, in each case provided that such initial or secondary placement (or a combination of both) does not result in a Change of Control.

"Revenue" means, in relation to an Obligor, the revenue of that Obligor, determined in accordance with the financial statements prepared in accordance with the Applicable Reporting Standards provided in accordance with Clause 17.1 (Financial Statements).

"Guarantor" means each of the following persons:

(a)	Headhunter Group;
(b)	Zemenik;
(c)	Headhunter FSU;
(d)	each Additional Guarantor; and
(e)	any person providing an Independent Guarantee that the Facility Administrator and the Borrower have agreed in writing to deem a Guarantor for purposes of this Agreement.

"Placement Indemnity" means one or more unlimited indemnities provided by Headhunter Group in favor of the banks arranging the Secondary Placement, the depository bank engaged in connection with the Secondary Placement, and/or the Depository Trust Company, for the purpose of the Secondary Placement, to cover potential losses and costs associated with errors and incomplete disclosure of information provided in the Secondary Placement prospectus, and with Headhunter Group's exercising its rights and performing its obligations within the framework of the Secondary Placement.

"Treaty State" means a state that has a valid Double Taxation Treaty with the Russian Federation.

"Civil Code" means the Civil Code of the Russian Federation.

"Group" means, for the purposes of this Agreement:

(a)	Headhunter Group; and
(b)

Headhunter Group Subsidiaries and Associates whose financial statements are consolidated with Headhunter Group financial statements in accordance with IFRS in the relevant period of time using the direct consolidation method..

"Utilisation Date" means each date on which the Facility Administrator transfers the Facility or part thereof specified in a Utilisation Request into the account of the Borrower.

"Final Repayment Date" means 30 June 2025.

"Interest Payment Date" means 31 March, 30 June, 30 September and 31 December of each year, and if the relevant day is not a Business Day, then the next Business Day thereafter.

"Cash" has the meaning given to this term in IFRS.

"Pledge" means each of the following pledges:

(a)	the Borrower Participatory Interest Pledge;
(b)	each Headhunter FSU Shares Pledge;
(c)	each Additional Pledge; and
(d)	any other pledge entered into by the Borrower or a third party to secure the Borrower's obligations hereunder.

"Borrower Participatory Interest Pledge" means the pledge of 100% participatory interest in the Borrower's charter capital between Headhunter FSU as the pledgor and the Pledge Manager as the pledge manager (pledgor) and any other additional or substitute pledge of a participatory interest in the Borrower's charter capital that is entered into to secure the Borrower's obligations hereunder.

"Headhunter FSU Shares Pledge" means each of the following:

(a)Pledge of Headhunter FSU (Headhunter Group) Shares;

(b)Pledge of Headhunter FSU (Zemenik) Shares; and

(c)any other additional or substitute pledge of Headhunter FSU shares.

"Pledge of Headhunter FSU (Zemenik) Shares" means the pledge of Headhunter FSU shares between Zemenik as the pledgor and the Pledge Manager as the pledge manager (pledgor) entered into to secure the Borrower's obligations hereunder.

"Pledge of Headhunter FSU (Headhunter Group) Shares" means the pledge of Headhunter FSU shares between Headhunter Group as the pledgor and the Pledge Manager as the pledge manager (pledgor) entered into to secure the Borrower's obligations hereunder.

"Loan Agreements Between the Borrowers" means:

(a)

the loan agreement entered into on or around the date hereof between the Borrower as the lender and Zemenik as the borrower in the amount of the outstanding principal balance owed by Zemenik under the Existing Facility Agreement; and

(b)

the loan agreement entered into on or around the date hereof between the Borrower as the lender and Headhunter Group as the borrower in the amount of the outstanding principal balance owed by Headhunter Group under the Existing Facility Agreement.

"Double Taxation Treaty" means a double taxation treaty between a foreign state and the Russian Federation, which stipulates full or partial profits tax exemption in the Russian Federation on the income paid to foreign companies under this Agreement.

"Lender Rights Assignment Agreement" means an agreement drawn up in the form given in Schedule 4 (Form of Lender Rights Assignment Agreement) or in any other form whereby the Existing Lender (as defined in Clause 23 (Changes to the Parties) assigns its rights and

(or) transfers obligations under this Agreement to a New Lender (as defined in Clause 23 (Changes to the Parties)).

"Security Documents" means:

(a)	each Pledge;
(b)	each Independent Guarantee; and
(c)

any other document entered into or issued by the Borrower or by a third party at the Borrower's request with the consent of the Facility Administrator or the Pledge Manager to secure performance of the Borrower's obligations hereunder.

"Group Equity Instruments" means shares or participatory interests in the charter capital of any member of the Group, as well as options or other instruments securing the right of their owner to acquire or receive shares or a participatory interests in the charter capital of any member of the Group, including options granted to employees of Group companies under Remuneration Plans Based on Group Equity Instruments, and compensation in the form of shares paid to members of the board of directors of Headhunter Group.

"Obligor" means the Borrower and each Guarantor.

"Additional Guarantee" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Additional Guarantor" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Additional Pledge" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Subsidiary" means, with respect to any legal person, any legal person, if the first (principal) legal person:

(a)	holds the majority of voting rights in that legal person; or
(b)	has equity participation and has the right to appoint or remove a majority of the members of the executive body of the legal person; or
(c)	has the right to have a dominant influence on the legal person by virtue of the provisions contained in the foundation documents of the legal person or management agreement; or
(d)	is a member (shareholder) of that legal person and independently or in agreement with other members controls the majority of votes in the legal person; or
(e)	controls that legal person,

including any legal person the shares or participatory interests in the charter capital of which are subject to an Encumbrance, and the title to such encumbered shares or participatory interest is registered by virtue of such Encumbrance in favour of a secured party or nominal holder acting in favour of such party.

"Associate" means, with respect to any legal person, any legal person if the first legal (principal) legal person owns 20 (twenty) or more percent (but not more than 50 (fifty) percent) of the charter capital in such legal person.

"Bankruptcy Law" means the Federal Law of the Russian Federation No. 127-FZ dated 26 October 2002 "On Insolvency (Bankruptcy)".

"Credit Histories Law" means the Federal Law of the Russian Federation No. 218-FZ dated 30 December 2004 “On Credit Histories".

"Regulated Procurement Law" means the Federal Law of the Russian Federation No. 223-FZ dated 18 July 2011 "On the Procurement of Goods, Works and Services by Certain Types of Legal Entities."

"Syndicated Loan Law" means the Federal Law of the Russian Federation No. 486-FZ dated 31 December 2017 "On Syndicated Credits (Loans) and Amendments to Certain Legislative Acts of the Russian Federation".

"Pledgor" means each of the following persons:

(a)	Headhunter Group;

(b)	Zemenik;
(c)	Headhunter FSU; and
(d)	each pledgor under each Additional Pledge.

"Utilisation Request" means the request of a Borrower to utilise the Facility, drawn up in the form given in Schedule 3 (Form of Utilisation Request).

"Zemenik" means Zemenik Limited Liability Company, incorporated under the laws of the Russian Federation and registered in the Russian Federation Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1167746153860, whose business address is 14 Krzhizhanovskogo Street, Building 3, Suite 304, Moscow, 117218, Russian Federation.

"Intellectual Property" means the Obligors' Trademarks, domain names (including the Obligors’ Websites) registered to the Group's members, database and other intellectual property, the rights to which are owned by the Group's members, and which are listed in Schedule 8 (Intellectual Property), and also similar material intellectual property owned by the Additional Guarantors (if such Additional Guarantors were not Obligors as of the date of this Agreement).

"Key Rate" means:

(a)	for each Interest Period: the key rate set by the Central Bank of the Russian Federation and valid for each day of the Interest Period; and
(b)	for any other period: the key rate set by the Central Bank of the Russian Federation and valid for each day of such period,

set on a daily basis based on the data on the website of the Central Bank of the Russian Federation at:  www.cbr.ru or on another official website of the Central Bank of the Russian Federation should the website change.  Moreover, if the key rate is abolished and/or is no longer used by the Central Bank of the Russian Federation to set pricing conditions for financing credit institutions of the Russian Federation, the Key Rate will be deemed to be the corresponding rate set by the Central Bank of the Russian Federation for pricing refinancing operations through repo transactions, and (or) secured by non-market assets.

"Early Repayment Fee" has the meaning given in Clause 8.4.1.

"Consolidated EBIT" means the Group's consolidated profit before tax for the Relevant Period adjusted for termination of operations that occurred during the Relevant Period:

(a)

before any amounts related to financial expenses are deducted (with respect to financial costs related to lease payments: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(b)	after deducting rental expenses to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16;
(c)	excluding any amounts relating to interest due to any member of the Group;
(d)	after deducting profits or adding losses of any member of the Group related to non-controlling interests;
(e)	excluding positive or negative unrealised exchange rate differences;
(f)	excluding profits or losses arising from the revaluation of any asset or a decrease in the book value of any asset when it is alienated by any member of the Group;
(g)	excluding expected returns on pension plan assets; and
(h)	excluding non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments.

"Consolidated EBITDA” means Consolidated EBIT for the Relevant Period adjusted by adding the following amounts, provided that these amounts were not taken into account when calculating the EBIT:

(a)

any amounts relating to depreciation and impairment of fixed assets (with respect  to depreciation related to lease liabilities: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(b)	any amounts related to goodwill impairment; and
(c)	any amounts relating to depreciation and impairment of other intangible assets.

"Confidential Information" means any information (including personal data) in any form (including oral information, and any documents and information recorded or stored as electronic files or on any other media) about any Obligor, Pledgor or member of the Group, Finance Documents or Facility, which becomes known to a Finance Party, or which is received by any person intending to become a Finance Party, from:

(a)	any member of the Group or consultant thereof; or
(b)	another Finance Party or consultant thereof, if the information was obtained by such Finance Party from any member of the Group or consultant thereof,

with the exception of information that:

(i)	is or becomes available to the general public other than due to a Finance Party's violation of the conditions of Clause 29 (Confidentiality); or
(ii)

was known to a Finance Party prior to the date that such information was disclosed to it or its consultant, or was legally obtained by a Finance Party or its consultant after such date from a source that, as far as a Finance Party is aware, is not connected with the Group, and which in any case, as far as a Finance Party is aware, was not received due to a breach of confidentiality obligations.

"Facility" means the funds within the Total Commitments that are lent to the Borrower by Lenders under this Agreement in the form of Tranches.

"Available Commitment" means, with respect to any Tranche as of any date, the amount of funds that:

(a)

in relation to the Original Lender, each Original Lender shall lend to the Borrower under such Tranche on the relevant date in accordance with the terms of this Agreement and as indicated against the name of the relevant Original Lender in the table in Part A (Original Lenders and Available Commitments) of Schedule 1 (Parties, Available Commitments, and Security); and

(b)

in relation to any other Lender, the relevant Lender shall provide as a loan to the Borrower on the relevant date as the result of transfer to it of the commitment to grant the Facility under such Tranche, the amount of which may be modified in accordance with the terms of this Agreement.

"Margin" means:

(a)	2.0% per annum for Tranche 1; and
(b)	2.5% per annum for Tranche 2.

"IFRS" means the international accounting standards referred to in Regulation No. 1606/2002 adopted by the European Parliament and the European Union Council on 19 July 2002, to the extent applicable to the relevant financial statements.

"Tax" means any tax, levy, duty, or other charge or withholding of a similar nature (including any fines or penalties payable in connection with any failure to pay or any delay in paying any of the same) established by applicable law.

"Tax Relief" means a Tax exemption (application of a reduced tax rate or tax refund) granted outside the Russian Federation in respect of any Tax related to payments under the Finance Documents.

"Tax Deduction" means the withholding from any payment under a Finance Document of an amount of any tax or charge, including, in particular, value added tax and income (profit)

tax deducted at source, as well as any similar taxes that may replace or supplement existing taxes in accordance with applicable law, in the amount and within the timeframes stipulated by law.

"Tax Payment" means an increase in the amount of payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.1 (Tax gross-up), or payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.2 (Tax indemnity).

"Independent Guarantee" means each of the following documents:

(a)	each independent guarantee issued by the Guarantor in favour of the Lenders;
(b)	each Additional Independent Guarantee; and
(c)	any other independent guarantee issued by any person and with the consent of the Facility Administrator or the Pledge Manager to secure performance of the Borrower's obligations hereunder.

"Default" means:

(a)	an Event of Default; or
(b)	an event or circumstance referred to in Clause 21 (Events of Default), which, in accordance with the terms of this Agreement, will become an Event of Default upon:
(i)	the expiration of any deadline established by this Agreement to rectify a violation;
(ii)	the sending of any notice; or
(iii)	the taking of the relevant decision in respect of the Finance Documents.

"Unused Available Commitment" means the Available Commitment of each individual Lender less:

(a)	the amount of funds already provided to the relevant Borrower by this Lender, and
(b)	Amount Payable by this Lender.

"Facility Outstanding" means, at any time, the funds loaned to the Borrower in accordance with this Agreement and which have not been repaid to the Lenders.

"Encumbrance" means a mortgage, pledge, lien, possessory pledge, assignment, the right to direct debit or a similar debit right or other encumbrance created to secure a person's obligations, or any agreement entered into in order to secure performance of obligations.

"Original Financial Statements" means:

(a)	with respect to the Borrower and Zemenik, the annual accounting statements for 2019, prepared in accordance with RAS;
(b)	with respect to Headhunter Group: the annual financial statements for 2019 prepared in accordance with IFRS, with an attached auditor's report; and
(c)	with respect to Headhunter FSU: management accounts prepared in accordance with the Group's management accounting policies as at 31 December 2019.

"Utilisation Period" means:

(a)	with respect to Tranche 1: the period starting on the date of this Agreement and ending on the date falling 10 (ten) days after the date of this Agreement (both said dates being inclusive); and
(b)

with respect to Tranche 2: the period starting on the date of this Agreement and ending on the date falling 270 (two hundred seventy) days after the date of this Agreement (both said dates being inclusive);

"Remuneration Plan Based on Group Equity Instruments" means an agreement contemplating that employees (or former employees) of the Group, members of the board of directors of Headhunter Group and/or the owners of shares and/or participatory interests of any member of the Group receive:

(a)	remuneration in the form of Group Equity Instruments;
(b)

remuneration in the form of funds or provision of other assets, provided that the amount of this remuneration is determined on the basis of and/or is contingent on the value of the Group Equity Instruments; or

(c)	remuneration in the form of provision of Headhunter Group shares to members of the board of directors of Headhunter Group.

"Sanctioned Person" has the meaning given to this term in Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

"Leverage" has the meaning given to this term in Clause 18.3 (Leverage).

"Interest Cover" has the meaning given to this term in Clause 18.4 (Interest cover).

"EBITDA" means the EBITDA of any member of the Group, determined on the last reporting date:

(a)

at the end of the financial year or second financial quarter of the financial year, in accordance with the Group's financial statements for the relevant financial year or second financial quarter of the financial year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1.1(A) or (B); or

(b)	at the end of the first or third financial quarter, based on the relevant financial accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1.1(C).

"Acceptable Lender" means a Lender, which is:

(a)	a Russian legal person, or
(b)

resident of a Treaty State, provided that the status of such a Lender, at the request of an Obligor, is confirmed by a Russian translation of a copy of a document issued by the competent tax authority of the Treaty State, indicating that the qualifying Lender is a tax resident of the Treaty State.

"Applicable Reporting Standards" means the financial reporting standards applicable to any Obligor.

"Proportional Share" means:

(a)

for the purposes of determining the size of the Lender’s participation in the Facility in accordance with any Utilisation Request: the ratio between the Unused Available Commitment of such Lender and the Total Unused Commitments.

(b)for any other purposes:

(i)	in the absence of a Facility Outstanding: the ratio between the Available Commitment of a single Lender and the Total Commitments, or
(ii)

if there is a Facility Outstanding: the ratio between the Facility Outstanding issued to the Borrower by a single Lender, together with the Amount Payable by this Lender, and the Facility Outstanding issued to the Borrower by all Lenders, together with the Amount Payable by all Lenders.

"Interest Period" means, in relation to the Facility Outstanding, each period during which interest is calculated, determined in accordance with the provisions of Clause 10 (Interest Periods), and, in relation to any overdue amount, each period determined in accordance with the provisions of Clause 9.4 (Default Interest).

"Business Day" means any day on which banks are open to conduct ordinary banking operations in Moscow.

"Permitted Financial Indebtedness" means any Financial Indebtedness:

(a)	arising in accordance with the terms of the Finance Documents or permitted by the Finance Documents;
(b)	of a member of the Group that exists on the date of this Agreement, as specified in Schedule 7 (Existing Financial Indebtedness);
(c)	of any Obligor to another Obligor; and
(d)

of any Obligor to persons that are not Obligors unless the total amount of such Financial Indebtedness together with the grand total principal amount owed under loans provided by any Obligor to persons that are not Obligors exceeds 10% (ten percent) of the Group Assets at any point in time.

"Permitted Payments" means:

(a)

any payments made by a member of the Group to any Obligor, provided that such payments do not create obligations for the Obligor to such a member of the Group (in particular, to repay received funds or to transfer assets);

(b)	any payments made by any Obligor to another Obligor;
(c)

payment of distributable profit by Headhunter Group to its shareholders (including by Permitted Redemption) subject to the requirements of Clause 19.12 (Dividend payment and redemption of shares or participatory interests);

(d)

payment to another member of the Group or shareholders of Headhunter Group of funds received by any member of the Group from the sale of shares/participatory interests in another member of the Group that is not an Obligor, provided that after such payment the Leverage will not increase; and

(e)

mandatory payments in accordance with applicable law to shareholders that are not members of the Group or members of legal entities that are members of the Group in the event that such shareholder or member exits this legal person, provided that any payment specified in this definition will not result in the person making such payments having negative net assets.

"Permitted Loans" means loans:

(a)	granted by any Obligor to another Obligor;
(b)	granted by any member of the Group that is not an Obligor, to another member of the Group that is not an Obligor; and
(c)

granted by any Obligor to persons that are not Obligors, unless the total principal amount owed under such loans together with the total Financial Indebtedness of the Obligors to persons that are not Obligors exceeds 10% (ten percent) of the Group Assets at any point in time.

"Permitted Redemption" means the redemption by a member of the Group of its own shares or participatory interests in the charter capital of that member of the Group, provided that:

(a)	if such shares or participatory interests are the subject of a Pledge, such shares or participatory interests will continue to be the subject of such Pledge, regardless of the relevant redemption;
(b)	this member of the Group complies with all applicable legal requirements for such redemption, including requirements regarding the size of the charter capital of this member of the Group; and
(c)	the redeemed shares or participatory interests will be cancelled within the timeframe established by applicable law.

"Permitted Issue" means:

(a)

the issue of shares or increase in charter capital whereby a Group member acquires such issued shares or increases its participatory interest in the charter capital of its Subsidiary, provided the existing shares or participatory interests in the charter capital of such Subsidiary have not been pledged to the Lenders under a Pledge; and

(b)	the issue of Headhunter Group shares as part of the implementation of employee option programs, provided:
(i)	the total face value of such shares amounts to no more than 8% (eight percent) of the total Headhunter Group's charter (share) capital over the entire term of the Facility, and
(ii)	such issue does not result in a Change of Control; and
(c)	the issue of Headhunter Group shares as part of the Secondary Placement with the total value of the placement not exceeding USD 100,000,000.

"Test Date" means the end date of the Relevant Period.

"Relevant Period" means any period of twelve (12) months ending on the last day of the Group's financial quarter or financial half-year or on the last day of the Group's financial year.

"RAS" means accounting rules in accordance with Russian law.

"Obligors’ Websites" means the websites owned by the Obligors and listed in Schedule 8 (Intellectual Property).

"Event of Default" means any event or circumstance specified in Clause 21 (Events of Default).

"Change of Control" has the meaning given to this term in Clause 8.2.2.

"Total Commitments" means the aggregate of the Available Commitments of all Lenders, which amounts to RUB 8,615,000,000 (eight billion six hundred and fifteen million) as of the date of this Agreement.

"Total Unused Commitments" means the aggregate of the Unused Available Commitments of all Lenders.

"Consent" has the meaning given to this term in Clause 24 (Lenders' decision making).

"Party" means a party to this Agreement.

"Finance Party" means each Lender, Arranger, Facility Administrator and Pledge Manager.

"Amount Payable" means the amounts of funds payable by any given Lender or Lenders on the Utilisation Date indicated in a Utilisation Request submitted by the Borrower.

"Material Adverse Effect" means (except when a different meaning of this term is contained in other clauses of this Agreement) in the opinion of the Majority Lenders a material adverse effect on:

(a)	the Obligors' and Pledgors' ability to perform their obligations under any Financial Document;
(b)	the validity or ranking of the security that is provided or should be provided under any Financial Document or its enforceability; or
(c)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

"Material Group Member" means any Obligor, as well as any Group member, whose EBITDA, Assets and Revenues determined as of the last reporting date, based on the consolidated financial statements of the Group for the financial year or the consolidated financial statements of the Group for the first financial half-year of the financial year, prepared in accordance with IFRS and provided to the Facility Administrator in accordance with Clause 17.1.1(A) or (B), exceed 2.5% (two point five per cent) of the corresponding consolidated indicators of the Group based on the same financial statements.

"Existing Commercial Contracts" means the following agreements between the Borrower as lessee and Caliber PJSC (PSRN 1027739877813, TIN 7717042053) as lessor for the lease of the Borrower's office in Moscow:

(a)	lease agreement No. 5536 dated 10 December 2018; and
(b)	lease agreement No. 5536 dated 10 December 2018.

"Existing Facility Agreement" means the syndicated facility agreement dated 16 May 2016 as amended by:

(a)	amendment agreement No. 1 dated 14 December 2016;
(b)	amendment agreement No. 2 dated 28 June 2017;
(c)	amendment agreement No. 3 dated 5 October 2017;
(d)	amendment agreement No. 4 dated 29 December 2017;
(e)	amendment agreement No. 5 dated 22 April 2019; and
(f)	amendment agreement No. 6 dated 11 March 2020,

between (1) Zemenik as borrower 1, (2) Headhunter Group as borrower 2, (3) VTB as the arranger, (4) VTB as the lender, and (5) VTB as the facility administrator.

"Existing Pledges" means the pledges entered into to secure performance of the obligations of Zemenik and Headhunter Group under the Existing Facility Agreement.

"Facility Administrator's Account" means the Facility Administrator's account used for making transfers under the Finance Documents, the details of which the Facility Administrator sends to the Parties.

"Disruption Event" means:

(a)

a significant failure in those payment or communication systems or financial markets, the operation of which is required in order to make payments (or other operations to be executed) under transactions contemplated by the Finance Documents, which occurred for reasons beyond the control of any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or settlement operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties under the Finance Documents,

and which was not caused by the Party whose operations were disrupted, and occurred for reasons beyond the control of such Party.

"Obligors’ Trademarks" means the trademarks registered by Obligors and specified in Schedule 8 (Intellectual Property).

"Tranche" means Tranche 1 and Tranche 2.

"Tranche 1" means part of the Facility granted to the Borrower under the terms of this Agreement in the amount of RUB 4,615,000,000 (four billion six hundred and fifteen million).

"Tranche 2" means part of the Facility granted to the Borrower under the terms of this Agreement in the amount of RUB 4,000,000,000 (four billion).

"Financial Indebtedness" means any indebtedness formed as a result of:

(a)	receiving funds in the form of a loan or credit;
(b)	obtaining a trade credit, commercial loan for a term of over thirty (30) days or issuing an uncovered letter of credit if such debt falls within the category of "financial indebtedness" under IFRS;
(c)	issuing bonds, promissory notes and any other debt instruments;
(d)	entering into a finance lease contract (to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(e)

executing transactions with derivatives in order to protect against, or benefit from, fluctuations in any rates, interest rates or prices, with the amount of the transaction with such derivatives to be calculated based on the market indicators at any time;

(f)	executing repo transactions or any other transaction that constitutes borrowing under IFRS;
(g)	assuming liability for damages or expenses incurred by entities that are not members of the Group;
(h)	entering into Remuneration Plans based on Group Equity Instruments; or
(i)	executing transactions whereby obligations are assumed:
(i)	under a surety or guarantee with respect to the performance of any obligations by persons that are not members of the Group, with the exception of any Placement Indemnity; or
(ii)	in respect of the reimbursement of a payment under a surety or guarantee to the guarantor or surety; or
(iii)	in respect of a liability relating to receivables on recourse terms of any buyer of accounts receivables sold or discounted,

or other indebtedness having an economic nature of a borrowing under IFRS, in each case without double counting.

"Finance Document" means:

(a)	this Agreement;
(b)	each Security Document;
(c)	each Lender Rights Assignment Agreement;
(d)	each Utilisation Request; and
(e)	any other document that (i) the Facility Administrator or the Pledge Manager and (ii) the Borrower have agreed in writing to be considered a Finance Document.

"Holding Company" as applied to a legal person, means any other legal person for which the first legal person is a Subsidiary.

"Cash Equivalents" has the meaning given to this term in IFRS.

"ELQ Investors VIII" means ELQ Investors VIII Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 9182214, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

"Headhunter FSU" means Headhunter FSU Limited, a limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 178226, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

"Headhunter Group" means Headhunter Group PLC, a public limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 332806, that is registered at 42 Dositheou, Strovolos 2028, Nicosia, Cyprus).

"Highworld" means Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 1802016, registered at: Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI.

1.2	Interpretation
1.2.1	In this Agreement, unless the context otherwise requires:
(A)

references to the "Facility Administrator", the "Pledge Manager", the "Arranger", any "Finance Party", any "Lender", any "Obligor", any "Pledgor" or any "Party" include their successors as required by law or this Agreement;

(B)	a document "in an agreed form" means a document agreed in writing by the Facility Administrator and the Borrower;
(C)	"assets" include existing or future property, income and rights of any nature;
(D)

reference to "Finance Document" or other agreement, document or financial instrument includes such Finance Document or other agreement, document or financial instrument with all amendments and additions made thereto at any time;

(E)	"person" includes any natural person, legal person, state body, government or state;
(F)

"law" means any law, ruling, decree, order, decision, regulation, rule, official directive, requirement or recommendation of any legislative or executive state, municipal, interstate or international body, ministry, department, service, agency or committee of either a self-regulatory organisation or any judicial body;

(G)	reference to a provision of law is a reference to such provision with all amendments and additions made thereto at any time;
(H)	it is understood that the words "include" and "including" are accompanied by the words “inter alia”;
(I)	Clause or Schedule means a reference to a clause of this Agreement or a schedule to it; and
(J)	any reference to the time of day implies Moscow time, unless otherwise specified in the Agreement.
1.2.2

Unless the context otherwise requires, a reference to "month" means a period beginning on one of the days of a calendar month and ending on the same date of the next calendar month, with the following exceptions:

(A)	if the relevant date is not a Business Day, such period shall end on the next Business Day (if any) of that month or (if none) on the preceding Business Day; and
(B)	if there is no corresponding date in such month, then this period shall end on the last Business Day of this month.
1.2.3	For the purposes of this Agreement, "control" means:
(A)	the right (existing by virtue of direct or indirect participation in the charter capital of a legal person, on the basis of a written agreement by virtue of law or otherwise), which allows:
(1)	to vote or control the voting of at least 50 percent of the maximum number of votes entitled to vote at the general meeting of the legal person; or
(2)

to appoint or remove from office a person who performs the functions of the sole executive body of a legal person or all or the majority of the members of any collegial management bodies of a legal person; or

(3)	to give binding instructions regarding the activities or financial policies of a legal person; and (or)
(B)	to directly or indirectly own at least 50 percent of ordinary shares or participatory interests in the charter capital of a legal person;

and "controlled" and "to control" have a corresponding meaning.

1.2.4

Unless otherwise provided for in this Agreement, interest and amounts of remuneration payable by an Obligor under any Finance Document shall be calculated in accordance with the provisions of the relevant Finance Document and calculated based on the actual days elapsed and a year of 365/366 (three hundred and sixty-five/three hundred and sixty-six) days.

1.2.5	The headings used in this Agreement shall have no effect on how the Agreement is interpreted.
1.3	Currency symbols

In this Agreement:

1.3.1	"₽", "RUB", "rouble", and "Russian rouble" mean the official monetary unit (currency) of the Russian Federation;
1.3.2	"U.S. dollar", "USD" or "$" means the legal tender of the United States of America; and
1.3.3	"Euro", "EUR" or "€" means the monetary unit (currency) of the member countries of the currency union that operates within the framework of the European Union.
2.	SUBJECT MATTER OF THE AGREEMENT
2.1	Loan Relations
2.1.1

Subject to the Borrower's compliance with the provisions of this Agreement, each Lender shall grant the Facility to the Borrower in the amount of its Available Commitment and to properly perform the obligations contemplated by this Agreement during its term, while the Borrower shall properly perform the obligations contemplated by this Agreement during its term, including the obligation to repay to each Lender the Facility Outstanding received from it, the interest on it, and to pay the other amounts contemplated by this Agreement and other Finance Documents to the Finance Parties.

2.1.2

A Lender's obligation to grant the Facility to the Borrower under the relevant Tranche arises after the Borrower has fully complied with the requirements contemplated by Clause  4 (Conditions Precedent).

2.2	Finance Parties
2.2.1

Each Lender has an independent right to demand that the Borrower repays the Facility Outstanding, interest and other payments contemplated by the terms of this Agreement.  Except as provided for in this Agreement, each Finance Party has the right to independently enforce its rights under the Finance Documents. At the same time, the Finance Parties shall exercise their rights subject to the provisions of Clause 24 (Finance Parties).

2.2.2

No Finance Party shall be liable for the obligations of another Finance Party under the Finance Documents. In the event that any Lender refuses to grant the Facility on the basis contemplated by Clause 6 (Termination of Lender’s obligations), and also if a Lender violates its obligation to grant the Facility within its Available Commitment, the Facility amount shall be reduced by this Lender’s Available Commitment.

2.3	Facility Administrator
2.3.1

This Agreement defines the conditions and procedure for appointing a Facility Administrator and its carrying out of legal and other actions on behalf and in the interests of all Lenders and other Finance Parties.  The authority of the person performing the functions of the Facility Administrator is determined in accordance with the provisions of Clause 24.2 (Appointment of the Facility Administrator). However, the provisions of this Agreement governing the relations of the Facility Administrator and the Lenders will apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Facility Administrator" shall be deemed to refer to the single Lender.

2.3.2

The Lenders (with the exception of a Lender acting as the Facility Administrator) and the Facility Administrator hereby confirm that the Facility Administrator shall act without a power of attorney being issued to it and irrespective of the issuing of such power of attorney.

2.3.3

If the number of Lenders falls to one, then until there is more than one Lender, all the provisions in this Agreement and other Finance Documents that govern the relations of the Facility Administrator and the Borrower shall be deemed as provisions governing the relations of the sole Lender and the Borrower.

2.4	Relations with regard to pledge management
2.4.1

This Agreement defines the conditions and procedure for appointing the Pledge Manager and its carrying out of legal and other actions on behalf and in the interests of all Lenders.  The authority of the person performing the functions of the Pledge Manager is determined in accordance with the provisions of Clause 22.2 (Status of the Lenders and appointment of a Pledge Manager). However, the provisions of this Agreement governing the relations of the Pledge Manager and the Lenders will apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Pledge Manager" shall be deemed to refer to the single Lender.

2.4.2

If the number of Lenders falls to one, then until there is more than one Lender, all the provisions in this Agreement and other Finance Documents that govern the relations of the Pledge Manager and the Borrower shall be deemed as provisions governing the relations of the sole Lender and the Borrower

2.5	Application of certain provisions in the Finance Documents concerning the syndicated nature of the Facility

The provisions of this Agreement and other Finance Documents concerning the syndicated nature of the Facility specified herein, in particular the provisions of Clause 22 (Facility security), Clause 24 (Finance Parties), Clause 25.3 (Distribution of funds by the Facility Administrator), and Clause 25.5 (Payments not through the Facility Administrator), shall apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Facility Administrator", "Pledge Manager", "Finance Party", and "Majority Lenders" shall be deemed as references to the single Lender, and this Agreement and other Finance Documents shall be interpreted and applied based on the fact that the Lender according to the Finance Documents is the sole Lender.

2.6	Legal nature of the Agreement

This Agreement is a mixed agreement containing elements of a syndicated facility agreement, pledge management agreement, a lenders' agreement on the procedure for exercising their rights, and an agency agreement.  Accordingly, this Agreement governs, among other things, the relations between:

2.6.1	the Lenders;
2.6.2	the Lenders and the Borrower;
2.6.3	the Facility Administrator and the Lenders;
2.6.4	the Pledge Manager and the Lenders; and
2.6.5	the Facility Administrator, the Pledge Manager, and the Borrower.
3.	PURPOSE
3.1	The Borrower shall use Tranche 1 solely to issue loans in favor of Zemenik and Headhunter Group under Loan Agreements Between the Borrowers for the purpose of further immediate paydown of the amounts owed by Zemenik and Headhunter Group under the Existing Facility Agreement.

3.2	The Borrower shall use Tranche 2 solely for:
3.2.1	general corporate purposes;
3.2.2	funding transactions to acquire the shares and participatory interests of third parties and to make contributions to the charter capital of third parties; and
3.2.3	paying out dividends, acquiring shares of Headhunter Group or distributing funds to Headhunter Group shareholders in another form.
3.3	Funds received by the Borrower hereunder may not be used for:
3.3.1	paying fees and costs under this Agreement; or
3.3.2	other purposes not listed by this Agreement as permitted.
4.	CONDITIONS PRECEDENT
4.1	Initial Conditions Precedent
4.1.1	To utilise Tranche 1, the Borrower shall:
(A)	deliver to the Facility Administrator the documents and information listed in Part A of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(B)	deliver to the Facility Administrator the documents and information listed in Part B of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(C)	send a duly completed Utilisation Request to the Facility Administrator for Tranche 1.
4.1.2	To utilise Tranche 2, the Borrower shall:
(A)	deliver to the Facility Administrator the documents and information listed in Part A of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(B)

deliver to the Facility Administrator the documents and information listed in Part C of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, that conform to the purpose of the Facility as stated in the Utilisation Request;

(C)	send a duly completed Utilisation Request to the Facility Administrator for Tranche 2.
4.1.3

The Utilisation Request may be sent by the Borrower after the Borrower and the Lenders have received a notification from the Facility Administrator that the Borrower has duly fulfilled the applicable conditions listed in Schedule 2 (Conditions Precedent).

4.2	Submission of Utilisation Requests
4.2.1	The Borrower may send to the Facility Administrator:
(A)	in respect of Tranche 1: only one duly executed Utilisation Request for the full amount of Tranche 1; and
(B)

in respect of Tranche 2 one or more duly executed Utilisation Requests, but the amount of the Facility specified by the Borrower in the relevant Utilisation Request may not exceed the amount of the Aggregate Unused Available Commitment, and may not be less than RUB 500,000,000 (five hundred million) (other than a Utilisation Request for the entire balance of the Aggregate Unused Available Commitment for Tranche 2).

4.2.2

Unless otherwise agreed with the Facility Administrator, the Borrower must submit each Utilisation Request to the Facility Administrator no later than at 12:00 noon, 2 (two) Business Days before the proposed Utilisation Date.

4.2.3

Each Utilisation Request must be signed by an authorised person of the Borrower. Each Utilisation Request must include the requested amount of the Facility and the Utilisation Date, which is a Business Day within the relevant Utilisation Period.

4.2.4	The Borrower may not withdraw a Utilisation Request that it has sent to the Facility Administrator after it has been received.
5.	GRANTING OF FACILITY
5.1.1

After receiving any Utilisation Request, the Facility Administrator shall immediately send to each Lender a copy of the Utilisation Request and inform each Lender of the amount corresponding to its Proportional Share in the requested Facility.

5.1.2

In the absence of the circumstances specified in Clause 6 (Termination of Lender’s obligations), each Lender shall transfer to the Facility Administrator the amount corresponding to its Proportional Share in the Facility requested by the Borrower no later than 12:00 noon of the Utilisation Date specified in the relevant Utilisation Request.

5.1.3

Not later than on 15:00 on the relevant Utilisation Date, the Facility Administrator shall transfer to the Borrower the amount of the Facility specified in the Utilisation Request, into the account specified in that Utilisation Request, but not more than the Facility amount received from the Lenders.

6.	TERMINATION OF LENDER’S OBLIGATIONS
6.1	Each Lender’s obligation to grant a Facility to the Borrower shall terminate in whole or in part, depending on the following circumstances:
6.1.1	if a Facility is granted in the amount of the Available Commitment of the relevant Lender;
6.1.2	upon expiry of the relevant Utilisation Period; and
6.1.3	in other instances established by law.
6.2	Each Lender has the right to refuse to perform its obligations to grant a loan to the Borrower:
6.2.1	if there are circumstances that clearly indicate that the Facility will not be repaid by the Borrower within the period specified in the Agreement; or
6.2.2	if there is an Event of Default as per Clause 21.18 (Acceleration) and the corresponding notification is sent by the Facility Administrator to the Borrower; or
6.2.3	if there are circumstances specified in Clause 8.1 (Illegality) and Clause 8.2 (Change of Control).
6.3

In the event that any Lender refuses to grant the Facility on the basis of this Clause 6, the Parties agree that such Lender does not bear any liability to the Borrower or to any Finance Party for refusing to grant the Facility.

7.	REPAYMENT OF FACILITY
7.1.1

The Borrower shall repay the Facility Outstanding by transferring quarterly payments into the Facility Administrator's Account on the Interest Payment Dates according to the repayment schedule given in Schedule 6 (Repayment schedule).

7.1.2	On the Final Repayment Date the Borrower shall repay the Facility Outstanding in full.
7.1.3	The Borrower may not submit a Utilisation Request for an amount of Facility Outstanding that the Borrower has repaid.

8.	EARLY REPAYMENT AND CANCELLATION OF FACILITY
8.1	Illegality

If, in accordance with any applicable law, the granting of the Facility to the Borrower and/or participation in it becomes illegal for any Lender, then:

8.1.1	such Lender must notify the Facility Administrator and the Borrower as soon as it becomes aware of this;
8.1.2	any unfulfilled obligation of such Lender with respect to the Facility shall terminate on the date of the notification specified therein; and (or)
8.1.3

the Borrower shall repay the amount corresponding to the Proportional Share of such Lender in the Facility on the last day of the Interest Period in which a Lender became aware of the illegality of the participation in the Facility, or (if earlier) on the date specified by a Lender in the notification  specified in Clause 8.1.1, which cannot be earlier than the date established by law.

8.2	Change of Control
8.2.1	If there is a Change of Control:
(A)	the Borrower shall notify the Facility Administrator immediately after it becomes aware of this; and
(B)

if this is requested by the Majority Lenders, the Facility Administrator shall send a notification to the Borrower and demand immediate repayment of the entire amount of the Facility Outstanding with all accrued interest and other amounts payable by the Borrower, while the Borrower shall repay the amount of the Facility Outstanding in full in accordance with the demand specified in the Facility Administrator’s notification.

8.2.2	For the purposes of Clause 8.2.1, "Change of Control" means (with the exception of changes permitted in accordance with the Finance Documents, including as a result of a Permitted Payment):
(A)

that the Beneficiaries have lost the right, existing by virtue of their joint direct or indirect participation in the charter capital of any member of the Group, on the basis of a written agreement, by law or otherwise, to exercise the right to vote (or control the exercise of the right to vote) based on the quantity of voting shares in the share capital of Headhunter Group that is:

(1)	over 50% (fifty percent) of the total number of Headhunter Group voting shares, except in the case referred to in subparagraph (2) below; and
(2)	if the threshold referred to in subparagraph (1) above is not met as a result of Secondary Placement – over 35% (thirty five percent) of the total number of Headhunter Group voting shares; or
(B)	that the Beneficiaries have ceased to jointly own, directly or indirectly, voting shares in the share capital of Headhunter Group at a level of:
(1)	over 50% (fifty percent) of the total number of Headhunter Group voting shares, except in the case referred to in subparagraph (2) below; and
(2)	if the threshold referred to in subparagraph (1) above is not met as a result of Secondary Placement – over 35% (thirty five percent) of the total number of Headhunter Group voting shares; or
(C)	that the Beneficiaries have lost the right to appoint or remove from office (including by replacing them) the majority of the members of the Headhunter Group collegial management bodies; or

(D)

that Elbrus has lost the right it enjoyed by virtue of its direct or indirect participation in the charter capital of any Group member, under a written agreement, by virtue of the law or otherwise to exercise its voting right (or control the exercise of its voting right) based on the quantity of voting shares in the share capital of Headhunter Group at a level above 17.5% (seventeen point five percent) of the total number of Headhunter Group voting shares; or

(E)

that Elbrus has ceased to directly or indirectly own voting shares in the share capital of Headhunter Group at a level above 17.5% (seventeen point five percent) of the total number of the voting shares of Headhunter Group; or

(F)

that Elbrus has lost the right to appoint or remove from office (including by replacing them) the majority of those members of the Headhunter Group collegial management bodies that the Beneficiaries, acting jointly, have the right to appoint or remove.

For the purposes of Clause 8.2.2:

"Beneficiaries" means, jointly:

(i)	Elbrus; and
(ii)	Goldman Sachs Group, Inc. (registration number 2923466, registered address: 1209 Orange Street, Wilmington, Delaware 19801, United States of America).

"Elbrus" means, jointly:

(i)	Elbrus Capital Fund II, L.P. (registration number: 63023, registered address: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands); and
(ii)	Elbrus Capital Fund II B, L.P. (registration number: 68103, registered address: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands).
8.3	Voluntary Early Repayment of Facility Outstanding
8.3.1

The Borrower is entitled, subject to giving the Facility Administrator at least 10 (ten) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding or any part thereof. The amount of the Facility Outstanding being repaid early must be at least RUB 50,000,000 (fifty million).

8.3.2	Partial early repayment of the Facility Outstanding shall reduce the obligation of the Borrower to repay the Facility Outstanding to each Lender rateably.
8.3.3

Any early payment by the Borrower pursuant to Clause 8.3.1 will be used to repay the Facility Outstanding, the payment of which is due in chronological order. Furthermore, the amount of such early payment shall be used to repay all Tranches in proportion to the amount of the next payment under each such Tranche.

8.3.4

Within 30 (thirty) days after the Facility Administrator has submitted a demand to a Borrower in accordance with Clause 13.1 (Additional Costs), the Borrower has the right, subject to giving the Facility Administrator at least 5 (Five) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding.  In this case, no Early Repayment Fee shall be charged.

8.4	Fee for Early Repayment of Facility Outstanding
8.4.1

In the event of early repayment of the Facility Outstanding or part thereof, the Borrower shall pay the Facility Administrator for subsequent distribution between the Lenders in proportion to their Proportional Shares a fee for the early repayment of the Facility Outstanding ("Early Repayment Fee"), the amount of which is determined in accordance with Clause 8.4.2.

8.4.2	The amount of the Early Repayment Fee shall be:
(A)

2.0% (two percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date of this Agreement and ending on the date falling 18 months after the date of  this Agreement (including such date);

(B)

1.5% (one point five percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date falling 18 months after the date of this Agreement (not including such date), and ending on the date falling 24 months after the date of this Agreement (including such date);

(C)

1.0% (one percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date falling 24 months after the date of this Agreement (not including such date), and ending on the date falling 36 months after the date of this Agreement (including such date).

8.4.3

In the event early repayment of the Facility Outstanding or part thereof is made after the expiry of 36 (thirty six) months since the date of this Agreement (not including such date), no Early Repayment Fee shall be charged.

8.5	Other provisions
8.5.1

The Borrower does not have the right to withdraw its notification regarding early repayment of the Facility Outstanding or part thereof. Such notification must specify the relevant repayment date and the amount of the Facility Outstanding repaid early.

8.5.2

If the Facility Administrator receives any notification under this Clause 8, it shall send a copy of this notification to the Party to which this notification is addressed on the same Business Day. The Facility Administrator must notify all Lenders of receipt of the relevant notification within no more than one Business Day from the date of receipt of this notification.

8.5.3

Whenever the Facility Outstanding is repaid early, the Borrower shall repay the Facility Outstanding along with all interest accrued on it as of the repayment date and other amounts owed by this Borrower.

8.5.4

The Borrower does not have the right to repay the Facility Outstanding or any part thereof early, or to refuse to receive the Facility or part thereof, on terms not expressly contemplated by this Agreement.

8.5.5

The Borrower is not entitled to submit a Utilisation Request with respect to the amount of the Facility, which this Borrower has refused to receive, and also with respect to the amount of the Facility Outstanding that the Borrower repaid early.

9.	INTEREST
9.1	Interest calculation

The interest rate in respect of the Facility Outstanding for each Interest Period is an annual interest rate equal to the sum of:

9.1.1	the Margin; and
9.1.2	the Key Rate.
9.2	Margin revision
9.2.1	When any of the circumstances specified in this Clause 9.2.1 occur, the Margin with the Consent of the Majority Lenders shall increase by 0.5% (zero point five percent) per annum, starting from the first day of the Interest Period following the relevant Test Date (regarding which the Facility Administrator shall inform the Borrower in writing) if:

(A)	on any Test Date falling in 2020, the Leverage is more than 3.0:1; or
(B)	the Leverage is more than 2.5:1 on any following Test Date.
9.2.2

Clause 9.2.1 shall remain effective until the first day of the Interest Period following a Test Date on which the Leverage is less than 2.5:1, provided the Facility Administrator has received confirmation that the Leverage is less than 2.5:1.

9.3	Interest Payment

The Borrower shall pay the Facility Administrator for the account of the Lenders interest on the Facility Outstanding on each Interest Payment Date.

9.4	Default Interest
9.4.1

If the Borrower fails to fulfil an obligation to pay any amount that it owes under the Finance Document within the prescribed period, default interest shall accrue on the overdue amount from the day, following the due date up to the date of actual payment (both before and after judgement).

9.4.2

Said default interest shall accrue in the amount of 2/365 of the interest rate, determined in accordance with Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision), of the amount of overdue debt under the Financial Document for each day of delay.

9.4.3	Default interest accrued under this Clause 9.4 must be paid by the Borrower immediately upon the request of the Facility Administrator.
9.4.4

The Parties agree that payment by the Borrower of the default interest contemplated by this Clause 9.4 does not in any way restrict the Lenders’ rights to pursue any other legal remedies, including the right to seek indemnification from the Borrower for damages and expenses caused by the Borrower's delay to the extent not covered by the default interest.

9.4.5

For the avoidance of doubt, the Parties confirm that the default interest contemplated by this Clause 9.4 shall be paid by the Borrower in addition to and in excess of the interest contemplated by Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision).

9.5	Notification of Key Rate
9.5.1	Subject to the provisions of Clause 9.5.4, the Key Rate in effect on each day of the Interest Period shall be used to calculate the accrued interest.
9.5.2	The Facility Administrator shall notify each Party on each Utilisation Date of the amount of the Key Rate in effect on the relevant Utilisation Date.
9.5.3

If the Key Rate changes after any given Utilisation Date, the new Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the effective date of the modified Key Rate, of which the Facility Administrator shall notify the Parties no later than the Business Day following the effective date of the modified Key Rate.

9.5.4

Notwithstanding the provisions of Clause 9.5.3, if the effective date of the modified Key Rate falls on the last day of any Interest Period, the relevant modified Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the first day of the next Interest Period.

10.	INTEREST PERIODS
10.1.1	The first Interest Period relating to Tranche 1 shall begin on the day following the Utilisation Date of Tranche 1 and end on the Interest Payment Date following the

Utilisation Date of Tranche 1. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche 1, the first Interest Period relating to Tranche 1 shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche 1. Each subsequent Interest Period shall start on the day following the last day of the previous Interest Period, and end on the Interest Payment Date immediately following that day.

10.1.2

The first Interest Period relating to Tranche 2 shall begin on the day following the Utilisation Date of Tranche 2 and end on the Interest Payment Date following the Utilisation Date of Tranche 2. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche 2, the first Interest Period relating to Tranche 2 shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche 2.

10.1.3	Starting from the Interest Period immediately following the end of the first Interest Period relating to Tranche 2:
(A)

the Facility Outstanding relating to Tranche 1 and the Facility Outstanding relating to Tranche 2 shall be combined into a single Facility Outstanding (hereinafter referred to as "Facility Outstanding on Tranches 1 and 2") for the purposes of determining the Interest Period;

(B)	the Interest Periods relating to Facility Outstanding on Tranches 1 and 2 shall be determined in accordance with Clause 10.1.1; and
(C)	the last Interest Period relating to Facility Outstanding on Tranches 1 and 2 shall end on the Final Repayment Date.
11.	FEES OF FINANCE PARTIES
11.1	Facility commitment Fee
11.1.1

The Borrower shall pay the Facility Administrator, for subsequent distribution among the Lenders in proportion to their Proportional Shares, a Facility commitment fee with respect to Tranche 2 at a rate of 0.30% (zero point three zero percent) of the Unused Available Commitment (excluding the Amount Payable).

11.1.2	Said Facility commitment fee shall be charged on the Unused Available Commitment under Tranche 2 for each day of the Tranche 2 Utilisation Period and shall be paid:
(A)	on each Interest Payment Date during such Utilisation Period; and
(B)	on the Interest Payment Date immediately following the last day of the Utilisation Period.
11.1.3	No Facility commitment fee shall be charged with respect to Tranche 1.
11.2	Facility Fee

The Borrower shall pay the Facility Administrator, for subsequent distribution among the Lenders in proportion to their Proportional Shares, a Facility fee in the amount of 0.5% (zero point five percent) of the Total Commitment no later than 10 Business Days after the date of this Agreement or after the first Utilisation Date, whichever occurs earlier.

12.	TAXES
12.1	Tax gross-up
12.1.1

No later than 3 (three) Business Days after an Obligor or Lender becomes aware that an Obligor must make a Tax Deduction (or that changes have been made to the Tax Deduction rate or base), the Borrower or Lender (as the case may be) shall notify the Facility Administrator, and the Borrower shall also ensure that the relevant notification is sent by the other Obligors. If the Facility Administrator receives such notification from the Lender, it must notify the relevant Obligor accordingly.

12.1.2

If, in accordance with the law, an Obligor must make a Tax Deduction in respect of any amount to be transferred to a Finance Party under the Finance Documents, the amount payable by an Obligor to a Finance Party shall be increased so that after the Tax Deduction the relevant Finance Party would receive the same amount that it would have received had such withholding in the form of the Tax Deduction not been required. However, an Obligor is not obliged to increase the amounts paid to the Finance Parties by the amount of the Tax Payment, if at the date of the relevant payment, any Finance Party ceased to be an Acceptable Lender for any reason not connected with a change in the law.

12.1.3

Within 30 (thirty) days after the Tax Deduction, the Borrower shall procure that it and other Obligors (as applicable) provide the Facility Administrator, for transfer to the relevant Finance Party, with evidence that is acceptable to that Finance Party confirming that the withheld amount of the Tax Deduction was transferred by an Obligor into the state budget in accordance with the requirements of applicable law.

12.2	Tax indemnity
12.2.1

Within 3 (three) Business Days after the Facility Administrator has submitted the relevant demand, an Obligor must pay to a Finance Party, which is not a Russian legal person, an amount equivalent to the Tax paid by a Finance Party, or the Tax that is payable in the opinion of that Finance Party, in connection with any Finance Document.

12.2.2	The provisions of paragraph 12.2.1 above shall not apply:
(A)	in respect of Taxes paid by a Finance Party:
(1)	as required by the law of the Russian Federation; or
(2)	in accordance with the law of the jurisdiction in which the lending division of that Finance Party that is connected with the amounts received or receivable in such jurisdiction is located,

if such Tax is levied or accrued on the basis of the net income received or receivable by such Finance Party; or

(B)	to the extent that costs related to the payment of Taxes shall be indemnified by increasing the payment amount in accordance with Clause 12.1 (Tax gross-up).
12.2.3

A Finance Party that is submitting or intends to submit a demand in accordance with Clause 12.2.1 shall immediately notify the Facility Administrator of the event that will become or has become the basis for submitting this demand, whereupon the Facility Administrator must notify the Borrower accordingly.

12.3	Tax Relief

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

12.3.1	a Tax Relief may be applied to an additional payment that includes such Tax Payment, to such Tax Payment or Tax Deduction which resulted in such Tax Payment being required; and
12.3.2	such Finance Party has received such Tax Relief,

such Finance Party shall transfer to such Obligor an amount that will leave such Finance Party (after making such payment) in the same after-Tax position that it would have been in had the Obligor not been required to make such Tax Payment.

12.4	Charges and duties

Within 3 (three) Business Days after receiving the relevant demand of the Finance Party, the Borrower shall procure that it, as well as other Obligors, indemnify this Finance Party for all its expenses incurred due to the payment of state and stamp duties, registration charges and all other similar Taxes payable in connection with any Finance Document.

12.5	Value Added Tax (VAT) and other taxes

In the cases contemplated by the Russian law on taxes and charges, the fees due to the Finance Parties shall be increased by the relevant amounts of VAT calculated at the applicable tax rate.

13.	ADDITIONAL COSTS
13.1	Additional Costs
13.1.1

Subject to Clause 13.3 (Exemptions), the Borrower shall, within 3 (three) Business Days of the expiration of 30 (thirty) days from when the relevant Facility Administrator submitted the relevant demand, pay the relevant Finance Party the Additional Costs incurred by such Finance Party for the period after the expiration of such thirty-day period due to any law being enacted, or law (or the practice of its interpretation or application) being amended after the date of this Agreement or due to a central bank or other competent authority imposing an obligation in the relevant jurisdiction for the Finance Parties to apply or comply with the standards established in Basel III.

13.1.2	In this Clause "Additional Costs" means:
(A)	additional costs or losses incurred by a Finance Party due to a reduction in any amounts received or receivable; or
(B)	any additional or increased costs or losses; or
(C)	expenses or losses related to the reduction of any amount payable by the Borrower in accordance with any Finance Document,

which any Finance Party incurs in connection with its being a Party to this Agreement.

13.1.3

For the avoidance of doubt, the Additional Costs under this Clause 13 shall be paid by the Borrower as a fee for the use of the Facility in addition to the interest and other amounts due from the Borrower.

13.2	Additional Cost Claims

A Finance Party that files a claim in accordance with this Clause 13 shall notify the Facility Administrator of the circumstances that formed the basis for such a claim and provide it with a reasonable calculation of the Additional Costs, whereupon the Facility Administrator shall notify the Borrower within 1 (one) Business Day and submit to it the calculation received from the Finance Party.

13.3	Exemptions

The provisions of this Clause 13 shall not apply if the Additional Costs:

13.3.1	shall be indemnified to a Finance Party in accordance with another Clause of the Agreement, or would be indemnified in the absence of exemptions from such Clause;
13.3.2	are caused by a Finance Party's willful non-compliance with the law; or
13.3.3

are caused by the application or compliance with the standards established in Basel II (as amended as of the date of this Agreement) or in the regulations of the Central Bank of the Russian Federation or in any other law by which the provisions of Basel II are implemented, except for the changes arising from Basel III.

14.	OTHER INDEMNITIES
14.1	Currency indemnity

If any amount ("Amount") payable to a Finance Party by an Obligor in accordance with the Finance Documents or on the basis of a court, arbitrazh or arbitration court decision, has to be converted from the currency in which such amount is to be paid (the "First Currency") into another currency (the "Second Currency") or is to be calculated in the Second Currency, for the following purposes:

14.1.1	the filing of any claim against such Obligor; or
14.1.2	the enforcement of any judicial or arbitration award in any judicial, arbitrazh or arbitration proceedings,

the Borrower shall procure that it and other Obligors (as applicable), within 5 (five) Business Days from receipt of the relevant demand, indemnify each Finance Party to which such Amount is due, for the costs arising as a result of such conversion, including the difference between:

(A)	the exchange rate used to convert said Amount from the First Currency into the Second Currency, and
(B)	the exchange rate available to that person at the time it received the Amount.
14.2	Other indemnities

Within 10 (ten) Business Days from receipt of the relevant demand, the Borrower shall indemnify each Finance Party for the amount of all documented costs incurred by the respective Finance Party:

14.2.1	as a result of an Event of Default; or
14.2.2

(if such costs are incurred through no fault of a Finance Party or do not result from a Finance Party's negligence, with the exception of circumstances beyond the control of a Finance Party (not including the imposition of international sanctions)) as a result of:

(A)	the inability to grant the Facility to the Borrower in accordance with a Utilisation Request due to any provisions of this Agreement; or
(B)	the Borrower's inability to effect early repayment of the Facility Outstanding or part thereof, despite a notification of early repayment having been submitted to the Facility Administrator.
14.3	Indemnity to the Facility Administrator

The Borrower shall indemnify the Facility Administrator for all documented costs incurred by the Facility Administrator due to:

14.3.1	an investigation of any event that the Facility Administrator has reason to believe is a Default; or
14.3.2	actions being taken on the basis of any notification or order of any Finance Party in accordance with this Agreement, which the Facility Administrator has reason to believe are subject to execution.

Furthermore, such costs are subject to prior agreement with the Borrower, with the exception of Events of Default.

14.4	Indemnity to the Pledge Manager
14.4.1	The Borrower shall indemnify the Pledge Manager for all documented costs incurred by the Pledge Manager due to action it takes to:

(A) protect the Finance Parties' rights under the Pledges; and/or

(B) protect the property pledged to the Lenders under the respective Pledges, and   to foreclose on it.

14.4.2	The Pledge Manager may, on a priority basis, recover its costs out of the value of the property pledged to the Lenders under the respective Pledges.
14.5	Transaction Costs
14.5.1

The Borrower shall, within 10 (ten) Business Days after receipt of the relevant demand, pay the Facility Administrator and the Arranger the amount of all documented costs that are previously agreed with the Borrower in writing or by email (including fees of legal consultants) that were incurred in connection with the preparation and execution of this Agreement and other Finance Documents.

14.5.2

The Borrower's duty to pay legal consultant fees will be considered fulfilled if, prior to the first Utilisation Date, a member of the Group pays the relevant fees (in the amount pre-agreed in writing or by email by the Facility Administrator, the Borrower and the legal consultant of the Facility Administrator) directly to the legal consultant of the Facility Administrator.

14.5.3	The Borrower shall bear in full all costs associated with the registration of the Security Agreements in accordance with the requirements of applicable law.
14.6	Amendment Costs

If, at the initiative of the Obligor or in accordance with the requirements of applicable law, changes need to be made to the Finance Documents or the consent of the Lenders for any action or omission needs to be obtained, the Borrower shall, within 10 (ten) Business Days after receiving the relevant demand, indemnify the Facility Administrator for all documented costs pre-agreed with the Borrower in writing or by email (including legal and other consultant fees) incurred by the Facility Administrator in  agreeing and making the relevant changes to the Finance Documents and (or) obtaining the consent of the Lenders.

14.7	Enforcement Costs

Within 10 (ten) Business Days after receipt of the relevant demand of the Facility Administrator, the Borrower shall indemnify each Finance Party for all documented costs (including legal and other consultant fees) incurred by the relevant Finance Party in connection with the enforcement of any Finance Document or the protection of their rights under the Finance Documents.

15.	MITIGATION BY THE FINANCE PARTIES

Each Finance Party shall, after consulting with the Borrower, take all reasonable steps to reduce potential negative consequences for the Borrower, which may result in a certain amount becoming payable or to its payment to the Borrower being annulled under Clauses 8.1 (Illegality), 12 (Taxes) and 14 (Other Indemnities).

16.	REPRESENTATIONS
16.1	Representations

The representations set forth in this Clause 16 are given by the Borrower to each Finance Party with regard to itself and, if applicable, with respect to each Obligor and Pledgor. Each Finance Party relies on such representations of the Borrower, and their reliability is essential for the Finance Parties to enter into and perform this Agreement.

16.2	Status
16.2.1	Each Obligor and each Pledgor is a legal entity duly incorporated and operating lawfully in accordance with applicable law.
16.2.2	Each Obligor and each Pledgor has the power to own its assets and carries on its business in accordance with applicable law.

16.3	Legal capacity and authority
16.3.1

Each Obligor and each Pledgor has legal capacity and authority to enter into and perform the Finance Documents (to which it is party) and the transactions contemplated thereby, and has received all necessary approvals for entry into and performance of the Finance Documents in the manner prescribed by law and its constitutional and other internal documents, including approval of the transactions contemplated by the Finance Documents as a major transaction and an interested-party transaction.

16.3.2	The person acting on behalf of each Obligor and each Pledgor has the authority to enter into the Finance Documents to which the relevant Obligor is party.
16.4	Binding obligations
16.4.1

Subject to the requirements for registration of the Finance Documents as specified in Clause 16.9 (Registration Requirements), each Finance Document to which the Obligor or Pledgor is party constitutes its legal, valid, binding and enforceable obligation.

16.4.2	Each Finance Document to which any of the Obligors or Pledgors is party is drawn up in a form that ensures that is can be enforced in the Russian Federation and in the Republic of Cyprus.
16.5	Non-conflict

The entry into and performance by each Obligor and each Pledgor of the Finance Documents to which they are party, and the transactions contemplated thereby does not conflict with:

16.5.1	any applicable law;
16.5.2	its constitutional and other internal documents;
16.5.3	any decisions of its management bodies; and
16.5.4	any other documents or agreements that are binding on it.
16.6	Compliance with law
16.6.1	The business activities of each Obligor are carried out in accordance with applicable law in all aspects viewed as materially significant.
16.6.2	Each Obligor has promptly submitted tax returns.
16.6.3	With respect to each Obligor:

(A)there is no decision and (or) demand of a tax authority to pay Tax, which has not been executed within the period specified by such decision and (or) demand and (or) the applicable law; or

(B)if the above decision and (or) demand of a tax authority is contested in court: there is no court decision that has come into legal force regarding the need to execute the above decision and (or) demand, which has not been executed within the period specified by such court decision and (or) the applicable law.

16.7	No Default
16.7.1	There neither is nor will be a Default as a result of the entry into or performance by each Obligor and each Pledgor of the Finance Documents or the transactions contemplated thereby.
16.7.2

There are no other events or circumstances constituting default under any document that is binding on any Obligor or Pledgor or which imposes restrictions on the disposal of their property and which have or are reasonably likely to have a Material Adverse Effect.

16.8	Authorisations

As of the date of this Agreement, each Obligor and each Pledgor have received all authorisations and consents required in connection with entry into, performance, ensuring the validity of, and possibility of enforcing, each Finance Document to which it is party and the transactions contemplated thereby and such authorisations and consents remain in full force and effect.

16.9	Registration Requirements

No notarial actions are required in connection with any Finance Document or registration of any Finance Document, including in any state bodies or institutions, except for:

16.9.1	notarisation of the Borrower Participatory Interest Pledge and making the relevant entry in the Unified State Register of Legal Entities of the Russian Federation;
16.9.2

registration of the Borrower Participatory Interest Pledge in accordance with the laws of the Republic of Cyprus in the Register of Companies and entering information about it in the internal register of pledges of Headhunter FSU; and

16.9.3	entering information about the Pledge of Headhunter FSU (Headhunter Group) Shares in the internal register of pledges of Headhunter Group.
16.10	Financial Statements
16.10.1	The most recent financial statements of the Group (and each member of the Group) provided to the Facility Administrator:
(A)	have been prepared in accordance with Applicable Reporting Standards; and
(B)	in all material respects reliably reflect its financial position (if applicable, on a consolidated basis) as of the date of their preparation,

except where such financial statements indicate otherwise.

16.10.2

From the date on which the financial statements indicated in Clause 16.10.1 were drawn up, there have not been any events that could have a Material Adverse Effect, and for the purposes of this paragraph, Material Adverse Effect is understood to mean in the opinion of the Majority Lenders a material adverse effect on:

(A)

the financial condition of the Group as a whole, in the event that the Group as a whole, as a result of the occurrence of such an event, incurs actual damage in an amount exceeding RUB 50,000,000 (or its equivalent in another currency);

(B)	the Obligors' and Pledgors' ability to perform their obligations under any Finance Document;
(C)	the validity or ranking of the security that is provided or should be provided under any Finance Document or its enforceability; or
(D)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.
16.11	Court Proceedings
16.11.1

With the exception of the court, administrative, arbitrazh or arbitration proceedings disclosed by the Borrower to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no court, arbitration or administrative proceedings have been instituted against the Obligors or are expected to be instituted against the Obligors as far as the Borrower is aware:

(A)	in which the claim or demand exceeds RUB 50,000,000 (or the equivalent of this amount in another currency);

(B)

within the framework of which decisions have been taken or are highly likely to be taken, as a result of which the actual damage to the Group will amount to over RUB 50,000,000 (or the equivalent of this amount in another currency); or

(C)

in the event not falling under subparagraphs (A) or (B) above, as a result of which an unfavourable decision has been taken or, to the best of the Borrower’s knowledge, is highly likely to be taken, that could have a Material Adverse Effect.

16.11.2

With the exception of the actions disclosed by the Borrower to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no investigative actions provided for by applicable law are being taken in respect of the Obligors as a result of which unfavourable decisions have been taken or are highly likely to be taken, that could have a Material Adverse Effect.

16.12	Information
16.12.1

All factual information, which is material in the opinion of the Facility Administrator, provided by any Obligor or Pledgor to the Finance Parties in connection with the Finance Documents to which it is party, is true and accurate as of the date of its provision or (as the case may be) as of the date (if any) which is indicated as the date of its provision.

16.12.2

None of the Obligors or Pledgors has withheld information which, if disclosed, would result in any other information indicated in Clause 16.12.1 becoming materially untrue or misleading in the opinion of the Facility Administrator.

16.12.3

As of the date of this Agreement and on the first Utilisation Date from the date of provision of the information defined in Clause 16.12.1, there were no circumstances that, if disclosed, would result in the provided information becoming untrue or misleading in the opinion of the Facility Administrator.

16.13	Ranking of Security

The security established by each Pledge is security which the Pledge Manager has the right to enforce, with the Consent of the Majority Lenders, as a matter of priority. Third parties do not have any rights (claims) or other rights with respect to the property and assets of the Pledgors, which are the subject of the Pledges.

16.14	Granted loans

None of the Obligors has granted loans to third parties that are not Obligors, with the exception of the Permitted Loans.

16.15	Charges and duties

As of the date of this Agreement, payment of any state duties or registration fees or taxes or charges in connection with the Finance Documents is not required, except for:

16.15.1	fees for notarial acts in respect of the Borrower Participatory Interest Pledge; and
16.15.2	charges and duties for registering the Pledges, including payment of stamp duty in respect of Finance Documents in Cyprus.
16.16	Regulated Procurements

As of the date of the Finance Documents, the provisions of the Regulated Procurement Law do not apply to the entry into and performance of the Finance Documents by the Borrower and Zemenik. However, the Borrower does not make this representation with respect to the application of the Regulated Procurement Law to any Finance Party.

16.17	Moratorium on bankruptcy

The Borrower:

16.17.1

is not engaged in (and as of 1 March 2020 was not engaged in) activities referred to in the list approved by Russian Federation Government Resolution No. 434 dated 3 April 2020 of Russian economic sectors that have been most affected by the spread of the novel coronavirus infection;

16.17.2	does not figure on the list of strategic enterprises and strategic joint-stock companies that was approved by Russian Federation Presidential Decree No. 1009 of 4 August 2004;
16.17.3

is not a systemically important company and does not figure on any of the lists of systemically important companies that was approved by the Government Commission on Enhancing the Stable Development of the Russian Economy; and

16.17.4	is not subject to a moratorium on the initiation of bankruptcy proceedings under the Bankruptcy Law.
16.18	Times when representations made
16.18.1	The representations set forth in this Clause 16 are given by the Borrower on the date of this Agreement.
16.18.2	The Borrower shall ensure that all the representations set forth in this Clause 16 remain true, as if they were given by the Borrower in the same form:
(A)	on the date of each Utilisation Request;
(B)	on each Utilisation Date; and
(C)	on the first day of each Interest Period.
17.	INFORMATION UNDERTAKINGS
17.1	Financial Statements
17.1.1	The Borrower shall provide the Facility Administrator with a sufficient number of certified copies of the following for all Lenders:
(A)

as soon as they are available, but in any case within 120 (one hundred and twenty) days from the end of each financial year: the audited consolidated financial statements of the Group for that financial year prepared in accordance with IFRS;

(B)

as soon as they are available, but in any case within 90 (ninety) days from the end of the first financial half-year of each financial year: the Group's reviewed interim consolidated financial statements for the second quarter and the first financial half-year, prepared in accordance with IFRS;

(C)

as soon as they are available, but in any case within 60 (sixty) days from the end of the first and third financial quarters of each financial year: the interim consolidated financial statements of the Group for such financial quarter of the relevant financial year prepared in accordance with IFRS;

(D)

as soon as they are available, but in any case within 40 (forty) days from the end of each quarter of the relevant financial year: the financial statements (including the profit and loss statements, balance sheet and cash flow statement) of the Borrower and Zemenik for such quarter of the relevant financial year prepared in accordance with RAS; and

(E)

as soon as they are available, but in any case within 180 (one hundred and eighty) days of the end of each financial year: the unconsolidated financial statements of Obligors registered outside the Russian Federation for such financial year, prepared according to applicable local accountancy standards.

17.1.2	The Borrower's duty to provide the financial statements referred to in Clauses 17.1.1(A)-(C) may also be performed by making those financial statements publicly available:

(A)	on the Group's Internet website at https://investor.hh.ru/investors/sec-filings; or
(B)	on the Internet website of the Nasdaq Stock Exchange at https://www.nasdaq.com/market-activity/stocks/hhr/sec-filings; or
(C)	on the online Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) of the U.S. Securities and Exchange Commission at https://www.sec.gov/edgar/searchedgar/companysearch.html,

provided that:

(1)	regarding the financial statements referred to in Clause 17.1.1(A), within the time referred to in Clause 17.1.1(A):
(a)	the Borrower has provided the Facility Administrator with an Auditor's opinion on said financial statements; and
(b)	The Facility Administrator has actually obtained access to said financial statements in full on the above Internet websites; and
(2)

regarding the financial statements referred to in Clauses 17.1.1(B) and (C) the Facility Administrator has actually obtained access to said financial statements in full on the above Internet websites within the time referred to in Clauses 17.1.1(B) and (C).

17.2	Compliance certificate
17.2.1	The Borrower shall provide the Facility Administrator with the certificate of compliance with the following financial indicators:
(A)

with each set of financial statements provided in accordance with Clauses 17.1.1(A)–(C): the financial indicators specified in Clause 18.3 (Leverage), 18.4 (Interest cover) and 18.5 (Guarantors' Cover Ratio);

(B)	with each set of financial statements provided in accordance with Clause 17.1.1(D): the financial indicators specified in Clause 18.6 (Revenue in accordance with RAS) и 18.7 (Cash receipts);
(C)	with each set of financial statements provided in accordance with Clause 17.1.1(D) for the second and fourth financial quarters: the financial indicators specified in Clause 18.8.1 (Net assets); and
(D)	with each set of annual financial statements provided in accordance with Clause 17.1.1(E): the financial indicators specified in Clause 18.8.2 (Net assets),

along with the calculation proving that the Borrower complies with the financial  indicators based on such financial statements as of the date of preparation of such financial statements.

17.2.2

Compliance certificate on the basis of the statements prepared in accordance with IFRS must be in the form provided in Part A (Form of Compliance Certificate on the basis of IFRS) of Schedule 5 (Forms of Compliance Certificates), signed by the Borrower's authorised person and, if the certificate is provided with the set of statements provided in accordance with Clauses 17.1.1(A) and (B), shall be accompanied by the opinion of the Group Auditors in a form agreed by the Borrower, the Facility Administrator and the Group Auditors.

17.2.3

Compliance certificate on the basis of statements prepared in accordance with RAS must be in the form provided in Part B (Form of Compliance Certificate on the basis of RAS) of Schedule 5 (Forms of Compliance Certificates) and signed by an authorised person of the Borrower.

17.3	Requirements for Financial Statements

The Borrower shall procure that each set of financial statements provided in accordance with Clause 17.1 (Financial Statements), is prepared using the same accounting principles and reporting periods used to prepare the Group’s last financial statements. If any Obligor notifies the Facility Administrator of changes in accounting principles or reporting periods, the Borrower shall procure that the Borrower's Auditors and the auditors of the relevant Obligor provide the Facility Administrator with the following:

17.3.1

a description of the changes to be made to the relevant financial statements to reflect the changes made to the accounting principles and reporting periods that were used in the preparation of the Original Financial Statements of the Group or such Obligor; and

17.3.2

information in a form and content that meets the requirements of the Facility Administrator and is sufficient to enable Lenders to verify that the Borrowers have met the requirements of Clause 18 (Financial Covenants) and to adequately assess the Obligor’s financial condition based on current financial statements compared to this Obligor’s Original Financial Statements.

17.4	Information: miscellaneous

The Borrower shall provide the Facility Administrator with the following:

17.4.1

at the same time as they are dispatched to their addressees, copies of all documents dispatched by it to all its lenders, or in connection with circumstances that constitute a Material Adverse Effect, to all its members;

17.4.2	details of any court, arbitrazh, arbitration or administrative proceedings, as a result of which decisions have been taken or are highly likely to be taken, resulting in actual damage to the Group of:
(A)

over RUB 50,000,000 (or the equivalent of this amount in another currency), but less than 2.5% (two point five percent) of the Consolidated EBITDA: no later than 5 (five) Business Days following the end of the next calendar quarter;

(B)	over 2.5% (two point five percent) of the Consolidated EBITDA: promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date it becomes aware of it;
17.4.3

promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date it becomes aware of this: details of any investigative actions related to the Group or any member of the Group (including with respect to the executive or other management bodies of the Group or any member of the Group or any member of such a management body);

17.4.4

(without limiting Clause 26.2.5) promptly upon becoming aware of it, but no later than twenty (20) Business Days from the date it becomes aware of this or from the date of state registration (if applicable), depending on which of these events occurred later: notification regarding a change of location or postal address of the Borrower or any other Obligor or Pledgor; and

17.4.5

immediately upon request, but no later than 5 (five) days from the date of the request: such additional information regarding the finance position and business activities of any member of the Group that the Facility Administrator may require in the interests of any Finance Party.

17.5	Auditors

The Borrower shall not change its Auditors without the consent of the Majority Lenders, with the exception of those Auditors in relation to the financial statements of the Group and its members prepared in accordance with IFRS, approved or authorised in accordance with this Agreement.

17.6	Notification of Default
17.6.1	The Borrower shall notify the Facility Administrator of any Default (and measures, if any, to remedy such Default) immediately after it becomes aware of this.
17.6.2

At the request of the Facility Administrator, the Borrower shall provide the Facility Administrator with a statement signed by the sole executive body or an authorised representative of the Borrower certifying that the Default was remedied, or, if the Default is continuing, detailing the measures being taken to remedy it.

17.7	"Know your customer" checks
17.7.1	If as a result of:
(A)	any changes in any applicable law after the date of this Agreement;
(B)

changes in the legal form of the Borrower or any Obligor or Pledgor, or changes in the composition of its shareholders or members (owning more than two percent of the voting shares or participatory interests respectively after the date of this Agreement); or

(C)

the assignment or transfer by any Lender of all or part of its rights and obligations under this Agreement to a party that was not a Lender before such assignment or transfer, or the replacement of any other Finance Party in accordance with this Agreement, or other change of the Parties to this Agreement, the Facility Administrator, Lender or any other Finance Party (or in the case of paragraph 0 above, a possible new party), as required by the law applicable to them, shall have an obligation to comply with "know your customer" or similar identification procedures, in circumstances where the necessary information was not previously provided by the Borrower, the Borrower shall provide the Facility Administrator (acting on its own behalf, on behalf of the relevant Finance Party or on behalf of a potential new party) with the information and documents required for the Facility Administrator, relevant Finance Party or possible new party to comply with the applicable "know your customer" checks.

17.7.2	Each Finance Party shall provide the Facility Administrator with the information and documents required for the Facility Administrator to comply with the applicable "know your customer" checks.
17.8	Designated purpose of funds

The Borrower shall, no later than 10 (ten) Business Days after each Tranche 2 Utilisation Date, provide the Facility Administrator with copies of documents certified by the Borrower confirming that the Facility was used in accordance with Clause 3.2.

18.	FINANCIAL COVENANTS
18.1	Financial definitions

In this Clause 18:

"Assets" means the assets of the Group, including:

(a)long-term tangible assets;

(b)intangible assets (excluding goodwill)

(c)Cash: and

(d)Cash Equivalents.

Furthermore, the Cash and Cash Equivalents of each Subsidiary owned by Zemenik, Headhunter FSU or the Borrower shall be recorded for the purposes of Clause 18.5 (Guarantors' Cover Ratio) if, as of the relevant Test Date, the following conditions have been met:

(i)	an authorised body of such Subsidiary has taken a corporate decision (acceptable to the Facility Administrator) on the transfer of such Cash in favour of Zemenik, Headhunter FSU or the Borrower;
(ii)	such transfer of funds must take place no later than ninety (90) days from the Test Date;
(iii)

the financial statements of such Subsidiary are consolidated with the financial statements of the Group in accordance with IFRS in the relevant period of time using the direct method of consolidation; and

(iv)	the applicable law does not prohibit the transfer of Cash by the relevant Subsidiary to the Holding Company as dividends or otherwise.

For the purposes of Clause 18.5 (Guarantors' Cover Ratio), if all of the above conditions are met, such Cash shall be recorded as belonging not to a Subsidiary of Zemenik, Headhunter FSU or the Borrower, but directly to Zemenik, Headhunter FSU or the Borrower in proportion to its participation in the charter capital of such Subsidiary.

"Cash Receipts" means the cash receipts received by the Group from Clients within the preceding 12 (months), determined on the basis of the financial statements provided in accordance with Clause 17.1.1(D).

"Clients" means private individuals and legal persons, as well as individual entrepreneurs who have paid or are due to pay for the key services of the Borrower (access to the CV database and publication of vacancies) in accordance with agreements with the Borrower, including those concluded following the acceptance of an offer on the Obligors' Websites.

"Consolidated Net Debt" means, for any Test Period, the aggregate amount of the Financial Indebtedness of the Group (excluding any debts of a member of the Group to other members of the Group) net of Cash and Cash Equivalents of the Group in accordance with the Group’s consolidated financial statements prepared in accordance with IFRS, on the last day of such Test Period.

"Group Consolidated Net Profit" means the Group’s consolidated net profit determined on the last reporting date, i.e. (depending on the date on which it is determined):

(a)

at the end of the financial year or financial half-year of the financial year, in accordance with the Group's financial statements for the relevant financial year or first financial half-year of the relevant financial year, prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clauses 17.1.1(A) or (B); or

(b)	at the end of the first or third financial quarter, based on the relevant financial statements of the Group provided to the Facility Administrator in accordance with Clause 17.1.1(C).

"Interest Amount" means the interest accrued on the entire Financial Indebtedness of the Group (with respect to interest under lease agreements: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16).

18.2	Interpretation
18.2.1	Unless otherwise specified herein, the accountancy terms used in this Clause 18 shall be interpreted according to the IFRS as amended on the relevant date.
18.2.2

For the purpose of this Clause 18, any amount not denominated in Roubles shall be recorded in the rouble equivalent calculated on the basis of the exchange rates used by the Borrower in its financial statements for the relevant reporting period, on the basis of which the financial indicators are calculated.

18.2.3	When making calculations in accordance with this Clause 18, no indicator can be taken into account more than once.

18.2.4

Unless otherwise contemplated by this Agreement, the indicators specified in this Clause 18 shall be checked in respect of each Test Period on the appropriate Test Date on the basis of any statements provided in accordance with Clause 17.1.1.

18.3	Leverage

The Borrower must ensure that on each Test Date, the ratio of Consolidated Net Debt to Consolidated EBITDA (the "Leverage") is not more than:

18.3.1	3.5:1 as of each Test Date falling in 2020; and
18.3.2	3.0:1 as of each subsequent Test Date.
18.4	Interest cover

The Borrower must ensure that on each Test Date, the ratio of Consolidated EBITDA to the Interest Amount (the "Interest Cover") is at least 2.5:1.

18.5	Guarantors' Cover Ratio

If, as of any Test Date, the Obligors in total account for:

18.5.1	less than 80% (eighty percent) of the Consolidated EBITDA; or
18.5.2	less than 80 (eighty) percent of the Group Revenue; or
18.5.3	less than 70 (seventy) percent of the Group Assets,

the Borrower shall procure the conclusion (issue), on terms acceptable to the Facility Administrator, of:

(A)

an additional independent guarantee, including an agreement to issue it ("Additional Independent Guarantee") by a legal entity acceptable to the Facility Administrator ("Additional Guarantor"), within 30 (thirty) days of the relevant Test Date; and

(B)

a pledge of 100% of the shares or participatory interests in the charter capital of such Additional Guarantor that are owned by any Pledgor or Group member ("Additional Pledge") within sixty (60) days of the relevant Test Date.

18.6	Revenue in accordance with RAS

The Borrower shall ensure that, as of each Test Date, the aggregate Revenue of the Borrower (excluding the revenue of Subsidiaries acquired or sold during the last 12 months and without double counting) for the 4 (four) previous financial quarters, determined on the basis of the Borrower's financial statements in accordance with RAS, provided in accordance with Clause 17.1.1(D), amounts to at least:

18.6.1	80% (eighty percent) as of each Test Date falling at the end of the second, third, and fourth quarters of 2020 and the end of the first and second quarters of 2021; and
18.6.2	95% (ninety five percent) as of each subsequent Test Date,

of the Borrower's Revenue determined as of the same date of the previous year based on the Borrower's financial statements prepared in accordance with RAS, provided in accordance with Clause 17.1.1(D).

18.7	Cash receipts

The Borrower shall ensure that, as of each Test Date, starting from the Test Date for the financial quarter following the financial quarter in which the first Utilisation Date falls, any reduction in Cash Receipts for the 4 (four) preceding financial quarters is no more than:

18.7.1	30% (thirty percent) as of each Test Date falling at the end of the second, third, and fourth quarters of 2020 and the end of the first and second quarters of 2021; and

18.7.2	5% (five percent) as of each subsequent Test Date,

compared with the Cash Receipts determined as of the same date of the previous year.

18.8	Net assets

The Borrower shall ensure that:

18.8.1

as of the end of the second financial quarter of each financial year, and as of the end of each financial year, the net assets of each Obligor registered in the Russian Federation determined on the basis of the financial statements provided under Clause 17.1.1(D),

18.8.2	at the end of each financial year, the amount of the net assets of each other Obligor determined on the basis of the financial statements provided in accordance with Clause 17.1.1(E),

are positive.

19.	GENERAL UNDERTAKINGS
19.1	Authorisations and corporate approvals
19.1.1

The Borrower shall, and shall procure that each Obligor shall, duly receive, ensure the validity of, and comply with the conditions of, any authorisations, consents and corporate approvals required under any applicable law to fulfil its obligations under the Finance Documents to which it is party, and to ensure that the Finance Documents can be used as evidence in arbitration proceedings, in the courts of the Russian Federation, including arbitrazh courts, and in the courts of Cyprus.

19.1.2

The Borrower shall, and shall procure that each Obligor shall, duly receive the necessary state and municipal permits, consents, licenses and patents, as well as membership in self-regulatory organisations, required by any applicable law for the conduct of business activities of the Obligor in the form in which it is conducted, as well as ensure their validity and comply with their conditions.

19.2	Negative Pledge

The Borrower shall, and shall procure that each Obligor shall, not create or allow the creation of any Encumbrances in relation to its assets without the prior written consent of the Facility Administrator, except for:

19.2.1

an Encumbrance in relation to assets (except those specified in Clause 19.2.4, but without double counting), whose aggregate book value does not exceed 10% (ten percent) of the Consolidated EBITDA at any time;

19.2.2	an Encumbrance arising under the Pledges;
19.2.3	an Encumbrance existing under Existing Pledges; and
19.2.4	an Encumbrance arising as required by law in the normal course of business.
19.3	Asset Disposal
19.3.1

The Borrower shall not sell, lease or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, and shall procure that any Obligor does not sell, lease, or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, except:

(A)	the disposal of assets or property in the normal course of business;
(B)

the disposal of assets or property of the Group’s members totalling an amount, at book or market value (depending on which amount is greater), obtained as a result of one or several transactions made during each successive 12 (twelve) months, not exceeding 10% (ten percent) of the Consolidated EBITDA;

(C)	the disposal of shares or participatory interests in the charter capital of a member of the Group that is not an Obligor, provided that:
(1)	such disposal is carried out on market terms;
(2)	after such disposal the Debt Ratio will not exceed 2.0:1;
(3)	the sale of the Group Member subject to Disposal will not entail a breach of the obligations under Clause 18 (Financial Covenants); and
(4)

no later than 5 (five) Business Days prior to the disposal of the Group Member subject to Disposal, the Borrower shall notify the Facility Administrator of the upcoming disposal, and provide the Facility Administrator with a certificate confirming that all the conditions specified in paragraphs (2) and (3) above have been met.

19.3.2	For the purposes of Clause 19.3.1:

"Funds of the Group" means the Cash and Cash Equivalents owned by the Group.

"Funds of the Group Member subject to Disposal" means the Cash and Cash Equivalents owned by the Group Member subject to Disposal.

"Group Member subject to Disposal" means a member of the Group who is not an Obligor, whose shares or participatory interests in the charter capital are subject to disposal.

"Debt Ratio" means the ratio of Net Debt Amount to EBITDA.

"Purchase Price" means the funds actually received by the member of the Group from the sale of the Group Member subject to Disposal.

"Distribution" means the amount of funds payable to Headhunter Group shareholders from the disposal of the Group Member subject to Disposal.

"Amount of Funds" means the amount obtained by calculating the difference between: (i) the Funds of the Group, and (ii) the amount of Funds of the Group Member subject to Disposal and the Distribution, and adding the Purchase Price to the difference.

"Net Debt Amount" means the difference between (i) the Financial Indebtedness of the Group (including the Financial Indebtedness of the Group to the Group Member subject to Disposal, recognised after the disposal of the Group Member subject to Disposal) and (ii) the Financial Indebtedness of the Group Member subject to Disposal (excluding the Financial Indebtedness of the Group Member subject to Disposal to other members of the Group) and the Amount of Funds.

"EBITDA" means the difference between Consolidated EBITDA and EBITDA of the Group Member subject to Disposal.

19.4	Acquisition of assets

The Borrower shall not acquire any assets without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors acquire any assets without the prior written consent of the Facility Administrator, except for the acquisition of assets, including shares and participatory interests in the share capital and charter capital of third parties (as well as other instruments that can be converted into shares or participatory interests in the share capital or charter capital of third parties):

19.4.1	in the ordinary course of business;

19.4.2

by a member of the Group for a total amount paid by such member of the Group, as a result of one or several asset acquisitions made during each successive 12 (twelve) months, not exceeding 15% (fifteen percent) of the Consolidated EBITDA;

19.4.3	acquired using Permitted Financial Indebtedness;
19.4.4	acquired using Tranche 2 funds provided to the Borrower for the purposes referred to in Clause 3.2.2; and
19.4.5

a maximum 40.01% (forty point zero one percent) additional participatory interest in the charter capital of Skilaz LLC (PSRN: 1177746032276) for a maximum purchase price of RUB 600,000,000 (six hundred million), provided such participatory interest is acquired by 31 December 2021.

19.5	Arm’s length basis
19.5.1

The Borrower may not enter into transactions with any persons except on arm's length terms, and the Borrower shall procure that none of the Obligors enter into transactions with other persons except on arm's length terms.

19.5.2	Clause 19.5.1 does not apply to transactions with other Obligors.
19.6	Lending

With the exception of the Permitted Loans, the Borrower shall not act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator.

19.7	Providing guarantees and sureties
19.7.1

The Borrower shall not act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator.

19.7.2	The provisions of Clause 19.7.1 above shall not apply:
(A)	when such guarantee or surety secures the performance of the obligations of another member of the Group created within the framework of Permitted Financial Indebtedness; or
(B)

to any Placement Indemnity on condition that Headhunter Group provides the Facility Administrator, within 15 (fifteen) Business Days after provision of the Placement Indemnity, with a certified extract from the document(s) containing the Placement Indemnity, and that if modifications are made to the Placement Indemnity, it provides the Facility Administrator, within 15 (fifteen) Business Days after such modifications have been made, with a certified extract from the document containing such modifications. Said extract shall contain all the terms of the Placement Indemnity, including any modifications and supplements.

19.8	Financial Indebtedness

The Borrower shall not enter into transactions that result in Financial Indebtedness for the Borrower or allow overdue Financial Indebtedness, and shall procure that none of the Obligors enter into transactions that result in Financial Indebtedness for such Obligor or allow overdue Financial Indebtedness, without the prior written consent of the Facility Administrator, with the exception of Permitted Financial Indebtedness. The existence of dividends declared, but which were not paid or subsequently canceled, is not a violation of this Clause 19.8.

19.9	Restructuring and reduction of charter capital

The Borrower shall not restructure or reduce its charter capital, share premium or other capital, and shall procure that none of the Obligors restructure or reduce its charter capital, or other share capital without the prior written consent of the Facility Administrator, except for Permitted Redemption.

19.10	Issuing new shares or increasing charter capital

The Borrower shall not increase its charter capital, and shall procure that none of the Obligors issue new shares or increase its charter capital, without the prior written consent of the Facility Administrator, except for a Permitted Issue.

19.11	Making changes to Constitutional Documents

The Borrower, without the prior written consent of the Facility Administrator, shall not make changes to its constitutional documents, and shall also procure that no Obligor, the shares or participatory interests in the charter capital of which are the subject of the Pledge, without the prior written consent of the Facility Administrator, shall make changes to its constitutional documents, which relate to:

19.11.1	legal form;
19.11.2	name;
19.11.3	share issue procedure;
19.11.4	the amount of charter (share) capital;
19.11.5	solely in relation to Obligors registered and operating in accordance with the legislation of the Republic of Cyprus: the procedure for appointing a new director or secretary;
19.11.6	the procedure for transferring (disposing) shares (participatory interests);
19.11.7	dividend payment procedure;
19.11.8	the scope of rights and obligations granted to members (shareholders);
19.11.9	the procedure for pledging participatory interests (shares) or otherwise encumbering participatory interests (shares); and
19.11.10	the procedure and conditions for the withdrawal and exclusion of a member from the company.
19.12	Dividend payment and redemption of shares or participatory interests
19.12.1

Without the prior written consent of the Facility Administrator, the Borrower shall not announce the payment of dividends or pay dividends, or redeem its participatory interests (unless required by applicable law), and shall procure that none of the Obligors announce the payment of dividends or pay dividends, or redeem its shares or participatory interests (unless required by applicable law), except for the following cases:

(A)	payments of distributable profit by any Obligor or a Group member to the Obligor;
(B)

payment of distributable profit (including in the form of Permitted Redemption) to shareholders of Headhunter Group in an amount not exceeding 100% (one hundred percent) of the Group Adjusted Consolidated Net Profit provided that the Facility Administrator confirms that the Adjusted Leverage including such payment does not exceed 3.0:1; and

(C)

payment by any member of the Group of distributable profit to minority shareholders, provided that similar payments are made to the shareholders (members), which are members of the Group, of such member of the Group in proportion to their participatory interest in the charter capital of such member of the Group.

When making the payments specified in subparagraph (B) above, the Borrower must provide the Facility Administrator, at least 5 (five) Business Days before payment, with a calculation of the Adjusted Leverage and confirmation that on the date of confirmation there is no Default, nor will there be a Default immediately after and as a result of such payment.

19.12.2	For the purpose of this Clause 19.12:

"Group Consolidated Net Profit" has the meaning given in Clause 18.1 (Financial definitions).

"Consolidated Net Debt" has the meaning given in Clause 18.1 (Financial definitions).

"Group Adjusted Consolidated Net Profit" means, as of the last Test Date, the Group Consolidated Net Profit for the Test Period ending on that Test Date, excluding:

(A)	the profits and losses resulting from the revaluation of any asset;
(B)	goodwill impairment;
(C)	depreciation and impairment of the following intangible assets:
(1)	hh trademark;
(2)	hh.ru CV database;
(3)	Headhunter client relations; and
(4)	hh.ru website software;
(D)	non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;
(E)	profit tax recorded in the Group Consolidated Net Profit on the non-monetary profits and losses referred to in paragraphs (A) - (D) above; and
(F)	profits and losses from the formation of a deferred retained earnings tax reserve.

"Adjusted Leverage" means, as of the last Test Date, the ratio of Consolidated Net Debt (as of that Test Date) and Dividend Amount to Consolidated EBITDA, calculated based on the Group’s consolidated financial statements for the financial year or for the first financial half-year of the financial year (provided to the Facility Administrator under Clause 17.1.1(A) or (B) as of the Test Date which came not more than 5 (five) months before the date of payment of the distributable profit to the shareholders of Headhunter Group.

"Dividend Amount" is defined as the amount of dividends:

(i)	paid to the shareholders of Headhunter Group during the financial half-year ending on the last Test Date; and
(ii)	to be paid to the shareholders of Headhunter Group during the financial half-year commencing on the day immediately following that Test Date.
19.13	Change of business

The Borrower shall not make significant changes to the main areas of its business activity, and shall procure that none of the Obligors make significant changes to the main areas of their business activity without the prior written consent of the Facility Administrator.

19.14	Existing Commercial Contracts

The Borrower shall procure the continuous validity of the Existing Commercial Contracts or the conclusion of new contracts on similar conditions, where commercially reasonable to do so, no later than one month before the expiration of the Existing Commercial Contracts.

19.15	Taxation

The Borrower shall duly pay taxes and levies into the relevant budgets and make mandatory payments into the extra-budgetary funds of the Russian Federation ("Mandatory Payments"), and shall procure that each of the Obligors duly pays the Mandatory Payments, except for:

19.15.1	Mandatory Payments contested by an Obligor in accordance with the law; and
19.15.2

Mandatory Payments and the costs of disputing them, in respect of which the relevant reserves were created, reflected in the latest financial statements provided to the Facility Administrator in accordance with Clause 17.1 (Financial Statements); and

19.15.3	where non-payment of such Mandatory Payments will not have Material Adverse Effect.
19.16	Pari passu ranking

The Borrower shall procure that its obligations under the Finance Documents have at least the same ranking as its other existing and future unsecured payment obligations, and that each Obligor procures that its obligations under the Finance Documents have at least the same ranking as other existing and future unsecured payment obligations of such Obligor, with the exception of those obligations that have priority as expressly stipulated by law.

19.17	Access
19.17.1

At the request of the Facility Administrator, when there is a Default, or a Default has not been remedied, or when the Facility Administrator has sufficient reason to believe that a Default is possible, the Borrower shall provide (and shall procure that each Obligor provides) the Facility Administrator and (or) its auditors or other professional consultants with ready access to their premises, assets and accounting and tax primary documents (on paper or electronic media), including issuing powers of attorney to relevant persons, as well as arranging a meeting with the management of the Group.

19.17.2

The Borrower shall procure that the Facility Administrator and (or) Lenders are provided with the relevant documents and (or) information and perform other actions required so that the authorised representatives (employees) of the Central Bank of the Russian Federation can inspect (check) the pledged asset under the Pledges at the place of its storage and (or) record and (or) location, and visit the Borrower and each other Pledgor on-site

19.18	Appointment of New Directors
19.18.1

The Borrower shall not carry out and shall not allow, without the Facility Administrator’s prior written consent, any actions that may lead to the election and (or) appointment of new directors and/or secretaries of the Obligors, who are legal persons registered and operating under the laws of the Republic of Cyprus and whose shares are pledged under a Pledge, except when the following documents are provided to the Facility Administrator at the same time as the new directors and (or) secretaries of the said Obligors are appointed:

(A)	in the case of new directors: originals of the following, that are duly signed by the specified directors:
(1)	undated letters of resignation; and
(2)	letters of authority and undertaking; and
(B)	in the case of new secretaries, originals of the following, that are duly signed by the specified secretaries:
(1)	undated letter of resignation; and
(2)	letter of authority and undertaking; and

(3)	undated secretary's confirmation that is addressed to the Department of the Registrar of Companies of Cyprus.
19.18.2

Within 5 (five) Business Days from the date of receipt of a reasonable request of the Facility Administrator, the Borrower shall provide the Facility Administrator with additional information regarding the above-mentioned new directors and/or secretaries regarding their education and (or) relevant experience.

19.19	Further assurance

The Borrower shall, at the request of any Finance Party, at its own expense, carry out any actions and sign any documents, and shall procure that each Obligor, at their own expense, carry out any actions and sign any documents, required to ensure the validity and proper performance of the Finance Documents. In particular, each Borrower, at the request of the Facility Administrator, shall procure, at its own expense:

19.19.1

the issuance of new Independent Guarantees in favour of the Lenders (on terms identical to those of existing Independent Guarantees) and the making of modifications to them or the conclusion of agreements to issue them; and

19.19.2	supplementary agreements to Pledges

on terms acceptable to the Lenders, as well as the performance of all actions required to ensure the validity of such agreements in case of acquisition by any Lender (other than Lenders that are party to existing Security Documents) of the rights (claims) against the Borrower and (or) obligations to grant the Facility in accordance with the provisions of Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

19.20	Conditions subsequent
19.20.1

Within 60 (sixty) days of the date of this Agreement, the Borrower shall provide the Facility Administrator with the originals and duly certified copies (as applicable) of the documents listed in sections 2 and 3 of Part A of Schedule 2 (Conditions Precedent), along with notarized translations into Russian of said documents if they were written in a foreign language and/or provided with an apostille.

19.20.2	The Borrower shall ensure that:
(A)

no later than the Business Day following the day of signing the Borrower Participatory Interest Pledge and the Pledge of Headhunter FSU (Headhunter Group) Shares, Headhunter FSU and Headhunter Group provide the Facility Administrator with updated internal registers of pledges, recording information about the said pledges;

(B)

within 21 (twenty-one) days after the signing of the Borrower Participatory Interest Pledge, Headhunter FSU provides the Facility Administrator with evidence that information about the pledge was submitted to the Cyprus Registrar of Companies; and,

(C)

within 42 (forty-two) says after the signing of the Borrower Participatory Interest Pledge, Headhunter FSU provides the Facility Administrator with a certificate of registration of the pledge issued by the Cyprus Registrar of Companies in each case where this is required under Articles 90 and 99 of the Cyprus Companies Law, Cap. 113.

19.20.3	Within 30 (thirty) days of signing a respective Finance Document, the Borrower shall provide the Facility Administrator with evidence:
(A)

that each Finance Document to which an Obligor registered under the laws of Cyprus is party has been submitted to the Cyprus Stamp Duty Commissioner in order for a decision to be made as to whether stamp duty must be paid on such documents; and

(B)	that stamp duty has been paid on such documents in the amount specified by the Cyprus Stamp Duty Commissioner, or that such documents are exempt from payment of stamp duty.
19.20.4	The Borrower shall ensure that on the date of termination of the relevant Existing Pledges, Headhunter Group and Zemenik provide, with respect to each Headhunter FSU Shares Pledge:
(A)	a blank signed transfer instrument, undated, drawn up in the form set forth in the Headhunter FSU Shares Pledge;
(B)	all share certificates for original shares (as defined in the Headhunter FSU Shares Pledge);
(C)	a signed irrevocable proxy and power of attorney in the name of the Pledge Manager in the form set forth in the Headhunter FSU Shares Pledge;
(D)

a certified copy of a resolution in writing by the Headhunter FSU Board of Directors approving the pledge and transferring shares, drawn up substantially in the form set forth in each Headhunter FSU Shares Pledge;

(E)	a notice of pledge drawn up substantially in the form set forth in the Headhunter FSU Shares Pledge, along with a certified copy of the Headhunter FSU Shares Pledge;
(F)

a certificate drawn up substantially in the form set forth in the Headhunter FSU Shares Pledge, confirming that a memorandum of pledge was made in the register of members of Headhunter FSU, and a certified copy of the register of members of Headhunter FSU;

(G)	a signed and dated waiver by Headhunter Group and Zemenik (as applicable) of their rights of pre-emption, drawn up in the form set forth in the relevant Headhunter FSU Shares Pledge;
(H)	signed, undated resignation letters, duly signed by the directors and secretary of Headhunter FSU, in the form set forth in each Headhunter FSU Shares Pledge;
(I)	signed letters of authority and undertaking, duly signed by the directors and secretary of Headhunter FSU, in the form set forth in each Headhunter FSU Shares Pledge;
(J)

signed, undated confirmation by the secretary, issued by Headhunter FSU, confirming to the Cyprus Department of Registrar of Companies the changes in the officers and shareholders in the event of enforcement of the pledge under the Headhunter FSU Shares Pledge; and

(K)

a copy of the updated internal register of charges of Headhunter Group containing information about the terms of the Pledge of Headhunter FSU (Headhunter Group) Shares in accordance with Article 99 of the Cyprus Law on Companies, Cap. 113.

19.20.5

Within 5 (five) Business Days of signing the Borrower Participatory Interest Pledge, the Borrower shall ensure state registration of the Encumbrance created under the Borrower Participatory Interest Pledge in the Russian Federation Unified State Register of Legal Entities and shall provide the Pledge Manager with evidence of such state registration.

19.20.6

Within 5 (five) Business Days of receiving a request from the Facility Administrator or Pledge Manager, the Borrower at its own expense shall undertake any action and sign any documents, and shall ensure that each Obligor and Pledgor at their own expense undertake any action and sign any documents, required to perfect and register the termination of Encumbrances created under the Existing Pledges.

19.21	Independent Guarantees Indemnity

The Borrower shall, without the prior written consent of the Facility Administrator, refrain from the following actions:

19.21.1	indemnifying any Guarantor for any amounts paid by such Guarantor under or in connection with the relevant Independent Guarantee;
19.21.2	making any changes to any Independent Guarantee agreement.
20.	BANK ACCOUNT OBLIGATIONS
20.1	Direct debit authority
20.1.1

Pursuant to Civil Code Articles 847 and 854 and applicable regulations of the Russian Federation Central Bank, the Borrower hereby gives its irrevocable and unconditional consent to the direct debiting of funds from any of the bank accounts it may hold with the Original Lender, on terms of direct debit authorization, for purposes of performance of the Borrower's obligations under the Finance Documents. The appropriate consent shall constitute the Borrower's prior acceptance and is granted by the Borrower up to the monetary amounts that may be payable by the Borrower under the Finance Documents, allowing partial performance should there be insufficient funds on the Borrower's account.

20.1.2

The Facility Administrator may, without the Borrower's instruction, send a direct debit request based on collection orders, bank orders, payment requests or other documents for funds to be debited from the Borrower's bank accounts opened with the Original Lender in order to perform the Borrower's payment obligations toward the Finance Parties under any Finance Documents that have become due for payment but remain unpaid, while the Original Lender may perform the instructions of the Facility Administrator.

20.1.3

Should there be no funds or insufficient funds in the obligation currency on the Borrower's bank accounts held with the Original Lender, the Borrower hereby instructs the Original Lender to convert funds on the Borrower's bank accounts in a different currency and transfer the funds obtained by such conversion to the Facility Administrator for them to be applied to performance of the Borrower's obligations under the Finance Documents according to the provisions of this Agreement. The Parties agree that the relevant funds conversion will be made by the Original Lender using the Original Lender's internal exchange rate that is applicable as of the date of the relevant operation.

20.1.4

Without prejudice to the limitations prescribed by this Clause 20.1, the Borrower shall, within 10 (ten) Business Days of opening any bank account with the Original Lender, sign an addendum to the relevant bank account agreement granting its consent for the Facility Administrator, without the Borrower's instruction, to direct debit funds for purposes of performance of the Borrower's obligations under the Finance Documents based on collection orders, bank orders, payment requests or other documents, allowing partial performance should there be insufficient funds on the Borrower's account.

20.2	Amounts debited

All funds obtained by the Facility Administrator through the exercise of its right to debit funds under Clause 20.1 (Direct debit authority) shall be applied to performance of the Borrower's obligations toward the Finance Parties under the Finance Documents according to the provisions of this Agreement.

21.	EVENTS OF DEFAULT

Each of the cases, events, or circumstances set out in this Clause 21 (save for Clause 21.18 (Acceleration)) is an Event of Default.

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to Finance Documents at the place at and in the currency in which it is expressed to be payable unless:

21.1.1	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and provided that
21.1.2	payment is made within 3 (three) Business Days from the date of payment.
21.2	Violation of financial covenants

An Obligor does not comply with any covenant under:

21.2.1	Clause 18.3 (Leverage);
21.2.2	Clause 18.4 (Interest cover);
21.2.3	Clause 18.5 (Guarantors' Cover Ratio);
21.2.4	Clause 18.6 (Revenue in accordance with RAS);
21.2.5	Clause 18.7 (Cash receipts); or
21.2.6	Clause 18.8 (Net assets

The Borrower shall ensure that:

21.2.7

as of the end of the second financial quarter of each financial year, and as of the end of each financial year, the net assets of each Obligor registered in the Russian Federation determined on the basis of the financial statements provided under Clause 17.1.1(D),

21.2.8	).
21.3	Other obligations
21.3.1	An Obligor or Pledgor does not comply with any provisions of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and in Clause 21.2 (Violation of financial covenants)).
21.3.2	No Event of Default under Clause 21.3.1 will occur if such failure to comply can be remedied, and is remedied:
(A)	in respect of the obligations contemplated by Clauses 17.1.1(A)–(C) within 30 (thirty) days; or
(B)	in respect of any other provisions of the Finance Documents: within 10 (ten) Business Days,

of the earlier of:

(1)	the date the Facility Administrator sends notice to the Obligor regarding such failure to comply; or
(2)	the date the relevant Obligor becomes aware or should have become aware of the failure to comply.
21.4	Misrepresentation

Any representations made by any Obligor or Pledgor in or in connection with the Finance Documents turns out to be incorrect, untrue or misleading at the time it is made.

21.5	Cross-default
21.5.1	Any member of the Group does not repay any Financial Indebtedness within the prescribed period or during any grace period established in accordance with the terms of the relevant obligation.

21.5.2

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or a claim is brought against Headhunter Group under a Placement Indemnity.

21.5.3

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). An Event of Default in accordance with this Clause 21.5.3 shall not be deemed to have occurred if such non-compliance can be remedied, and is remedied within 15 (fifteen) Business Days.

21.5.4

No Event of Default will occur under this Clause 21.5 if the total amount of Financial Indebtedness or obligations under the Financial Indebtedness subject to Clauses 21.5.1 – 21.5.3 is at any time less than RUB 150,000,000 (one hundred and fifty million)

21.5.5

An Event of Default shall not be deemed to have occurred pursuant to Clause 21.5.1 above if the relevant default was committed reasonably and in good faith by a Group member acting as a buyer, in the relevant part of the purchase price under a SPA for shares or participatory interests in the company's charter capital, provided that

(A)	the buyer is entitled under the terms of such SPA to reduce the purchase price or receive cash consideration from the seller upon the occurrence of the events specified in the SPA;
(B)	the relevant SPA relates to an asset acquisition transaction financed with funds from Tranche 2; and
(C)	the late payment under the relevant SPA lasts no more than 180 days from the last day of the Utilisation Period under Tranche 2.
21.6	Loss of property

Loss of property in respect of which an Encumbrance has been created under any Pledge.

21.7	Insolvency

The occurrence of any of the following cases or events in relation to any Material Group Member:

21.7.1	any Material Group Member meets the criteria for insolvency in accordance with the Bankruptcy Law;
21.7.2	any Material Group Member meets the criteria for insufficiency of assets in accordance with the Bankruptcy Law;
21.7.3	the financial condition of any Material Group Member gives grounds for bankruptcy prevention measures to be taken in accordance with the Bankruptcy Law;
21.7.4

any Material Group Member meets the criteria or gives grounds for bankruptcy prevention measures to be taken, similar to the criteria and measures specified in Clauses 21.7.1 and 21.7.2, contemplated by any law applicable to such Material Group Member;

21.7.5	any Material Group Member begins negotiations with one or more of its creditors to revise the timeframes for repayment of any of its debts due to actual or expected financial difficulties;
21.7.6	a moratorium is imposed on the settlement of creditors’ claims in respect of any of its debts; or
21.7.7	any Material Group Member meets any other bankruptcy criteria established by the Bankruptcy Law or other law applicable to such Material Group Member.

21.8	Insolvency proceedings

The carrying out of one of the following actions in respect of any Material Group Member:

21.8.1	a bailout and other bankruptcy prevention measures;
21.8.2	the commencement of liquidation or bankruptcy proceedings or the appointment of a liquidation commission or similar body or official;
21.8.3	the filing in court by any Material Group Member of an application to declare such Material Group Member bankrupt;
21.8.4

the filing in court by any creditor of any Obligor of an application to declare such Material Group Member bankrupt or to liquidate it (or any other similar procedure), if the arbitrazh court or other competent court, within 30 (thirty) calendar days from the date of the determination to accept the application to declare the Material Group Member bankrupt, does not issue a determination on refusing to instigate supervision and dismissing the application, a determination on refusing to instigate supervision and terminating proceedings in the bankruptcy case, a determination on returning this application, a determination on terminating proceedings in the bankruptcy case, a decision on refusing to declare bankruptcy or other similar judicial act, which results in the termination of the bankruptcy proceedings or refusal to initiate such proceedings;

21.8.5	the institution of supervision (nablyudeniye), external management (vneshneye upravleniye), financial recovery (finansovoe ozdorovleniye), or bankruptcy management (konkursnoye proizvodstvo);
21.8.6	the appointment of a temporary administrator, administrator, receiver or any other person performing similar functions;
21.8.7	convening a meeting of creditors to consider a settlement agreement;
21.8.8	initiation of any other bankruptcy procedure established by the Bankruptcy Law;
21.8.9

enforcement of any Encumbrance established in respect of any assets of a Material Group Member, if the amount of assets in respect of which such Encumbrance is established exceeds RUB 100,000,000 (one hundred million);

21.8.10	carrying out any other similar procedures under the law on insolvency (bankruptcy) applicable to the relevant Material Group Member.
21.9	Compulsory seizure or restrictions on disposal of property

Freezing orders over, confiscation, other compulsory seizure of property, suspension or restriction of operations on the accounts of any member of the Group with a total value exceeding RUB 100,000,000 (one hundred million) or the equivalent of such amount at the rate of the Central Bank of the Russian Federation on the relevant date.

21.10	Unlawfulness and invalidity
21.10.1	It becomes unlawful for an Obligor or Pledgor to perform any of its obligations under the Finance Documents.
21.10.2	Any Finance Document ceases to be valid and legally binding.
21.10.3	Any Finance Document is deemed not concluded in accordance with the law applicable to such Finance Document.
21.11	Repudiation and rescission of agreements

An Obligor or Pledgor declares its intention to rescind a Finance Document or performs actions aimed at challenging or rescinding a Finance Document, or repudiates it (except for situations where this is permitted by the Finance Documents).

21.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) its core business activities.

21.13	Qualified audit opinion

Auditors of the Group issue a qualified opinion with respect to any audited financial statements.

21.14	Judicial and administrative proceedings
21.14.1	The commencement of any judicial, administrative, arbitrazh or arbitration proceedings aimed at challenging of:
(A)	the Finance Documents;
(B)	any rights of the Finance Parties based on the Finance Documents; or
(C)	transactions under the Finance Documents.
21.14.2

A court, arbitrazh court or arbitration court (including international arbitration) accepts for consideration any claim in respect of a member of the Group or its assets, for a total amount that, together with the amount of other claims brought against such member of the Group (or its assets) or against other members of the Group (or their assets) accepted for consideration by a court, arbitrazh court or arbitration court (including international arbitration), exceeds RUB 150,000,000 (one hundred and fifty million) or the equivalent of this amount in another currency at the exchange rate of the Central Bank of the Russian Federation on the date on which the claim was filed.

21.14.3

The coming into force of decisions of a court, arbitrazh court or arbitration court (including international arbitration) in respect of a member of the Group or its assets for the recovery of funds or other assets from such member of the Group for a total amount that, together with the amount of other decisions of a court, arbitrazh court or arbitration court (including international arbitration) that have come into force, which relate to such member of the Group (or its assets) or other members of the Group (or their assets) exceeds RUB 100,000,000 (one hundred million) or its equivalent in another currency at the exchange rate of the Central Bank of the Russian Federation.

21.15	Expropriation

Limiting the ability of any member of the Group to conduct its business activities as a result of:

21.15.1

deprivation or restriction of title, nationalisation, requisition, confiscation, expropriation or other forced alienation of property, the total book value of which exceeds, together with other property of such member of the Group and property of any other member of the Group that was nationalised, requisitioned, confiscated, expropriated or otherwise forcibly alienated, RUB 75,000,000 (seventy-five million); or

21.15.2

a ban or other intervention committed by a government body in respect of any member of the Group (including, inter alia, the dismissal of the sole executive body, the collegial executive body or any other management body of any member of the Group).

21.16	Intellectual Property
21.16.1	The full or partial termination, suspension, or revocation of rights to any Intellectual Property;
21.16.2	The imposing of any restrictions on the terms of use or additional requirements in relation to any Intellectual Property, except where agreements under a non-

exclusive or exclusive license in respect of Intellectual Property are entered into between members of the Group;

21.16.3	The expiration and refusal to extend the rights to any Intellectual Property largely under the same conditions; or
21.16.4	The creation of an Encumbrance in respect of any Intellectual Property,

in each case, with the exception of the disposal of any Intellectual Property owned by a Group member, in the event of disposal in favour of non-members of the Group, of all shares or participatory interests in the charter capital of such Group member (which owns the relevant Intellectual Property) owned by Group members, if such disposal is permitted by the terms of this Agreement.

21.17	Material Adverse Effect

The occurrence of Material Adverse Effect.

21.18	Acceleration

Upon the occurrence of any Event of Default and at any time after the occurrence of any Event of Default that is continuing:

21.18.1	the Facility Administrator shall send a notification to the Borrower after receiving the Consent of the Majority Lenders, in which it will:
(A)

state the Lenders’ refusal to grant funds within the Total Commitments (including the Amount Payable by the Lenders, if any, at the relevant time), whereupon the Lenders’ obligation to grant the Facility to the Borrower shall cease; and (or)

(B)

set out the Lenders’ demand against the Borrower for immediate early repayment of the Facility Outstanding or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(C)

notify the Borrower that the Lenders are aware of the Event of Default and reserve the right to demand that the Borrower immediately repay the Facility or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(D)	notify the Borrower that the Lenders reserve the right to enforce the pledged property under the Pledges, or to file claims under the Independent Guarantees.
21.18.2

The Lenders shall enforce the pledge in accordance with the relevant Pledge. The property received by the Lenders from the enforcement of the pledge under the Pledges shall be transferred into the Lenders' shared ownership in the amount corresponding to their Proportional Shares.

21.18.3

The funds received by the Lenders from the enforcement of the property pledged under the Pledges and/or its subsequent sale in accordance with Clause 21.18.2, and which remained after indemnification for the enforcement costs of the Lenders, the Facility Administrator, and the Pledge Manager and payment of other mandatory payments, shall be transferred into the Account of the Facility Administrator, and then distributed by the Facility Administrator between the Lenders according to their Proportional Shares.

For the purposes of this Clause 21.18, an Event of Default shall be considered continuing from the time such event occurs until the Borrower receives notification from the Facility Administrator that the Majority Lenders have agreed not to exercise their rights under this Clause 21.18 due to the occurrence of such event or circumstance.

22.	FACILITY SECURITY
22.1	Pledges
22.1.1	Each Lender hereby confirms that it is familiar with the content of each Pledge and approves its signature by the Pledge Manager.
22.1.2	The Parties confirm that this Agreement (in the appropriate part thereof) constitutes, inter alia, a pledge management agreement. The Parties agree that a Lender may act as the Pledge Manager.
22.2	Status of the Lenders and appointment of a Pledge Manager
22.2.1

The Parties hereby acknowledge and agree that all the Lenders, the Facility Administrator, and the Pledge Manager that is also a Lender, have shared claims toward the Borrower and, under Civil Code Article 335[1], constitute joint and several co-pledgees under the Pledges enjoying equal-seniority rights.

22.2.2

Pursuant to Civil Code Article 356, each Lender (except the Lender acting as the Pledge Manager) and the Facility Administrator hereby instruct the Pledge Manager to conclude, on behalf and in the interests of the Finance Parties, Pledges with the Pledgors (including modifications and addendums to such Pledges that have been approved by the Consent of all lenders), to sign all documents required for registration of the appropriate Pledges, encumbrances arising from the appropriate Pledges, and assignment of rights under the appropriate Pledges, and for the sending of notices to a notary public, notices of pledge creation, notices of pledge modification, and notices of deletion of information concerning a pledge (except those actions that, under applicable law or the Finance Documents, should be undertaken by the relevant Pledgor), and to exercise all the rights and perform all the duties of pledgee under such  Pledges.

22.2.3

The Parties acknowledge and agree that the Pledge Manager, by concluding the appropriate Pledges on behalf of the Lenders, and by exercising the rights and performing the duties of pledgee under the Pledges, is exercising the pledgee's rights solely in the interests of all the Lenders constituting such at any point in time, until the Borrower has performed its obligations in full under the Finance Documents in the manner prescribed herein. The assignment of rights by an Existing Lender to a New Lender (in the context of Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders)) shall not affect the rights and obligations of the Pledge Manager and the Lenders prescribed herein.

22.2.4

The Lenders hereby undertake not to independently exercise their rights and perform their duties as pledgees, including not to make claims against the Borrower and not to foreclose on the Borrower's assets and property, except if this pledge management agreement is terminated under Civil Code Article 356(5). At the same time, the Lenders and the Borrower agree to perform, at the Pledge Manager's request, all necessary actions (including participation in court hearings as co-claimants) and sign and issue to the Pledge Manager all necessary documents, including powers of attorney, that in the Pledge Manager's reasonable opinion are required by law and/or a court for the Pledge Manager to exercise the rights and perform the duties prescribed by the Finance Documents.

22.2.5

The Pledge Manager's exercise of the rights and performance of the duties of pledgee under the respective Pledges shall not prevent the Pledge Manager from performing any banking operations with the Borrower, including maintaining bank accounts, providing loans, and inviting deposits. If the Pledge Manager is also a Lender hereunder, then it shall have the same rights and obligations under the Finance Documents as any other Lender, and may exercise those rights and perform those obligations as if it were not the Pledge Manager.

22.2.6

The Pledge Manager shall bear no liability for its acts or omissions toward the Lenders (other than the Lender acting as the Pledge Manager) if it acts or fails to act in accordance with the Consent of the Majority Lenders or all the Lenders.

22.2.7

The Pledge Manager shall bear liability toward the Parties (other than the Lender acting as the Pledge Manager) solely for direct, judicially proven losses caused by the Pledge Manager willfully or through gross negligence.

22.2.8

The Lenders (other than the Lender acting as Pledge Manager) and the Pledge Manager hereby confirm that the Pledge Manager shall perform its functions without being granted power of attorney and independently of the grant of such power of attorney.

22.3	Pledge Manager's rights and obligations
22.3.1

The Pledge Manager shall, on behalf and in the interests of the Lenders, conclude as pledgee the relevant Pledges, including any modifications and supplements thereto, prescribed herein or approved by the Consent of the Majority Lenders, with the Borrower and third parties, and shall exercise all the rights and perform all the duties of pledgee under such Pledges according to the terms hereof. In particular, the Pledge Manager shall take the steps required to effect registration of the relevant Pledges and encumbrances arising out of the relevant Pledges, and the sending of notices to a notary public, notices of pledge creation, notices of pledge modification, and notices of deletion of information concerning a pledge (except those actions that, under applicable law or the Finance Documents, should be undertaken by the Borrower or relevant Pledgor) within the time periods specified herein.

22.3.2

Immediately following the acquisition by any Lender other than the Original Lender of rights or obligations under the Finance Documents as described in Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders), the Pledge Manager shall take the steps required to effect registration of the pledge management agreement contained herein, and/or send notice to a notary public that that the pledge management agreement contained herein has been signed, and shall take other action required to register the Lenders as joint and several copledgees under the Pledges.

22.3.3

The Pledge Manager may at its discretion exercise any pledgee rights prescribed by the relevant Pledges other than the right to foreclose on the property pledged thereby, which may be exercised solely on the basis of Consent by the Majority Lenders that specifies the judicial or non-judicial foreclosure procedure and defines how the pledged property will be sold.

22.3.4

The Pledge Manager shall foreclose on pledged property in the manner prescribed by the relevant Pledge. Property obtained by the Pledge Manager in the Lenders' interest through foreclosure on the pledged property under the Pledges, plus any insurance indemnities paid out on property pledged under the Pledges, shall become owned in common by the Lenders according to the Proportional Share of each Lender.

22.3.5

The funds obtained by the Pledge Manager through foreclosure on property pledged under the Pledges, insurance indemnity payments with respect to the property pledged under the Pledges, and/or its subsequent sale as described in Clauses 22.3.3 and 22.3.4, and which are left over after reimbursement of the Pledge Manager's foreclosure costs and payment of other mandatory payments, shall be credited to the Pledge Manager's Bank Account and then distributed by the Pledge Manager among the Finance Parties in proportion to their pledge-secured claims, and among the Lenders according to the Proportional Share of each Lender.

22.4	Replacement of Pledge Manager
22.4.1

The Lenders may, and, if the Pledge Manager meets the bankruptcy criteria, or if a bankruptcy petition has been filed in court against the Pledge Manager, or if an application has been filed for liquidation of the Pledge Manager, or if the Pledge Manager's banking license has been revoked, the Lenders shall, with the Majority Lenders' Consent, terminate the Pledge Manager's authority as of the date stated in the Majority Lenders' Consent and select a candidate from among the Lenders to become the new Pledge Manager (the "New Pledge Manager"). Each Lender and the Borrower hereby consent to replacement of the Pledge Manager by a New Pledge Manager according to the provisions of this Clause 22.4.

22.4.2

The Pledge Manager may unilaterally renounce its authority as pledge manager provided it notifies each Lender and the Facility Administrator at least 30 (thirty) days prior to the proposed date of termination of the Pledge Manager's authority. By Consent of the Majority Lenders, the Lenders shall select a candidate to become the New Pledge Manager no later than the proposed date of termination of the Pledge Manager's authority.

22.4.3

The Lenders shall ensure that the New Pledge Manager takes up the pledge manager duties referred to in Clause 22.3 (Pledge Manager's rights and obligations) starting on the date the Pledge Manager's authority terminates. The Pledge Manager shall at its own expense sign and hand over the documents it possesses that the New Pledge Manager may reasonably require in order to act as Pledge Manager under the Pledges.

22.4.4

The Parties agree that the New Pledge Manager shall become a party to this Agreement as pledge manager starting on the date of its appointment by the Lenders with the Consent of the Majority Lenders, unless such Consent prescribes another date. If necessary, the Facility Administrator may require the Parties to conclude an amendment hereto and, where prescribed by applicable law, of an amendment to the Pledges. On the occurrence of the relevant date, all mention of "Pledge Manager" herein shall refer to the New Pledge Manager. For the avoidance of doubt, the appointment of a New Pledge Manager hereunder shall not constitute termination of the pledge management agreement in the context of Clause 22.2.4.

22.4.5

As of the date the New Pledge Manager is appointed, it shall open a new nominal account in favour of the Finance Parties as beneficiaries of such account, and shall notify the Borrower and the Finance Parties that the Pledge Manager Account has changed.

22.4.6

The Parties agree that the provisions herein concerning the Pledge Manager's rights and obligations may be modified by an addendum entered into by the Borrower, the Facility Administrator, the Pledge Manager, and the Lenders (other than the Lender acting as the Pledge Manager). Before such addendum is signed, its content shall be approved by the Majority Lenders' Consent, which may empower a single Lender to sign such addendum with the Pledge Manager on behalf and in the interests of all the Lenders (other than the Lender acting as the Pledge Manager). The Lenders shall provide the documents and powers of attorney required for a single Lender to sign such addendum on behalf of all the Lenders (other than the Lender acting as the Pledge Manager).

23.	CHANGES TO THE PARTIES
23.1	Assignment by the Borrower

The Borrower does not have the rights to assign its rights or transfer obligations under the Finance Documents without the prior consent of all Lenders.

23.2	Assignment of Rights and Transfer of Obligations by the Lenders
23.2.1

A Lender ("Existing Lender") is entitled at any time to fully or partially assign its rights and (or) transfer the obligations under the Finance Documents to the following persons without the consent of the Borrower and other Lenders:

(A)	another Lender;
(B)	its Affiliate;
(C)	the Central Bank of the Russian Federation, and also in the subsequent assignment by the central bank or other similar body of its rights and (or) the transfer of obligations to any person;
(D)	a Russian bank or a Russian credit or financial organisation included in the list of banks contained in Schedule 9 (List of Russian banks); or
(E)	any reputable foreign credit or financial organisation,

in any case, with the exception of any person in respect of which the Borrower has submitted a confirmation acceptable to the Facility Administrator (with reference to the applicable legislative acts) confirming that such person is subject to sanctions restricting the Pledgors or their Affiliates from entering into or maintaining relations with such person ("Sanctioned Person").

23.2.2

Where there is no Default, an Existing Lender has the right at any time to fully or partially assign its rights and (or) to transfer the obligations under the Finance Documents to other persons not mentioned in Clause 23.2.1, provided that such person is not a Sanctioned Person, and subject to receipt of the prior written consent of the Borrower, while the Borrower cannot unreasonably and without grounds refuse to provide or delay provision of such consent.

23.2.3

For the purposes of this Clause 23.2, "New Lender" means a person to which an Existing Lender fully or partially assigns its rights and (or) transfers obligations under the Finance Documents referred to in sub-paragraphs (A) – (E) of Clause 23.2.1 or in Clause 23.2.2.

23.2.4	If:
(A)	any Default has occurred and is continuing for 10 Business Days; or
(B)	any Event of Default has occurred and is continuing,

the Borrower's consent to the assignment of rights and (or) the transfer of obligations of an Existing Lender is not required, except in cases where the prospective New Lender is a Sanctioned Person. For the purposes of Article 388 of the Civil Code, each Obligor hereby confirms that for the purposes of this Clause 23.2 the identity of the Lenders is not material to it.

23.2.5

In the event of the assignment by an Existing Lender of its rights and the transfer of its obligations to a New Lender in accordance with this Agreement, the Borrower hereby gives its prior consent to the simultaneous transfer to the New Lender of the relevant obligations of the Existing Lender (transfer of debt), if any.

23.3	Procedure for assignment of rights and transfer of obligations
23.3.1

The assignment of rights and (or) the transfer of debt shall be carried out by a Lender Rights Assignment Agreement between the Existing Lender, the New Lender and the Facility Administrator, and shall come into effect on the date of signature of the Lender Rights Assignment Agreement, unless otherwise expressly contemplated by the Lender Rights Assignment Agreement.

23.3.2

No later than 5 (five) Business Days before the date of the proposed signing of the Lender Rights Assignment Agreement, the Existing Lender must notify the Facility Administrator in writing of the proposed assignment of rights and/or transfer of the debt indicating the name of the New Lender. No later than the next Business Day after receiving the above notification from the Existing Lender, the Facility Administrator shall send a copy of this notification to the Borrower.

23.3.3

If within 10 (ten) Business Days after receiving the notification specified in Clause 23.3.2 the Borrower has not provided the Facility Administrator with confirmation (containing a reference to the relevant legislative acts) confirming that this New Lender is a Sanctioned Person, on the date of signature of the Lender Rights Assignment Agreement:

(A)	the Existing Lender shall assign to the New Lender the rights of the Existing Lender in the amount in accordance with the Lender Rights Assignment Agreement;
(B)	the New Lender shall assume the obligations of the Existing Lender transferred to it in the amount in accordance with the Lender Rights Assignment Agreement;
(C)	the Existing Lender shall be released from its obligations to the extent that these obligations have been assumed by the New Lender; and
(D)	the New Lender shall become the Lender under this Agreement and will be bound by the terms of this Agreement as the Lender.
23.3.4	From the date of signature of any Lender Rights Assignment Agreement, reference in this Agreement to the Lender includes any New Lender.
23.3.5

On the date of signature of a Lender Rights Assignment Agreement, the New Lender shall pay the Facility Administrator a fee of RUB 10,000 (ten thousand), as well as VAT, included as a separate line, and calculated based on the current tax rate under the law of the Russian Federation on taxes and levies, for the services of the Facility Administrator under this Agreement.

23.3.6

The Facility Administrator shall notify the Obligors in writing immediately after signature of a Lender Rights Assignment Agreement about the assignment of rights and (or) transfer of obligations under this Agreement, and shall send a copy of the signed Lender Rights Assignment Agreement to each Obligor.

23.4	Interest payment on assignment
23.4.1

Interest on the Facility Outstanding, default interest and fees in respect of the Proportional Share of the Existing Lender accrued prior to the date of signature of the Lender Rights Assignment Agreement (including the date of signature) and received from the Borrower ("Accrued Amounts"), as well as other payments specified in the Lender Rights Assignment Agreement, shall be paid by the Facility Administrator to the Existing Lender on the closest Interest Payment Date after the date of signature of the Lender Rights Assignment Agreement;

23.4.2	The rights assigned by the Existing Lender to the New Lender will not include the right to claim Accrued Amounts; and
23.4.3

The New Lender will receive the amount of interest accrued on the Facility Outstanding in respect of the Proportional Share of the New Lender for that part of the Interest Period that comes after signature of the Lender Rights Assignment Agreement (excluding the date of signature) and ends on the end date of the relevant Interest Period.

23.5	Limitation of liability of Existing Lenders
23.5.1	None of the Existing Lenders shall make any representations or assume any obligations to a New Lender for:
(A)	the financial position of an Obligor or Pledgor;
(B)	the compliance or fulfilment by any Obligor of its obligations under the Finance Documents or any other documents; or

(C)	the correctness of the information contained in any Finance Document.
23.5.2

Each New Lender confirms to the Existing Lender, other Finance Parties and each Obligor that it has studied all the Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign the Lender Rights Assignment Agreement.

23.6	Security over Lenders' rights

Each Lender may, without the consent of the Obligor or another Finance Party, pledge or create another Encumbrance in favour of any person that is not a Sanctioned Person for all or part of its rights under any Finance Document in order to secure the obligations of such Lender, provided that such Lender continues to fulfil its obligations under the Agreement.

23.7	Restriction on assignment of rights and transfer of obligations to a Sanctioned Person

The assignment of any rights, the transfer of any obligations, the pledging or creation of any Encumbrance in favour of a Sanctioned Person is invalid.

24.	FINANCE PARTIES
24.1	Lenders’ decision making
24.1.1

The Lenders hereby agree that in the cases expressly contemplated by this Agreement or other Finance Documents, the Lenders may exercise their rights under this Agreement or perform any actions solely with the consent of the Majority Lenders or all Lenders ("Consent").

24.1.2

The Lenders shall take a decision on granting Consent by holding a vote, the procedure for which is established by this Clause 24.1. In this case, the provisions of Chapter 9[1] (Decisions of Meetings) of the Civil Code shall not apply.

24.1.3	In all cases, when the Lenders vote for the purpose of the Finance Documents the vote of each Lender is equal to its Proportional Share.
24.1.4

The Facility Administrator, either on its own initiative or at the request of any of the Lenders or the Borrower, shall inform all the Lenders (except the Lender that is the Facility Administrator) about the issue put to a vote ("Issue put to a Vote") by sending a notice containing a description of the Issue put to a Vote, and other information deemed necessary by the Facility Administrator ("Notice of Voting"). The Notice of Voting must indicate the deadline by which the Lenders have to send notices containing the voting results of each of the Lenders regarding the Issues put to a Vote ("Lender Decision Notice"). This deadline may not be less than 5 (five) Business Days, except when the circumstances of the Issues put to a Vote are such that the voting of Lenders needs to take place sooner.

24.1.5

The Lender Decision Notice must be signed by an authorised person of the relevant Lender and contain the Lender’s unequivocal answer as to whether such Lender votes for or against the granting of Consent on each of the relevant Issues put to a Vote. The Facility Administrator is not obliged to verify the authority of the person who signed the Lender Decision Notice, and has the right to presume that such person was authorised unless the relevant Lender notified the Facility Administrator prior to the date on which the relevant Lender Decision Notice was sent that such person is not an authorised representative of the relevant Lender.

24.1.6

If any Lender (other than the Lender that is the Facility Administrator) did not send the relevant Lender Decision Notice within the deadline specified in the Notice of Voting, the Facility Administrator shall consider that such Lender voted against the granting of Consent on the relevant Issues put to a Vote.

24.1.7

After the deadline for sending the Lender Decision Notice established by the relevant Notice of Voting, the Facility Administrator shall determine the number of votes of the Lenders in favour of granting Consent on each of the relevant Issues put to a Vote within 5 (five) Business Days, and shall send a notice to the Lenders and the Borrower containing the voting results on each of the Issues put to a Vote ("Voting Results Notice").

24.1.8

If, in accordance with the provisions of the Finance Documents, the Consent on an Issue put to a Vote requires the votes of the Majority Lenders (but not all Lenders), the Facility Administrator shall (regardless of the expiration of the deadline established in the relevant Notice of Voting) send a Voting Results Notice within 5 (five) Business Days after receipt of the Lender Decision Notices, from which it follows that the Majority Lenders voted in favour of granting such Consent or, that Lenders, the votes of which are sufficient to prevent the Majority Lenders from granting such Consent, voted against granting such Consent.

24.1.9

If the Lenders whose votes are sufficient to provide such Consent in accordance with the Finance Documents, voted in favour of granting the Consent, such Consent shall be deemed to have come into effect at the time when the Facility Administrator sends the Voting Results Notice, unless a later date is specified in the corresponding Voting Results Notice.

24.1.10	The Notices of Voting, Lender Decision Notices and Voting Results Notices shall be sent by email and/or by fax to the email addresses or fax numbers indicated in Clause 26.2 (Addresses).
24.1.11	Unless otherwise expressly stipulated by a Finance Document, any Consent granted in the manner contemplated by this Clause 24.1 shall be binding on all the Finance Parties.
24.1.12

For the avoidance of doubt, the Lenders hereby authorise the Facility Administrator, and the Facility Administrator agrees, to act with the prior consent of the Majority Lenders or all Lenders on the basis of the relevant Consent of the Majority Lenders or all Lenders in cases where such Consent is expressly stipulated by this Agreement.

24.1.13

The Facility Administrator has the right to refrain from acting on the basis of instructions of the Majority Lenders (or, where applicable, all Lenders) until it received indemnity against any costs, losses or liabilities (together with any accompanying VAT), which it may incur in complying with these instructions.

24.1.14

In the absence of instructions from the Majority Lenders (or, where applicable, all Lenders), the Facility Administrator has the right to take actions (or refrain from taking actions) that it views as being in the Lenders’ interests.

24.1.15	The Facility Administrator shall only be liable to the Parties for direct losses proven in court, caused by the Facility Administrator intentionally or as a result of gross negligence.
24.2	Appointment of the Facility Administrator
24.2.1

The Parties agree that a Lender may perform the functions of a Facility Administrator. Each Finance Party (with the exception of the Lender that performs the functions of the Facility Administrator) hereby appoints the Facility Administrator as its agent and instructs it to perform the actions contemplated by the Finance Documents on behalf of and at the expense of that Finance Party.

24.2.2

For the avoidance of doubt, the Parties confirm that the Lender acting as the Facility Administrator has the same rights and obligations under the Finance Documents as any other Lender, and has the right to exercise these rights, including the right to vote when Consents are provided, and to fulfil the obligations as if it were not a Facility Administrator.

24.2.3

The performance by the Facility Administrator of its obligations under the Agreement does not prevent the Facility Administrator from executing any banking operations with any member of the Group, including maintaining bank accounts, granting loans and attracting deposits.

24.2.4

If the indemnification received from the Obligors does not cover the amount of expenses or losses incurred by the Facility Administrator as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, the Facility Administrator has the right to file a claim against the Lenders (except for the Lender acting as the Facility Administrator) and each Lender (except for the Lender acting as the Facility Administrator) shall, within 10 (ten) Business Days from date on which the Facility Administrator's claim was filed, indemnify it in the amount corresponding to the Lender’s Proportional Share, for any documented expenses or losses incurred by the Facility Administrator (except in the event of the Facility Administrator's gross negligence or wilful misconduct) as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, to the extent not covered by the amount of indemnification received from any Obligor.

24.2.5	The Facility Administrator shall not be liable to the Lenders for its actions (or omissions), if it acts (or does not act) in accordance with the Consent of the Majority Lenders or all Lenders.
24.2.6	The Facility Administrator shall only be liable to the Lenders for losses caused by the Facility Administrator intentionally or as a result of gross negligence.
24.2.7

When the terms of the Agreement do not require the Consent of the Majority Lenders or all Lenders, the Facility Administrator shall act (or refrain from acting) at its own discretion in the best interests of the Lenders.

24.3	Duties of the Facility Administrator
24.3.1

Subject to Clause 24.3.2, each Finance Party (with the exception of the Facility Administrator) instructs the Facility Administrator, while the Facility Administrator agrees, to perform the following actions:

(A)	keep records of the Cash provided to the Borrower by each of the Lenders in accordance with this Agreement;
(B)

receive any payments due to the Finance Parties from the Obligors under this Agreement into the Facility Administrator's Account, and transfer the amounts received from the Obligors to the relevant Finance Party in accordance with the terms of this Agreement;

(C)

receive any Facility amounts from the Lenders into the Facility Administrator's Account, and transfer the Facility amounts received from the Lenders to the Borrower in accordance with the terms of this Agreement;

(D)	notify the Borrower and Lenders about the interest rate for each Interest Period;
(E)

sign, on behalf of all the Finance Parties, amendments to this Agreement, as well as any consents, confirmations, waivers and other documents contemplated by this Agreement, on the terms agreed in the Consent of the Majority Lenders or all Lenders, depending on the nature of the changes, consents, confirmations, waivers or other documents;

(F)	inform the Lenders of the Borrower's fulfilment (or non-fulfilment) of the conditions precedent for submitting a Utilisation Request under this Agreement;
(G)

provide the Parties and (or) other persons contemplated under this Agreement with documents and information received from the Borrower and third parties (including, inter alia, sending to the relevant Party an original or a copy of any document received by the Facility Administrator from any other Party to be forwarded to this Party), however the Facility Administrator is not obliged to examine or verify the correctness, accuracy or completeness of such documents and information;

(H)

notify the Finance Parties of the receipt of a communication from any Party containing a description of an event or circumstance and a statement to the effect that such an event or circumstance constitutes Default;

(I)	inform the Lenders that the Facility Administrator has received the Borrower's request for a waiver under this Agreement;
(J)	arrange the granting of Consents by the Majority Lenders or all Lenders at its own initiative or at the request of the Majority Lenders;
(K)

keep a register of all Parties (with the addresses, contact details of all Lenders at any time and the Proportional Share of each Lender) and provide a copy of this register for information purposes upon the request of any Party;

(L)

notify the Lenders if an Obligor has failed to pay any amount of the Facility Outstanding, interest, fees or other amounts payable to any Finance Party (other than the Facility Administrator) under the Finance Documents;

(M)

in the event of the Facility Administrator's resignation, transfer to the New Facility Administrator (defined in Clause 24.4.4) all documents received by the Facility Administrator from the Parties, or created by the Facility Administrator in the process of fulfilling its duties; and

(N)

perform all other actions (or refrain from actions) which are contemplated by this Agreement and other Finance Documents or are required for the Lenders to exercise their rights under this Agreement or other Finance Documents after having obtained the relevant Consent of the Majority Lenders or all Lenders, depending on the circumstances.

24.3.2

The Facility Administrator has the right not to exercise any rights and authority granted in accordance with Clause 24.3.1 if the Consent of the Majority Lenders or all Lenders is required to exercise such rights and authority in accordance with the terms of this Agreement, and the Facility Administrator had not received such Consent of the Majority Lenders or all Lenders in the manner prescribed by this Agreement.

24.4	Resignation of the Facility Administrator
24.4.1

The Facility Administrator has the right, after having notified the other Finance Parties and the Obligors not less than fifteen (15) days in advance, to refuse to discharge the duties of the Facility Administrator, subject to the provisions of paragraph 7 of Article 8 of the Syndicated Loan Law. In this case, the Majority Lenders (after consultation with the Borrower) are entitled to appoint the Facility Administrator’s successor no later than the proposed date on which the Facility Administrator shall resign.

24.4.2

The resigning Facility Administrator shall, at its own expense, provide the Facility Administrator's successor with the documents available to the Facility Administrator, as well as provide the assistance that the Facility Administrator's successor may reasonably require in order to act as the Facility Administrator under the Finance Documents.

24.4.3

In the event that the Facility Administrator’s banking license is revoked (1) the authority of the Facility Administrator shall automatically terminate from the date of the banking license's revocation, and (2) the Facility Administrator or any Lender that has received information about the revocation of the Facility Administrator's banking license, shall notify the other Parties ("License Revocation Notice”) during the Business Day following the day when the Facility Administrator or relevant Lender received information about the revocation of the Facility Administrator’s banking license.

24.4.4	In the event of the resignation of the Facility Administrator or the termination of its powers at the initiative of the Lenders, the Lenders, with the Consent of the Majority

Lenders, shall appoint a new Facility Administrator from among the Lenders (the "New Facility Administrator"), and each Finance Party and the Borrower hereby confirm their consent to such possible appointment. At the request of the Facility Administrator, the Borrower shall provide the written consent of each other Obligor to such possible appointment of the New Facility Administrator. In the Consent, the Lenders shall determine the date of termination of the authority of the Facility Administrator, and the procedure whereby the New Facility Administrator shall send a notice of the termination of the authority of the Facility Administrator to the other Parties ("Notice of Termination of Authority"). Moreover, in the event of the resignation of the Facility Administrator, its authority will automatically terminate 15 (fifteen) days after the Facility Administrator has sent the notice in accordance with Clause 24.4.1, unless an earlier date is stipulated by the Consent of the Lenders or the Facility Administrator does not agree to a later date of termination of its authority.

24.4.5

The Parties agree that the New Facility Administrator will become a party to this Agreement as the Facility Administrator after the adoption of the Consent of the Majority Lenders on the appointment of a New Facility Administrator, from the date of signature of an agreement on making the relevant changes to this Agreement, unless another date is specified in this agreement (the "Date of Accession of the New Facility Administrator"). Thereafter, any reference to the Facility Administrator in this Agreement will refer to the New Facility Administrator.

24.4.6

From the Date of Accession of the New Facility Administrator, the New Facility Administrator must ensure that a new account is opened and notify the Borrower and the Finance Parties that the Facility Administrator's Account has been substituted within 5 (five) Business Days from the Date of Accession of the New Facility Administrator.

24.4.7

From the date of termination of the authority of the Facility Administrator to the Date of Accession of the New Facility Administrator, the Parties hereby agree that the Lender with the largest Proportional Share or, in the absence of such, the Lender appointed by the Consent of the Majority Lenders, shall act as temporary Facility Administrator under the Agreement ("Temporary Facility Administrator").

24.4.8

The Parties agree that from the date of receipt by the Borrower of the Notice of Termination of Authority or of the License Revocation Notice to the Date of Accession of the New Facility Administrator, the Borrower shall procure that it and also the other Obligors make all payments provided for in this Agreement to the account of the Temporary Facility Administrator, whose details must be provided by the Temporary Facility Administrator to the Borrower on the first day on which it exercises the authority of facility administrator under this Agreement.

24.4.9

If the Facility Administrator, whose authority has been terminated for any reason, receives any payments from the Parties, it undertakes, subject to the requirements of the applicable law, to transfer such payments to the Temporary Facility Administrator on the same Business Day, so that the relevant amounts can then be transferred to the Party to which they are owed.

24.5	Arranger

The Arranger does not bear any obligations in relation to other Parties, unless this is expressly stipulated in the Finance Documents.

25.	PAYMENT MECHANISM
25.1	General Provisions

The Borrower shall procure that it, as well as each other Obligor, make payments in accordance with the provisions of this Clause 25.

25.2	Payments to the Facility Administrator

Unless otherwise expressly stipulated in this Agreement, on each date on which an Obligor or Finance Party must make a payment to a Party under the terms of a Finance Document, such Obligor or Finance Party must transfer the relevant amount into the Facility Administrator's Account (unless the context of a Finance Document otherwise requires) with valuation on the date of the payment due date. All payments to be made by an Obligor under a Finance Document must be transferred into the Facility Administrator's Account no later than 17:00. Payments of an Obligor that are received into the Facility Administrator’s Account later than the specified time shall be considered received on the following Business Day.

25.3	Distribution of funds by the Facility Administrator
25.3.1

The funds received by the Facility Administrator from an Obligor in fulfilment of its obligations to the Lenders under a Finance Document, as well as those received from the Facility Administrator as a result of enforcement under Security Agreements, shall be distributed among the Lenders according to each Lender's Proportional Share.

25.3.2

Each amount of funds transferred into the Facility Administrator's Account for another Party shall be transferred by the Facility Administrator no later than 11:00 of the next Business Day to the Party for which this amount of funds was intended, into an account whose details shall be provided to the Facility Administrator by the relevant Party at least 5 (five) Business Days before the payment date. The Facility Administrator shall transfer this amount to the relevant Party after it has determined that it has received the required amount in full.

25.4	Partial payments

If the Facility Administrator receives an amount that is not sufficient to fully repay all amounts payable by an Obligor under the terms of the Finance Documents at the relevant time, the Facility Administrator shall use that amount to repay that Obligor’s obligations under the Finance Documents in the following order of priority, unless otherwise provided by law:

25.4.1	firstly, to indemnify the Finance Parties for the expenses incurred in connection with the enforcement of their claims against the Obligor;
25.4.2	secondly, for the payment of accrued interest on the Facility Outstanding;
25.4.3	thirdly, to repay the Facility Outstanding owed on the relevant date;
25.4.4	fourthly, for the payment of fees due to the Finance Parties;
25.4.5	fifthly, for the payment of accrued default interest; and
25.4.6	sixthly, for the payment of any other amounts due from the Obligor under the terms of the Finance Documents.
25.5	Payments not through the Facility Administrator

The Obligor's transfer of any funds towards payments due to a Finance Party under Finance Documents, without going through the Facility Administrator's Account, does not constitute proper fulfilment by the Obligor of its obligations under Finance Documents. If the Lender receives any payment owed to it under a Finance Document directly from the Obligor (and not from the Facility Administrator), such Lender shall transfer the amount received from the Obligor into the Facility Administrator’s Account on the same Business Day for distribution among all Finance Parties according to their Proportional Share in the manner prescribed by Clause 25.4 (Partial payments). Thereafter, the Obligor will be deemed to have fulfilled its payment obligations under a Finance Document only to the extent of the amount received by all Finance Parties from the Facility Administrator in accordance with the provisions of this Clause 25.5.

25.6	No set-off by Obligors

The Borrower shall make (and shall procure that other Obligors make) any payments under the Finance Documents without offsetting any uniform counter-claims that the relevant Obligor may have against any Finance Party.

25.7	Payment currency

The Obligors shall make all payments under Finance Documents in Roubles, except for the indemnification of the Finance Parties for expenses incurred in connection with Finance Documents, which shall be paid by the Obligors in the same currency in which they were incurred, provided that this is not inconsistent with the currency legislation of the Russian Federation ("Agreement Currency"). The monetary obligations of the Obligors shall be deemed fulfilled only if the relevant amounts have been received by the Facility Administrator in the Agreement Currency. If any amounts under a Finance Document are received towards the Obligors’ obligations in a currency other than the Agreement Currency, and the Facility Administrator converts the amount received into the Agreement Currency, the Borrower shall indemnify (and procure that other Obligors indemnify) the Facility Administrator for its expenses related to converting the amount received into the Agreement Currency (at the internal rate of the Facility Administrator), and also indemnify the difference between the amount due from the Obligors in the Agreement Currency, and the amount received by the Facility Administrator as a result of the conversion of the funds received from the Borrower into the Agreement Currency.

25.8	Payment due date
25.8.1	If payment under a Finance Document falls due on a non-Business Day, the next Business Day shall be considered the payment deadline.
25.8.2

If any Finance Document does not stipulate the due date of any payment, such payment must be made by the Obligor within 5 (five) Business Days after receipt of the demand of the relevant Finance Party from the Facility Administrator.

26.	NOTICES
26.1	Communications in writing

Any communications sent by Parties to the Finance Documents must be made in writing and may be sent by courier, mail with notification of delivery, fax or other means whereby it can be reliably established that the communication is from a Party to the Finance Documents. For the purposes of this Agreement, a communication transmitted using electronic means of communication shall be considered a written communication.

26.2	Addresses
26.2.1

Save for the exceptions set out below, the contact details of each Party for all communications in connection with this Agreement are the details that such Party has provided to the Facility Administrator for this purpose.

26.2.2	Contact details of the Borrower:

Headhunter Limited Liability Company

Address:	9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Fax number:	+7 495 974 64 27
Email:	moiseev@hh.ru
FAO:	Grigory Moiseev

26.2.3	Contact details of Facility Administrator:

VTB Bank (Public Joint-Stock Company)

Location:	29 Ul. Bolshaya Morskaya, Saint Petersburg, Russian Federation, 190000
Postal address:	Building 1, 43 Ul. Vorontsovskaya, Moscow, 109147
Telex:	412362 BFTR RU
Phone:	+7 495 739-77-39
Telefax:	+7 495 775-54-54
Email:	loanadmin@msk.vtb.ru, TM21@msk.vtb.ru
FAO:	The Credit Administration

26.2.4	Each Lender shall provide its contact details to the Facility Administrator, which will in turn provide them to any other Party as and when requested.
26.2.5

Any Party has the right to change its contact details by giving the Facility Administrator at least 5 (five) Business Days’ prior notice. The Facility Administrator will notify all other Parties of the amended contact details.

26.2.6

If a Party indicates a specific office or official as the recipient of a communication, the communication will not be deemed to have been delivered unless such department or official is indicated as the recipient.

26.3	Delivery of notices
26.3.1	Any communication or document sent by one Party to another Party in connection with the Finance Documents shall be deemed to have been received:
(A)	when sent by fax or in any other way whereby it can be reliably established that the communication is from a Party to the Finance Documents: upon receipt in a legible form; or
(B)	when sent by courier: upon delivery to the appropriate address; or
(C)

when sent by mail: upon delivery to the appropriate address or 5 (five) Business Days after being deposited in the post postage prepaid with notification of delivery, depending on which occurs earlier.

26.3.2	All notifications sent by the Obligor or to the Obligor shall be transmitted through the Facility Administrator.
26.4	Language

Any notification or communication sent by a Party in connection with any Finance Document must be in Russian. For the avoidance of doubt, the text in Russian may be accompanied by a translation into another language, however the text in Russian shall prevail.

26.5	Replies to requests from the Borrower

If the Borrower sends a request for consent in accordance with the terms of this Agreement to the Facility Administrator, such request is considered rejected if the Facility Administrator has not sent a positive reply to the Borrower within 10 (ten) Business Days from the date of receipt of the request.

27.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, this shall not affect the legality, validity or enforceability of any other provisions of this Agreement.

28.	AMENDMENT OF AGREEMENT
28.1.1

Any provision of this Agreement may be modified by a written agreement signed by the Borrower and the Facility Administrator, acting in accordance with the Consent of the Majority Lenders, except for the cases listed in Clause 28.1.2.

28.1.2	The provisions of the Agreement relating to:
(A)	the definition of "Majority Lenders" in Clause 1.1 (Terms);
(B)	an extension to the date of payment of any amount under the Finance Documents;
(C)	a reduction in the Margin or any other amount due from any Obligor;
(D)	an increase the amount of any Available Commitment or the Total Commitments or an extension of the Utilisation Period or a change of the Final Repayment Date;
(E)	any provision of the Agreement which expressly requires the consent of all the Lenders;
(F)	the provisions of Clause 23 (Changes to the Parties) and this Clause 28 (Amendment of Agreement);
(G)	the provisions of Clause 21 (Events of Default); or
(H)	changes in the Agreement Currency, as defined in Clause 25.7 (Payment currency),

as well as any provisions of the Security Documents, may not be modified without obtaining the Consent of all Lenders.

28.1.3	A material change of the circumstances described in Article 451 of the Civil Code cannot serve as grounds for amending or terminating this Agreement.
29.	CONFIDENTIALITY
29.1	Confidential information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information).

29.2	Disclosure of Confidential Information

Confidential Information that constitutes bank secrecy in accordance with the law is not subject to disclosure. The Finance Party has the right to disclose Confidential Information that does not constitutes bank secrecy:

29.2.1

to its Affiliates, professional consultants and auditors, if the person to whom such Confidential Information is being provided is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

29.2.2	to any persons:
(A)

to which the Finance Party transfers (or intends to transfer) any of its rights and (or) obligations under the Finance Documents or which may become a new Facility Administrator, and also, in each case, to the professional consultants of such persons, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(B)

with which the Finance Party concludes a sub-participation agreement in relation to the Facility or another transaction, payments under which can be made with reference to any Finance Documents and/or Obligors and their professional consultants, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(C)

specified in the request of a prosecutor's office, court, investigating body, an administrative, banking or currency supervision body (including the Central Bank of the Russian Federation), tax body or other state body acting within their remits as established by law;

(D)	which is a Party; or
(E)	with the consent of the Borrower, Obligor or Pledgor;
29.2.3	to any rating agency (including its professional consultants) in order to assign a rating to the Finance Documents and (or) Obligors; and
29.2.4	to any credit reference agency in accordance with the Credit Histories Law.
29.3	Notification of disclosure
29.3.1

Each Finance Party agrees to inform the Borrower about circumstances where Confidential Information is disclosed in accordance with Clause 29.2.2(C), unless such information is disclosed to a state authority as part of its normal supervisory or regulatory functions.

29.3.2

The Lenders hereby inform the Borrower that the details of the Borrower and this Agreement, specified in Article 4 of the Credit Histories Law, will be transmitted to the relevant credit reference agency in accordance with the Credit Histories Law.

29.4	Obligations of the Obligors

The Borrower shall procure that it, as well as each other Obligor, keep all provisions of the Finance Documents confidential, except for the disclosure of such information:

29.4.1	to the bank through which settlements under this Agreement are made;
29.4.2	to its shareholders/members;
29.4.3

to its Affiliates, professional consultants and auditors provided that the person to whom such Confidential Information is provided is informed in writing of its confidential nature. However there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

29.4.4

upon a request of a prosecutor's office, court, investigating body, an administrative, banking or currency supervision body, tax body or other state body acting within their remits as established by law;

29.4.5

in accordance with the mandatory provisions of the applicable law, including, in accordance with the requirements of the stock exchange or the regulatory authority, whose authority extends to such Obligor, or to which it is reasonably subject; or

29.4.6	with the consent of the Facility Administrator.
29.5	Continuing obligations

The provisions of this Clause 29 (Confidentiality) shall remain in force and continue to be legally binding for each Finance Party within twelve (12) months from the earlier of:

29.5.1	the date on which all amounts payable by the Obligors in accordance with this Agreement are paid in full; and
29.5.2	the date on which such Finance Party will otherwise cease to be a Finance Party.

30.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with them.

31.	DISPUTE RESOLUTION
31.1.1

Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with Clause 31.1.2.

31.1.2

Subject to the provisions of Clause 31.1.1, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court. Each Finance Party intending to file a claim against a Borrower in accordance with this Clause 31 shall notify the other Finance Parties of its intention (by sending the relevant information to the Facility Administrator).

32.	COUNTERPARTS

This Agreement is executed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement is signed on the date specified at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES, AVAILABLE СOMMITMENTS AND SECURITY

PART A

ORIGINAL LENDERS AND AVAILABLE COMMITMENTS

Tranche	Available Commitment	Original Lender
Tranche 1	RUB 4,615,000,000.00	VTB Bank (PJSC)
Tranche 2	RUB 4,000,000,000.00	VTB Bank (PJSC)

PART B

THE OBLIGORS

Term	Name	Registration number	Location
Borrower	Headhunter LLC	1067761906805	9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Headhunter Group	HEADHUNTER GROUP PLC	HE 332806	Company: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Moscow Branch: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Headhunter FSU	Headhunter FSU Limited	HE 178226	Company: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Moscow Branch: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Zemenik	Zemenik LLC	1167746153860	14 Krzhizhanovskogo Street, Building 3, Suite 304, Moscow, 117218, Russian Federation

PART C

SECURITY AGREEMENTS

Type of Security	Date of Security Agreement	Pledgor / Guarantor	Pledge	Applicable Law
Pledge of participatory interest	No later than first Utilisation Date	Headhunter FSU	100% of Borrower's charter capital	Russian Federation
Pledge of shares	No later than first Utilisation Date	Zemenik	100% minus 1 share in Headhunter FSU	Republic of Cyprus
Pledge of shares	No later than first Utilisation Date	Headhunter Group	1 share in Headhunter FSU	Republic of Cyprus
Independent guarantee	No later than first Utilisation Date	Headhunter Group	—	Russian Federation
Independent guarantee	No later than first Utilisation Date	Zemenik	—	Russian Federation
Independent guarantee	No later than first Utilisation Date	Headhunter FSU	—	Russian Federation

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT FOR SUBMITTING FIRST UTILISATION REQUEST

1.FINANCE DOCUMENTS

Each of the following Finance Documents in a form acceptable to the Facility Administrator, properly executed by each party thereto or issued by the appropriate person:

1.1	this Agreement;
1.2	the Borrower Participatory Interest Pledge;
1.3	the Pledge of Headhunter FSU (Headhunter Group) Shares;
1.4	the Pledge of Headhunter FSU (Zemenik) Shares;
1.5	each Independent Guarantee.

2.DOCUMENTS CONCERNING OBLIGORS REGISTERED IN THE RUSSIAN FEDERATION

2.1A notarised copy of:

2.1.1	the Obligor's duly registered charter and valid amendments and supplements thereto, stamped by the authorised tax office (including the relevant record entry pages or registration certificates);
2.1.2	the Obligor's certificate of state registration;
2.1.3	the Obligor's tax registration certificate from the tax office for the company's location.

2.2An up-to-date extract from the Unified State Register of Legal Entities regarding the Obligor, issued by the authorised tax office and containing information as of no earlier than 7 (seven) days prior to the date of this Agreement (including in the form of an electronic document with the protected electronic signature of the authorised tax office).

2.3An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the tax body that the Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.4Original or notarised copy of a decision of the Obligor's authorised management body approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation).

2.5Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the charter, of the Obligor.

2.6A notarised and, if applicable, apostilled copy of the power of attorney granting the Obligor's authorised persons the authority needed to sign the Finance Documents to which the respective Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with any Finance Documents to which the respective Obligor is party (if applicable).

2.7The specimen signature card of each person authorised to sign on the Obligor's behalf the Finance Documents to which it is party, or, as the case may be, to sign or send any documents or notifications in connection with Finance Documents to which the respective Obligor is party (if applicable).

2.8A document signed by an authorised representative of the Obligor, confirming, inter alia, that:

2.8.1

each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

2.8.2

all corporate approvals required in accordance with applicable law in respect of the Finance Documents to which the relevant Obligor is party and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions, have been received by the relevant Obligor;

2.8.3	the total value of transactions under the Finance Documents to which the relevant Obligor is party amounts to over fifty (50) percent of the book value of the assets of the relevant Obligor; and
2.8.4

with regard to the Borrower, the Regulated Procurement Law does not apply to the conclusion by the Borrower of the Finance Documents to which it is party (however, such confirmation should not apply to the application of the Regulated Procurement Law to any Finance Party).

3.	DOCUMENTS IN RESPECT OF THE OBLIGORS REGISTERED IN CYPRUS
3.1	Apostilled copy of the certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus.
3.2	Apostilled copy of the memorandum and articles of association (together with all changes and additions to them) in Greek (with the Department of the Registrar stamp on them) and in English.
3.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.5

Apostilled original certificate of the shareholders of Headhunter FSU, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.

3.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.
3.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.
3.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.
3.9	An original incumbency certificate, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.
3.10

A notarised and, if applicable, apostilled copy or apostilled original of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

3.10.1

on approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the Finance Documents to which the relevant Obligor is party;

3.10.2	on granting the relevant person or persons with the authority needed to sign the Finance Documents to which the relevant Obligor is party, on the latter's behalf; and
3.10.3

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

3.11

A notarised and, if applicable, apostilled copy of a power of attorney granting the authorised persons of the relevant Obligor with the authority needed to sign the Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the Finance Documents to which the relevant Obligor is party (if applicable).

3.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in Clause 3.10.2 above.
3.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

4.	LEGAL OPINIONS

A legal opinion prepared by Alexandros Economou LLC, the Facility Administrator's legal adviser on Cypriot law, in a form acceptable to the Facility Administrator and approved by the Facility Administrator before this Agreement is signed that is addressed to the Finance Parties who constitute such as of the date of such opinion.

5.	OTHER DOCUMENTS AND EVIDENCE
5.1

A duly concluded amendment agreement to each bank account agreement entered into with the Original Lender, providing consent to the direct debiting of funds by the Facility Administrator on the basis of collection orders, bank orders, payment demands or other documents, for the purposes of the performance of the Borrower’s obligations under the Finance Documents, with the possibility of partial performance where there are insufficient funds on the Borrower’s account.

5.2	Confirmation of payment of the Facility fee specified in Clause 11.2 (Facility Fee).
5.3	Confirmation of payment of remuneration to legal advisors (Herbert Smith Freehills CIS LLP and Alexandros Economou LLC).
5.4

Any other permits or other documents, opinions or representations which the Obligors were told by the Facility Administrator were necessary or expedient for the conclusion and execution of any Finance Documents and transactions thereunder, or for ensuring the validity and enforceability of any Finance Documents.

PART B

CONDITIONS PRECEDENT FOR THE TRANCHE 1 UTILISATION REQUEST

1.	LOAN AGREEMENTS BETWEEN THE BORROWERS

1.1	Borrower-certified copies of each Loan Agreement Between the Borrowers in a form approved by the Facility Administrator.
1.2

Original or copy, properly certified by the relevant company, of a resolution by the authorized governing body of the Borrower, Zemenik, and Headhunter Group approving the terms of the Loan Agreements Between the Borrowers to which the relevant company is party and the transactions they contemplate, as well as any associated transactions, including (as the case may be) approval of a transaction as a major transaction and/or a non-arms-length transaction (in the meaning given those terms by Russian Federation law).

1.3

A notarised and, if applicable, apostilled copy of the power of attorney granting authorised representatives of the Borrower, Zemenik, and Headhunter Group the authority required to sign the Loan Agreements Between the Borrowers to which the relevant company is party, or, as appropriate, the authority required to sign or send any documents or notices involving the Loan Agreements Between the Borrowers to which the relevant company is party (if applicable).

1.4	Borrower-certified copies of Zemenik's and the Borrower's corporate approvals and powers of attorney for the signing of such loan agreements.
1.5	Irrevocable instructions signed by the Borrower for the transfer of loan amounts under each Loan Agreement Between the Borrowers.
1.6

An irrevocable instruction signed by Zemenik for transfer of the loan amount under the relevant Loan Agreement Between the Borrowers for early loan repayment under the Existing Facility Agreement in which Zemenik is the borrower.

1.7

An irrevocable instruction signed by Headhunter Group for transfer of the loan amount under the relevant Loan Agreement Between the Borrowers for early loan repayment under the Existing Facility Agreement in which Headhunter Group is the borrower.

PART C

CONDITIONS PRECEDENT FOR THE TRANCHE 2 UTILISATION REQUEST

1.	GENERAL CORPORATE PURPOSES

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.1 of the Agreement:

1.1	Borrower's certificate confirming a change in Cash Receipts and Revenue of the Group compared to the same period in the previous year, for the period from the last Test Date.
1.2	Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2.
2.	ACQUISITIONS

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.2 of the Agreement.

2.1	Information and documents on the balance sheet and liabilities of the asset being acquired, along with explicatory material concerning its market value, including:
2.1.1	due diligence report for asset being acquired;
2.1.2	the structure of the group and shareholders of the asset being acquired;
2.1.3	research of the relevant market of the asset being acquired;
2.1.4	calculation of synergies; and

2.1.5other relevant documents (financial models).

2.2	Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2.

3.	DIVIDENDS PAYOUT

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.3 of the Agreement.

3.1

A tax consultant's and/or legal consultant's opinion on the tax consequences and possibility of going forward with the planned distribution in a form and substance acceptable to the Facility Administrator.

3.2	Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2.

SCHEDULE 3

FORM OF UTILISATION REQUEST

From:	[name of Borrower]
To:	[Name of Facility Administrator]
Date:	[•]

Dear Sirs,

Syndicated Facility Agreement dated __ August 2020 (as amended) (the "Agreement")

1.	We refer to the Agreement. The terms defined in the Agreement have the same meaning in this Utilisation Request, unless they are given a different meaning in this Utilisation Request.
2.	We request that the Facility be granted on the following terms:

Tranche:	[•]
Purpose:	[refer to Clause 3 (Purpose)]
Utilisation Date:	[•]
Facility Currency:	Roubles
Amount in Facility currency:	[•]

3.

We confirm that as of the date of this Utilisation Request every Initial Condition Precedent for Tranche [•] specified in Clause [4.1] of the Agreement has been satisfied and] all the representations listed in Clause 16 (Representations) of the Agreement remain true.

4.	The funds under this Facility must be transferred to [specify account].
5.	This Utilisation Request is irrevocable.

Yours Sincerely,

…………………………………

[Authorised Representative]

[name of Borrower]

SCHEDULE 4

FORM OF LENDER RIGHTS ASSIGNMENT AGREEMENT

AGREEMENT FOR

ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT]

_______________________ [•]

BETWEEN

[EXISTING LENDER]

[NEW LENDER]

AND

[FACILITY ADMINISTRATOR]

THIS AGREEMENT FOR ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT] ("Lender Rights Assignment Agreement") is concluded on [•]

BETWEEN:

(1)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number:  [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignor (the "Existing Lender");

(2)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignee (the "New Lender"); and

(3)	[•] [full name of the bank acting as Facility Administrator] as the facility administrator (the "Facility Administrator").

THE PARTIES AGREED AS FOLLOWS:

1.	INTERPRETATION

The terms defined in the Facility Agreement have the same meaning in this Lender Rights Assignment Agreement, unless they are given a different meaning in this Lender Rights Assignment Agreement.

In this Lender Rights Assignment Agreement:

"Bank Account" means the bank account of the Existing Lender as specified in paragraph 4.1.2 of this Lender Rights Assignment Agreement.

"Transaction Date" means [the date of this Lender Rights Assignment Agreement]/[indicate the agreed calendar date on which the assignment of rights (claims) and the transfer of debt will occur].

["Debt" means the commitment of the Existing Lender to grant the Borrower a Facility within its Unused Available Commitment, amounting on the date of this Lender Rights Assignment Agreement to [•] [Roubles] [US Dollars] [Euro].]

"Borrower" means [•]:

"Facility Agreement" means the syndicated facility agreement dated [•] 2020, concluded, inter alia, between the Existing Lender and the Borrower (as amended).

["Receivables" means the rights to claim repayment of the Facility Outstanding in the amount of [indicate amount of the facility provided to the Borrower by the Existing Lender as of the date of this assignment agreement], interest, and other payments due to the Existing Lender from the Borrower under the terms of the Facility Agreement, as well as the receivables under each Security Agreement and each Independent Guarantee].

"Parties" means the Existing Lender, the New Lender and the Facility Administrator, and "Party" means each of them.

"Notification" means the notification, drawn up in the form given in Schedule 1 to the Lender Rights Assignment Agreement, of assignment of the Receivables [and transfer of Debt] of the Existing Lender under the Facility Agreement on the terms of this Lender Rights Assignment Agreement, sent to the Borrower by the Existing Lender.

"Price of the Receivables" means the amount of [•] ([•]) [Roubles] [US Dollars] [Euro].

2.	SUBJECT MATTER OF LENDER RIGHTS ASSIGNMENT AGREEMENT
2.1

[On the Transaction Date, the Existing Lender shall assign, and the New Lender accept, the Receivables in the manner and on the terms specified in Clause 23 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.] / [On the Transaction Date, the Existing Lender shall transfer, and the New Lender accept, the Debt in the manner and on the terms specified in Clause 23 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.]

2.2	The Receivables under the Facility Agreement shall be transferred to the New Lender free from any Encumbrances.
3.	PROCEDURE FOR PERFORMANCE OF PARTIES’ OBLIGATIONS
3.1	[On the Transaction Date, the New Lender shall pay to the Existing Lender the Price of the Receivables into the Bank Account.]
3.2

On the Transaction Date, the Existing Lender shall cease to be the Lender under the Facility Agreement [to the extent of the relevant Receivables], while the New Lender shall become the Lender under the Facility Agreement [to the extent of the relevant Receivables] and all provisions of the Facility  Agreement and other Finance Documents shall apply to it.

3.3

The Existing Lender confirms that it does not have any information that the Borrower has any objections to such Existing Lender that the Borrower could raise to the New Lender in accordance with Article 386 of the Civil Code.

3.4

The New Lender confirms that it has studied all the terms of the Facility Agreement and other Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign this Lender Rights Assignment Agreement.

3.5	The New Lender confirms the appointment of the Facility Administrator as Facility Administrator in accordance with Clause 24.2 (Appointment of the Facility Administrator) of the Facility Agreement.
3.6	On the Transaction Date the Existing Lender shall:
3.6.1

transfer to the New Lender documents certifying all receivables of the Existing Lender as a Lender under the Facility Agreement, including the original Facility Agreement and other Finance Documents to which the Existing Lender is party, all changes and additions to them, copies of the Utilisation Requests, as well as all documents confirming the amount of the Receivables [and Debt] on the Transaction Date;

3.6.2	provide the New Lender with information relevant to the exercise of the Receivables, including information about the Borrower's breach of the Facility Agreement; and
3.6.3	send the Notification to the Borrower.
3.7

The obligations of the New Lender to pay the Price of the Receivables shall be deemed fulfilled when the amount of the Price of the Receivables is received into the Bank Account of the Existing Lender.

3.8	The Parties shall perform all other actions necessary to fulfil their obligations under this Clause 3.
4.	PAYMENTS

All payments under this Lender Rights Assignment Agreement must be made by bank transfer based on the following details:

4.1.1	New Lender (if applicable):

Payment recipient:	[•]
location:	[•]
Bank:	[•]
SWIFT:	[•]
IBAN:	[•]
Account No:	[•]

or into another account specified by the New Lender in writing;

4.1.2	Existing Lender:
Payment recipient:	[•]
Bank:	[•]
location:	[•]
SWIFT code:	[•]
Correspondent account:	[•]
Settlement account:	[•]
BIC:	[•]

or into another account specified by the Existing Lender in writing.

5.	NOTICES

Any notices or other official communications sent under this Lender Rights Assignment Agreement shall be made in writing and may be delivered in person, sent by fax or by registered mail with delivery confirmation to the following addresses:

5.1.1	New Lender:

[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]

5.1.2	Existing Lender:

[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]

5.1.3	Facility Administrator:

[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]

6.	APPLICABLE LAW

This Lender Rights Assignment Agreement is governed by Russian law.

7.	DISPUTE RESOLUTION

In the event of any dispute arising out of this Lender Rights Assignment Agreement, including regarding the interpretation of its provisions, existence, validity or termination, this dispute is to be considered in the Moscow Arbitrazh Court.

8.	COUNTERPARTS

This Lender Rights Assignment Agreement is signed in 3 (three) counterparts, one counterpart for each Party to the Lender Rights Assignment Agreement.

SCHEDULE 1 TO LENDER RIGHTS ASSIGNMENT AGREEMENT

FORM OF NOTIFICATION OF BORROWER

From:	[Existing Lender]

To:	[Borrower] [Address of Borrower]

Copy:	[to New Lender] [Address of New Lender]

NOTIFICATION OF ASSIGNMENT OF RECEIVABLES

[AND TRANSFER OF DEBT]

Hereby [•], registration number [•], location: [•] (the "Existing Lender") notifies [•], Primary State Registration Number [•], location: Russian Federation, [•] (the "Borrower") of the transfer of all rights (claims) [and transfer of debt] under a syndicated facility agreement between, inter alia, the Borrower and the Existing Lender dated [•] 2020 (the "Facility Agreement") from the Existing Lender to [•], location: [•] (the "New Lender") on the conditions specified in the agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender, contained in Schedule 1.

[Upon receipt of this notification, the Borrower must continue to fulfil its payment obligations to the New Lender under the Facility Agreement to the Facility Administrator in accordance with the provisions of the Facility Agreement.]

Schedule 1: Copy of agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender.

stamp here

SIGNATURES OF THE PARTIES

[EXISTING LENDER]

[•]	)
[•]	)
stamp here

[NEW LENDER]

[•]	)
[•]	)
stamp here

[FACILITY ADMINISTRATOR]

[•]	)
[•]	)
stamp here

SCHEDULE 5

FORMS OF COMPLIANCE CERTIFICATES

PART A

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF IFRS

under Syndicated Facility Agreement dated [•] 2020

From:[name of the Borrower] [details of the Borrower]

To:[name of the Facility Administrator] [details of the Facility Administrator]

Auditor:[name of the Auditor] [details of the Auditor]

Date:	[•]
1.

On the basis of Syndicated Facility Agreement dated [•] 2020 (the "Agreement"), the Borrower informs the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.
3.

We confirm that the list of financial indicators listed in Schedule 1 of this compliance certificate corresponds to the list of financial indicators specified in Clause 18 (Financial Covenants) of the Agreement.

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with IFRS as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each financial covenant specified in [Clauses 18.3 (Leverage), 18.4 (Interest cover), and 18.5 (Guarantors' Cover Ratio) has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in [Clauses 18.3 (Leverage), 18.4 (Interest cover), and 18.5 (Guarantors' Cover Ratio)] of the Agreement have not been complied with: [list financial covenants which were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]
8.	The report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 1 to this compliance certificate.
9.	The description of the parameters used in the report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 2 to this compliance certificate.

Schedule 1

FINANCIAL INDICATORS OF THE BORROWERS AS OF THE TEST DATE

No.	Name of financial indicator	Source of data	Calculation procedure	Indicator value	Test Date	Event of Default
1	Leverage	[•]	[•]	[•]	[•]	[•]
2	Interest Cover	[•]	[•]	[•]	[•]	[•]
3	Guarantors' cover ratio	[•]	[•]	[•]	[•]	[•]

PART B

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF RAS STATEMENTS

under Syndicated Facility Agreement dated [•] 2020

From:[name of the Borrower] [details of the Borrower]

To:[name of the Facility Administrator] [details of the Facility Administrator]

Date:	[•]

1.

On the basis of Syndicated Facility Agreement dated [•] 2020 (the "Agreement"), the Borrower informs the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.
3.

We confirm that the list of financial indicators listed in Schedule 1 to this compliance certificate corresponds to the list of financial indicators specified in [Clauses 18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)].

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with RAS and financial statement prepared in accordance with IFRS as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each covenant specified in Clauses [18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)]  of the Agreement has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in Clauses [18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)] of the Agreement have not been complied with: [list financial covenants that were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]
8.	The report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 1 to this compliance certificate.
9.	The description of the parameters used in the report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 2 to this compliance certificate.

Schedule 1

FINANCIAL INDICATORS OF THE BORROWER AS OF THE TEST DATE

No.	Name of financial indicator	Data Source	Calculation procedure	Indicator value	Test Date	Event of Default
1	Revenue in accordance with RAS	[•]	[•]	[•]	[•]	[•]
2	Cash receipts	[•]	[•]	[•]	[•]	[•]
3	[Net assets of Borrower]	[•]	[•]	[•]	[•]	[•]
4	[Net assets of [Obligor registered in Russia]]	[•]	[•]	[•]	[•]	[•]

SCHEDULE 6

REPAYMENT SCHEDULE

	Repayment date (counted from the date of this Agreement)	Repayment amount (percentage of the amount of Facility utilised under each Tranche as of the end of the relevant Utilisation Period)
		Tranche 1	Tranche 2
1.	First Interest Payment Date	1/38	0
2.	Second Interest Payment Date	1/38	0
3.	Third Interest Payment Date	1/38	0
4.	Fourth Interest Payment Date	1/38	0
5.	Fifth Interest Payment Date	1/38	1/30
6.	Sixth Interest Payment Date	1/38	1/30
7.	Seventh Interest Payment Date	1/38	1/30
8.	Eight Interest Payment Date	1/38	1/30
9.	Ninth Interest Payment Date	1/38	1/30
10.	Tenth Interest Payment Date	1/38	1/30
11.	Eleventh Interest Payment Date	1/38	1/30
12.	Twelfth Interest Payment Date	1/38	1/30
13.	Thirteenth Interest Payment Date	1/38	1/30
14.	Fourteenth Interest Payment Date	1/38	1/30
15.	Fifteenth Interest Payment Date	1/38	1/30
16.	Sixteenth Interest Payment Date	1/38	1/30

17.	Seventeenth Interest Payment Date	1/38	1/30
18.	Eighteenth Interest Payment Date	1/38	1/30
19.	Nineteenth Interest Payment Date	1/38	1/30
20.	Final Repayment Date	Entire amount of Facility Outstanding for Tranche 1	Entire amount of Facility Outstanding for Tranche 2

SCHEDULE 7

EXISTING FINANCIAL INDEBTEDNESS

No.	Agreement number and date	Lender	Borrower	Sum of loan	Currency
1.	Loan agreement dated 19/11/2012	Headhunter FSU	"100RАBОТ AZ" LLC	30,000	USD
2.	Loan agreement dated 20/05/2013	Headhunter FSU	"100RАBОТ AZ" LLC	10,000	USD
3.	Loan agreement dated 09/12/2013	Headhunter FSU	"100RАBОТ AZ" LLC	10,000	USD
4.	Loan agreement dated 10/11/2015	Headhunter FSU	"100RАBОТ AZ" LLC	15,000	USD
5.	Loan agreement dated 03/08/2017	Zemenik	Headhunter Group	233,000,000	Roubles
6.	Loan agreement dated 09/06/2017	Zemenik	Headhunter Group	227,519,520	Roubles
7.	Loan agreement dated 10/10/2017	Zemenik	Headhunter Group	2,000,000,000	Roubles

SCHEDULE 8

INTELLECTUAL PROPERTY

1.	Obligors’ Trademarks

No.	Type of mark	Contents	Country of registration	NCL [Nice Classification] Classes	Priority date	Certificate No.	Certificate date	Term of registration
1	word mark	HEADHUNTER	Russian Federation	09, 16, 35, 41, 42	06/04/2006	339197	12/12/2007	06/04/2026
2	word mark	Headhunter	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	401167	12/02/2010	22/02/2028
3	Graphic mark	XX	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410843	09/06/2010	22/06/2019
4	graphic mark	HH	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410844	09/06/2010	22/06/2019
5	graphic mark	new HH logotype	Russian Federation	09, 16, 35, 38, 41, 42	11/03/2009	431008	28/02/2011	11/03/2019
6	graphic mark	hh	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	430120	14/02/2011	22/06/2019
7	word mark	HRBRAND	Russian Federation	09, 16, 35, 38, 41, 42	22/04/2008	378423	05/05/2009	22/04/2028
8	word mark	НR brand of the year	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	423350	22/11/2010	22/02/2028
9	word mark	НR brand	Russian Federation	09, 16, 35, 38, 41, 42	08/04/2008	388438	02/09/2009	08/04/2028

10	word mark	HRspace	Russian Federation	35, 36	11/12/2015	602908	24/01/2017	11/12/2025
11	combination	Salary data bank	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	622996	10/07/2017	18/02/2026
12	combination	HR Experts League	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	615705	10/05/2017	18/02/2026
13	combination	Talent Measurement	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	606635	22/02/2017	18/02/2026

2.	Obligors’ Websites

Borrower — http://hh.ru; http://headhunter.ru; http://ХХ.рф; http://hrbrand.ru/

3.	Database

No.	Proprietor	Type	Name	Country of registration	Application No.	Application date	Certificate No.	Certificate date
2015
1	Headhunter LLC	Database	HeadHunter Database	Russia	2015621116	31 August 2015	2015621803	21 December 2015

SCHEDULE 9

LIST OF RUSSIAN BANKS

1.	Sberbank PJSC
2.	VTB Bank (PJSC)
3.	Gazprombank (Joint-Stock Company)
4.	Bank FC Otkritie PJSC
5.	BM-Bank JSC
6.	UniCredit JSC
7.	Credit Bank of Moscow PJSC
8.	Promsvyazbank PJSC
9.	Raiffeisenbank JSC
10.	Rosbank PJSC
11.	Saint Petersburg Bank PJSC
12.	Sovkombank PJSC
13.	AK Bars PJSC
14.	CB Citibank JSC
15.	Nordea Bank JSC

PARTIES' SIGNATURES

Borrower

HEADHUNTER LIMITED LIABILITY COMPANY

Signature:/ Dmitry Markelov /

Full name: Markelov Dmitry Valentinovich

Position:

Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:/ Vitali Buzoverya /

Full name: Vitali Nikolaevich Buzoverya

Position: Loans Department Manager — Senior Vice President

Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:/ Vitali Buzoverya /

Full name: Vitali Nikolaevich Buzoverya

Position: Loans Department Manager — Senior Vice President

Pledge Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:/ Vitali Buzoverya /

Full name: Vitali Nikolaevich Buzoverya

Position: Loans Department Manager — Senior Vice President

Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:/ Vitali Buzoverya /

Full name: Vitali Nikolaevich Buzoverya

Position: Loans Department Manager — Senior Vice President

December 10, 2020

"HEADHUNTER" LIMITED LIABILITY COMPANY

as the Borrower

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledge Manager

AMENDMENT AGREEMENT NO. 1

TO THE SYNDICATED FACILITY AGREEMENT

DATED 24 AUGUST 2020

Herbert Smith Freehills CIS LLP

1.	Definitions	98
2.	Changes to the Facility Agreement	98
3.	Restrictions	99
4.	Representations	99
5.	Conditions subsequent	99
6.	Applicable law	99
7.	Dispute resolution	100
8.	Counterparts	100
Schedule 1 Conditions Precedent		101
Schedule 2 Restated Facility Agreement		104

THIS AMENDMENT AGREEMENT NO. 1 TO THE SYNDICATED FACILITY AGREEMENT (the "Agreement") is entered into on December 10, 2020 between:

(1)

"HEADHUNTER" LIMITED LIABILITY COMPANY, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number 1067761906805, located at: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation (the "Borrower");

(2)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the "Arranger");
(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the original lender (the "Original Lender");
(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the "Facility Administrator"); and
(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the pledge manager (the "Pledge Manager").

RECITALS

(A)

The Borrower and VTB Bank (public joint-stock company) as the Arranger, Original Lender, Facility Administrator and Pledge Manager, concluded syndicated facility agreement dated 24 August 2020 (the "Facility Agreement").

(B)

The Parties hereby agree that, on the terms established by this Agreement, changes will be made to the Facility Agreement, subject to which it be set forth in the version attached to this Agreement ("Restated Facility Agreement").

THE PARTIES AGREED as follows:

1.	DEFINITIONS
1.1.	Terms

In this Agreement:

"Effective Date" means the date on which the Facility Administrator confirms to the Borrower that the condition specified in Paragraph 3.1.1 has been met.

"New Finance Documents" means the Finance Documents listed in paragraph 1 (New Finance Documents) of Schedule 1 (Conditions Precedent).

"Party" means a party to this Agreement

1.2.	Incorporated Terms

Unless otherwise follows from the context, terms that are used in the Restated Facility Agreement with a capital letter and which are not defined in this Agreement have the same meaning as in the Restated Facility Agreement.

1.3.	Interpretation

The provisions of clause 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set forth in this Agreement, furthermore references to Clauses and Schedules shall be considered references to the clauses and schedules of this Agreement, unless the context indicates otherwise.

1.4.	Purpose

This Agreement is a Finance Document.

2.	CHANGES TO THE FACILITY AGREEMENT

From the Effective Date, the Facility Agreement shall be modified by being set forth in the version contained in Schedule 2 (Restated Facility Agreement), and from the Effective Date the rights and obligations of the Parties in accordance with the Facility Agreement shall be regulated and interpreted in accordance with the terms of the Restated Facility Agreement.

3.	RESTRICTIONS
3.1.1.

The mandatory nature of the amendments, and additions contemplated by Clause 2 (Changes to the Facility Agreement) is subject (as contemplated by Article 327[1] of the Civil Code) to the Borrower’s provision of the documents and information specified in Schedule 1 ( Conditions Precedent) to the Facility Administrator, in the required form satisfactory to the Facility Administrator.

3.1.2.

The changes and additions made to the Facility Agreement in accordance with this Agreement are limited to the changes and additions specified in Clause 2 (Changes to the Facility Agreement). No other provisions of the Facility Agreement (other than those specified in Clause 2 (Changes to the Facility Agreement) shall be modified or supplemented by this Agreement.

3.1.3.	Nothing in this Agreement affects the rights of the Finance Parties, or is considered a waiver of rights in relation to any Default.
3.1.4.	This Agreement does not release the Borrower from any obligations under the Facility Agreement.
4.	REPRESENTATIONS
4.1.1	The Borrower makes the representations set forth in Clause 16 (Representations) of the Restated Facility Agreement to each Finance Party.
4.1.2	The representations referred to in Paragraph 4.1.1 above are made by the Borrower on the date of this Agreement with reference to the circumstances existing as of the date of this Agreement.
4.1.3	References in the representations made in accordance with Paragraph 4.1.1 above, to the Facility Agreement and Finance Documents shall be deemed to include references to this Agreement.
5.	CONDITIONS SUBSEQUENT
5.1.1

The Borrower shall provide the Facility Administrator with notarised translations into Russian of the documents listed in sections 2 and 3 of Schedule 1 (Conditions Precedent) if they are in a foreign language and (or) apostilled, no later than 60 (sixty) days from the date of signing this Agreement.

5.1.2	The Borrower shall provide the Facility Administrator with evidence of the following:
(A)

submission to the Cyprus Stamp Duty Commissioner of each New Finance Document to which an Obligor registered under the laws of Cyprus is party in order for a decision to be taken on whether stamp duty is to be paid in respect of such documents – no later than 30 (thirty) days from the date of conclusion of the relevant New Finance Document; an

(B)

payment of stamp duty in respect of such documents in the amount established by the Cyprus Stamp Duty Commissioner, or exemption of such documents from stamp duty payment - no later than 60 (sixty) days from the date of conclusion of the relevant New Finance Document.

6.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with it

7.	DISPUTE RESOLUTION
7.1.1.

Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with Paragraph 7.1.1 below

7.1.2.

Subject to the provisions of Paragraph 7.1.1 above, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court. Each Finance Party intending to file a claim against the Borrower in accordance with this Clause 7 must notify the other Finance Parties of its intention (by sending the relevant information to the Facility Administrator)

8.	COUNTERPARTS

This Agreement is signed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

CONDITIONS PRECEDENT

1.	NEW FINANCE DOCUMENTS

Each of the following Finance Documents in a form acceptable to the Facility Administrator, properly concluded by each of its parties or issued by the relevant person:

1.1	This Agreement;
1.2	deed of confirmation regarding Headhunter FSU (Headhunter Group) Pledge;
1.3	deed of confirmation regarding Headhunter FSU (Zemenik) Pledge;
1.4	Headhunter Group letter of consent regarding Independent Guarantee issued by Headhunter Group:
1.5	Headhunter FSU letter of consent regarding the Borrower Pledge and Independent Guarantee issued by Headhunter FSU; and
1.6	Zemenik letter of consent regarding the Independent Guarantee issued by Zemenik.
2.	CORPORATE DOCUMENTS REGARDING OBLIGORS REGISTERED IN THE RUSSIAN FEDERATION
2.1	Notarised copy of the following:
2.1.1.

the Obligor's charter, registered in accordance with the established procedure, and the valid changes and additions thereto stamped by the authorised tax body (including the relevant entries or certificates of registration);

2.1.2.	certificate of state registration of the Obligor;
2.1.3.	certificates of Obligor's tax registration with a tax body at the location of the company.
2.2

Up-to-date extract from the Unified State Register of Legal Entities in relation to the Obligor, issued by the authorised tax body, containing information as of no earlier than 7 (seven) days before this Agreement (including in the form of an electronic document signed electronically by the authorised tax body).

2.3

An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the tax body that the Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.4

An original or notarised copy of the resolution of the Obligor's authorised management body on approving the terms of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation);

2.5	Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the charter of the Obligor.
2.6

A notarised and, if applicable, apostilled copy of the power of attorney granting the authorised persons of the Obligor the authority needed to sign the New Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the New Finance Documents to which the relevant Obligor is party (if applicable).

2.7

Signature cards of each person authorised to sign on behalf of the Obligor the New Finance Documents to which the relevant Obligor is party, or to sign or send any documents or notifications in connection with any New Finance Documents.

2.8.	A document signed by an authorised representative of the Obligor, confirming, inter alia:
2.8.1.

that each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

2.8.2.

that all corporate approvals required in accordance with applicable law in respect of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions, have been received by the relevant Obligor; and

2.8.3.

the total value of transactions under the New Finance Documents to which the relevant Obligor is party as a percentage of the book value of the assets of the relevant Obligor for the purpose of assessing the size of such a transaction in accordance with applicable law.

3.	CORPORATE DOCUMENTS REGARDING OBLIGORS REGISTERED IN CYPRUS
3.1

Apostilled copy of certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus, or confirmation that the document previously submitted to the Facility Administrator is still valid and has not been changed.

3.2

Apostilled copy of the articles of association and charter (together with all changes and additions to them) in Greek (with the Department of the Registrar of Companies of Cyprus stamp on them) and in English, or confirmation that the document previously submitted to the Facility Administrator is still valid and has not been changed.

3.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.5	Apostilled original certificate of shareholders of Headhunter FSU, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.
3.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.
3.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.
3.9	An original incumbency certificate, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.
3.10.

A notarised and, if applicable, apostilled copy or apostilled original of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

3.10.1.

on approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the Finance Documents to which the relevant Obligor is party;

3.10.2.	on granting the relevant person or persons with the authority needed to sign the Finance Documents to which the relevant Obligor is party, on the latter's behalf; and
3.10.3.

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

3.11

A notarised and, if applicable, apostilled copy of the power of attorney granting the authorised persons of the relevant Obligor the authority needed to sign the Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the Finance Documents to which the relevant Obligor is party (if applicable).

3.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in paragraph 3.10.2 above.
3.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 1 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

4.	LEGAL OPINIONS

A legal opinion prepared by Alexandros Economou LLC, the Facility Administrator's legal adviser on Cypriot law, in a form acceptable to, and agreed by, the Facility Administrator, prior to the signature of this Agreement, that is addressed to the Finance Parties that were Finance Parties as of the date of said opinion.

5.	OTHER DOCUMENTS AND EVIDENCE

Evidence of payment of remuneration to the legal consultants (Herbert Smith Freehills CIS LLP and Alexandros Economou LLC).

SCHEDULE 2

RESTATED FACILITY AGREEMENT

24 August 2020

HEADHUNTER LIMITED LIABILITY COMPANY

as the Borrower

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledge Manager

SYNDICATED FACILITY AGREEMENT

as amended by amendment agreement No. 1 dated December 10, 2020

Herbert Smith Freehills CIS LLP

1.	Definitions	108
2.	Subject matter of the Agreement	122
3.	Purpose	124
4.	Conditions Precedent	124
5.	Granting of Facility	125
6.	Termination of Lender’s obligations	125
7.	Repayment of Facility	126
8.	Early repayment and Cancellation of Facility	126
9.	Interest	129
10.	Interest Periods	130
11.	Fees of Finance Parties	131
12.	Taxes	131
13.	Additional Costs	133
14.	Other Indemnities	133
15.	Mitigation by the Finance Parties	135
16.	Representations	135
17.	Information Undertakings	139
18.	Financial Covenants	142
19.	General Undertakings	145
20.	Bank account obligations	153
21.	Events of Default	153
22.	Facility security	158
23.	Changes to the Parties	161
24.	Finance Parties	164
25.	Payment mechanism	168
26.	Notices	170
27.	Severability	171
28.	Amendment of Agreement	171
29.	Confidentiality	172
30.	Applicable Law	173
31.	Dispute resolution	173
32.	Counterparts	174
Schedule 1	The Parties, Available Сommitments and Security	175
Schedule 2	Conditions Precedent	177
Schedule 3	Form of Utilisation Request	182
Schedule 4	Form of Lender Rights Assignment Agreement	183
Schedule 5	Forms of Compliance Certificates	190
Schedule 6	Repayment Schedule	194

Schedule 7	Existing Financial Indebtedness	196
Schedule 8	Intellectual Property	197
Schedule 9	List of Russian banks	199

THIS SYNDICATED FACILITY AGREEMENT (the "Agreement") has been entered into on 24 August 2020 between:

(1)

HEADHUNTER LIMITED LIABILITY COMPANY, incorporated under the laws of the Russian Federation and registered in the Russian Federation Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1067761906805, whose business address is 9 Godikova Street, Building 10, Moscow, 129085, Russian Federation (the "Borrower");

(2)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the "Arranger");
(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the original lender (the "Original Lender");
(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the "Facility Administrator"); and
(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the pledge manager (the "Pledge Manager").

THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS
1.1	Terms

In this Agreement:

"Underwriter" means joint-stock company VTB Capital, which conducts brokerage (professional securities market participant brokerage license No. 045-11463-100000 dated 31 July 2008), and which provides the Borrower with transaction services involving the Permitted Bonds during the course of their placement on the exchange.

"Auditors" means:

(a)

in relation to the financial statements of the Group and its members prepared in accordance with IFRS: KPMG Joint-Stock Company, or Deloitte CIS Holdings Limited, or PriceWaterhouseCoopers Consulting LLC, or Ernst & Young Global Limited; and

(b)

in relation to the financial statements of the Group's members prepared in accordance with the Applicable Reporting Standards other than IFRS: any company listed in paragraph (a) above, as well as Moore Stevens LLC, Finexpertiza LLC, BDO CJSC, FBK LLC and 2K - Delovye Konsultatsii CJSC, or any other auditing firm approved by the Majority Lenders.

"Affiliate" means, with respect to any person, a Subsidiary or Associate of such person or a Holding Company of such person or any other Subsidiary or Associate of such Holding Company.

"Basel II" means the recommendations contained in the document adopted by the Basel Committee on Banking Supervision in June 2004 “International Convergence of Capital Measurement and Capital Standards: a Revised Framework."

"Basel III" means:

(a)

the recommendations contained in the documents published by the Basel Committee on Banking Supervision in December 2010: "Basel III: A global regulatory framework for more resilient banks and banking systems," "Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring" and "Guidance for National Authorities Operating the Countercyclical Capital Buffer," with subsequent changes and additions;

(b)

the recommendations for global systemically important banks, contained in a document published by the Basel Committee on Banking Supervision in November 2011 "Global Systemically Important Banks: Assessment Methodology and the Additional Loss Absorbency Requirement – Rules text" with subsequent changes and additions; and

(c)	any other documents, explanations or standards published by the Basel Committee on Banking Supervision in connection with Basel III.

"Majority Lenders" means:

(a)	in the period up to the first Utilisation Date: the Lenders whose Available Commitments total 75% (seventy-five percent) or more of the Total Commitments;
(b)

if there is no Facility Outstanding and the Total Commitments were reduced to zero: the Lenders whose Available Commitments totalled 75% (seventy-five percent) or more of the Total Commitments immediately prior to the date of that reduction; or

(c)

in any other period of time: the Lenders whose participation in the Facility Outstanding together with their Unused Available Commitment, as well as the Amount Payable, totals 75% (seventy-five percent) or more of the total Facility Outstanding amount together with the Total Unused Commitments and the Amount Payable by all Lenders.

"VTB" means VTB Bank (Public Joint-Stock Company), a public joint-stock company incorporated under the laws of the Russian Federation and registered in the Unified State Register of Legal Entities under Primary State Registration Number (PSRN)  1027739609391.

"Secondary Placement" means a placement on the Nasdaq Stock Exchange in one or more transactions during the period up to 31 December 2021 (or later date for which the Borrower has obtained the Facility Administrator's approval in writing) by means of a public offering to an unlimited circle of persons:

(a)	of additionally issued Headhunter Group shares (initial placement), with the total value of the placement not exceeding USD 100,000,000; or
(b)	of existing Headhunter Group shares belonging to Highworld and ELQ Investors VIII (secondary placement),
(c)	or any combination thereof, in each case provided that such initial or secondary placement (or a combination of both) does not result in a Change of Control.

"Revenue" means, in relation to an Obligor, the revenue of that Obligor, determined in accordance with the financial statements prepared in accordance with the Applicable Reporting Standards provided in accordance with Clause 17.1 (Financial Statements).

"Guarantor" means each of the following persons:

(a)	Headhunter Group;
(b)	Zemenik;
(c)	Headhunter FSU;
(d)	each Additional Guarantor; and
(e)	any person providing an Independent Guarantee that the Facility Administrator and the Borrower have agreed in writing to deem a Guarantor for purposes of this Agreement.

"Placement Indemnity" means one or more unlimited indemnities provided by Headhunter Group in favor of the banks arranging the Secondary Placement, the depository bank engaged in connection with the Secondary Placement, and/or the Depository Trust Company, for the purpose of the Secondary Placement, to cover potential losses and costs associated with errors and incomplete disclosure of information provided in the Secondary Placement prospectus, and with Headhunter Group's exercising its rights and performing its obligations within the framework of the Secondary Placement.

"Treaty State" means a state that has a valid Double Taxation Treaty with the Russian Federation.

"Civil Code" means the Civil Code of the Russian Federation.

"Group" means, for the purposes of this Agreement:

(a)	Headhunter Group; and
(b)

Headhunter Group Subsidiaries and Associates whose financial statements are consolidated with Headhunter Group financial statements in accordance with IFRS in the relevant period of time using the direct consolidation method..

"Utilisation Date" means each date on which the Facility Administrator transfers the Facility or part thereof specified in a Utilisation Request into the account of the Borrower.

"Final Repayment Date" means 30 June 2025.

"Interest Payment Date" means 31 March, 30 June, 30 September and 31 December of each year, and if the relevant day is not a Business Day, then the next Business Day thereafter.

"Cash" has the meaning given to this term in IFRS.

"Pledge" means each of the following pledges:

(a)	the Borrower Participatory Interest Pledge;
(b)	each Headhunter FSU Shares Pledge;
(c)	each Additional Pledge; and
(d)	any other pledge entered into by the Borrower or a third party to secure the Borrower's obligations hereunder.

"Borrower Participatory Interest Pledge" means the pledge of 100% participatory interest in the Borrower's charter capital between Headhunter FSU as the pledgor and the Pledge Manager as the pledge manager (pledgor) and any other additional or substitute pledge of a participatory interest in the Borrower's charter capital that is entered into to secure the Borrower's obligations hereunder.

"Headhunter FSU Shares Pledge" means each of the following:

(a)	Pledge of Headhunter FSU (Headhunter Group) Shares;
(b)	Pledge of Headhunter FSU (Zemenik) Shares; and
(c)	any other additional or substitute pledge of Headhunter FSU shares.

"Pledge of Headhunter FSU (Zemenik) Shares" means the pledge of Headhunter FSU shares between Zemenik as the pledgor and the Pledge Manager as the pledge manager (pledgor) entered into to secure the Borrower's obligations hereunder.

"Pledge of Headhunter FSU (Headhunter Group) Shares" means the pledge of Headhunter FSU shares between Headhunter Group as the pledgor and the Pledge Manager as the pledge manager (pledgor) entered into to secure the Borrower's obligations hereunder.

"Loan Agreements Between the Borrowers" means:

(a)

the loan agreement entered into on or around the date hereof between the Borrower as the lender and Zemenik as the borrower in the amount of the outstanding principal balance owed by Zemenik under the Existing Facility Agreement; and

(b)

the loan agreement entered into on or around the date hereof between the Borrower as the lender and Headhunter Group as the borrower in the amount of the outstanding principal balance owed by Headhunter Group under the Existing Facility Agreement.

"Double Taxation Treaty" means a double taxation treaty between a foreign state and the Russian Federation, which stipulates full or partial profits tax exemption in the Russian Federation on the income paid to foreign companies under this Agreement.

"Lender Rights Assignment Agreement" means an agreement drawn up in the form given in Schedule 4 (Form of Lender Rights Assignment Agreement) or in any other form whereby the Existing Lender (as defined in Clause 23 (Changes to the Parties) assigns its rights and (or) transfers obligations under this Agreement to a New Lender (as defined in Clause 23 (Changes to the Parties)).

"Security Documents" means:

(a)	each Pledge;
(b)	each Independent Guarantee; and
(c)

any other document entered into or issued by the Borrower or by a third party at the Borrower's request with the consent of the Facility Administrator or the Pledge Manager to secure performance of the Borrower's obligations hereunder.

"Group Equity Instruments" means shares or participatory interests in the charter capital of any member of the Group, as well as options or other instruments securing the right of their owner to acquire or receive shares or a participatory interests in the charter capital of any member of the Group, including options granted to employees of Group companies under Remuneration Plans Based on Group Equity Instruments, and compensation in the form of shares paid to members of the board of directors of Headhunter Group.

"Obligor" means the Borrower and each Guarantor.

"Additional Guarantee" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Additional Guarantor" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Additional Pledge" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Subsidiary" means, with respect to any legal person, any legal person, if the first (principal) legal person:

(a)	holds the majority of voting rights in that legal person; or
(b)	has equity participation and has the right to appoint or remove a majority of the members of the executive body of the legal person; or
(c)	has the right to have a dominant influence on the legal person by virtue of the provisions contained in the foundation documents of the legal person or management agreement; or
(d)	is a member (shareholder) of that legal person and independently or in agreement with other members controls the majority of votes in the legal person; or
(e)	controls that legal person,

including any legal person the shares or participatory interests in the charter capital of which are subject to an Encumbrance, and the title to such encumbered shares or participatory interest is registered by virtue of such Encumbrance in favour of a secured party or nominal holder acting in favour of such party.

"Associate" means, with respect to any legal person, any legal person if the first legal (principal) legal person owns 20 (twenty) or more percent (but not more than 50 (fifty) percent) of the charter capital in such legal person.

"Bankruptcy Law" means the Federal Law of the Russian Federation No. 127-FZ dated 26 October 2002 "On Insolvency (Bankruptcy)".

"Credit Histories Law" means the Federal Law of the Russian Federation No. 218-FZ dated 30 December 2004 “On Credit Histories".

"Regulated Procurement Law" means the Federal Law of the Russian Federation No. 223-FZ dated 18 July 2011 "On the Procurement of Goods, Works and Services by Certain Types of Legal Entities."

"Syndicated Loan Law" means the Federal Law of the Russian Federation No. 486-FZ dated 31 December 2017 "On Syndicated Credits (Loans) and Amendments to Certain Legislative Acts of the Russian Federation".

"Pledgor" means each of the following persons:

(a)	Headhunter Group;
(b)	Zemenik;
(c)	Headhunter FSU; and
(d)	each pledgor under each Additional Pledge.

"Utilisation Request" means the request of a Borrower to utilise the Facility, drawn up in the form given in Schedule 3 (Form of Utilisation Request).

"Zemenik" means Zemenik Limited Liability Company, incorporated under the laws of the Russian Federation and registered in the Russian Federation Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1167746153860, whose business address is 14 Krzhizhanovskogo Street, Building 3, Suite 304, Moscow, 117218, Russian Federation.

"Intellectual Property" means the Obligors' Trademarks, domain names (including the Obligors’ Websites) registered to the Group's members, database and other intellectual property, the rights to which are owned by the Group's members, and which are listed in Schedule 8 (Intellectual Property), and also similar material intellectual property owned by the Additional Guarantors (if such Additional Guarantors were not Obligors as of the date of this Agreement).

"Key Rate" means:

(a)	for each Interest Period: the key rate set by the Central Bank of the Russian Federation and valid for each day of the Interest Period; and
(b)	for any other period: the key rate set by the Central Bank of the Russian Federation and valid for each day of such period,

set on a daily basis based on the data on the website of the Central Bank of the Russian Federation at:  www.cbr.ru or on another official website of the Central Bank of the Russian Federation should the website change.  Moreover, if the key rate is abolished and/or is no longer used by the Central Bank of the Russian Federation to set pricing conditions for financing credit institutions of the Russian Federation, the Key Rate will be deemed to be the corresponding rate set by the Central Bank of the Russian Federation for pricing refinancing operations through repo transactions, and (or) secured by non-market assets.

"Early Repayment Fee" has the meaning given in Clause 8.4.1.

"Consolidated EBIT" means the Group's consolidated profit before tax for the Relevant Period adjusted for termination of operations that occurred during the Relevant Period:

(a)

before any amounts related to financial expenses are deducted (with respect to financial costs related to lease payments: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(b)	after deducting rental expenses to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16;
(c)	excluding any amounts relating to interest due to any member of the Group;
(d)	after deducting profits or adding losses of any member of the Group related to non-controlling interests;
(e)	excluding positive or negative unrealised exchange rate differences;
(f)	excluding profits or losses arising from the revaluation of any asset or a decrease in the book value of any asset when it is alienated by any member of the Group;
(g)	excluding expected returns on pension plan assets; and

(h)	excluding non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments.

"Consolidated EBITDA” means Consolidated EBIT for the Relevant Period adjusted by adding the following amounts, provided that these amounts were not taken into account when calculating the EBIT:

(a)

any amounts relating to depreciation and impairment of fixed assets (with respect  to depreciation related to lease liabilities: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(b)	any amounts related to goodwill impairment; and
(c)	any amounts relating to depreciation and impairment of other intangible assets.

"Confidential Information" means any information (including personal data) in any form (including oral information, and any documents and information recorded or stored as electronic files or on any other media) about any Obligor, Pledgor or member of the Group, Finance Documents or Facility, which becomes known to a Finance Party, or which is received by any person intending to become a Finance Party, from:

(a)	any member of the Group or consultant thereof; or
(b)	another Finance Party or consultant thereof, if the information was obtained by such Finance Party from any member of the Group or consultant thereof,

with the exception of information that:

(i)	is or becomes available to the general public other than due to a Finance Party's violation of the conditions of Clause 29 (Confidentiality); or
(ii)

was known to a Finance Party prior to the date that such information was disclosed to it or its consultant, or was legally obtained by a Finance Party or its consultant after such date from a source that, as far as a Finance Party is aware, is not connected with the Group, and which in any case, as far as a Finance Party is aware, was not received due to a breach of confidentiality obligations.

"Facility" means the funds within the Total Commitments that are lent to the Borrower by Lenders under this Agreement in the form of Tranches.

"Available Commitment" means the Available Commitment of Tranche 1 or the Available Commitment of Tranche 2.

"Available Commitment of Tranche 1" means, as of any date, the amount of funds which:

(a)

in relation to the Original Lender, each Original Lender shall lend to the Borrower under such Tranche 1 on the relevant date in accordance with the terms of this Agreement and as indicated against the name of the relevant Original Lender and Tranche 1 in the table in Part A (Original Lenders and Available Commitments) of Schedule 1 (Parties, Available Commitments, and Security); and

(b)

in relation to any other Lender, the relevant Lender shall provide as a loan to the Borrower on the relevant date as the result of transfer to it of the commitment to grant the Facility under Tranche 1, the amount of which may be modified in accordance with the terms of this Agreement.

"Available Commitment of Tranche 2" means, as of any date, the amount of funds which:

(a)

in relation to the Original Lender, each Original Lender shall lend to the Borrower under such Tranche 2 on the relevant date in accordance with the terms of this Agreement and which cannot exceed the following values:

(i)

if, as of the date of submission of any Utilisation Request in respect of the Facility under Tranche 2, the Permitted Bonds were not placed or the Permitted Bonds were placed and the aggregate par value of the placed Permitted Bonds does not exceed RUB 1,000,000,000 (one billion) - the amount indicated opposite the name of the respective Original Lender and Tranche 2 in the table in Part A (Original Lenders and Available Commitments) of  Schedule 1 (Parties, Available Commitments, and Security);

(ii)

if, as of the date of submission of any Utilisation Request in respect of the Facility under Tranche 2, Permitted Bonds were placed with an aggregate par value exceeding RUB 1,000,000,000 (one billion) - the amount indicated opposite the name of the respective Original Lender and Tranche 2 in the table in Part A (Original Lenders and Available Commitments) of  Schedule 1 (Parties, Available Commitments, and Security) reduced by the amount that the aggregate par value of the placed Permitted Bonds exceeds RUB 1,000,000,000 (one billion); and

(b)

in relation to any other Lender, the relevant Lender shall provide as a loan to the Borrower on the relevant date as the result of transfer to it of the commitment to grant the Facility under Tranche 2, the amount of which may be modified in accordance with the terms of this Agreement.

"Margin" means:

(a)	2.0% per annum for Tranche 1; and
(b)	2.5% per annum for Tranche 2.

"IFRS" means the international accounting standards referred to in Regulation No. 1606/2002 adopted by the European Parliament and the European Union Council on 19 July 2002, to the extent applicable to the relevant financial statements.

"Tax" means any tax, levy, duty, or other charge or withholding of a similar nature (including any fines or penalties payable in connection with any failure to pay or any delay in paying any of the same) established by applicable law.

"Tax Relief" means a Tax exemption (application of a reduced tax rate or tax refund) granted outside the Russian Federation in respect of any Tax related to payments under the Finance Documents.

"Tax Deduction" means the withholding from any payment under a Finance Document of an amount of any tax or charge, including, in particular, value added tax and income (profit) tax deducted at source, as well as any similar taxes that may replace or supplement existing taxes in accordance with applicable law, in the amount and within the timeframes stipulated by law.

"Tax Payment" means an increase in the amount of payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.1 (Tax gross-up), or payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.2 (Tax indemnity).

"Independent Guarantee" means each of the following documents:

(a)	each independent guarantee issued by the Guarantor in favour of the Lenders;
(b)	each Additional Independent Guarantee; and
(c)	any other independent guarantee issued by any person and with the consent of the Facility Administrator or the Pledge Manager to secure performance of the Borrower's obligations hereunder.

"Default" means:

(a)	an Event of Default; or
(b)	an event or circumstance referred to in Clause 21 (Events of Default), which, in accordance with the terms of this Agreement, will become an Event of Default upon:

(i)	the expiration of any deadline established by this Agreement to rectify a violation;
(ii)	the sending of any notice; or
(iii)	the taking of the relevant decision in respect of the Finance Documents.

"Unused Available Commitment" means the Unused Available Commitment of Tranche 1 or the Unused Available Commitment of Tranche 2.

"Unused Available Commitment of Tranche 1" means, as of any date, the Available Commitment of Tranche 1 established in respect of each individual Lender less:

(a)	the amount of funds already provided to the Borrower by this Lender under Tranche 1 before the specified date and, if applicable, on the specified date in accordance with this Agreement, and
(b)	Amount Payable by this Lender under Tranche 1 on the basis of the Utilisation Request submitted before the indicated date and, if applicable, on the indicated date in accordance with this Agreement.

"Unused Available Commitment of Tranche 2" means, as of any date, the Available Commitment of Tranche 2 established in respect of each individual Lender less:

(a)	the amount of funds already provided to the Borrower by this Lender under Tranche 2 before the specified date and, if applicable, on the specified date in accordance with this Agreement, and
(b)	Amount Payable by this Lender under Tranche 2 on the basis of the Utilisation Request submitted before the indicated date and, if applicable, on the indicated date in accordance with this Agreement.

"Facility Outstanding" means, at any time, the funds loaned to the Borrower in accordance with this Agreement and which have not been repaid to the Lenders.

"Encumbrance" means a mortgage, pledge, lien, possessory pledge, assignment, the right to direct debit or a similar debit right or other encumbrance created to secure a person's obligations, or any agreement entered into in order to secure performance of obligations.

"Original Financial Statements" means:

(a)	with respect to the Borrower and Zemenik, the annual accounting statements for 2019, prepared in accordance with RAS;
(b)	with respect to Headhunter Group: the annual financial statements for 2019 prepared in accordance with IFRS, with an attached auditor's report; and
(c)	with respect to Headhunter FSU: management accounts prepared in accordance with the Group's management accounting policies as at 31 December 2019.

"Utilisation Period" means:

(a)	with respect to Tranche 1: the period starting on the date of this Agreement and ending on the date falling 10 (ten) days after the date of this Agreement (both said dates being inclusive); and
(b)

with respect to Tranche 2: the period starting on the date of this Agreement and ending on the date falling 270 (two hundred seventy) days after the date of this Agreement (both said dates being inclusive);

"Remuneration Plan Based on Group Equity Instruments" means an agreement contemplating that employees (or former employees) of the Group, members of the board of directors of Headhunter Group and/or the owners of shares and/or participatory interests of any member of the Group receive:

(a)	remuneration in the form of Group Equity Instruments;
(b)

remuneration in the form of funds or provision of other assets, provided that the amount of this remuneration is determined on the basis of and/or is contingent on the value of the Group Equity Instruments; or

(c)	remuneration in the form of provision of Headhunter Group shares to members of the board of directors of Headhunter Group.

"Sanctioned Person" has the meaning given to this term in Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

"Leverage" has the meaning given to this term in Clause 18.3 (Leverage).

"Interest Cover" has the meaning given to this term in Clause 18.4 (Interest cover).

"EBITDA" means the EBITDA of any member of the Group, determined on the last reporting date:

(a)

at the end of the financial year or second financial quarter of the financial year, in accordance with the Group's financial statements for the relevant financial year or second financial quarter of the financial year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1.1(A) or (B); or

(b)	at the end of the first or third financial quarter, based on the relevant financial accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1.1(C).

"Acceptable Lender" means a Lender, which is:

(a)	a Russian legal person, or
(b)

resident of a Treaty State, provided that the status of such a Lender, at the request of an Obligor, is confirmed by a Russian translation of a copy of a document issued by the competent tax authority of the Treaty State, indicating that the qualifying Lender is a tax resident of the Treaty State.

"Applicable Reporting Standards" means the financial reporting standards applicable to any Obligor.

"Proportional Share" means:

(a)

for the purposes of determining the size of the Lender’s participation in the Facility in accordance with any Utilisation Request: the ratio between the Unused Available Commitment of such Lender and the Total Unused Commitments.

(b)for any other purposes:

(i)	in the absence of a Facility Outstanding: the ratio between the Available Commitment of a single Lender and the Total Commitments, or
(ii)

if there is a Facility Outstanding: the ratio between the Facility Outstanding issued to the Borrower by a single Lender, together with the Amount Payable by this Lender, and the Facility Outstanding issued to the Borrower by all Lenders, together with the Amount Payable by all Lenders.

"Interest Period" means, in relation to the Facility Outstanding, each period during which interest is calculated, determined in accordance with the provisions of Clause 10 (Interest Periods), and, in relation to any overdue amount, each period determined in accordance with the provisions of Clause 9.4 (Default Interest).

"Business Day" means any day on which banks are open to conduct ordinary banking operations in Moscow.

"Permitted Financial Indebtedness" means any Financial Indebtedness:

(a)	arising in accordance with the terms of the Finance Documents or permitted by the Finance Documents;
(b)	of a member of the Group that exists on the date of this Agreement, as specified in Schedule 7 (Existing Financial Indebtedness);
(c)	of any Obligor to another Obligor; and

(d)

of any Obligor to persons that are not Obligors unless the total amount of such Financial Indebtedness together with the grand total principal amount owed under loans provided by any Obligor to persons that are not Obligors exceeds 10% (ten percent) of the Group Assets at any point in time.

"Permitted Payments" means:

(a)

any payments made by a member of the Group to any Obligor, provided that such payments do not create obligations for the Obligor to such a member of the Group (in particular, to repay received funds or to transfer assets);

(b)	any payments made by any Obligor to another Obligor;
(c)

payment of distributable profit by Headhunter Group to its shareholders (including by Permitted Redemption) subject to the requirements of Clause 19.12 (Dividend payment and redemption of shares or participatory interests);

(d)

payment to another member of the Group or shareholders of Headhunter Group of funds received by any member of the Group from the sale of shares/participatory interests in another member of the Group that is not an Obligor, provided that after such payment the Leverage will not increase; and

(e)

mandatory payments in accordance with applicable law to shareholders that are not members of the Group or members of legal entities that are members of the Group in the event that such shareholder or member exits this legal person, provided that any payment specified in this definition will not result in the person making such payments having negative net assets.

"Permitted Loans" means loans:

(a)	granted by any Obligor to another Obligor;
(b)	granted by any member of the Group that is not an Obligor, to another member of the Group that is not an Obligor; and
(c)

granted by any Obligor to persons that are not Obligors, unless the total principal amount owed under such loans together with the total Financial Indebtedness of the Obligors to persons that are not Obligors exceeds 10% (ten percent) of the Group Assets at any point in time.

"Permitted Bonds" means exchange-traded interest-bearing non-convertible book-entry bonds with centralised registration of rights, to be traded on the Moscow Exchange (PJSC “Moscow Exchange”), placed by the Borrower by public offering under the Series 001-P Exchange-Traded Bonds Program, provided that:

(a)	the specified bonds will be placed at their par value;
(b)	the aggregate par value of all placed bonds will not exceed RUB 4,000,000,000 (four billion); and
(c)	the placement of the specified bonds will be completed no later than 30 June 2021.

"Permitted Redemption" means the redemption by a member of the Group of its own shares or participatory interests in the charter capital of that member of the Group, provided that:

(a)	if such shares or participatory interests are the subject of a Pledge, such shares or participatory interests will continue to be the subject of such Pledge, regardless of the relevant redemption;
(b)	this member of the Group complies with all applicable legal requirements for such redemption, including requirements regarding the size of the charter capital of this member of the Group; and
(c)	the redeemed shares or participatory interests will be cancelled within the timeframe established by applicable law.

"Permitted Issue" means:

(a)

the issue of shares or increase in charter capital whereby a Group member acquires such issued shares or increases its participatory interest in the charter capital of its Subsidiary, provided the existing shares or participatory interests in the charter capital of such Subsidiary have not been pledged to the Lenders under a Pledge; and

(b)	the issue of Headhunter Group shares as part of the implementation of employee option programs, provided:
(i)	the total face value of such shares amounts to no more than 8% (eight percent) of the total Headhunter Group's charter (share) capital over the entire term of the Facility, and
(ii)	such issue does not result in a Change of Control; and
(c)	the issue of Headhunter Group shares as part of the Secondary Placement with the total value of the placement not exceeding USD 100,000,000.

"Test Date" means the end date of the Relevant Period.

"Relevant Period" means any period of twelve (12) months ending on the last day of the Group's financial quarter or financial half-year or on the last day of the Group's financial year.

"RAS" means accounting rules in accordance with Russian law.

"Obligors’ Websites" means the websites owned by the Obligors and listed in Schedule 8 (Intellectual Property).

"Event of Default" means any event or circumstance specified in Clause 21 (Events of Default).

"Change of Control" has the meaning given to this term in Clause 8.2.2.

"Total Commitments" means the aggregate of the Available Commitments of Tranche 1 and the Available Commitments of Tranche 2 of all Lenders.

"Total Unused Commitments" means the aggregate of the Unused Available Commitments of all Lenders.

"Consent" has the meaning given to this term in Clause 24 (Lenders' decision making).

"Amendment Agreement No. 1" means the amendment Agreement No. 1 to this Agreement dated __________ 2020.

"Party" means a party to this Agreement.

"Finance Party" means each Lender, Arranger, Facility Administrator and Pledge Manager.

"Amount Payable" means the amounts of funds payable by any given Lender or Lenders on the Utilisation Date indicated in a Utilisation Request submitted by the Borrower.

"Material Adverse Effect" means (except when a different meaning of this term is contained in other clauses of this Agreement) in the opinion of the Majority Lenders a material adverse effect on:

(a)	the Obligors' and Pledgors' ability to perform their obligations under any Financial Document;
(b)	the validity or ranking of the security that is provided or should be provided under any Financial Document or its enforceability; or
(c)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

"Material Group Member" means any Obligor, as well as any Group member, whose EBITDA, Assets and Revenues determined as of the last reporting date, based on the consolidated financial statements of the Group for the financial year or the consolidated financial statements of the Group for the first financial half-year of the financial year, prepared in accordance with IFRS and provided to the Facility Administrator in accordance with Clause

17.1.1(A) or (B), exceed 2.5% (two point five per cent) of the corresponding consolidated indicators of the Group based on the same financial statements.

"Existing Commercial Contracts" means the following agreements between the Borrower as lessee and Caliber PJSC (PSRN 1027739877813, TIN 7717042053) as lessor for the lease of the Borrower's office in Moscow:

(a)lease agreement No. 5536 dated 10 December 2018; and

(b)lease agreement No. 5536 dated 10 December 2018.

"Existing Facility Agreement" means the syndicated facility agreement dated 16 May 2016 as amended by:

(a)	amendment agreement No. 1 dated 14 December 2016;
(b)	amendment agreement No. 2 dated 28 June 2017;
(c)	amendment agreement No. 3 dated 5 October 2017;
(d)	amendment agreement No. 4 dated 29 December 2017;
(e)	amendment agreement No. 5 dated 22 April 2019; and
(f)	amendment agreement No. 6 dated 11 March 2020,

between (1) Zemenik as borrower 1, (2) Headhunter Group as borrower 2, (3) VTB as the arranger, (4) VTB as the lender, and (5) VTB as the facility administrator.

"Existing Pledges" means the pledges entered into to secure performance of the obligations of Zemenik and Headhunter Group under the Existing Facility Agreement.

"Facility Administrator's Account" means the Facility Administrator's account used for making transfers under the Finance Documents, the details of which the Facility Administrator sends to the Parties.

"Disruption Event" means:

(a)

a significant failure in those payment or communication systems or financial markets, the operation of which is required in order to make payments (or other operations to be executed) under transactions contemplated by the Finance Documents, which occurred for reasons beyond the control of any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or settlement operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties under the Finance Documents,

and which was not caused by the Party whose operations were disrupted, and occurred for reasons beyond the control of such Party.

"Obligors’ Trademarks" means the trademarks registered by Obligors and specified in Schedule 8 (Intellectual Property).

"Tranche" means Tranche 1 and Tranche 2.

"Tranche 1" means part of the Facility granted to the Borrower under the terms of this Agreement in the amount of the Available Commitment of Tranche 1.

"Tranche 2" means part of the Facility granted to the Borrower under the terms of this Agreement in the amount of no more than the Available Commitment of Tranche 2.

"Financial Indebtedness" means any indebtedness formed as a result of:

(a)	receiving funds in the form of a loan or credit;

(b)	obtaining a trade credit, commercial loan for a term of over thirty (30) days or issuing an uncovered letter of credit if such debt falls within the category of "financial indebtedness" under IFRS;
(c)	issuing bonds, promissory notes and any other debt instruments;
(d)	entering into a finance lease contract (to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);
(e)

executing transactions with derivatives in order to protect against, or benefit from, fluctuations in any rates, interest rates or prices, with the amount of the transaction with such derivatives to be calculated based on the market indicators at any time;

(f)	executing repo transactions or any other transaction that constitutes borrowing under IFRS;
(g)	assuming liability for damages or expenses incurred by entities that are not members of the Group;
(h)	entering into Remuneration Plans based on Group Equity Instruments; or
(i)	executing transactions whereby obligations are assumed:
(i)	under a surety or guarantee with respect to the performance of any obligations by persons that are not members of the Group, with the exception of any Placement Indemnity; or
(ii)	in respect of the reimbursement of a payment under a surety or guarantee to the guarantor or surety; or
(iii)	in respect of a liability relating to receivables on recourse terms of any buyer of accounts receivables sold or discounted,

or other indebtedness having an economic nature of a borrowing under IFRS, in each case without double counting.

"Finance Document" means:

(a)	this Agreement;
(b)	each Security Document;
(c)	each Lender Rights Assignment Agreement;
(d)	each Utilisation Request; and
(e)	any other document that (i) the Facility Administrator or the Pledge Manager and (ii) the Borrower have agreed in writing to be considered a Finance Document.

"Holding Company" as applied to a legal person, means any other legal person for which the first legal person is a Subsidiary.

"Cash Equivalents" has the meaning given to this term in IFRS.

"ELQ Investors VIII" means ELQ Investors VIII Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 9182214, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

"Headhunter FSU" means Headhunter FSU Limited, a limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 178226, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

"Headhunter Group" means Headhunter Group PLC, a public limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 332806, that is registered at 42 Dositheou, Strovolos 2028, Nicosia, Cyprus).

"Highworld" means Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 1802016, registered at: Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI.

1.2	Interpretation
1.2.1	In this Agreement, unless the context otherwise requires:
(A)

references to the "Facility Administrator", the "Pledge Manager", the "Arranger", any "Finance Party", any "Lender", any "Obligor", any "Pledgor" or any "Party" include their successors as required by law or this Agreement;

(B)	a document "in an agreed form" means a document agreed in writing by the Facility Administrator and the Borrower;
(C)	"assets" include existing or future property, income and rights of any nature;
(D)

reference to "Finance Document" or other agreement, document or financial instrument includes such Finance Document or other agreement, document or financial instrument with all amendments and additions made thereto at any time;

(E)	"person" includes any natural person, legal person, state body, government or state;
(F)

"law" means any law, ruling, decree, order, decision, regulation, rule, official directive, requirement or recommendation of any legislative or executive state, municipal, interstate or international body, ministry, department, service, agency or committee of either a self-regulatory organisation or any judicial body;

(G)	reference to a provision of law is a reference to such provision with all amendments and additions made thereto at any time;
(H)	it is understood that the words "include" and "including" are accompanied by the words “inter alia”;
(I)	Clause or Schedule means a reference to a clause of this Agreement or a schedule to it; and
(J)	any reference to the time of day implies Moscow time, unless otherwise specified in the Agreement.
1.2.2

Unless the context otherwise requires, a reference to "month" means a period beginning on one of the days of a calendar month and ending on the same date of the next calendar month, with the following exceptions:

(A)	if the relevant date is not a Business Day, such period shall end on the next Business Day (if any) of that month or (if none) on the preceding Business Day; and
(B)	if there is no corresponding date in such month, then this period shall end on the last Business Day of this month.
1.2.3	For the purposes of this Agreement, "control" means:
(A)	the right (existing by virtue of direct or indirect participation in the charter capital of a legal person, on the basis of a written agreement by virtue of law or otherwise), which allows:
(1)	to vote or control the voting of at least 50 percent of the maximum number of votes entitled to vote at the general meeting of the legal person; or
(2)

to appoint or remove from office a person who performs the functions of the sole executive body of a legal person or all or the majority of the members of any collegial management bodies of a legal person; or

(3)	to give binding instructions regarding the activities or financial policies of a legal person; and (or)

(B)	to directly or indirectly own at least 50 percent of ordinary shares or participatory interests in the charter capital of a legal person;

and "controlled" and "to control" have a corresponding meaning.

1.2.4

Unless otherwise provided for in this Agreement, interest and amounts of remuneration payable by an Obligor under any Finance Document shall be calculated in accordance with the provisions of the relevant Finance Document and calculated based on the actual days elapsed and a year of 365/366 (three hundred and sixty-five/three hundred and sixty-six) days.

1.2.5	The headings used in this Agreement shall have no effect on how the Agreement is interpreted.
1.3	Currency symbols

In this Agreement:

1.3.1	"₽", "RUB", "rouble", and "Russian rouble" mean the official monetary unit (currency) of the Russian Federation;
1.3.2	"U.S. dollar", "USD" or "$" means the legal tender of the United States of America; and
1.3.3	"Euro", "EUR" or "€" means the monetary unit (currency) of the member countries of the currency union that operates within the framework of the European Union.
2.	SUBJECT MATTER OF THE AGREEMENT
2.1	Loan Relations
2.1.1

Subject to the Borrower's compliance with the provisions of this Agreement, each Lender shall grant the Facility to the Borrower in the amount of its Available Commitment and to properly perform the obligations contemplated by this Agreement during its term, while the Borrower shall properly perform the obligations contemplated by this Agreement during its term, including the obligation to repay to each Lender the Facility Outstanding received from it, the interest on it, and to pay the other amounts contemplated by this Agreement and other Finance Documents to the Finance Parties.

2.1.2

A Lender's obligation to grant the Facility to the Borrower under the relevant Tranche arises after the Borrower has fully complied with the requirements contemplated by Clause  4 (Conditions Precedent).

2.2	Finance Parties
2.2.1

Each Lender has an independent right to demand that the Borrower repays the Facility Outstanding, interest and other payments contemplated by the terms of this Agreement.  Except as provided for in this Agreement, each Finance Party has the right to independently enforce its rights under the Finance Documents. At the same time, the Finance Parties shall exercise their rights subject to the provisions of Clause 24 (Finance Parties).

2.2.2

No Finance Party shall be liable for the obligations of another Finance Party under the Finance Documents. In the event that any Lender refuses to grant the Facility on the basis contemplated by Clause 6 (Termination of Lender’s obligations), and also if a Lender violates its obligation to grant the Facility within its Available Commitment, the Facility amount shall be reduced by this Lender’s Available Commitment.

2.3	Facility Administrator
2.3.1

This Agreement defines the conditions and procedure for appointing a Facility Administrator and its carrying out of legal and other actions on behalf and in the interests of all Lenders and other Finance Parties.  The authority of the person performing the functions of the Facility Administrator is determined in accordance with the provisions of Clause 24.2 (Appointment of the Facility Administrator). However, the provisions of this Agreement governing the relations of the Facility Administrator and the Lenders will apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Facility Administrator" shall be deemed to refer to the single Lender.

2.3.2

The Lenders (with the exception of a Lender acting as the Facility Administrator) and the Facility Administrator hereby confirm that the Facility Administrator shall act without a power of attorney being issued to it and irrespective of the issuing of such power of attorney.

2.3.3

If the number of Lenders falls to one, then until there is more than one Lender, all the provisions in this Agreement and other Finance Documents that govern the relations of the Facility Administrator and the Borrower shall be deemed as provisions governing the relations of the sole Lender and the Borrower.

2.4	Relations with regard to pledge management
2.4.1

This Agreement defines the conditions and procedure for appointing the Pledge Manager and its carrying out of legal and other actions on behalf and in the interests of all Lenders.  The authority of the person performing the functions of the Pledge Manager is determined in accordance with the provisions of Clause 22.2 (Status of the Lenders and appointment of a Pledge Manager). However, the provisions of this Agreement governing the relations of the Pledge Manager and the Lenders will apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Pledge Manager" shall be deemed to refer to the single Lender.

2.4.2

If the number of Lenders falls to one, then until there is more than one Lender, all the provisions in this Agreement and other Finance Documents that govern the relations of the Pledge Manager and the Borrower shall be deemed as provisions governing the relations of the sole Lender and the Borrower

2.5	Application of certain provisions in the Finance Documents concerning the syndicated nature of the Facility

The provisions of this Agreement and other Finance Documents concerning the syndicated nature of the Facility specified herein, in particular the provisions of Clause 22 (Facility security), Clause 24 (Finance Parties), Clause 25.3 (Distribution of funds by the Facility Administrator), and Clause 25.5 (Payments not through the Facility Administrator), shall apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Facility Administrator", "Pledge Manager", "Finance Party", and "Majority Lenders" shall be deemed as references to the single Lender, and this Agreement and other Finance Documents shall be interpreted and applied based on the fact that the Lender according to the Finance Documents is the sole Lender.

2.6	Legal nature of the Agreement

This Agreement is a mixed agreement containing elements of a syndicated facility agreement, pledge management agreement, a lenders' agreement on the procedure for exercising their rights, and an agency agreement.  Accordingly, this Agreement governs, among other things, the relations between:

2.6.1	the Lenders;
2.6.2	the Lenders and the Borrower;
2.6.3	the Facility Administrator and the Lenders;
2.6.4	the Pledge Manager and the Lenders; and

2.6.5	the Facility Administrator, the Pledge Manager, and the Borrower.
3.	PURPOSE
3.1

The Borrower shall use Tranche 1 solely to issue loans in favor of Zemenik and Headhunter Group under Loan Agreements Between the Borrowers for the purpose of further immediate paydown of the amounts owed by Zemenik and Headhunter Group under the Existing Facility Agreement.

3.2	The Borrower shall use Tranche 2 solely for:
3.2.1	general corporate purposes;
3.2.2	funding transactions to acquire the shares and participatory interests of third parties and to make contributions to the charter capital of third parties; and
3.2.3	paying out dividends, acquiring shares of Headhunter Group or distributing funds to Headhunter Group shareholders in another form.
3.3	Funds received by the Borrower hereunder may not be used for:
3.3.1	paying fees and costs under this Agreement; or
3.3.2	other purposes not listed by this Agreement as permitted.
4.	CONDITIONS PRECEDENT
4.1	Initial Conditions Precedent
4.1.1	To utilise Tranche 1, the Borrower shall:
(A)	deliver to the Facility Administrator the documents and information listed in Part A of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(B)	deliver to the Facility Administrator the documents and information listed in Part B of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(C)	send a duly completed Utilisation Request to the Facility Administrator for Tranche 1.
4.1.2	To utilise Tranche 2, the Borrower shall:
(A)	deliver to the Facility Administrator the documents and information listed in Part A of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(B)

deliver to the Facility Administrator the documents and information listed in Part C of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, that conform to the purpose of the Facility as stated in the Utilisation Request;

(C)

provide the Facility Administrator with a certificate signed by an authorised representative of the Borrower containing information on the absence, or aggregate par value, of the placed Permitted Bonds for the purpose of determining the Available Commitment of Tranche 2; and;

(D)	send a duly completed Utilisation Request to the Facility Administrator for Tranche 2.
4.1.3

The Utilisation Request may be sent by the Borrower after the Borrower and the Lenders have received a notification from the Facility Administrator that the Borrower has duly fulfilled the applicable conditions listed in Schedule 2 (Conditions Precedent).

4.2	Submission of Utilisation Requests
4.2.1	The Borrower may send to the Facility Administrator:
(A)	in respect of Tranche 1: only one duly executed Utilisation Request for the full amount of Tranche 1; and
(B)

in respect of Tranche 2 one or more duly executed Utilisation Requests, but the amount of the Facility specified by the Borrower in the relevant Utilisation Request may not exceed the amount of the Aggregate Unused Available Commitment of Tranche 2, and may not be less than RUB 500,000,000 (five hundred million) (other than a Utilisation Request for the entire balance of the Aggregate Unused Available Commitment for Tranche 2).

4.2.2

Unless otherwise agreed with the Facility Administrator, the Borrower must submit each Utilisation Request to the Facility Administrator no later than at 12:00 noon, 2 (two) Business Days before the proposed Utilisation Date.

4.2.3

Each Utilisation Request must be signed by an authorised person of the Borrower. Each Utilisation Request must include the requested amount of the Facility and the Utilisation Date, which is a Business Day within the relevant Utilisation Period.

4.2.4	The Borrower may not withdraw a Utilisation Request that it has sent to the Facility Administrator after it has been received.
5.	GRANTING OF FACILITY
5.1.1

After receiving any Utilisation Request, the Facility Administrator shall immediately send to each Lender a copy of the Utilisation Request and inform each Lender of the amount corresponding to its Proportional Share in the requested Facility.

5.1.2

In the absence of the circumstances specified in Clause 6 (Termination of Lender’s obligations), each Lender shall transfer to the Facility Administrator the amount corresponding to its Proportional Share in the Facility requested by the Borrower no later than 12:00 noon of the Utilisation Date specified in the relevant Utilisation Request.

5.1.3

Not later than on 15:00 on the relevant Utilisation Date, the Facility Administrator shall transfer to the Borrower the amount of the Facility specified in the Utilisation Request, into the account specified in that Utilisation Request, but not more than the Facility amount received from the Lenders.

6.	TERMINATION OF LENDER’S OBLIGATIONS
6.1	Each Lender’s obligation to grant a Facility to the Borrower shall terminate in whole or in part, depending on the following circumstances:
6.1.1	if a Facility is granted in the amount of the Available Commitment of the relevant Lender;
6.1.2	upon expiry of the relevant Utilisation Period; and
6.1.3	in other instances established by law.
6.2	Each Lender has the right to refuse to perform its obligations to grant a loan to the Borrower:
6.2.1	if there are circumstances that clearly indicate that the Facility will not be repaid by the Borrower within the period specified in the Agreement; or
6.2.2	if there is an Event of Default as per Clause 21.18 (Acceleration) and the corresponding notification is sent by the Facility Administrator to the Borrower; or
6.2.3	if there are circumstances specified in Clause 8.1 (Illegality) and Clause 8.2 (Change of Control).

6.3

In the event that any Lender refuses to grant the Facility on the basis of this Clause 6, the Parties agree that such Lender does not bear any liability to the Borrower or to any Finance Party for refusing to grant the Facility.

7.	REPAYMENT OF FACILITY
7.1.1

The Borrower shall repay the Facility Outstanding by transferring quarterly payments into the Facility Administrator's Account on the Interest Payment Dates according to the repayment schedule given in Schedule 6 (Repayment schedule).

7.1.2	On the Final Repayment Date the Borrower shall repay the Facility Outstanding in full.
7.1.3	The Borrower may not submit a Utilisation Request for an amount of Facility Outstanding that the Borrower has repaid.
8.	EARLY REPAYMENT AND CANCELLATION OF FACILITY
8.1	Illegality

If, in accordance with any applicable law, the granting of the Facility to the Borrower and/or participation in it becomes illegal for any Lender, then:

8.1.1	such Lender must notify the Facility Administrator and the Borrower as soon as it becomes aware of this;
8.1.2	any unfulfilled obligation of such Lender with respect to the Facility shall terminate on the date of the notification specified therein; and (or)
8.1.3

the Borrower shall repay the amount corresponding to the Proportional Share of such Lender in the Facility on the last day of the Interest Period in which a Lender became aware of the illegality of the participation in the Facility, or (if earlier) on the date specified by a Lender in the notification  specified in Clause 8.1.1, which cannot be earlier than the date established by law.

8.2	Change of Control
8.2.1	If there is a Change of Control:
(A)	the Borrower shall notify the Facility Administrator immediately after it becomes aware of this; and
(B)

if this is requested by the Majority Lenders, the Facility Administrator shall send a notification to the Borrower and demand immediate repayment of the entire amount of the Facility Outstanding with all accrued interest and other amounts payable by the Borrower, while the Borrower shall repay the amount of the Facility Outstanding in full in accordance with the demand specified in the Facility Administrator’s notification.

8.2.2	For the purposes of Clause 8.2.1, "Change of Control" means (with the exception of changes permitted in accordance with the Finance Documents, including as a result of a Permitted Payment):
(A)

that the Beneficiaries have lost the right, existing by virtue of their joint direct or indirect participation in the charter capital of any member of the Group, on the basis of a written agreement, by law or otherwise, to exercise the right to vote (or control the exercise of the right to vote) based on the quantity of voting shares in the share capital of Headhunter Group that is:

(1)	over 50% (fifty percent) of the total number of Headhunter Group voting shares, except in the case referred to in subparagraph (2) below; and
(2)	if the threshold referred to in subparagraph (1) above is not met as a result of Secondary Placement – over 35% (thirty five percent) of the total number of Headhunter Group voting shares; or

(B)	that the Beneficiaries have ceased to jointly own, directly or indirectly, voting shares in the share capital of Headhunter Group at a level of:
(1)	over 50% (fifty percent) of the total number of Headhunter Group voting shares, except in the case referred to in subparagraph (2) below; and
(2)	if the threshold referred to in subparagraph (1) above is not met as a result of Secondary Placement – over 35% (thirty five percent) of the total number of Headhunter Group voting shares; or
(C)	that the Beneficiaries have lost the right to appoint or remove from office (including by replacing them) the majority of the members of the Headhunter Group collegial management bodies; or
(D)

that Elbrus has lost the right it enjoyed by virtue of its direct or indirect participation in the charter capital of any Group member, under a written agreement, by virtue of the law or otherwise to exercise its voting right (or control the exercise of its voting right) based on the quantity of voting shares in the share capital of Headhunter Group at a level above 17.5% (seventeen point five percent) of the total number of Headhunter Group voting shares; or

(E)

that Elbrus has ceased to directly or indirectly own voting shares in the share capital of Headhunter Group at a level above 17.5% (seventeen point five percent) of the total number of the voting shares of Headhunter Group; or

(F)

that Elbrus has lost the right to appoint or remove from office (including by replacing them) the majority of those members of the Headhunter Group collegial management bodies that the Beneficiaries, acting jointly, have the right to appoint or remove.

For the purposes of Clause 8.2.2:

"Beneficiaries" means, jointly:

(i)	Elbrus; and
(ii)	Goldman Sachs Group, Inc. (registration number 2923466, registered address: 1209 Orange Street, Wilmington, Delaware 19801, United States of America).

"Elbrus" means, jointly:

(i)	Elbrus Capital Fund II, L.P. (registration number: 63023, registered address: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands); and
(ii)	Elbrus Capital Fund II B, L.P. (registration number: 68103, registered address: 190 Elgin Avenue, KY1-9005 George Town, Grand Cayman, Cayman Islands).
8.3	Mandatory early repayment upon issue of Permitted Bonds
8.3.1	If:
(A)	there is Facility Outstanding under Tranche 2 at the time of placement of the Permitted Bonds; and
(B)	the amount of the Facility Outstanding under Tranche 2 and the aggregate par value of all placed Permitted Bonds exceeds RUB 5,000,000,000 (five billion),

the Borrower shall, on the Business Day on which the funds that it received as a result of the placement of the Permitted Bonds were transferred by the Underwriter from his special brokerage account to the Borrower’s settlement account or otherwise received by the Borrower, to pay the necessary amount towards early repayment of the Facility Outstanding under Tranche 2 so that the amount specified in subparagraph (B) above does not exceed RUB 5,000,000,000 (five billion).

8.4	Voluntary Early Repayment of Facility Outstanding
8.4.1

The Borrower is entitled, subject to giving the Facility Administrator at least 10 (ten) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding or any part thereof. The amount of the Facility Outstanding being repaid early must be at least RUB 50,000,000 (fifty million).

8.4.2	Partial early repayment of the Facility Outstanding shall reduce the obligation of the Borrower to repay the Facility Outstanding to each Lender rateably.
8.4.3

Any early payment by the Borrower pursuant to Clause 8.3.1 will be used to repay the Facility Outstanding, the payment of which is due in chronological order. Furthermore, the amount of such early payment shall be used to repay all Tranches in proportion to the amount of the next payment under each such Tranche.

8.4.4

Within 30 (thirty) days after the Facility Administrator has submitted a demand to a Borrower in accordance with Clause 13.1 (Additional Costs), the Borrower has the right, subject to giving the Facility Administrator at least 5 (Five) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding.  In this case, no Early Repayment Fee shall be charged.

8.5	Fee for Early Repayment of Facility Outstanding
8.5.1

In the event of early repayment of the Facility Outstanding or part thereof, the Borrower shall pay the Facility Administrator for subsequent distribution between the Lenders in proportion to their Proportional Shares a fee for the early repayment of the Facility Outstanding ("Early Repayment Fee"), the amount of which is determined in accordance with Clause 8.4.2.

8.5.2	The amount of the Early Repayment Fee shall be:
(A)

0.5% (zero point five percent) of the amount of early repayment of the Facility Outstanding under Tranche 2 in the event of early repayment using the funds received from the issue of the Permitted Bonds, in accordance with Clause 8.3 (Mandatory early repayment upon issue of Permitted Bonds) not later than 31 July 2021 (inclusive);

(B)

excluding early repayment of the Facility Outstanding under Tranche 2 in accordance with subparagraph (A) above, 2.0% (two percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date of this Agreement and ending on the date falling 18 months after the date of  this Agreement (including such date);

(C)

1.5% (one point five percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date falling 18 months after the date of this Agreement (not including such date), and ending on the date falling 24 months after the date of this Agreement (including such date); and

(D)

1.0% (one percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date falling 24 months after the date of this Agreement (not including such date), and ending on the date falling 36 months after the date of this Agreement (including such date).

8.5.3

In the event early repayment of the Facility Outstanding or part thereof is made after the expiry of 36 (thirty six) months since the date of this Agreement (not including such date), no Early Repayment Fee shall be charged.

8.6	Other provisions
8.6.1

The Borrower does not have the right to withdraw its notification regarding early repayment of the Facility Outstanding or part thereof. Such notification must specify the relevant repayment date and the amount of the Facility Outstanding repaid early.

8.6.2

If the Facility Administrator receives any notification under this Clause 8, it shall send a copy of this notification to the Party to which this notification is addressed on the same Business Day. The Facility Administrator must notify all Lenders of receipt of the relevant notification within no more than one Business Day from the date of receipt of this notification.

8.6.3	Whenever the Facility Outstanding is repaid early, the Borrower shall repay the Facility Outstanding along with all interest accrued on it as of the repayment date and other amounts owed by Borrower.
8.6.4

The Borrower does not have the right to repay the Facility Outstanding or any part thereof early, or to refuse to receive the Facility or part thereof, on terms not expressly contemplated by this Agreement.

8.6.5

The Borrower is not entitled to submit a Utilisation Request with respect to the amount of the Facility, which this Borrower has refused to receive, and also with respect to the amount of the Facility Outstanding that the Borrower repaid early.

9.	INTEREST
9.1	Interest calculation

The interest rate in respect of the Facility Outstanding for each Interest Period is an annual interest rate equal to the sum of:

9.1.1	the Margin; and
9.1.2	the Key Rate.
9.2	Margin revision
9.2.1

When any of the circumstances specified in this Clause 9.2.1 occur, the Margin with the Consent of the Majority Lenders shall increase by 0.5% (zero point five percent) per annum, starting from the first day of the Interest Period following the relevant Test Date (regarding which the Facility Administrator shall inform the Borrower in writing) if:

(A)	on any Test Date falling in 2020, the Leverage is more than 3.0:1; or
(B)	the Leverage is more than 2.5:1 on any following Test Date.
9.2.2

Clause 9.2.1 shall remain effective until the first day of the Interest Period following a Test Date on which the Leverage is less than 2.5:1, provided the Facility Administrator has received confirmation that the Leverage is less than 2.5:1.

9.3	Interest Payment

The Borrower shall pay the Facility Administrator for the account of the Lenders interest on the Facility Outstanding on each Interest Payment Date.

9.4	Default Interest
9.4.1	If the Borrower fails to fulfil an obligation to pay any amount that it owes under the Finance Document within the prescribed period, default interest shall accrue on the overdue amount from the day, following the due date up to the date of actual payment (both before and after judgement).

9.4.2

Said default interest shall accrue in the amount of 2/365 of the interest rate, determined in accordance with Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision), of the amount of overdue debt under the Financial Document for each day of delay.

9.4.3	Default interest accrued under this Clause 9.4 must be paid by the Borrower immediately upon the request of the Facility Administrator.
9.4.4

The Parties agree that payment by the Borrower of the default interest contemplated by this Clause 9.4 does not in any way restrict the Lenders’ rights to pursue any other legal remedies, including the right to seek indemnification from the Borrower for damages and expenses caused by the Borrower's delay to the extent not covered by the default interest.

9.4.5

For the avoidance of doubt, the Parties confirm that the default interest contemplated by this Clause 9.4 shall be paid by the Borrower in addition to and in excess of the interest contemplated by Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision).

9.5	Notification of Key Rate
9.5.1	Subject to the provisions of Clause 9.5.4, the Key Rate in effect on each day of the Interest Period shall be used to calculate the accrued interest.
9.5.2	The Facility Administrator shall notify each Party on each Utilisation Date of the amount of the Key Rate in effect on the relevant Utilisation Date.
9.5.3

If the Key Rate changes after any given Utilisation Date, the new Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the effective date of the modified Key Rate, of which the Facility Administrator shall notify the Parties no later than the Business Day following the effective date of the modified Key Rate.

9.5.4

Notwithstanding the provisions of Clause 9.5.3, if the effective date of the modified Key Rate falls on the last day of any Interest Period, the relevant modified Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the first day of the next Interest Period.

10.	INTEREST PERIODS
10.1.1

The first Interest Period relating to Tranche 1 shall begin on the day following the Utilisation Date of Tranche 1 and end on the Interest Payment Date following the Utilisation Date of Tranche 1. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche 1, the first Interest Period relating to Tranche 1 shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche 1. Each subsequent Interest Period shall start on the day following the last day of the previous Interest Period, and end on the Interest Payment Date immediately following that day.

10.1.2

The first Interest Period relating to Tranche 2 shall begin on the day following the Utilisation Date of Tranche 2 and end on the Interest Payment Date following the Utilisation Date of Tranche 2. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche 2, the first Interest Period relating to Tranche 2 shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche 2.

10.1.3	Starting from the Interest Period immediately following the end of the first Interest Period relating to Tranche 2:
(A)	the Facility Outstanding relating to Tranche 1 and the Facility Outstanding relating to Tranche 2 shall be combined into a single Facility Outstanding

(hereinafter referred to as "Facility Outstanding on Tranches 1 and 2") for the purposes of determining the Interest Period;

(B)	the Interest Periods relating to Facility Outstanding on Tranches 1 and 2 shall be determined in accordance with Clause 10.1.1; and
(C)	the last Interest Period relating to Facility Outstanding on Tranches 1 and 2 shall end on the Final Repayment Date.
11.	FEES OF FINANCE PARTIES
11.1	Facility commitment Fee
11.1.1

The Borrower shall pay the Facility Administrator, for subsequent distribution among the Lenders in proportion to their Proportional Shares, a Facility commitment fee with respect to Tranche 2 at a rate of 0.30% (zero point three zero percent) of the Unused Available Commitment of Tranche 2 (excluding the Amount Payable).

11.1.2	Said Facility commitment fee shall be charged on the Unused Available Commitment of Tranche 2 for each day of the Tranche 2 Utilisation Period and shall be paid:
(A)	on each Interest Payment Date during such Utilisation Period; and
(B)	on the Interest Payment Date immediately following the last day of the Utilisation Period.

The amount of the Unused Available Commitment of Tranche 2  for the purpose of calculating the Facility commitment fee is subject to adjustment in accordance with the definition of the term "Available Commitment of Tranche 2" in Clause 1.1 (Terms) following the placement of the Permitted Bonds starting from the date following the date on which the Borrower notifies the Facility Administrator of the completed placement and the par value of the placed Permitted Bonds.

11.1.3	No Facility commitment fee shall be charged with respect to Tranche 1.
11.2	Facility Fee

The Borrower shall pay the Facility Administrator, for subsequent distribution among the Lenders in proportion to their Proportional Shares, a Facility fee in the amount of 0.5% (zero point five percent) of the Total Commitment no later than 10 Business Days after the date of this Agreement or after the first Utilisation Date, whichever occurs earlier.

12.	TAXES
12.1	Tax gross-up
12.1.1

No later than 3 (three) Business Days after an Obligor or Lender becomes aware that an Obligor must make a Tax Deduction (or that changes have been made to the Tax Deduction rate or base), the Borrower or Lender (as the case may be) shall notify the Facility Administrator, and the Borrower shall also ensure that the relevant notification is sent by the other Obligors. If the Facility Administrator receives such notification from the Lender, it must notify the relevant Obligor accordingly.

12.1.2

If, in accordance with the law, an Obligor must make a Tax Deduction in respect of any amount to be transferred to a Finance Party under the Finance Documents, the amount payable by an Obligor to a Finance Party shall be increased so that after the Tax Deduction the relevant Finance Party would receive the same amount that it would have received had such withholding in the form of the Tax Deduction not been required. However, an Obligor is not obliged to increase the amounts paid to the Finance Parties by the amount of the Tax Payment, if at the date of the relevant payment, any Finance Party ceased to be an Acceptable Lender for any reason not connected with a change in the law.

12.1.3

Within 30 (thirty) days after the Tax Deduction, the Borrower shall procure that it and other Obligors (as applicable) provide the Facility Administrator, for transfer to the relevant Finance Party, with evidence that is acceptable to that Finance Party confirming that the withheld amount of the Tax Deduction was transferred by an Obligor into the state budget in accordance with the requirements of applicable law.

12.2	Tax indemnity
12.2.1

Within 3 (three) Business Days after the Facility Administrator has submitted the relevant demand, an Obligor must pay to a Finance Party, which is not a Russian legal person, an amount equivalent to the Tax paid by a Finance Party, or the Tax that is payable in the opinion of that Finance Party, in connection with any Finance Document.

12.2.2	The provisions of paragraph 12.2.1 above shall not apply:
(A)	in respect of Taxes paid by a Finance Party:
(1)	as required by the law of the Russian Federation; or
(2)	in accordance with the law of the jurisdiction in which the lending division of that Finance Party that is connected with the amounts received or receivable in such jurisdiction is located,

if such Tax is levied or accrued on the basis of the net income received or receivable by such Finance Party; or

(B)	to the extent that costs related to the payment of Taxes shall be indemnified by increasing the payment amount in accordance with Clause 12.1 (Tax gross-up).
12.2.3

A Finance Party that is submitting or intends to submit a demand in accordance with Clause 12.2.1 shall immediately notify the Facility Administrator of the event that will become or has become the basis for submitting this demand, whereupon the Facility Administrator must notify the Borrower accordingly.

12.3	Tax Relief

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

12.3.1	a Tax Relief may be applied to an additional payment that includes such Tax Payment, to such Tax Payment or Tax Deduction which resulted in such Tax Payment being required; and
12.3.2	such Finance Party has received such Tax Relief,

such Finance Party shall transfer to such Obligor an amount that will leave such Finance Party (after making such payment) in the same after-Tax position that it would have been in had the Obligor not been required to make such Tax Payment.

12.4	Charges and duties

Within 3 (three) Business Days after receiving the relevant demand of the Finance Party, the Borrower shall procure that it, as well as other Obligors, indemnify this Finance Party for all its expenses incurred due to the payment of state and stamp duties, registration charges and all other similar Taxes payable in connection with any Finance Document.

12.5	Value Added Tax (VAT) and other taxes

In the cases contemplated by the Russian law on taxes and charges, the fees due to the Finance Parties shall be increased by the relevant amounts of VAT calculated at the applicable tax rate.

13.	ADDITIONAL COSTS
13.1	Additional Costs
13.1.1

Subject to Clause 13.3 (Exemptions), the Borrower shall, within 3 (three) Business Days of the expiration of 30 (thirty) days from when the relevant Facility Administrator submitted the relevant demand, pay the relevant Finance Party the Additional Costs incurred by such Finance Party for the period after the expiration of such thirty-day period due to any law being enacted, or law (or the practice of its interpretation or application) being amended after the date of this Agreement or due to a central bank or other competent authority imposing an obligation in the relevant jurisdiction for the Finance Parties to apply or comply with the standards established in Basel III.

13.1.2	In this Clause "Additional Costs" means:
(A)	additional costs or losses incurred by a Finance Party due to a reduction in any amounts received or receivable; or
(B)	any additional or increased costs or losses; or
(C)	expenses or losses related to the reduction of any amount payable by the Borrower in accordance with any Finance Document,

which any Finance Party incurs in connection with its being a Party to this Agreement.

13.1.3

For the avoidance of doubt, the Additional Costs under this Clause 13 shall be paid by the Borrower as a fee for the use of the Facility in addition to the interest and other amounts due from the Borrower.

13.2	Additional Cost Claims

A Finance Party that files a claim in accordance with this Clause 13 shall notify the Facility Administrator of the circumstances that formed the basis for such a claim and provide it with a reasonable calculation of the Additional Costs, whereupon the Facility Administrator shall notify the Borrower within 1 (one) Business Day and submit to it the calculation received from the Finance Party.

13.3	Exemptions

The provisions of this Clause 13 shall not apply if the Additional Costs:

13.3.1	shall be indemnified to a Finance Party in accordance with another Clause of the Agreement, or would be indemnified in the absence of exemptions from such Clause;
13.3.2	are caused by a Finance Party's willful non-compliance with the law; or
13.3.3

are caused by the application or compliance with the standards established in Basel II (as amended as of the date of this Agreement) or in the regulations of the Central Bank of the Russian Federation or in any other law by which the provisions of Basel II are implemented, except for the changes arising from Basel III.

14.	OTHER INDEMNITIES
14.1	Currency indemnity

If any amount ("Amount") payable to a Finance Party by an Obligor in accordance with the Finance Documents or on the basis of a court, arbitrazh or arbitration court decision, has to be converted from the currency in which such amount is to be paid (the "First Currency") into another currency (the "Second Currency") or is to be calculated in the Second Currency, for the following purposes:

14.1.1	the filing of any claim against such Obligor; or

14.1.2	the enforcement of any judicial or arbitration award in any judicial, arbitrazh or arbitration proceedings,

the Borrower shall procure that it and other Obligors (as applicable), within 5 (five) Business Days from receipt of the relevant demand, indemnify each Finance Party to which such Amount is due, for the costs arising as a result of such conversion, including the difference between:

(A)	the exchange rate used to convert said Amount from the First Currency into the Second Currency, and
(B)	the exchange rate available to that person at the time it received the Amount.
14.2	Other indemnities

Within 10 (ten) Business Days from receipt of the relevant demand, the Borrower shall indemnify each Finance Party for the amount of all documented costs incurred by the respective Finance Party:

14.2.1	as a result of an Event of Default; or
14.2.2

(if such costs are incurred through no fault of a Finance Party or do not result from a Finance Party's negligence, with the exception of circumstances beyond the control of a Finance Party (not including the imposition of international sanctions)) as a result of:

(A)	the inability to grant the Facility to the Borrower in accordance with a Utilisation Request due to any provisions of this Agreement; or
(B)	the Borrower's inability to effect early repayment of the Facility Outstanding or part thereof, despite a notification of early repayment having been submitted to the Facility Administrator.
14.3	Indemnity to the Facility Administrator

The Borrower shall indemnify the Facility Administrator for all documented costs incurred by the Facility Administrator due to:

14.3.1	an investigation of any event that the Facility Administrator has reason to believe is a Default; or
14.3.2	actions being taken on the basis of any notification or order of any Finance Party in accordance with this Agreement, which the Facility Administrator has reason to believe are subject to execution.

Furthermore, such costs are subject to prior agreement with the Borrower, with the exception of Events of Default.

14.4	Indemnity to the Pledge Manager
14.4.1	The Borrower shall indemnify the Pledge Manager for all documented costs incurred by the Pledge Manager due to action it takes to:

(A) protect the Finance Parties' rights under the Pledges; and/or

(B) protect the property pledged to the Lenders under the respective Pledges, and   to foreclose on it.

14.4.2	The Pledge Manager may, on a priority basis, recover its costs out of the value of the property pledged to the Lenders under the respective Pledges.
14.5	Transaction Costs
14.5.1

The Borrower shall, within 10 (ten) Business Days after receipt of the relevant demand, pay the Facility Administrator and the Arranger the amount of all documented costs that are previously agreed with the Borrower in writing or by email (including fees of legal consultants) that were incurred in connection with the preparation and execution of this Agreement and other Finance Documents.

14.5.2

The Borrower's duty to pay legal consultant fees will be considered fulfilled if, prior to the first Utilisation Date, a member of the Group pays the relevant fees (in the amount pre-agreed in writing or by email by the Facility Administrator, the Borrower and the legal consultant of the Facility Administrator) directly to the legal consultant of the Facility Administrator.

14.5.3	The Borrower shall bear in full all costs associated with the registration of the Security Agreements in accordance with the requirements of applicable law.
14.6	Amendment Costs

If, at the initiative of the Obligor or in accordance with the requirements of applicable law, changes need to be made to the Finance Documents or the consent of the Lenders for any action or omission needs to be obtained, the Borrower shall, within 10 (ten) Business Days after receiving the relevant demand, indemnify the Facility Administrator for all documented costs pre-agreed with the Borrower in writing or by email (including legal and other consultant fees) incurred by the Facility Administrator in  agreeing and making the relevant changes to the Finance Documents and (or) obtaining the consent of the Lenders.

14.7	Enforcement Costs

Within 10 (ten) Business Days after receipt of the relevant demand of the Facility Administrator, the Borrower shall indemnify each Finance Party for all documented costs (including legal and other consultant fees) incurred by the relevant Finance Party in connection with the enforcement of any Finance Document or the protection of their rights under the Finance Documents.

15.	MITIGATION BY THE FINANCE PARTIES

Each Finance Party shall, after consulting with the Borrower, take all reasonable steps to reduce potential negative consequences for the Borrower, which may result in a certain amount becoming payable or to its payment to the Borrower being annulled under Clauses 8.1 (Illegality), 12 (Taxes) and 14 (Other Indemnities).

16.	REPRESENTATIONS
16.1	Representations

The representations set forth in this Clause 16 are given by the Borrower to each Finance Party with regard to itself and, if applicable, with respect to each Obligor and Pledgor. Each Finance Party relies on such representations of the Borrower, and their reliability is essential for the Finance Parties to enter into and perform this Agreement.

16.2	Status
16.2.1	Each Obligor and each Pledgor is a legal entity duly incorporated and operating lawfully in accordance with applicable law.
16.2.2	Each Obligor and each Pledgor has the power to own its assets and carries on its business in accordance with applicable law.
16.3	Legal capacity and authority
16.3.1

Each Obligor and each Pledgor has legal capacity and authority to enter into and perform the Finance Documents (to which it is party) and the transactions contemplated thereby, and has received all necessary approvals for entry into and performance of the Finance Documents in the manner prescribed by law and its constitutional and other internal documents, including approval of the transactions contemplated by the Finance Documents as a major transaction and an interested-party transaction.

16.3.2	The person acting on behalf of each Obligor and each Pledgor has the authority to enter into the Finance Documents to which the relevant Obligor is party.

16.4	Binding obligations
16.4.1

Subject to the requirements for registration of the Finance Documents as specified in Clause 16.9 (Registration Requirements), each Finance Document to which the Obligor or Pledgor is party constitutes its legal, valid, binding and enforceable obligation.

16.4.2	Each Finance Document to which any of the Obligors or Pledgors is party is drawn up in a form that ensures that is can be enforced in the Russian Federation and in the Republic of Cyprus.
16.5	Non-conflict

The entry into and performance by each Obligor and each Pledgor of the Finance Documents to which they are party, and the transactions contemplated thereby does not conflict with:

16.5.1	any applicable law;
16.5.2	its constitutional and other internal documents;
16.5.3	any decisions of its management bodies; and
16.5.4	any other documents or agreements that are binding on it.
16.6	Compliance with law
16.6.1	The business activities of each Obligor are carried out in accordance with applicable law in all aspects viewed as materially significant.
16.6.2	Each Obligor has promptly submitted tax returns.
16.6.3	With respect to each Obligor:
(A)	there is no decision and (or) demand of a tax authority to pay Tax, which has not been executed within the period specified by such decision and (or) demand and (or) the applicable law; or
(B)

if the above decision and (or) demand of a tax authority is contested in court: there is no court decision that has come into legal force regarding the need to execute the above decision and (or) demand, which has not been executed within the period specified by such court decision and (or) the applicable law.

16.7	No Default
16.7.1	There neither is nor will be a Default as a result of the entry into or performance by each Obligor and each Pledgor of the Finance Documents or the transactions contemplated thereby.
16.7.2

There are no other events or circumstances constituting default under any document that is binding on any Obligor or Pledgor or which imposes restrictions on the disposal of their property and which have or are reasonably likely to have a Material Adverse Effect.

16.8	Authorisations

As of the date of this Agreement, each Obligor and each Pledgor have received all authorisations and consents required in connection with entry into, performance, ensuring the validity of, and possibility of enforcing, each Finance Document to which it is party and the transactions contemplated thereby and such authorisations and consents remain in full force and effect.

16.9	Registration Requirements

No notarial actions are required in connection with any Finance Document or registration of any Finance Document, including in any state bodies or institutions, except for:

16.9.1	notarisation of the Borrower Participatory Interest Pledge and making the relevant entry in the Unified State Register of Legal Entities of the Russian Federation;
16.9.2

registration of the Borrower Participatory Interest Pledge in accordance with the laws of the Republic of Cyprus in the Register of Companies and entering information about it in the internal register of pledges of Headhunter FSU; and

16.9.3	entering information about the Pledge of Headhunter FSU (Headhunter Group) Shares in the internal register of pledges of Headhunter Group.
16.10	Financial Statements
16.10.1	The most recent financial statements of the Group (and each member of the Group) provided to the Facility Administrator:
(A)	have been prepared in accordance with Applicable Reporting Standards; and
(B)	in all material respects reliably reflect its financial position (if applicable, on a consolidated basis) as of the date of their preparation,

except where such financial statements indicate otherwise.

16.10.2

From the date on which the financial statements indicated in Clause 16.10.1 were drawn up, there have not been any events that could have a Material Adverse Effect, and for the purposes of this paragraph, Material Adverse Effect is understood to mean in the opinion of the Majority Lenders a material adverse effect on:

(A)

the financial condition of the Group as a whole, in the event that the Group as a whole, as a result of the occurrence of such an event, incurs actual damage in an amount exceeding RUB 50,000,000 (or its equivalent in another currency);

(B)	the Obligors' and Pledgors' ability to perform their obligations under any Finance Document;
(C)	the validity or ranking of the security that is provided or should be provided under any Finance Document or its enforceability; or
(D)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.
16.11	Court Proceedings
16.11.1

With the exception of the court, administrative, arbitrazh or arbitration proceedings disclosed by the Borrower to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no court, arbitration or administrative proceedings have been instituted against the Obligors or are expected to be instituted against the Obligors as far as the Borrower is aware:

(A)	in which the claim or demand exceeds RUB 50,000,000 (or the equivalent of this amount in another currency);
(B)

within the framework of which decisions have been taken or are highly likely to be taken, as a result of which the actual damage to the Group will amount to over RUB 50,000,000 (or the equivalent of this amount in another currency); or

(C)

in the event not falling under subparagraphs (A) or (B) above, as a result of which an unfavourable decision has been taken or, to the best of the Borrower’s knowledge, is highly likely to be taken, that could have a Material Adverse Effect.

16.11.2	With the exception of the actions disclosed by the Borrower to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no investigative actions provided for by applicable law are being taken in respect of the Obligors as a result of which unfavourable decisions have been taken or are highly likely to be taken, that could have a Material Adverse Effect.

16.12	Information
16.12.1

All factual information, which is material in the opinion of the Facility Administrator, provided by any Obligor or Pledgor to the Finance Parties in connection with the Finance Documents to which it is party, is true and accurate as of the date of its provision or (as the case may be) as of the date (if any) which is indicated as the date of its provision.

16.12.2

None of the Obligors or Pledgors has withheld information which, if disclosed, would result in any other information indicated in Clause 16.12.1 becoming materially untrue or misleading in the opinion of the Facility Administrator.

16.12.3

As of the date of this Agreement and on the first Utilisation Date from the date of provision of the information defined in Clause 16.12.1, there were no circumstances that, if disclosed, would result in the provided information becoming untrue or misleading in the opinion of the Facility Administrator.

16.13	Ranking of Security

The security established by each Pledge is security which the Pledge Manager has the right to enforce, with the Consent of the Majority Lenders, as a matter of priority. Third parties do not have any rights (claims) or other rights with respect to the property and assets of the Pledgors, which are the subject of the Pledges.

16.14	Granted loans

None of the Obligors has granted loans to third parties that are not Obligors, with the exception of the Permitted Loans.

16.15	Charges and duties

As of the date of this Agreement, payment of any state duties or registration fees or taxes or charges in connection with the Finance Documents is not required, except for:

16.15.1	fees for notarial acts in respect of the Borrower Participatory Interest Pledge; and
16.15.2	charges and duties for registering the Pledges, including payment of stamp duty in respect of Finance Documents in Cyprus.
16.16	Regulated Procurements

As of the date of the Finance Documents, the provisions of the Regulated Procurement Law do not apply to the entry into and performance of the Finance Documents by the Borrower and Zemenik. However, the Borrower does not make this representation with respect to the application of the Regulated Procurement Law to any Finance Party.

16.17	Moratorium on bankruptcy

The Borrower:

16.17.1

is not engaged in (and as of 1 March 2020 was not engaged in) activities referred to in the list approved by Russian Federation Government Resolution No. 434 dated 3 April 2020 of Russian economic sectors that have been most affected by the spread of the novel coronavirus infection;

16.17.2	does not figure on the list of strategic enterprises and strategic joint-stock companies that was approved by Russian Federation Presidential Decree No. 1009 of 4 August 2004;
16.17.3

is not a systemically important company and does not figure on any of the lists of systemically important companies that was approved by the Government Commission on Enhancing the Stable Development of the Russian Economy; and

16.17.4	is not subject to a moratorium on the initiation of bankruptcy proceedings under the Bankruptcy Law.
16.18	Times when representations made
16.18.1	The representations set forth in this Clause 16 are given by the Borrower on the date of this Agreement.
16.18.2	The Borrower shall ensure that all the representations set forth in this Clause 16 remain true, as if they were given by the Borrower in the same form:
(A)	on the date of each Utilisation Request;
(B)	on each Utilisation Date; and
(C)	on the first day of each Interest Period.
17.	INFORMATION UNDERTAKINGS
17.1	Financial Statements
17.1.1	The Borrower shall provide the Facility Administrator with a sufficient number of certified copies of the following for all Lenders:
(A)

as soon as they are available, but in any case within 120 (one hundred and twenty) days from the end of each financial year: the audited consolidated financial statements of the Group for that financial year prepared in accordance with IFRS;

(B)

as soon as they are available, but in any case within 90 (ninety) days from the end of the first financial half-year of each financial year: the Group's reviewed interim consolidated financial statements for the second quarter and the first financial half-year, prepared in accordance with IFRS;

(C)

as soon as they are available, but in any case within 60 (sixty) days from the end of the first and third financial quarters of each financial year: the interim consolidated financial statements of the Group for such financial quarter of the relevant financial year prepared in accordance with IFRS;

(D)

as soon as they are available, but in any case within 40 (forty) days from the end of each quarter of the relevant financial year: the financial statements (including the profit and loss statements, balance sheet and cash flow statement) of the Borrower and Zemenik for such quarter of the relevant financial year prepared in accordance with RAS; and

(E)

as soon as they are available, but in any case within 180 (one hundred and eighty) days of the end of each financial year: the unconsolidated financial statements of Obligors registered outside the Russian Federation for such financial year, prepared according to applicable local accountancy standards.

17.1.2	The Borrower's duty to provide the financial statements referred to in Clauses 17.1.1(A)-(C) may also be performed by making those financial statements publicly available:
(A)	on the Group's Internet website at https://investor.hh.ru/investors/sec-filings; or
(B)	on the Internet website of the Nasdaq Stock Exchange at https://www.nasdaq.com/market-activity/stocks/hhr/sec-filings; or
(C)	on the online Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) of the U.S. Securities and Exchange Commission at https://www.sec.gov/edgar/searchedgar/companysearch.html,

provided that:

(1)	regarding the financial statements referred to in Clause 17.1.1(A), within the time referred to in Clause 17.1.1(A):
(a)	the Borrower has provided the Facility Administrator with an Auditor's opinion on said financial statements; and
(b)	The Facility Administrator has actually obtained access to said financial statements in full on the above Internet websites; and
(2)

regarding the financial statements referred to in Clauses 17.1.1(B) and (C) the Facility Administrator has actually obtained access to said financial statements in full on the above Internet websites within the time referred to in Clauses 17.1.1(B) and (C).

17.2	Compliance certificate
17.2.1	The Borrower shall provide the Facility Administrator with the certificate of compliance with the following financial indicators:
(A)

with each set of financial statements provided in accordance with Clauses 17.1.1(A)–(C): the financial indicators specified in Clause 18.3 (Leverage), 18.4 (Interest cover) and 18.5 (Guarantors' Cover Ratio);

(B)	with each set of financial statements provided in accordance with Clause 17.1.1(D): the financial indicators specified in Clause 18.6 (Revenue in accordance with RAS) и 18.7 (Cash receipts);
(C)	with each set of financial statements provided in accordance with Clause 17.1.1(D) for the second and fourth financial quarters: the financial indicators specified in Clause 18.8.1 (Net assets); and
(D)	with each set of annual financial statements provided in accordance with Clause 17.1.1(E): the financial indicators specified in Clause 18.8.2 (Net assets),

along with the calculation proving that the Borrower complies with the financial  indicators based on such financial statements as of the date of preparation of such financial statements.

17.2.2

Compliance certificate on the basis of the statements prepared in accordance with IFRS must be in the form provided in Part A (Form of Compliance Certificate on the basis of IFRS) of Schedule 5 (Forms of Compliance Certificates), signed by the Borrower's authorised person and, if the certificate is provided with the set of statements provided in accordance with Clauses 17.1.1(A) and (B), shall be accompanied by the opinion of the Group Auditors in a form agreed by the Borrower, the Facility Administrator and the Group Auditors.

17.2.3

Compliance certificate on the basis of statements prepared in accordance with RAS must be in the form provided in Part B (Form of Compliance Certificate on the basis of RAS) of Schedule 5 (Forms of Compliance Certificates) and signed by an authorised person of the Borrower.

17.3	Requirements for Financial Statements

The Borrower shall procure that each set of financial statements provided in accordance with Clause 17.1 (Financial Statements), is prepared using the same accounting principles and reporting periods used to prepare the Group’s last financial statements. If any Obligor notifies the Facility Administrator of changes in accounting principles or reporting periods, the Borrower shall procure that the Borrower's Auditors and the auditors of the relevant Obligor provide the Facility Administrator with the following:

17.3.1

a description of the changes to be made to the relevant financial statements to reflect the changes made to the accounting principles and reporting periods that were used in the preparation of the Original Financial Statements of the Group or such Obligor; and

17.3.2

information in a form and content that meets the requirements of the Facility Administrator and is sufficient to enable Lenders to verify that the Borrowers have met the requirements of Clause 18 (Financial Covenants) and to adequately assess the Obligor’s financial condition based on current financial statements compared to this Obligor’s Original Financial Statements.

17.4	Information: miscellaneous

The Borrower shall provide the Facility Administrator with the following:

17.4.1

at the same time as they are dispatched to their addressees, copies of all documents dispatched by it to all its lenders, or in connection with circumstances that constitute a Material Adverse Effect, to all its members;

17.4.2	details of any court, arbitrazh, arbitration or administrative proceedings, as a result of which decisions have been taken or are highly likely to be taken, resulting in actual damage to the Group of:
(A)

over RUB 50,000,000 (or the equivalent of this amount in another currency), but less than 2.5% (two point five percent) of the Consolidated EBITDA: no later than 5 (five) Business Days following the end of the next calendar quarter;

(B)	over 2.5% (two point five percent) of the Consolidated EBITDA: promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date it becomes aware of it;
17.4.3

promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date it becomes aware of this: details of any investigative actions related to the Group or any member of the Group (including with respect to the executive or other management bodies of the Group or any member of the Group or any member of such a management body);

17.4.4

(without limiting Clause 26.2.5) promptly upon becoming aware of it, but no later than twenty (20) Business Days from the date it becomes aware of this or from the date of state registration (if applicable), depending on which of these events occurred later: notification regarding a change of location or postal address of the Borrower or any other Obligor or Pledgor; and

17.4.5

immediately upon request, but no later than 5 (five) days from the date of the request: such additional information regarding the finance position and business activities of any member of the Group that the Facility Administrator may require in the interests of any Finance Party.

17.5	Auditors

The Borrower shall not change its Auditors without the consent of the Majority Lenders, with the exception of those Auditors in relation to the financial statements of the Group and its members prepared in accordance with IFRS, approved or authorised in accordance with this Agreement.

17.6	Notification of Default
17.6.1	The Borrower shall notify the Facility Administrator of any Default (and measures, if any, to remedy such Default) immediately after it becomes aware of this.
17.6.2

At the request of the Facility Administrator, the Borrower shall provide the Facility Administrator with a statement signed by the sole executive body or an authorised representative of the Borrower certifying that the Default was remedied, or, if the Default is continuing, detailing the measures being taken to remedy it.

17.7	"Know your customer" checks
17.7.1	If as a result of:
(A)	any changes in any applicable law after the date of this Agreement;

(B)

changes in the legal form of the Borrower or any Obligor or Pledgor, or changes in the composition of its shareholders or members (owning more than two percent of the voting shares or participatory interests respectively after the date of this Agreement); or

(C)

the assignment or transfer by any Lender of all or part of its rights and obligations under this Agreement to a party that was not a Lender before such assignment or transfer, or the replacement of any other Finance Party in accordance with this Agreement, or other change of the Parties to this Agreement, the Facility Administrator, Lender or any other Finance Party (or in the case of paragraph 0 above, a possible new party), as required by the law applicable to them, shall have an obligation to comply with "know your customer" or similar identification procedures, in circumstances where the necessary information was not previously provided by the Borrower, the Borrower shall provide the Facility Administrator (acting on its own behalf, on behalf of the relevant Finance Party or on behalf of a potential new party) with the information and documents required for the Facility Administrator, relevant Finance Party or possible new party to comply with the applicable "know your customer" checks.

17.7.2	Each Finance Party shall provide the Facility Administrator with the information and documents required for the Facility Administrator to comply with the applicable "know your customer" checks.
17.8	Designated purpose of funds

The Borrower shall, no later than 10 (ten) Business Days after each Tranche 2 Utilisation Date, provide the Facility Administrator with copies of documents certified by the Borrower confirming that the Facility was used in accordance with Clause 3.2.

18.	FINANCIAL COVENANTS
18.1	Financial definitions

In this Clause 18:

"Assets" means the assets of the Group, including:

(a)long-term tangible assets;

(b)intangible assets (excluding goodwill)

(c)Cash: and

(d)Cash Equivalents.

Furthermore, the Cash and Cash Equivalents of each Subsidiary owned by Zemenik, Headhunter FSU or the Borrower shall be recorded for the purposes of Clause 18.5 (Guarantors' Cover Ratio) if, as of the relevant Test Date, the following conditions have been met:

(i)	an authorised body of such Subsidiary has taken a corporate decision (acceptable to the Facility Administrator) on the transfer of such Cash in favour of Zemenik, Headhunter FSU or the Borrower;
(ii)	such transfer of funds must take place no later than ninety (90) days from the Test Date;
(iii)

the financial statements of such Subsidiary are consolidated with the financial statements of the Group in accordance with IFRS in the relevant period of time using the direct method of consolidation; and

(iv)	the applicable law does not prohibit the transfer of Cash by the relevant Subsidiary to the Holding Company as dividends or otherwise.

For the purposes of Clause 18.5 (Guarantors' Cover Ratio), if all of the above conditions are met, such Cash shall be recorded as belonging not to a Subsidiary of Zemenik, Headhunter FSU or the Borrower, but directly to Zemenik, Headhunter FSU or the Borrower in proportion to its participation in the charter capital of such Subsidiary.

"Cash Receipts" means the cash receipts received by the Group from Clients within the preceding 12 (months), determined on the basis of the financial statements provided in accordance with Clause 17.1.1(D).

"Clients" means private individuals and legal persons, as well as individual entrepreneurs who have paid or are due to pay for the key services of the Borrower (access to the CV database and publication of vacancies) in accordance with agreements with the Borrower, including those concluded following the acceptance of an offer on the Obligors' Websites.

"Consolidated Net Debt" means, for any Test Period, the aggregate amount of the Financial Indebtedness of the Group (excluding any debts of a member of the Group to other members of the Group) net of Cash and Cash Equivalents of the Group in accordance with the Group’s consolidated financial statements prepared in accordance with IFRS, on the last day of such Test Period.

"Group Consolidated Net Profit" means the Group’s consolidated net profit determined on the last reporting date, i.e. (depending on the date on which it is determined):

(a)

at the end of the financial year or financial half-year of the financial year, in accordance with the Group's financial statements for the relevant financial year or first financial half-year of the relevant financial year, prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clauses 17.1.1(A) or (B); or

(b)	at the end of the first or third financial quarter, based on the relevant financial statements of the Group provided to the Facility Administrator in accordance with Clause 17.1.1(C).

"Interest Amount" means the interest accrued on the entire Financial Indebtedness of the Group (with respect to interest under lease agreements: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16).

18.2	Interpretation
18.2.1	Unless otherwise specified herein, the accountancy terms used in this Clause 18 shall be interpreted according to the IFRS as amended on the relevant date.
18.2.2

For the purpose of this Clause 18, any amount not denominated in Roubles shall be recorded in the rouble equivalent calculated on the basis of the exchange rates used by the Borrower in its financial statements for the relevant reporting period, on the basis of which the financial indicators are calculated.

18.2.3	When making calculations in accordance with this Clause 18, no indicator can be taken into account more than once.
18.2.4

Unless otherwise contemplated by this Agreement, the indicators specified in this Clause 18 shall be checked in respect of each Test Period on the appropriate Test Date on the basis of any statements provided in accordance with Clause 17.1.1.

18.3	Leverage

The Borrower must ensure that on each Test Date, the ratio of Consolidated Net Debt to Consolidated EBITDA (the "Leverage") is not more than:

18.3.1	3.5:1 as of each Test Date falling in 2020; and
18.3.2	3.0:1 as of each subsequent Test Date.

18.4	Interest cover

The Borrower must ensure that on each Test Date, the ratio of Consolidated EBITDA to the Interest Amount (the "Interest Cover") is at least 2.5:1.

18.5	Guarantors' Cover Ratio

If, as of any Test Date, the Obligors in total account for:

18.5.1	less than 80% (eighty percent) of the Consolidated EBITDA; or
18.5.2	less than 80 (eighty) percent of the Group Revenue; or
18.5.3	less than 70 (seventy) percent of the Group Assets,

the Borrower shall procure the conclusion (issue), on terms acceptable to the Facility Administrator, of:

(A)

an additional independent guarantee, including an agreement to issue it ("Additional Independent Guarantee") by a legal entity acceptable to the Facility Administrator ("Additional Guarantor"), within 30 (thirty) days of the relevant Test Date; and

(B)

a pledge of 100% of the shares or participatory interests in the charter capital of such Additional Guarantor that are owned by any Pledgor or Group member ("Additional Pledge") within sixty (60) days of the relevant Test Date.

18.6	Revenue in accordance with RAS

The Borrower shall ensure that, as of each Test Date, the aggregate Revenue of the Borrower (excluding the revenue of Subsidiaries acquired or sold during the last 12 months and without double counting) for the 4 (four) previous financial quarters, determined on the basis of the Borrower's financial statements in accordance with RAS, provided in accordance with Clause 17.1.1(D), amounts to at least:

18.6.1	80% (eighty percent) as of each Test Date falling at the end of the second, third, and fourth quarters of 2020 and the end of the first and second quarters of 2021; and
18.6.2	95% (ninety five percent) as of each subsequent Test Date,

of the Borrower's Revenue determined as of the same date of the previous year based on the Borrower's financial statements prepared in accordance with RAS, provided in accordance with Clause 17.1.1(D).

18.7	Cash receipts

The Borrower shall ensure that, as of each Test Date, starting from the Test Date for the financial quarter following the financial quarter in which the first Utilisation Date falls, any reduction in Cash Receipts for the 4 (four) preceding financial quarters is no more than:

18.7.1	30% (thirty percent) as of each Test Date falling at the end of the second, third, and fourth quarters of 2020 and the end of the first and second quarters of 2021; and
18.7.2	5% (five percent) as of each subsequent Test Date,

compared with the Cash Receipts determined as of the same date of the previous year.

18.8	Net assets

The Borrower shall ensure that:

18.8.1	as of the end of the second financial quarter of each financial year, and as of the end of each financial year, the net assets of each Obligor registered in the Russian

Federation determined on the basis of the financial statements provided under Clause 17.1.1(D),

18.8.2	at the end of each financial year, the amount of the net assets of each other Obligor determined on the basis of the financial statements provided in accordance with Clause 17.1.1(E),

are positive.

19.	GENERAL UNDERTAKINGS
19.1	Authorisations and corporate approvals
19.1.1

The Borrower shall, and shall procure that each Obligor shall, duly receive, ensure the validity of, and comply with the conditions of, any authorisations, consents and corporate approvals required under any applicable law to fulfil its obligations under the Finance Documents to which it is party, and to ensure that the Finance Documents can be used as evidence in arbitration proceedings, in the courts of the Russian Federation, including arbitrazh courts, and in the courts of Cyprus.

19.1.2

The Borrower shall, and shall procure that each Obligor shall, duly receive the necessary state and municipal permits, consents, licenses and patents, as well as membership in self-regulatory organisations, required by any applicable law for the conduct of business activities of the Obligor in the form in which it is conducted, as well as ensure their validity and comply with their conditions.

19.2	Negative Pledge

The Borrower shall, and shall procure that each Obligor shall, not create or allow the creation of any Encumbrances in relation to its assets without the prior written consent of the Facility Administrator, except for:

19.2.1

an Encumbrance in relation to assets (except those specified in Clause 19.2.4, but without double counting), whose aggregate book value does not exceed 10% (ten percent) of the Consolidated EBITDA at any time;

19.2.2	an Encumbrance arising under the Pledges;
19.2.3	an Encumbrance existing under Existing Pledges; and
19.2.4	an Encumbrance arising as required by law in the normal course of business.
19.3	Asset Disposal
19.3.1

The Borrower shall not sell, lease or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, and shall procure that any Obligor does not sell, lease, or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, except:

(A)	the disposal of assets or property in the normal course of business;
(B)

the disposal of assets or property of the Group’s members totalling an amount, at book or market value (depending on which amount is greater), obtained as a result of one or several transactions made during each successive 12 (twelve) months, not exceeding 10% (ten percent) of the Consolidated EBITDA;

(C)	the disposal of shares or participatory interests in the charter capital of a member of the Group that is not an Obligor, provided that:
(1)	such disposal is carried out on market terms;
(2)	after such disposal the Debt Ratio will not exceed 2.0:1;

(3)	the sale of the Group Member subject to Disposal will not entail a breach of the obligations under Clause 18 (Financial Covenants); and
(4)

no later than 5 (five) Business Days prior to the disposal of the Group Member subject to Disposal, the Borrower shall notify the Facility Administrator of the upcoming disposal, and provide the Facility Administrator with a certificate confirming that all the conditions specified in paragraphs (2) and (3) above have been met.

19.3.2	For the purposes of Clause 19.3.1:

"Funds of the Group" means the Cash and Cash Equivalents owned by the Group.

"Funds of the Group Member subject to Disposal" means the Cash and Cash Equivalents owned by the Group Member subject to Disposal.

"Group Member subject to Disposal" means a member of the Group who is not an Obligor, whose shares or participatory interests in the charter capital are subject to disposal.

"Debt Ratio" means the ratio of Net Debt Amount to EBITDA.

"Purchase Price" means the funds actually received by the member of the Group from the sale of the Group Member subject to Disposal.

"Distribution" means the amount of funds payable to Headhunter Group shareholders from the disposal of the Group Member subject to Disposal.

"Amount of Funds" means the amount obtained by calculating the difference between: (i) the Funds of the Group, and (ii) the amount of Funds of the Group Member subject to Disposal and the Distribution, and adding the Purchase Price to the difference.

"Net Debt Amount" means the difference between (i) the Financial Indebtedness of the Group (including the Financial Indebtedness of the Group to the Group Member subject to Disposal, recognised after the disposal of the Group Member subject to Disposal) and (ii) the Financial Indebtedness of the Group Member subject to Disposal (excluding the Financial Indebtedness of the Group Member subject to Disposal to other members of the Group) and the Amount of Funds.

"EBITDA" means the difference between Consolidated EBITDA and EBITDA of the Group Member subject to Disposal.

19.4	Acquisition of assets

The Borrower shall not acquire any assets without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors acquire any assets without the prior written consent of the Facility Administrator, except for the acquisition of assets, including shares and participatory interests in the share capital and charter capital of third parties (as well as other instruments that can be converted into shares or participatory interests in the share capital or charter capital of third parties):

19.4.1	in the ordinary course of business;
19.4.2

by a member of the Group for a total amount paid by such member of the Group, as a result of one or several asset acquisitions made during each successive 12 (twelve) months, not exceeding 15% (fifteen percent) of the Consolidated EBITDA;

19.4.3	acquired using Permitted Financial Indebtedness;
19.4.4	acquired using Tranche 2 funds provided to the Borrower for the purposes referred to in Clause 3.2.2;

19.4.5

a maximum 40.01% (forty point zero one percent) additional participatory interest in the charter capital of Skilaz LLC (PSRN: 1177746032276) for a maximum purchase price of RUB 600,000,000 (six hundred million), provided such participatory interest is acquired by 31 December 2021; and

19.4.6

a 100% (one hundred percent) participatory interest in the charter capital of the Limited Liability Company "Zarplata.ru" (Primary State Registration Number: 1147746526817) with a par value of RUB 139,835 (one hundred and thirty-nine thousand eight hundred and thirty-five) from the company Hearst Shkulev Digital Regional Network B.V., Netherlands, provided that the purchase price does not exceed RUB 4,000,000,000 (four billion).

19.5	Arm’s length basis
19.5.1

The Borrower may not enter into transactions with any persons except on arm's length terms, and the Borrower shall procure that none of the Obligors enter into transactions with other persons except on arm's length terms.

19.5.2	Clause 19.5.1 does not apply to transactions with other Obligors.
19.6	Lending

With the exception of the Permitted Loans, the Borrower shall not act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator.

19.7	Providing guarantees and sureties
19.7.1

The Borrower shall not act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator.

19.7.2	The provisions of Clause 19.7.1 above shall not apply:
(A)	when such guarantee or surety secures the performance of the obligations of another member of the Group created within the framework of Permitted Financial Indebtedness; or
(B)

to any Placement Indemnity on condition that Headhunter Group provides the Facility Administrator, within 15 (fifteen) Business Days after provision of the Placement Indemnity, with a certified extract from the document(s) containing the Placement Indemnity, and that if modifications are made to the Placement Indemnity, it provides the Facility Administrator, within 15 (fifteen) Business Days after such modifications have been made, with a certified extract from the document containing such modifications. Said extract shall contain all the terms of the Placement Indemnity, including any modifications and supplements.

19.8	Financial Indebtedness

The Borrower shall not enter into transactions that result in Financial Indebtedness for the Borrower or allow overdue Financial Indebtedness, and shall procure that none of the Obligors enter into transactions that result in Financial Indebtedness for such Obligor or allow overdue Financial Indebtedness, without the prior written consent of the Facility Administrator, with the exception of Permitted Financial Indebtedness and indebtedness under the Permitted Bonds. The existence of dividends declared, but which were not paid or subsequently canceled, is not a violation of this Clause 19.8.

19.9	Restructuring and reduction of charter capital

The Borrower shall not restructure or reduce its charter capital, share premium or other capital, and shall procure that none of the Obligors restructure or reduce its charter capital, or other share capital without the prior written consent of the Facility Administrator, except for Permitted Redemption.

19.10	Issuing new shares or increasing charter capital

The Borrower shall not increase its charter capital, and shall procure that none of the Obligors issue new shares or increase its charter capital, without the prior written consent of the Facility Administrator, except for a Permitted Issue.

19.11	Making changes to Constitutional Documents

The Borrower, without the prior written consent of the Facility Administrator, shall not make changes to its constitutional documents, and shall also procure that no Obligor, the shares or participatory interests in the charter capital of which are the subject of the Pledge, without the prior written consent of the Facility Administrator, shall make changes to its constitutional documents, which relate to:

19.11.1	legal form;
19.11.2	name;
19.11.3	share issue procedure;
19.11.4	the amount of charter (share) capital;
19.11.5	solely in relation to Obligors registered and operating in accordance with the legislation of the Republic of Cyprus: the procedure for appointing a new director or secretary;
19.11.6	the procedure for transferring (disposing) shares (participatory interests);
19.11.7	dividend payment procedure;
19.11.8	the scope of rights and obligations granted to members (shareholders);
19.11.9	the procedure for pledging participatory interests (shares) or otherwise encumbering participatory interests (shares); and
19.11.10	the procedure and conditions for the withdrawal and exclusion of a member from the company.
19.12	Dividend payment and redemption of shares or participatory interests
19.12.1

Without the prior written consent of the Facility Administrator, the Borrower shall not announce the payment of dividends or pay dividends, or redeem its participatory interests (unless required by applicable law), and shall procure that none of the Obligors announce the payment of dividends or pay dividends, or redeem its shares or participatory interests (unless required by applicable law), except for the following cases:

(A)	payments of distributable profit by any Obligor or a Group member to the Obligor;
(B)

payment of distributable profit (including in the form of Permitted Redemption) to shareholders of Headhunter Group in an amount not exceeding 100% (one hundred percent) of the Group Adjusted Consolidated Net Profit provided that the Facility Administrator confirms that the Adjusted Leverage including such payment does not exceed 3.0:1; and

(C)

payment by any member of the Group of distributable profit to minority shareholders, provided that similar payments are made to the shareholders (members), which are members of the Group, of such member of the Group in proportion to their participatory interest in the charter capital of such member of the Group.

When making the payments specified in subparagraph (B) above, the Borrower must provide the Facility Administrator, at least 5 (five) Business Days before payment, with a calculation of the Adjusted Leverage and confirmation that on the date of confirmation there is no Default, nor will there be a Default immediately after and as a result of such payment.

19.12.2	For the purpose of this Clause 19.12:

"Group Consolidated Net Profit" has the meaning given in Clause 18.1 (Financial definitions).

"Consolidated Net Debt" has the meaning given in Clause 18.1 (Financial definitions).

"Group Adjusted Consolidated Net Profit" means, as of the last Test Date, the Group Consolidated Net Profit for the Test Period ending on that Test Date, excluding:

(A)	the profits and losses resulting from the revaluation of any asset;
(B)	goodwill impairment;
(C)	depreciation and impairment of the following intangible assets:
(1)	hh trademark;
(2)	hh.ru CV database;
(3)	Headhunter client relations; and
(4)	hh.ru website software;
(D)	non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;
(E)	profit tax recorded in the Group Consolidated Net Profit on the non-monetary profits and losses referred to in paragraphs (A) - (D) above; and
(F)	profits and losses from the formation of a deferred retained earnings tax reserve.

"Adjusted Leverage" means, as of the last Test Date, the ratio of Consolidated Net Debt (as of that Test Date) and Dividend Amount to Consolidated EBITDA, calculated based on the Group’s consolidated financial statements for the financial year or for the first financial half-year of the financial year (provided to the Facility Administrator under Clause 17.1.1(A) or (B) as of the Test Date which came not more than 5 (five) months before the date of payment of the distributable profit to the shareholders of Headhunter Group.

"Dividend Amount" is defined as the amount of dividends:

(i)	paid to the shareholders of Headhunter Group during the financial half-year ending on the last Test Date; and
(ii)	to be paid to the shareholders of Headhunter Group during the financial half-year commencing on the day immediately following that Test Date.
19.13	Change of business

The Borrower shall not make significant changes to the main areas of its business activity, and shall procure that none of the Obligors make significant changes to the main areas of their business activity without the prior written consent of the Facility Administrator.

19.14	Existing Commercial Contracts

The Borrower shall procure the continuous validity of the Existing Commercial Contracts or the conclusion of new contracts on similar conditions, where commercially reasonable to do so, no later than one month before the expiration of the Existing Commercial Contracts.

19.15	Taxation

The Borrower shall duly pay taxes and levies into the relevant budgets and make mandatory payments into the extra-budgetary funds of the Russian Federation ("Mandatory Payments"), and shall procure that each of the Obligors duly pays the Mandatory Payments, except for:

19.15.1	Mandatory Payments contested by an Obligor in accordance with the law; and
19.15.2

Mandatory Payments and the costs of disputing them, in respect of which the relevant reserves were created, reflected in the latest financial statements provided to the Facility Administrator in accordance with Clause 17.1 (Financial Statements); and

19.15.3	where non-payment of such Mandatory Payments will not have Material Adverse Effect.
19.16	Pari passu ranking

The Borrower shall procure that its obligations under the Finance Documents have at least the same ranking as its other existing and future unsecured payment obligations, and that each Obligor procures that its obligations under the Finance Documents have at least the same ranking as other existing and future unsecured payment obligations of such Obligor, with the exception of those obligations that have priority as expressly stipulated by law.

19.17	Access
19.17.1

At the request of the Facility Administrator, when there is a Default, or a Default has not been remedied, or when the Facility Administrator has sufficient reason to believe that a Default is possible, the Borrower shall provide (and shall procure that each Obligor provides) the Facility Administrator and (or) its auditors or other professional consultants with ready access to their premises, assets and accounting and tax primary documents (on paper or electronic media), including issuing powers of attorney to relevant persons, as well as arranging a meeting with the management of the Group.

19.17.2

The Borrower shall procure that the Facility Administrator and (or) Lenders are provided with the relevant documents and (or) information and perform other actions required so that the authorised representatives (employees) of the Central Bank of the Russian Federation can inspect (check) the pledged asset under the Pledges at the place of its storage and (or) record and (or) location, and visit the Borrower and each other Pledgor on-site

19.18	Appointment of New Directors
19.18.1

The Borrower shall not carry out and shall not allow, without the Facility Administrator’s prior written consent, any actions that may lead to the election and (or) appointment of new directors and/or secretaries of the Obligors, who are legal persons registered and operating under the laws of the Republic of Cyprus and whose shares are pledged under a Pledge, except when the following documents are provided to the Facility Administrator at the same time as the new directors and (or) secretaries of the said Obligors are appointed:

(A)	in the case of new directors: originals of the following, that are duly signed by the specified directors:
(1)	undated letters of resignation; and
(2)	letters of authority and undertaking; and
(B)	in the case of new secretaries, originals of the following, that are duly signed by the specified secretaries:
(1)	undated letter of resignation; and
(2)	letter of authority and undertaking; and

(3)	undated secretary's confirmation that is addressed to the Department of the Registrar of Companies of Cyprus.
19.18.2

Within 5 (five) Business Days from the date of receipt of a reasonable request of the Facility Administrator, the Borrower shall provide the Facility Administrator with additional information regarding the above-mentioned new directors and/or secretaries regarding their education and (or) relevant experience.

19.19	Further assurance

The Borrower shall, at the request of any Finance Party, at its own expense, carry out any actions and sign any documents, and shall procure that each Obligor, at their own expense, carry out any actions and sign any documents, required to ensure the validity and proper performance of the Finance Documents. In particular, each Borrower, at the request of the Facility Administrator, shall procure, at its own expense:

19.19.1

the issuance of new Independent Guarantees in favour of the Lenders (on terms identical to those of existing Independent Guarantees) and the making of modifications to them or the conclusion of agreements to issue them; and

19.19.2	supplementary agreements to Pledges

on terms acceptable to the Lenders, as well as the performance of all actions required to ensure the validity of such agreements in case of acquisition by any Lender (other than Lenders that are party to existing Security Documents) of the rights (claims) against the Borrower and (or) obligations to grant the Facility in accordance with the provisions of Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

19.20	Conditions subsequent
19.20.1

Within 60 (sixty) days of the date of this Agreement, the Borrower shall provide the Facility Administrator with the originals and duly certified copies (as applicable) of the documents listed in sections 2 and 3 of Part A of Schedule 2 (Conditions Precedent), along with notarized translations into Russian of said documents if they were written in a foreign language and/or provided with an apostille.

19.20.2	The Borrower shall ensure that:
(A)

no later than the Business Day following the day of signing the Borrower Participatory Interest Pledge and the Pledge of Headhunter FSU (Headhunter Group) Shares, Headhunter FSU and Headhunter Group provide the Facility Administrator with updated internal registers of pledges, recording information about the said pledges;

(B)

within 21 (twenty-one) days after the signing of the Borrower Participatory Interest Pledge, Headhunter FSU provides the Facility Administrator with evidence that information about the pledge was submitted to the Cyprus Registrar of Companies; and,

(C)

within 42 (forty-two) says after the signing of the Borrower Participatory Interest Pledge, Headhunter FSU provides the Facility Administrator with a certificate of registration of the pledge issued by the Cyprus Registrar of Companies in each case where this is required under Articles 90 and 99 of the Cyprus Companies Law, Cap. 113.

19.20.3	Within 30 (thirty) days of signing a respective Finance Document, the Borrower shall provide the Facility Administrator with evidence:
(A)

that each Finance Document to which an Obligor registered under the laws of Cyprus is party has been submitted to the Cyprus Stamp Duty Commissioner in order for a decision to be made as to whether stamp duty must be paid on such documents; and

(B)	that stamp duty has been paid on such documents in the amount specified by the Cyprus Stamp Duty Commissioner, or that such documents are exempt from payment of stamp duty.
19.20.4	The Borrower shall ensure that on the date of termination of the relevant Existing Pledges, Headhunter Group and Zemenik provide, with respect to each Headhunter FSU Shares Pledge:
(A)	a blank signed transfer instrument, undated, drawn up in the form set forth in the Headhunter FSU Shares Pledge;
(B)	all share certificates for original shares (as defined in the Headhunter FSU Shares Pledge);
(C)	a signed irrevocable proxy and power of attorney in the name of the Pledge Manager in the form set forth in the Headhunter FSU Shares Pledge;
(D)

a certified copy of a resolution in writing by the Headhunter FSU Board of Directors approving the pledge and transferring shares, drawn up substantially in the form set forth in each Headhunter FSU Shares Pledge;

(E)	a notice of pledge drawn up substantially in the form set forth in the Headhunter FSU Shares Pledge, along with a certified copy of the Headhunter FSU Shares Pledge;
(F)

a certificate drawn up substantially in the form set forth in the Headhunter FSU Shares Pledge, confirming that a memorandum of pledge was made in the register of members of Headhunter FSU, and a certified copy of the register of members of Headhunter FSU;

(G)	a signed and dated waiver by Headhunter Group and Zemenik (as applicable) of their rights of pre-emption, drawn up in the form set forth in the relevant Headhunter FSU Shares Pledge;
(H)	signed, undated resignation letters, duly signed by the directors and secretary of Headhunter FSU, in the form set forth in each Headhunter FSU Shares Pledge;
(I)	signed letters of authority and undertaking, duly signed by the directors and secretary of Headhunter FSU, in the form set forth in each Headhunter FSU Shares Pledge;
(J)

signed, undated confirmation by the secretary, issued by Headhunter FSU, confirming to the Cyprus Department of Registrar of Companies the changes in the officers and shareholders in the event of enforcement of the pledge under the Headhunter FSU Shares Pledge; and

(K)

a copy of the updated internal register of charges of Headhunter Group containing information about the terms of the Pledge of Headhunter FSU (Headhunter Group) Shares in accordance with Article 99 of the Cyprus Law on Companies, Cap. 113.

19.20.5

Within 5 (five) Business Days of signing the Borrower Participatory Interest Pledge, the Borrower shall ensure state registration of the Encumbrance created under the Borrower Participatory Interest Pledge in the Russian Federation Unified State Register of Legal Entities and shall provide the Pledge Manager with evidence of such state registration.

19.20.6

Within 5 (five) Business Days of receiving a request from the Facility Administrator or Pledge Manager, the Borrower at its own expense shall undertake any action and sign any documents, and shall ensure that each Obligor and Pledgor at their own expense undertake any action and sign any documents, required to perfect and register the termination of Encumbrances created under the Existing Pledges.

19.21	Independent Guarantees Indemnity

The Borrower shall, without the prior written consent of the Facility Administrator, refrain from the following actions:

19.21.1	indemnifying any Guarantor for any amounts paid by such Guarantor under or in connection with the relevant Independent Guarantee;
19.21.2	making any changes to any Independent Guarantee agreement.
20.	BANK ACCOUNT OBLIGATIONS
20.1	Direct debit authority
20.1.1

Pursuant to Civil Code Articles 847 and 854 and applicable regulations of the Russian Federation Central Bank, the Borrower hereby gives its irrevocable and unconditional consent to the direct debiting of funds from any of the bank accounts it may hold with the Original Lender, on terms of direct debit authorization, for purposes of performance of the Borrower's obligations under the Finance Documents. The appropriate consent shall constitute the Borrower's prior acceptance and is granted by the Borrower up to the monetary amounts that may be payable by the Borrower under the Finance Documents, allowing partial performance should there be insufficient funds on the Borrower's account.

20.1.2

The Facility Administrator may, without the Borrower's instruction, send a direct debit request based on collection orders, bank orders, payment requests or other documents for funds to be debited from the Borrower's bank accounts opened with the Original Lender in order to perform the Borrower's payment obligations toward the Finance Parties under any Finance Documents that have become due for payment but remain unpaid, while the Original Lender may perform the instructions of the Facility Administrator.

20.1.3

Should there be no funds or insufficient funds in the obligation currency on the Borrower's bank accounts held with the Original Lender, the Borrower hereby instructs the Original Lender to convert funds on the Borrower's bank accounts in a different currency and transfer the funds obtained by such conversion to the Facility Administrator for them to be applied to performance of the Borrower's obligations under the Finance Documents according to the provisions of this Agreement. The Parties agree that the relevant funds conversion will be made by the Original Lender using the Original Lender's internal exchange rate that is applicable as of the date of the relevant operation.

20.1.4

Without prejudice to the limitations prescribed by this Clause 20.1, the Borrower shall, within 10 (ten) Business Days of opening any bank account with the Original Lender, sign an addendum to the relevant bank account agreement granting its consent for the Facility Administrator, without the Borrower's instruction, to direct debit funds for purposes of performance of the Borrower's obligations under the Finance Documents based on collection orders, bank orders, payment requests or other documents, allowing partial performance should there be insufficient funds on the Borrower's account.

20.2	Amounts debited

All funds obtained by the Facility Administrator through the exercise of its right to debit funds under Clause 20.1 (Direct debit authority) shall be applied to performance of the Borrower's obligations toward the Finance Parties under the Finance Documents according to the provisions of this Agreement.

21.	EVENTS OF DEFAULT

Each of the cases, events, or circumstances set out in this Clause 21 (save for Clause 21.18 (Acceleration)) is an Event of Default.

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to Finance Documents at the place at and in the currency in which it is expressed to be payable unless:

21.1.1	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and provided that
21.1.2	payment is made within 3 (three) Business Days from the date of payment.
21.2	Violation of financial covenants

An Obligor does not comply with any covenant under:

21.2.1	Clause 18.3 (Leverage);
21.2.2	Clause 18.4 (Interest cover);
21.2.3	Clause 18.5 (Guarantors' Cover Ratio);
21.2.4	Clause 18.6 (Revenue in accordance with RAS);
21.2.5	Clause 18.7 (Cash receipts); or
21.2.6	Clause 18.8 (Net assets

The Borrower shall ensure that:

21.2.7

as of the end of the second financial quarter of each financial year, and as of the end of each financial year, the net assets of each Obligor registered in the Russian Federation determined on the basis of the financial statements provided under Clause 17.1.1(D),

21.2.8	).
21.3	Other obligations
21.3.1	An Obligor or Pledgor does not comply with any provisions of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and in Clause 21.2 (Violation of financial covenants)).
21.3.2	No Event of Default under Clause 21.3.1 will occur if such failure to comply can be remedied, and is remedied:
(A)	in respect of the obligations contemplated by Clauses 17.1.1(A)–(C) within 30 (thirty) days; or
(B)	in respect of any other provisions of the Finance Documents: within 10 (ten) Business Days,

of the earlier of:

(1)	the date the Facility Administrator sends notice to the Obligor regarding such failure to comply; or
(2)	the date the relevant Obligor becomes aware or should have become aware of the failure to comply.
21.4	Misrepresentation

Any representations made by any Obligor or Pledgor in or in connection with the Finance Documents turns out to be incorrect, untrue or misleading at the time it is made.

21.5	Cross-default
21.5.1	Any member of the Group does not repay any Financial Indebtedness within the prescribed period or during any grace period established in accordance with the terms of the relevant obligation.

21.5.2

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or a claim is brought against Headhunter Group under a Placement Indemnity.

21.5.3

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). An Event of Default in accordance with this Clause 21.5.3 shall not be deemed to have occurred if such non-compliance can be remedied, and is remedied within 15 (fifteen) Business Days.

21.5.4

No Event of Default will occur under this Clause 21.5 if the total amount of Financial Indebtedness or obligations under the Financial Indebtedness subject to Clauses 21.5.1 – 21.5.3 is at any time less than RUB 150,000,000 (one hundred and fifty million)

21.5.5

An Event of Default shall not be deemed to have occurred pursuant to Clause 21.5.1 above if the relevant default was committed reasonably and in good faith by a Group member acting as a buyer, in the relevant part of the purchase price under a SPA for shares or participatory interests in the company's charter capital, provided that

(A)	the buyer is entitled under the terms of such SPA to reduce the purchase price or receive cash consideration from the seller upon the occurrence of the events specified in the SPA;
(B)	the relevant SPA relates to an asset acquisition transaction financed with funds from Tranche 2; and
(C)	the late payment under the relevant SPA lasts no more than 180 days from the last day of the Utilisation Period under Tranche 2.
21.6	Loss of property

Loss of property in respect of which an Encumbrance has been created under any Pledge.

21.7	Insolvency

The occurrence of any of the following cases or events in relation to any Material Group Member:

21.7.1	any Material Group Member meets the criteria for insolvency in accordance with the Bankruptcy Law;
21.7.2	any Material Group Member meets the criteria for insufficiency of assets in accordance with the Bankruptcy Law;
21.7.3	the financial condition of any Material Group Member gives grounds for bankruptcy prevention measures to be taken in accordance with the Bankruptcy Law;
21.7.4

any Material Group Member meets the criteria or gives grounds for bankruptcy prevention measures to be taken, similar to the criteria and measures specified in Clauses 21.7.1 and 21.7.2, contemplated by any law applicable to such Material Group Member;

21.7.5	any Material Group Member begins negotiations with one or more of its creditors to revise the timeframes for repayment of any of its debts due to actual or expected financial difficulties;
21.7.6	a moratorium is imposed on the settlement of creditors’ claims in respect of any of its debts; or
21.7.7	any Material Group Member meets any other bankruptcy criteria established by the Bankruptcy Law or other law applicable to such Material Group Member.

21.8	Insolvency proceedings

The carrying out of one of the following actions in respect of any Material Group Member:

21.8.1	a bailout and other bankruptcy prevention measures;
21.8.2	the commencement of liquidation or bankruptcy proceedings or the appointment of a liquidation commission or similar body or official;
21.8.3	the filing in court by any Material Group Member of an application to declare such Material Group Member bankrupt;
21.8.4

the filing in court by any creditor of any Obligor of an application to declare such Material Group Member bankrupt or to liquidate it (or any other similar procedure), if the arbitrazh court or other competent court, within 30 (thirty) calendar days from the date of the determination to accept the application to declare the Material Group Member bankrupt, does not issue a determination on refusing to instigate supervision and dismissing the application, a determination on refusing to instigate supervision and terminating proceedings in the bankruptcy case, a determination on returning this application, a determination on terminating proceedings in the bankruptcy case, a decision on refusing to declare bankruptcy or other similar judicial act, which results in the termination of the bankruptcy proceedings or refusal to initiate such proceedings;

21.8.5	the institution of supervision (nablyudeniye), external management (vneshneye upravleniye), financial recovery (finansovoe ozdorovleniye), or bankruptcy management (konkursnoye proizvodstvo);
21.8.6	the appointment of a temporary administrator, administrator, receiver or any other person performing similar functions;
21.8.7	convening a meeting of creditors to consider a settlement agreement;
21.8.8	initiation of any other bankruptcy procedure established by the Bankruptcy Law;
21.8.9

enforcement of any Encumbrance established in respect of any assets of a Material Group Member, if the amount of assets in respect of which such Encumbrance is established exceeds RUB 100,000,000 (one hundred million);

21.8.10	carrying out any other similar procedures under the law on insolvency (bankruptcy) applicable to the relevant Material Group Member.
21.9	Compulsory seizure or restrictions on disposal of property

Freezing orders over, confiscation, other compulsory seizure of property, suspension or restriction of operations on the accounts of any member of the Group with a total value exceeding RUB 100,000,000 (one hundred million) or the equivalent of such amount at the rate of the Central Bank of the Russian Federation on the relevant date.

21.10	Unlawfulness and invalidity
21.10.1	It becomes unlawful for an Obligor or Pledgor to perform any of its obligations under the Finance Documents.
21.10.2	Any Finance Document ceases to be valid and legally binding.
21.10.3	Any Finance Document is deemed not concluded in accordance with the law applicable to such Finance Document.
21.11	Repudiation and rescission of agreements

An Obligor or Pledgor declares its intention to rescind a Finance Document or performs actions aimed at challenging or rescinding a Finance Document, or repudiates it (except for situations where this is permitted by the Finance Documents).

21.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) its core business activities.

21.13	Qualified audit opinion

Auditors of the Group issue a qualified opinion with respect to any audited financial statements.

21.14	Judicial and administrative proceedings
21.14.1	The commencement of any judicial, administrative, arbitrazh or arbitration proceedings aimed at challenging of:
(A)	the Finance Documents;
(B)	any rights of the Finance Parties based on the Finance Documents; or
(C)	transactions under the Finance Documents.
21.14.2

A court, arbitrazh court or arbitration court (including international arbitration) accepts for consideration any claim in respect of a member of the Group or its assets, for a total amount that, together with the amount of other claims brought against such member of the Group (or its assets) or against other members of the Group (or their assets) accepted for consideration by a court, arbitrazh court or arbitration court (including international arbitration), exceeds RUB 150,000,000 (one hundred and fifty million) or the equivalent of this amount in another currency at the exchange rate of the Central Bank of the Russian Federation on the date on which the claim was filed.

21.14.3

The coming into force of decisions of a court, arbitrazh court or arbitration court (including international arbitration) in respect of a member of the Group or its assets for the recovery of funds or other assets from such member of the Group for a total amount that, together with the amount of other decisions of a court, arbitrazh court or arbitration court (including international arbitration) that have come into force, which relate to such member of the Group (or its assets) or other members of the Group (or their assets) exceeds RUB 100,000,000 (one hundred million) or its equivalent in another currency at the exchange rate of the Central Bank of the Russian Federation.

21.15	Expropriation

Limiting the ability of any member of the Group to conduct its business activities as a result of:

21.15.1

deprivation or restriction of title, nationalisation, requisition, confiscation, expropriation or other forced alienation of property, the total book value of which exceeds, together with other property of such member of the Group and property of any other member of the Group that was nationalised, requisitioned, confiscated, expropriated or otherwise forcibly alienated, RUB 75,000,000 (seventy-five million); or

21.15.2

a ban or other intervention committed by a government body in respect of any member of the Group (including, inter alia, the dismissal of the sole executive body, the collegial executive body or any other management body of any member of the Group).

21.16	Intellectual Property
21.16.1	The full or partial termination, suspension, or revocation of rights to any Intellectual Property;
21.16.2	The imposing of any restrictions on the terms of use or additional requirements in relation to any Intellectual Property, except where agreements under a non-

exclusive or exclusive license in respect of Intellectual Property are entered into between members of the Group;

21.16.3	The expiration and refusal to extend the rights to any Intellectual Property largely under the same conditions; or
21.16.4	The creation of an Encumbrance in respect of any Intellectual Property,

in each case, with the exception of the disposal of any Intellectual Property owned by a Group member, in the event of disposal in favour of non-members of the Group, of all shares or participatory interests in the charter capital of such Group member (which owns the relevant Intellectual Property) owned by Group members, if such disposal is permitted by the terms of this Agreement.

21.17	Material Adverse Effect

The occurrence of Material Adverse Effect.

21.18	Acceleration

Upon the occurrence of any Event of Default and at any time after the occurrence of any Event of Default that is continuing:

21.18.1	the Facility Administrator shall send a notification to the Borrower after receiving the Consent of the Majority Lenders, in which it will:
(A)

state the Lenders’ refusal to grant funds within the Total Commitments (including the Amount Payable by the Lenders, if any, at the relevant time), whereupon the Lenders’ obligation to grant the Facility to the Borrower shall cease; and (or)

(B)

set out the Lenders’ demand against the Borrower for immediate early repayment of the Facility Outstanding or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(C)

notify the Borrower that the Lenders are aware of the Event of Default and reserve the right to demand that the Borrower immediately repay the Facility or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(D)	notify the Borrower that the Lenders reserve the right to enforce the pledged property under the Pledges, or to file claims under the Independent Guarantees.
21.18.2

The Lenders shall enforce the pledge in accordance with the relevant Pledge. The property received by the Lenders from the enforcement of the pledge under the Pledges shall be transferred into the Lenders' shared ownership in the amount corresponding to their Proportional Shares.

21.18.3

The funds received by the Lenders from the enforcement of the property pledged under the Pledges and/or its subsequent sale in accordance with Clause 21.18.2, and which remained after indemnification for the enforcement costs of the Lenders, the Facility Administrator, and the Pledge Manager and payment of other mandatory payments, shall be transferred into the Account of the Facility Administrator, and then distributed by the Facility Administrator between the Lenders according to their Proportional Shares.

For the purposes of this Clause 21.18, an Event of Default shall be considered continuing from the time such event occurs until the Borrower receives notification from the Facility Administrator that the Majority Lenders have agreed not to exercise their rights under this Clause 21.18 due to the occurrence of such event or circumstance.

22.	FACILITY SECURITY
22.1	Pledges
22.1.1	Each Lender hereby confirms that it is familiar with the content of each Pledge and approves its signature by the Pledge Manager.
22.1.2	The Parties confirm that this Agreement (in the appropriate part thereof) constitutes, inter alia, a pledge management agreement. The Parties agree that a Lender may act as the Pledge Manager.
22.2	Status of the Lenders and appointment of a Pledge Manager
22.2.1

The Parties hereby acknowledge and agree that all the Lenders, the Facility Administrator, and the Pledge Manager that is also a Lender, have shared claims toward the Borrower and, under Civil Code Article 335[1], constitute joint and several co-pledgees under the Pledges enjoying equal-seniority rights.

22.2.2

Pursuant to Civil Code Article 356, each Lender (except the Lender acting as the Pledge Manager) and the Facility Administrator hereby instruct the Pledge Manager to conclude, on behalf and in the interests of the Finance Parties, Pledges with the Pledgors (including modifications and addendums to such Pledges that have been approved by the Consent of all lenders), to sign all documents required for registration of the appropriate Pledges, encumbrances arising from the appropriate Pledges, and assignment of rights under the appropriate Pledges, and for the sending of notices to a notary public, notices of pledge creation, notices of pledge modification, and notices of deletion of information concerning a pledge (except those actions that, under applicable law or the Finance Documents, should be undertaken by the relevant Pledgor), and to exercise all the rights and perform all the duties of pledgee under such  Pledges.

22.2.3

The Parties acknowledge and agree that the Pledge Manager, by concluding the appropriate Pledges on behalf of the Lenders, and by exercising the rights and performing the duties of pledgee under the Pledges, is exercising the pledgee's rights solely in the interests of all the Lenders constituting such at any point in time, until the Borrower has performed its obligations in full under the Finance Documents in the manner prescribed herein. The assignment of rights by an Existing Lender to a New Lender (in the context of Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders)) shall not affect the rights and obligations of the Pledge Manager and the Lenders prescribed herein.

22.2.4

The Lenders hereby undertake not to independently exercise their rights and perform their duties as pledgees, including not to make claims against the Borrower and not to foreclose on the Borrower's assets and property, except if this pledge management agreement is terminated under Civil Code Article 356(5). At the same time, the Lenders and the Borrower agree to perform, at the Pledge Manager's request, all necessary actions (including participation in court hearings as co-claimants) and sign and issue to the Pledge Manager all necessary documents, including powers of attorney, that in the Pledge Manager's reasonable opinion are required by law and/or a court for the Pledge Manager to exercise the rights and perform the duties prescribed by the Finance Documents.

22.2.5

The Pledge Manager's exercise of the rights and performance of the duties of pledgee under the respective Pledges shall not prevent the Pledge Manager from performing any banking operations with the Borrower, including maintaining bank accounts, providing loans, and inviting deposits. If the Pledge Manager is also a Lender hereunder, then it shall have the same rights and obligations under the Finance Documents as any other Lender, and may exercise those rights and perform those obligations as if it were not the Pledge Manager.

22.2.6

The Pledge Manager shall bear no liability for its acts or omissions toward the Lenders (other than the Lender acting as the Pledge Manager) if it acts or fails to act in accordance with the Consent of the Majority Lenders or all the Lenders.

22.2.7

The Pledge Manager shall bear liability toward the Parties (other than the Lender acting as the Pledge Manager) solely for direct, judicially proven losses caused by the Pledge Manager willfully or through gross negligence.

22.2.8

The Lenders (other than the Lender acting as Pledge Manager) and the Pledge Manager hereby confirm that the Pledge Manager shall perform its functions without being granted power of attorney and independently of the grant of such power of attorney.

22.3	Pledge Manager's rights and obligations
22.3.1

The Pledge Manager shall, on behalf and in the interests of the Lenders, conclude as pledgee the relevant Pledges, including any modifications and supplements thereto, prescribed herein or approved by the Consent of the Majority Lenders, with the Borrower and third parties, and shall exercise all the rights and perform all the duties of pledgee under such Pledges according to the terms hereof. In particular, the Pledge Manager shall take the steps required to effect registration of the relevant Pledges and encumbrances arising out of the relevant Pledges, and the sending of notices to a notary public, notices of pledge creation, notices of pledge modification, and notices of deletion of information concerning a pledge (except those actions that, under applicable law or the Finance Documents, should be undertaken by the Borrower or relevant Pledgor) within the time periods specified herein.

22.3.2

Immediately following the acquisition by any Lender other than the Original Lender of rights or obligations under the Finance Documents as described in Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders), the Pledge Manager shall take the steps required to effect registration of the pledge management agreement contained herein, and/or send notice to a notary public that that the pledge management agreement contained herein has been signed, and shall take other action required to register the Lenders as joint and several copledgees under the Pledges.

22.3.3

The Pledge Manager may at its discretion exercise any pledgee rights prescribed by the relevant Pledges other than the right to foreclose on the property pledged thereby, which may be exercised solely on the basis of Consent by the Majority Lenders that specifies the judicial or non-judicial foreclosure procedure and defines how the pledged property will be sold.

22.3.4

The Pledge Manager shall foreclose on pledged property in the manner prescribed by the relevant Pledge. Property obtained by the Pledge Manager in the Lenders' interest through foreclosure on the pledged property under the Pledges, plus any insurance indemnities paid out on property pledged under the Pledges, shall become owned in common by the Lenders according to the Proportional Share of each Lender.

22.3.5

The funds obtained by the Pledge Manager through foreclosure on property pledged under the Pledges, insurance indemnity payments with respect to the property pledged under the Pledges, and/or its subsequent sale as described in Clauses 22.3.3 and 22.3.4, and which are left over after reimbursement of the Pledge Manager's foreclosure costs and payment of other mandatory payments, shall be credited to the Pledge Manager's Bank Account and then distributed by the Pledge Manager among the Finance Parties in proportion to their pledge-secured claims, and among the Lenders according to the Proportional Share of each Lender.

22.4	Replacement of Pledge Manager
22.4.1

The Lenders may, and, if the Pledge Manager meets the bankruptcy criteria, or if a bankruptcy petition has been filed in court against the Pledge Manager, or if an application has been filed for liquidation of the Pledge Manager, or if the Pledge Manager's banking license has been revoked, the Lenders shall, with the Majority Lenders' Consent, terminate the Pledge Manager's authority as of the date stated in the Majority Lenders' Consent and select a candidate from among the Lenders to become the new Pledge Manager (the "New Pledge Manager"). Each Lender and the Borrower hereby consent to replacement of the Pledge Manager by a New Pledge Manager according to the provisions of this Clause 22.4.

22.4.2

The Pledge Manager may unilaterally renounce its authority as pledge manager provided it notifies each Lender and the Facility Administrator at least 30 (thirty) days prior to the proposed date of termination of the Pledge Manager's authority. By Consent of the Majority Lenders, the Lenders shall select a candidate to become the New Pledge Manager no later than the proposed date of termination of the Pledge Manager's authority.

22.4.3

The Lenders shall ensure that the New Pledge Manager takes up the pledge manager duties referred to in Clause 22.3 (Pledge Manager's rights and obligations) starting on the date the Pledge Manager's authority terminates. The Pledge Manager shall at its own expense sign and hand over the documents it possesses that the New Pledge Manager may reasonably require in order to act as Pledge Manager under the Pledges.

22.4.4

The Parties agree that the New Pledge Manager shall become a party to this Agreement as pledge manager starting on the date of its appointment by the Lenders with the Consent of the Majority Lenders, unless such Consent prescribes another date. If necessary, the Facility Administrator may require the Parties to conclude an amendment hereto and, where prescribed by applicable law, of an amendment to the Pledges. On the occurrence of the relevant date, all mention of "Pledge Manager" herein shall refer to the New Pledge Manager. For the avoidance of doubt, the appointment of a New Pledge Manager hereunder shall not constitute termination of the pledge management agreement in the context of Clause 22.2.4.

22.4.5

As of the date the New Pledge Manager is appointed, it shall open a new nominal account in favour of the Finance Parties as beneficiaries of such account, and shall notify the Borrower and the Finance Parties that the Pledge Manager Account has changed.

22.4.6

The Parties agree that the provisions herein concerning the Pledge Manager's rights and obligations may be modified by an addendum entered into by the Borrower, the Facility Administrator, the Pledge Manager, and the Lenders (other than the Lender acting as the Pledge Manager). Before such addendum is signed, its content shall be approved by the Majority Lenders' Consent, which may empower a single Lender to sign such addendum with the Pledge Manager on behalf and in the interests of all the Lenders (other than the Lender acting as the Pledge Manager). The Lenders shall provide the documents and powers of attorney required for a single Lender to sign such addendum on behalf of all the Lenders (other than the Lender acting as the Pledge Manager).

23.	CHANGES TO THE PARTIES
23.1	Assignment by the Borrower

The Borrower does not have the rights to assign its rights or transfer obligations under the Finance Documents without the prior consent of all Lenders.

23.2	Assignment of Rights and Transfer of Obligations by the Lenders
23.2.1

A Lender ("Existing Lender") is entitled at any time to fully or partially assign its rights and (or) transfer the obligations under the Finance Documents to the following persons without the consent of the Borrower and other Lenders:

(A)	another Lender;
(B)	its Affiliate;
(C)	the Central Bank of the Russian Federation, and also in the subsequent assignment by the central bank or other similar body of its rights and (or) the transfer of obligations to any person;
(D)	a Russian bank or a Russian credit or financial organisation included in the list of banks contained in Schedule 9 (List of Russian banks); or
(E)	any reputable foreign credit or financial organisation,

in any case, with the exception of any person in respect of which the Borrower has submitted a confirmation acceptable to the Facility Administrator (with reference to the applicable legislative acts) confirming that such person is subject to sanctions restricting the Pledgors or their Affiliates from entering into or maintaining relations with such person ("Sanctioned Person").

23.2.2

Where there is no Default, an Existing Lender has the right at any time to fully or partially assign its rights and (or) to transfer the obligations under the Finance Documents to other persons not mentioned in Clause 23.2.1, provided that such person is not a Sanctioned Person, and subject to receipt of the prior written consent of the Borrower, while the Borrower cannot unreasonably and without grounds refuse to provide or delay provision of such consent.

23.2.3

For the purposes of this Clause 23.2, "New Lender" means a person to which an Existing Lender fully or partially assigns its rights and (or) transfers obligations under the Finance Documents referred to in sub-paragraphs (A) – (E) of Clause 23.2.1 or in Clause 23.2.2.

23.2.4	If:
(A)	any Default has occurred and is continuing for 10 Business Days; or
(B)	any Event of Default has occurred and is continuing,

the Borrower's consent to the assignment of rights and (or) the transfer of obligations of an Existing Lender is not required, except in cases where the prospective New Lender is a Sanctioned Person. For the purposes of Article 388 of the Civil Code, each Obligor hereby confirms that for the purposes of this Clause 23.2 the identity of the Lenders is not material to it.

23.2.5

In the event of the assignment by an Existing Lender of its rights and the transfer of its obligations to a New Lender in accordance with this Agreement, the Borrower hereby gives its prior consent to the simultaneous transfer to the New Lender of the relevant obligations of the Existing Lender (transfer of debt), if any.

23.3	Procedure for assignment of rights and transfer of obligations
23.3.1

The assignment of rights and (or) the transfer of debt shall be carried out by a Lender Rights Assignment Agreement between the Existing Lender, the New Lender and the Facility Administrator, and shall come into effect on the date of signature of the Lender Rights Assignment Agreement, unless otherwise expressly contemplated by the Lender Rights Assignment Agreement.

23.3.2

No later than 5 (five) Business Days before the date of the proposed signing of the Lender Rights Assignment Agreement, the Existing Lender must notify the Facility Administrator in writing of the proposed assignment of rights and/or transfer of the debt indicating the name of the New Lender. No later than the next Business Day after receiving the above notification from the Existing Lender, the Facility Administrator shall send a copy of this notification to the Borrower.

23.3.3

If within 10 (ten) Business Days after receiving the notification specified in Clause 23.3.2 the Borrower has not provided the Facility Administrator with confirmation (containing a reference to the relevant legislative acts) confirming that this New Lender is a Sanctioned Person, on the date of signature of the Lender Rights Assignment Agreement:

(A)	the Existing Lender shall assign to the New Lender the rights of the Existing Lender in the amount in accordance with the Lender Rights Assignment Agreement;
(B)	the New Lender shall assume the obligations of the Existing Lender transferred to it in the amount in accordance with the Lender Rights Assignment Agreement;
(C)	the Existing Lender shall be released from its obligations to the extent that these obligations have been assumed by the New Lender; and
(D)	the New Lender shall become the Lender under this Agreement and will be bound by the terms of this Agreement as the Lender.
23.3.4	From the date of signature of any Lender Rights Assignment Agreement, reference in this Agreement to the Lender includes any New Lender.
23.3.5

On the date of signature of a Lender Rights Assignment Agreement, the New Lender shall pay the Facility Administrator a fee of RUB 10,000 (ten thousand), as well as VAT, included as a separate line, and calculated based on the current tax rate under the law of the Russian Federation on taxes and levies, for the services of the Facility Administrator under this Agreement.

23.3.6

The Facility Administrator shall notify the Obligors in writing immediately after signature of a Lender Rights Assignment Agreement about the assignment of rights and (or) transfer of obligations under this Agreement, and shall send a copy of the signed Lender Rights Assignment Agreement to each Obligor.

23.4	Interest payment on assignment
23.4.1

Interest on the Facility Outstanding, default interest and fees in respect of the Proportional Share of the Existing Lender accrued prior to the date of signature of the Lender Rights Assignment Agreement (including the date of signature) and received from the Borrower ("Accrued Amounts"), as well as other payments specified in the Lender Rights Assignment Agreement, shall be paid by the Facility Administrator to the Existing Lender on the closest Interest Payment Date after the date of signature of the Lender Rights Assignment Agreement;

23.4.2	The rights assigned by the Existing Lender to the New Lender will not include the right to claim Accrued Amounts; and
23.4.3

The New Lender will receive the amount of interest accrued on the Facility Outstanding in respect of the Proportional Share of the New Lender for that part of the Interest Period that comes after signature of the Lender Rights Assignment Agreement (excluding the date of signature) and ends on the end date of the relevant Interest Period.

23.5	Limitation of liability of Existing Lenders
23.5.1	None of the Existing Lenders shall make any representations or assume any obligations to a New Lender for:
(A)	the financial position of an Obligor or Pledgor;
(B)	the compliance or fulfilment by any Obligor of its obligations under the Finance Documents or any other documents; or

(C)	the correctness of the information contained in any Finance Document.
23.5.2

Each New Lender confirms to the Existing Lender, other Finance Parties and each Obligor that it has studied all the Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign the Lender Rights Assignment Agreement.

23.6	Security over Lenders' rights

Each Lender may, without the consent of the Obligor or another Finance Party, pledge or create another Encumbrance in favour of any person that is not a Sanctioned Person for all or part of its rights under any Finance Document in order to secure the obligations of such Lender, provided that such Lender continues to fulfil its obligations under the Agreement.

23.7	Restriction on assignment of rights and transfer of obligations to a Sanctioned Person

The assignment of any rights, the transfer of any obligations, the pledging or creation of any Encumbrance in favour of a Sanctioned Person is invalid.

24.	FINANCE PARTIES
24.1	Lenders’ decision making
24.1.1

The Lenders hereby agree that in the cases expressly contemplated by this Agreement or other Finance Documents, the Lenders may exercise their rights under this Agreement or perform any actions solely with the consent of the Majority Lenders or all Lenders ("Consent").

24.1.2

The Lenders shall take a decision on granting Consent by holding a vote, the procedure for which is established by this Clause 24.1. In this case, the provisions of Chapter 9[1] (Decisions of Meetings) of the Civil Code shall not apply.

24.1.3	In all cases, when the Lenders vote for the purpose of the Finance Documents the vote of each Lender is equal to its Proportional Share.
24.1.4

The Facility Administrator, either on its own initiative or at the request of any of the Lenders or the Borrower, shall inform all the Lenders (except the Lender that is the Facility Administrator) about the issue put to a vote ("Issue put to a Vote") by sending a notice containing a description of the Issue put to a Vote, and other information deemed necessary by the Facility Administrator ("Notice of Voting"). The Notice of Voting must indicate the deadline by which the Lenders have to send notices containing the voting results of each of the Lenders regarding the Issues put to a Vote ("Lender Decision Notice"). This deadline may not be less than 5 (five) Business Days, except when the circumstances of the Issues put to a Vote are such that the voting of Lenders needs to take place sooner.

24.1.5

The Lender Decision Notice must be signed by an authorised person of the relevant Lender and contain the Lender’s unequivocal answer as to whether such Lender votes for or against the granting of Consent on each of the relevant Issues put to a Vote. The Facility Administrator is not obliged to verify the authority of the person who signed the Lender Decision Notice, and has the right to presume that such person was authorised unless the relevant Lender notified the Facility Administrator prior to the date on which the relevant Lender Decision Notice was sent that such person is not an authorised representative of the relevant Lender.

24.1.6

If any Lender (other than the Lender that is the Facility Administrator) did not send the relevant Lender Decision Notice within the deadline specified in the Notice of Voting, the Facility Administrator shall consider that such Lender voted against the granting of Consent on the relevant Issues put to a Vote.

24.1.7

After the deadline for sending the Lender Decision Notice established by the relevant Notice of Voting, the Facility Administrator shall determine the number of votes of the Lenders in favour of granting Consent on each of the relevant Issues put to a Vote within 5 (five) Business Days, and shall send a notice to the Lenders and the Borrower containing the voting results on each of the Issues put to a Vote ("Voting Results Notice").

24.1.8

If, in accordance with the provisions of the Finance Documents, the Consent on an Issue put to a Vote requires the votes of the Majority Lenders (but not all Lenders), the Facility Administrator shall (regardless of the expiration of the deadline established in the relevant Notice of Voting) send a Voting Results Notice within 5 (five) Business Days after receipt of the Lender Decision Notices, from which it follows that the Majority Lenders voted in favour of granting such Consent or, that Lenders, the votes of which are sufficient to prevent the Majority Lenders from granting such Consent, voted against granting such Consent.

24.1.9

If the Lenders whose votes are sufficient to provide such Consent in accordance with the Finance Documents, voted in favour of granting the Consent, such Consent shall be deemed to have come into effect at the time when the Facility Administrator sends the Voting Results Notice, unless a later date is specified in the corresponding Voting Results Notice.

24.1.10	The Notices of Voting, Lender Decision Notices and Voting Results Notices shall be sent by email and/or by fax to the email addresses or fax numbers indicated in Clause 26.2 (Addresses).
24.1.11	Unless otherwise expressly stipulated by a Finance Document, any Consent granted in the manner contemplated by this Clause 24.1 shall be binding on all the Finance Parties.
24.1.12

For the avoidance of doubt, the Lenders hereby authorise the Facility Administrator, and the Facility Administrator agrees, to act with the prior consent of the Majority Lenders or all Lenders on the basis of the relevant Consent of the Majority Lenders or all Lenders in cases where such Consent is expressly stipulated by this Agreement.

24.1.13

The Facility Administrator has the right to refrain from acting on the basis of instructions of the Majority Lenders (or, where applicable, all Lenders) until it received indemnity against any costs, losses or liabilities (together with any accompanying VAT), which it may incur in complying with these instructions.

24.1.14

In the absence of instructions from the Majority Lenders (or, where applicable, all Lenders), the Facility Administrator has the right to take actions (or refrain from taking actions) that it views as being in the Lenders’ interests.

24.1.15	The Facility Administrator shall only be liable to the Parties for direct losses proven in court, caused by the Facility Administrator intentionally or as a result of gross negligence.
24.2	Appointment of the Facility Administrator
24.2.1

The Parties agree that a Lender may perform the functions of a Facility Administrator. Each Finance Party (with the exception of the Lender that performs the functions of the Facility Administrator) hereby appoints the Facility Administrator as its agent and instructs it to perform the actions contemplated by the Finance Documents on behalf of and at the expense of that Finance Party.

24.2.2

For the avoidance of doubt, the Parties confirm that the Lender acting as the Facility Administrator has the same rights and obligations under the Finance Documents as any other Lender, and has the right to exercise these rights, including the right to vote when Consents are provided, and to fulfil the obligations as if it were not a Facility Administrator.

24.2.3

The performance by the Facility Administrator of its obligations under the Agreement does not prevent the Facility Administrator from executing any banking operations with any member of the Group, including maintaining bank accounts, granting loans and attracting deposits.

24.2.4

If the indemnification received from the Obligors does not cover the amount of expenses or losses incurred by the Facility Administrator as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, the Facility Administrator has the right to file a claim against the Lenders (except for the Lender acting as the Facility Administrator) and each Lender (except for the Lender acting as the Facility Administrator) shall, within 10 (ten) Business Days from date on which the Facility Administrator's claim was filed, indemnify it in the amount corresponding to the Lender’s Proportional Share, for any documented expenses or losses incurred by the Facility Administrator (except in the event of the Facility Administrator's gross negligence or wilful misconduct) as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, to the extent not covered by the amount of indemnification received from any Obligor.

24.2.5	The Facility Administrator shall not be liable to the Lenders for its actions (or omissions), if it acts (or does not act) in accordance with the Consent of the Majority Lenders or all Lenders.
24.2.6	The Facility Administrator shall only be liable to the Lenders for losses caused by the Facility Administrator intentionally or as a result of gross negligence.
24.2.7

When the terms of the Agreement do not require the Consent of the Majority Lenders or all Lenders, the Facility Administrator shall act (or refrain from acting) at its own discretion in the best interests of the Lenders.

24.3	Duties of the Facility Administrator
24.3.1

Subject to Clause 24.3.2, each Finance Party (with the exception of the Facility Administrator) instructs the Facility Administrator, while the Facility Administrator agrees, to perform the following actions:

(A)	keep records of the Cash provided to the Borrower by each of the Lenders in accordance with this Agreement;
(B)

receive any payments due to the Finance Parties from the Obligors under this Agreement into the Facility Administrator's Account, and transfer the amounts received from the Obligors to the relevant Finance Party in accordance with the terms of this Agreement;

(C)

receive any Facility amounts from the Lenders into the Facility Administrator's Account, and transfer the Facility amounts received from the Lenders to the Borrower in accordance with the terms of this Agreement;

(D)	notify the Borrower and Lenders about the interest rate for each Interest Period;
(E)

sign, on behalf of all the Finance Parties, amendments to this Agreement, as well as any consents, confirmations, waivers and other documents contemplated by this Agreement, on the terms agreed in the Consent of the Majority Lenders or all Lenders, depending on the nature of the changes, consents, confirmations, waivers or other documents;

(F)	inform the Lenders of the Borrower's fulfilment (or non-fulfilment) of the conditions precedent for submitting a Utilisation Request under this Agreement;
(G)

provide the Parties and (or) other persons contemplated under this Agreement with documents and information received from the Borrower and third parties (including, inter alia, sending to the relevant Party an original or a copy of any document received by the Facility Administrator from any other Party to be forwarded to this Party), however the Facility Administrator is not obliged to examine or verify the correctness, accuracy or completeness of such documents and information;

(H)

notify the Finance Parties of the receipt of a communication from any Party containing a description of an event or circumstance and a statement to the effect that such an event or circumstance constitutes Default;

(I)	inform the Lenders that the Facility Administrator has received the Borrower's request for a waiver under this Agreement;
(J)	arrange the granting of Consents by the Majority Lenders or all Lenders at its own initiative or at the request of the Majority Lenders;
(K)

keep a register of all Parties (with the addresses, contact details of all Lenders at any time and the Proportional Share of each Lender) and provide a copy of this register for information purposes upon the request of any Party;

(L)

notify the Lenders if an Obligor has failed to pay any amount of the Facility Outstanding, interest, fees or other amounts payable to any Finance Party (other than the Facility Administrator) under the Finance Documents;

(M)

in the event of the Facility Administrator's resignation, transfer to the New Facility Administrator (defined in Clause 24.4.4) all documents received by the Facility Administrator from the Parties, or created by the Facility Administrator in the process of fulfilling its duties; and

(N)

perform all other actions (or refrain from actions) which are contemplated by this Agreement and other Finance Documents or are required for the Lenders to exercise their rights under this Agreement or other Finance Documents after having obtained the relevant Consent of the Majority Lenders or all Lenders, depending on the circumstances.

24.3.2

The Facility Administrator has the right not to exercise any rights and authority granted in accordance with Clause 24.3.1 if the Consent of the Majority Lenders or all Lenders is required to exercise such rights and authority in accordance with the terms of this Agreement, and the Facility Administrator had not received such Consent of the Majority Lenders or all Lenders in the manner prescribed by this Agreement.

24.4	Resignation of the Facility Administrator
24.4.1

The Facility Administrator has the right, after having notified the other Finance Parties and the Obligors not less than fifteen (15) days in advance, to refuse to discharge the duties of the Facility Administrator, subject to the provisions of paragraph 7 of Article 8 of the Syndicated Loan Law. In this case, the Majority Lenders (after consultation with the Borrower) are entitled to appoint the Facility Administrator’s successor no later than the proposed date on which the Facility Administrator shall resign.

24.4.2

The resigning Facility Administrator shall, at its own expense, provide the Facility Administrator's successor with the documents available to the Facility Administrator, as well as provide the assistance that the Facility Administrator's successor may reasonably require in order to act as the Facility Administrator under the Finance Documents.

24.4.3

In the event that the Facility Administrator’s banking license is revoked (1) the authority of the Facility Administrator shall automatically terminate from the date of the banking license's revocation, and (2) the Facility Administrator or any Lender that has received information about the revocation of the Facility Administrator's banking license, shall notify the other Parties ("License Revocation Notice”) during the Business Day following the day when the Facility Administrator or relevant Lender received information about the revocation of the Facility Administrator’s banking license.

24.4.4	In the event of the resignation of the Facility Administrator or the termination of its powers at the initiative of the Lenders, the Lenders, with the Consent of the Majority

Lenders, shall appoint a new Facility Administrator from among the Lenders (the "New Facility Administrator"), and each Finance Party and the Borrower hereby confirm their consent to such possible appointment. At the request of the Facility Administrator, the Borrower shall provide the written consent of each other Obligor to such possible appointment of the New Facility Administrator. In the Consent, the Lenders shall determine the date of termination of the authority of the Facility Administrator, and the procedure whereby the New Facility Administrator shall send a notice of the termination of the authority of the Facility Administrator to the other Parties ("Notice of Termination of Authority"). Moreover, in the event of the resignation of the Facility Administrator, its authority will automatically terminate 15 (fifteen) days after the Facility Administrator has sent the notice in accordance with Clause 24.4.1, unless an earlier date is stipulated by the Consent of the Lenders or the Facility Administrator does not agree to a later date of termination of its authority.

24.4.5

The Parties agree that the New Facility Administrator will become a party to this Agreement as the Facility Administrator after the adoption of the Consent of the Majority Lenders on the appointment of a New Facility Administrator, from the date of signature of an agreement on making the relevant changes to this Agreement, unless another date is specified in this agreement (the "Date of Accession of the New Facility Administrator"). Thereafter, any reference to the Facility Administrator in this Agreement will refer to the New Facility Administrator.

24.4.6

From the Date of Accession of the New Facility Administrator, the New Facility Administrator must ensure that a new account is opened and notify the Borrower and the Finance Parties that the Facility Administrator's Account has been substituted within 5 (five) Business Days from the Date of Accession of the New Facility Administrator.

24.4.7

From the date of termination of the authority of the Facility Administrator to the Date of Accession of the New Facility Administrator, the Parties hereby agree that the Lender with the largest Proportional Share or, in the absence of such, the Lender appointed by the Consent of the Majority Lenders, shall act as temporary Facility Administrator under the Agreement ("Temporary Facility Administrator").

24.4.8

The Parties agree that from the date of receipt by the Borrower of the Notice of Termination of Authority or of the License Revocation Notice to the Date of Accession of the New Facility Administrator, the Borrower shall procure that it and also the other Obligors make all payments provided for in this Agreement to the account of the Temporary Facility Administrator, whose details must be provided by the Temporary Facility Administrator to the Borrower on the first day on which it exercises the authority of facility administrator under this Agreement.

24.4.9

If the Facility Administrator, whose authority has been terminated for any reason, receives any payments from the Parties, it undertakes, subject to the requirements of the applicable law, to transfer such payments to the Temporary Facility Administrator on the same Business Day, so that the relevant amounts can then be transferred to the Party to which they are owed.

24.5	Arranger

The Arranger does not bear any obligations in relation to other Parties, unless this is expressly stipulated in the Finance Documents.

25.	PAYMENT MECHANISM
25.1	General Provisions

The Borrower shall procure that it, as well as each other Obligor, make payments in accordance with the provisions of this Clause 25.

25.2	Payments to the Facility Administrator

Unless otherwise expressly stipulated in this Agreement, on each date on which an Obligor or Finance Party must make a payment to a Party under the terms of a Finance Document, such Obligor or Finance Party must transfer the relevant amount into the Facility Administrator's Account (unless the context of a Finance Document otherwise requires) with valuation on the date of the payment due date. All payments to be made by an Obligor under a Finance Document must be transferred into the Facility Administrator's Account no later than 17:00. Payments of an Obligor that are received into the Facility Administrator’s Account later than the specified time shall be considered received on the following Business Day.

25.3	Distribution of funds by the Facility Administrator
25.3.1

The funds received by the Facility Administrator from an Obligor in fulfilment of its obligations to the Lenders under a Finance Document, as well as those received from the Facility Administrator as a result of enforcement under Security Agreements, shall be distributed among the Lenders according to each Lender's Proportional Share.

25.3.2

Each amount of funds transferred into the Facility Administrator's Account for another Party shall be transferred by the Facility Administrator no later than 11:00 of the next Business Day to the Party for which this amount of funds was intended, into an account whose details shall be provided to the Facility Administrator by the relevant Party at least 5 (five) Business Days before the payment date. The Facility Administrator shall transfer this amount to the relevant Party after it has determined that it has received the required amount in full.

25.4	Partial payments

If the Facility Administrator receives an amount that is not sufficient to fully repay all amounts payable by an Obligor under the terms of the Finance Documents at the relevant time, the Facility Administrator shall use that amount to repay that Obligor’s obligations under the Finance Documents in the following order of priority, unless otherwise provided by law:

25.4.1	firstly, to indemnify the Finance Parties for the expenses incurred in connection with the enforcement of their claims against the Obligor;
25.4.2	secondly, for the payment of accrued interest on the Facility Outstanding;
25.4.3	thirdly, to repay the Facility Outstanding owed on the relevant date;
25.4.4	fourthly, for the payment of fees due to the Finance Parties;
25.4.5	fifthly, for the payment of accrued default interest; and
25.4.6	sixthly, for the payment of any other amounts due from the Obligor under the terms of the Finance Documents.
25.5	Payments not through the Facility Administrator

The Obligor's transfer of any funds towards payments due to a Finance Party under Finance Documents, without going through the Facility Administrator's Account, does not constitute proper fulfilment by the Obligor of its obligations under Finance Documents. If the Lender receives any payment owed to it under a Finance Document directly from the Obligor (and not from the Facility Administrator), such Lender shall transfer the amount received from the Obligor into the Facility Administrator’s Account on the same Business Day for distribution among all Finance Parties according to their Proportional Share in the manner prescribed by Clause 25.4 (Partial payments). Thereafter, the Obligor will be deemed to have fulfilled its payment obligations under a Finance Document only to the extent of the amount received by all Finance Parties from the Facility Administrator in accordance with the provisions of this Clause 25.5.

25.6	No set-off by Obligors

The Borrower shall make (and shall procure that other Obligors make) any payments under the Finance Documents without offsetting any uniform counter-claims that the relevant Obligor may have against any Finance Party.

25.7	Payment currency

The Obligors shall make all payments under Finance Documents in Roubles, except for the indemnification of the Finance Parties for expenses incurred in connection with Finance Documents, which shall be paid by the Obligors in the same currency in which they were incurred, provided that this is not inconsistent with the currency legislation of the Russian Federation ("Agreement Currency"). The monetary obligations of the Obligors shall be deemed fulfilled only if the relevant amounts have been received by the Facility Administrator in the Agreement Currency. If any amounts under a Finance Document are received towards the Obligors’ obligations in a currency other than the Agreement Currency, and the Facility Administrator converts the amount received into the Agreement Currency, the Borrower shall indemnify (and procure that other Obligors indemnify) the Facility Administrator for its expenses related to converting the amount received into the Agreement Currency (at the internal rate of the Facility Administrator), and also indemnify the difference between the amount due from the Obligors in the Agreement Currency, and the amount received by the Facility Administrator as a result of the conversion of the funds received from the Borrower into the Agreement Currency.

25.8	Payment due date
25.8.1	If payment under a Finance Document falls due on a non-Business Day, the next Business Day shall be considered the payment deadline.
25.8.2

If any Finance Document does not stipulate the due date of any payment, such payment must be made by the Obligor within 5 (five) Business Days after receipt of the demand of the relevant Finance Party from the Facility Administrator.

26.	NOTICES
26.1	Communications in writing

Any communications sent by Parties to the Finance Documents must be made in writing and may be sent by courier, mail with notification of delivery, fax or other means whereby it can be reliably established that the communication is from a Party to the Finance Documents. For the purposes of this Agreement, a communication transmitted using electronic means of communication shall be considered a written communication.

26.2	Addresses
26.2.1

Save for the exceptions set out below, the contact details of each Party for all communications in connection with this Agreement are the details that such Party has provided to the Facility Administrator for this purpose.

26.2.2	Contact details of the Borrower:

Headhunter Limited Liability Company

Address:	9 Godovikova Street, Building 10, Moscow,
129085, Russian Federation

Fax number:	+7 495 974 64 27

Email:	moiseev@hh.ru

FAO:	Grigory Moiseev

26.2.3	Contact details of Facility Administrator:

VTB Bank (Public Joint-Stock Company)

Location:	11a Degtyarnyy Pereulok, Saint Petersburg,
191144, Russian Federation

Postal address:	Building 1, 43 Ul. Vorontsovskaya, Moscow,
109147

Telex:	412362 BFTR RU

Phone:	+7 495 739-77-39

Telefax:	+7 495 775-54-54

Email:	loanadmin@msk.vtb.ru, TM21@msk.vtb.ru

FAO:	The Credit Administration

26.2.4	Each Lender shall provide its contact details to the Facility Administrator, which will in turn provide them to any other Party as and when requested.
26.2.5

Any Party has the right to change its contact details by giving the Facility Administrator at least 5 (five) Business Days’ prior notice. The Facility Administrator will notify all other Parties of the amended contact details.

26.2.6

If a Party indicates a specific office or official as the recipient of a communication, the communication will not be deemed to have been delivered unless such department or official is indicated as the recipient.

26.3	Delivery of notices
26.3.1	Any communication or document sent by one Party to another Party in connection with the Finance Documents shall be deemed to have been received:
(A)	when sent by fax or in any other way whereby it can be reliably established that the communication is from a Party to the Finance Documents: upon receipt in a legible form; or
(B)	when sent by courier: upon delivery to the appropriate address; or
(C)

when sent by mail: upon delivery to the appropriate address or 5 (five) Business Days after being deposited in the post postage prepaid with notification of delivery, depending on which occurs earlier.

26.3.2	All notifications sent by the Obligor or to the Obligor shall be transmitted through the Facility Administrator.
26.4	Language

Any notification or communication sent by a Party in connection with any Finance Document must be in Russian. For the avoidance of doubt, the text in Russian may be accompanied by a translation into another language, however the text in Russian shall prevail.

26.5	Replies to requests from the Borrower

If the Borrower sends a request for consent in accordance with the terms of this Agreement to the Facility Administrator, such request is considered rejected if the Facility Administrator has not sent a positive reply to the Borrower within 10 (ten) Business Days from the date of receipt of the request.

27.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, this shall not affect the legality, validity or enforceability of any other provisions of this Agreement.

28.	AMENDMENT OF AGREEMENT
28.1.1

Any provision of this Agreement may be modified by a written agreement signed by the Borrower and the Facility Administrator, acting in accordance with the Consent of the Majority Lenders, except for the cases listed in Clause 28.1.2.

28.1.2	The provisions of the Agreement relating to:
(A)	the definition of "Majority Lenders" in Clause 1.1 (Terms);
(B)	an extension to the date of payment of any amount under the Finance Documents;
(C)	a reduction in the Margin or any other amount due from any Obligor;
(D)	an increase the amount of any Available Commitment or the Total Commitments or an extension of the Utilisation Period or a change of the Final Repayment Date;
(E)	any provision of the Agreement which expressly requires the consent of all the Lenders;
(F)	the provisions of Clause 23 (Changes to the Parties) and this Clause 28 (Amendment of Agreement);
(G)	the provisions of Clause 21 (Events of Default); or
(H)	changes in the Agreement Currency, as defined in Clause 25.7 (Payment currency),

as well as any provisions of the Security Documents, may not be modified without obtaining the Consent of all Lenders.

28.1.3	A material change of the circumstances described in Article 451 of the Civil Code cannot serve as grounds for amending or terminating this Agreement.
29.	CONFIDENTIALITY
29.1	Confidential information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information).

29.2	Disclosure of Confidential Information

Confidential Information that constitutes bank secrecy in accordance with the law is not subject to disclosure. The Finance Party has the right to disclose Confidential Information that does not constitutes bank secrecy:

29.2.1

to its Affiliates, professional consultants and auditors, if the person to whom such Confidential Information is being provided is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

29.2.2	to any persons:
(A)

to which the Finance Party transfers (or intends to transfer) any of its rights and (or) obligations under the Finance Documents or which may become a new Facility Administrator, and also, in each case, to the professional consultants of such persons, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(B)

with which the Finance Party concludes a sub-participation agreement in relation to the Facility or another transaction, payments under which can be made with reference to any Finance Documents and/or Obligors and their professional consultants, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(C)

specified in the request of a prosecutor's office, court, investigating body, an administrative, banking or currency supervision body (including the Central Bank of the Russian Federation), tax body or other state body acting within their remits as established by law;

(D)	which is a Party; or
(E)	with the consent of the Borrower, Obligor or Pledgor;
29.2.3	to any rating agency (including its professional consultants) in order to assign a rating to the Finance Documents and (or) Obligors; and
29.2.4	to any credit reference agency in accordance with the Credit Histories Law.
29.3	Notification of disclosure
29.3.1

Each Finance Party agrees to inform the Borrower about circumstances where Confidential Information is disclosed in accordance with Clause 29.2.2(C), unless such information is disclosed to a state authority as part of its normal supervisory or regulatory functions.

29.3.2

The Lenders hereby inform the Borrower that the details of the Borrower and this Agreement, specified in Article 4 of the Credit Histories Law, will be transmitted to the relevant credit reference agency in accordance with the Credit Histories Law.

29.4	Obligations of the Obligors

The Borrower shall procure that it, as well as each other Obligor, keep all provisions of the Finance Documents confidential, except for the disclosure of such information:

29.4.1	to the bank through which settlements under this Agreement are made;
29.4.2	to its shareholders/members;
29.4.3

to its Affiliates, professional consultants and auditors provided that the person to whom such Confidential Information is provided is informed in writing of its confidential nature. However there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

29.4.4

upon a request of a prosecutor's office, court, investigating body, an administrative, banking or currency supervision body, tax body or other state body acting within their remits as established by law;

29.4.5

in accordance with the mandatory provisions of the applicable law, including, in accordance with the requirements of the stock exchange or the regulatory authority, whose authority extends to such Obligor, or to which it is reasonably subject; or

29.4.6	with the consent of the Facility Administrator.
29.5	Continuing obligations

The provisions of this Clause 29 (Confidentiality) shall remain in force and continue to be legally binding for each Finance Party within twelve (12) months from the earlier of:

29.5.1	the date on which all amounts payable by the Obligors in accordance with this Agreement are paid in full; and
29.5.2	the date on which such Finance Party will otherwise cease to be a Finance Party.

30.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with them.

31.	DISPUTE RESOLUTION
31.1.1

Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with Clause 31.1.2.

31.1.2

Subject to the provisions of Clause 31.1.1, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court. Each Finance Party intending to file a claim against a Borrower in accordance with this Clause 31 shall notify the other Finance Parties of its intention (by sending the relevant information to the Facility Administrator).

32.	COUNTERPARTS

This Agreement is executed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement is signed on the date specified at the beginning of this Agreement.

SCHEDULE 1

THE PARTIES, AVAILABLE СOMMITMENTS AND SECURITY

PART A

ORIGINAL LENDERS AND AVAILABLE COMMITMENTS

Tranche	Available Commitment	Original Lender
Tranche 1	RUB 4,615,000,000.00	VTB Bank (PJSC)
Tranche 2	RUB 4,000,000,000.00	VTB Bank (PJSC)

PART B

THE OBLIGORS

Term	Name	Registration number	Location
Borrower	Headhunter LLC	1067761906805	9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Headhunter Group	HEADHUNTER GROUP PLC	HE 332806	Company: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Moscow Branch: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Headhunter FSU	Headhunter FSU Limited	HE 178226	Company: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Moscow Branch: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Zemenik	Zemenik LLC	1167746153860	14 Krzhizhanovskogo Street, Building 3, Suite 304, Moscow, 117218, Russian Federation

PART C

SECURITY AGREEMENTS

Type of Security	Date of Security Agreement	Pledgor / Guarantor	Pledge	Applicable Law
Pledge of participatory interest	24/08/2020	Headhunter FSU	100% of Borrower's charter capital	Russian Federation
Pledge of shares	24/08/2020	Zemenik	100% minus 1 share in Headhunter FSU	Republic of Cyprus
Pledge of shares	24/08/2020	Headhunter Group	1 share in Headhunter FSU	Republic of Cyprus
Independent guarantee	24/08/2020	Headhunter Group	—	Russian Federation
Independent guarantee	24/08/2020	Zemenik	—	Russian Federation
Independent guarantee	24/08/2020	Headhunter FSU	—	Russian Federation

SCHEDULE 2

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT FOR SUBMITTING FIRST UTILISATION REQUEST

1.FINANCE DOCUMENTS

Each of the following Finance Documents in a form acceptable to the Facility Administrator, properly executed by each party thereto or issued by the appropriate person:

1.1	this Agreement;
1.2	the Borrower Participatory Interest Pledge;
1.3	the Pledge of Headhunter FSU (Headhunter Group) Shares;
1.4	the Pledge of Headhunter FSU (Zemenik) Shares;
1.5	each Independent Guarantee.

2.DOCUMENTS CONCERNING OBLIGORS REGISTERED IN THE RUSSIAN FEDERATION

2.1A notarised copy of:

2.1.1	the Obligor's duly registered charter and valid amendments and supplements thereto, stamped by the authorised tax office (including the relevant record entry pages or registration certificates);
2.1.2	the Obligor's certificate of state registration;
2.1.3	the Obligor's tax registration certificate from the tax office for the company's location.

2.2An up-to-date extract from the Unified State Register of Legal Entities regarding the Obligor, issued by the authorised tax office and containing information as of no earlier than 7 (seven) days prior to the date of this Agreement (including in the form of an electronic document with the protected electronic signature of the authorised tax office).

2.3An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the tax body that the Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.4Original or notarised copy of a decision of the Obligor's authorised management body approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation).

2.5Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the charter, of the Obligor.

2.6A notarised and, if applicable, apostilled copy of the power of attorney granting the Obligor's authorised persons the authority needed to sign the Finance Documents to which the respective Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with any Finance Documents to which the respective Obligor is party (if applicable).

2.7The specimen signature card of each person authorised to sign on the Obligor's behalf the Finance Documents to which it is party, or, as the case may be, to sign or send any documents or notifications in connection with Finance Documents to which the respective Obligor is party (if applicable).

2.8A document signed by an authorised representative of the Obligor, confirming, inter alia, that:

2.8.1

each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

2.8.2

all corporate approvals required in accordance with applicable law in respect of the Finance Documents to which the relevant Obligor is party and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions, have been received by the relevant Obligor;

2.8.3	the total value of transactions under the Finance Documents to which the relevant Obligor is party amounts to over fifty (50) percent of the book value of the assets of the relevant Obligor; and
2.8.4

with regard to the Borrower, the Regulated Procurement Law does not apply to the conclusion by the Borrower of the Finance Documents to which it is party (however, such confirmation should not apply to the application of the Regulated Procurement Law to any Finance Party).

3.	DOCUMENTS IN RESPECT OF THE OBLIGORS REGISTERED IN CYPRUS
3.1	Apostilled copy of the certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus.
3.2	Apostilled copy of the memorandum and articles of association (together with all changes and additions to them) in Greek (with the Department of the Registrar stamp on them) and in English.
3.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.5

Apostilled original certificate of the shareholders of Headhunter FSU, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.

3.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.
3.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.
3.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.
3.9	An original incumbency certificate, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.
3.10

A notarised and, if applicable, apostilled copy or apostilled original of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

3.10.1

on approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the Finance Documents to which the relevant Obligor is party;

3.10.2	on granting the relevant person or persons with the authority needed to sign the Finance Documents to which the relevant Obligor is party, on the latter's behalf; and
3.10.3

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

3.11

A notarised and, if applicable, apostilled copy of a power of attorney granting the authorised persons of the relevant Obligor with the authority needed to sign the Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the Finance Documents to which the relevant Obligor is party (if applicable).

3.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in Clause 3.10.2 above.
3.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

4.	LEGAL OPINIONS

A legal opinion prepared by Alexandros Economou LLC, the Facility Administrator's legal adviser on Cypriot law, in a form acceptable to the Facility Administrator and approved by the Facility Administrator before this Agreement is signed that is addressed to the Finance Parties who constitute such as of the date of such opinion.

5.	OTHER DOCUMENTS AND EVIDENCE
5.1

A duly concluded amendment agreement to each bank account agreement entered into with the Original Lender, providing consent to the direct debiting of funds by the Facility Administrator on the basis of collection orders, bank orders, payment demands or other documents, for the purposes of the performance of the Borrower’s obligations under the Finance Documents, with the possibility of partial performance where there are insufficient funds on the Borrower’s account.

5.2	Confirmation of payment of the Facility fee specified in Clause 11.2 (Facility Fee).
5.3	Confirmation of payment of remuneration to legal advisors (Herbert Smith Freehills CIS LLP and Alexandros Economou LLC).
5.4

Any other permits or other documents, opinions or representations which the Obligors were told by the Facility Administrator were necessary or expedient for the conclusion and execution of any Finance Documents and transactions thereunder, or for ensuring the validity and enforceability of any Finance Documents.

PART B

CONDITIONS PRECEDENT FOR THE TRANCHE 1 UTILISATION REQUEST

1.	LOAN AGREEMENTS BETWEEN THE BORROWERS

1.1	Borrower-certified copies of each Loan Agreement Between the Borrowers in a form approved by the Facility Administrator.
1.2

Original or copy, properly certified by the relevant company, of a resolution by the authorized governing body of the Borrower, Zemenik, and Headhunter Group approving the terms of the Loan Agreements Between the Borrowers to which the relevant company is party and the transactions they contemplate, as well as any associated transactions, including (as the case may be) approval of a transaction as a major transaction and/or a non-arms-length transaction (in the meaning given those terms by Russian Federation law).

1.3

A notarised and, if applicable, apostilled copy of the power of attorney granting authorised representatives of the Borrower, Zemenik, and Headhunter Group the authority required to sign the Loan Agreements Between the Borrowers to which the relevant company is party, or, as appropriate, the authority required to sign or send any documents or notices involving the Loan Agreements Between the Borrowers to which the relevant company is party (if applicable).

1.4	Borrower-certified copies of Zemenik's and the Borrower's corporate approvals and powers of attorney for the signing of such loan agreements.
1.5	Irrevocable instructions signed by the Borrower for the transfer of loan amounts under each Loan Agreement Between the Borrowers.
1.6

An irrevocable instruction signed by Zemenik for transfer of the loan amount under the relevant Loan Agreement Between the Borrowers for early loan repayment under the Existing Facility Agreement in which Zemenik is the borrower.

1.7

An irrevocable instruction signed by Headhunter Group for transfer of the loan amount under the relevant Loan Agreement Between the Borrowers for early loan repayment under the Existing Facility Agreement in which Headhunter Group is the borrower.

PART C

CONDITIONS PRECEDENT FOR THE TRANCHE 2 UTILISATION REQUEST

1.	GENERAL CORPORATE PURPOSES

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.1 of the Agreement:

1.1	Borrower's certificate confirming a change in Cash Receipts and Revenue of the Group compared to the same period in the previous year, for the period from the last Test Date.
1.2

Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2 and the par value of the placed Permitted Bonds, as well as the amounts of other Financial Indebtedness raised after the relevant reporting date.

2.	ACQUISITIONS

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.2 of the Agreement.

2.1	Information and documents on the balance sheet and liabilities of the asset being acquired, along with explicatory material concerning its market value, including:

2.1.1due diligence report for asset being acquired;

2.1.2the structure of the group and shareholders of the asset being acquired;

2.1.3research of the relevant market of the asset being acquired;

2.1.4calculation of synergies; and

2.1.5other relevant documents (financial models).

2.2

Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2 and the par value of the placed Permitted Bonds, as well as the amounts of other Financial Indebtedness raised after the relevant reporting date.

3.	DIVIDENDS PAYOUT

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.3 of the Agreement.

3.1

A tax consultant's and/or legal consultant's opinion on the tax consequences and possibility of going forward with the planned distribution in a form and substance acceptable to the Facility Administrator.

3.2

Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2 and the par value of the placed Permitted Bonds, as well as the amounts of other Financial Indebtedness raised after the relevant reporting date.

SCHEDULE 3

FORM OF UTILISATION REQUEST

From:	[name of Borrower]

To:	[Name of Facility Administrator]

Date:	[•]

Dear Sirs,

Syndicated Facility Agreement dated __ August 2020 (as amended) (the "Agreement")

1.	We refer to the Agreement. The terms defined in the Agreement have the same meaning in this Utilisation Request, unless they are given a different meaning in this Utilisation Request.
2.	We request that the Facility be granted on the following terms:

Tranche:	[•]
Purpose:	[refer to Clause 3 (Purpose)]
Utilisation Date:	[•]
Facility Currency:	Roubles
Amount in Facility currency:	[•]

3.

We confirm that as of the date of this Utilisation Request every Initial Condition Precedent for Tranche [•] specified in Clause [4.1] of the Agreement has been satisfied and] all the representations listed in Clause 16 (Representations) of the Agreement remain true.

4.	The funds under this Facility must be transferred to [specify account].
5.	This Utilisation Request is irrevocable.

Yours Sincerely,

…………………………………

[Authorised Representative]

[name of Borrower]

SCHEDULE 4

FORM OF LENDER RIGHTS ASSIGNMENT AGREEMENT

AGREEMENT FOR

ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT]

_______________________ [•]

BETWEEN

[EXISTING LENDER]

[NEW LENDER]

AND

[FACILITY ADMINISTRATOR]

THIS AGREEMENT FOR ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT] ("Lender Rights Assignment Agreement") is concluded on [•]

BETWEEN:

(1)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number:  [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignor (the "Existing Lender");

(2)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignee (the "New Lender"); and

(3)	[•] [full name of the bank acting as Facility Administrator] as the facility administrator (the "Facility Administrator").

THE PARTIES AGREED AS FOLLOWS:

1.	INTERPRETATION

The terms defined in the Facility Agreement have the same meaning in this Lender Rights Assignment Agreement, unless they are given a different meaning in this Lender Rights Assignment Agreement.

In this Lender Rights Assignment Agreement:

"Bank Account" means the bank account of the Existing Lender as specified in paragraph 4.1.2 of this Lender Rights Assignment Agreement.

"Transaction Date" means [the date of this Lender Rights Assignment Agreement]/[indicate the agreed calendar date on which the assignment of rights (claims) and the transfer of debt will occur].

["Debt" means the commitment of the Existing Lender to grant the Borrower a Facility within its Unused Available Commitment, amounting on the date of this Lender Rights Assignment Agreement to [•] [Roubles] [US Dollars] [Euro].]

"Borrower" means [•]:

"Facility Agreement" means the syndicated facility agreement dated [•] 2020, concluded, inter alia, between the Existing Lender and the Borrower (as amended).

["Receivables" means the rights to claim repayment of the Facility Outstanding in the amount of [indicate amount of the facility provided to the Borrower by the Existing Lender as of the date of this assignment agreement], interest, and other payments due to the Existing Lender from the Borrower under the terms of the Facility Agreement, as well as the receivables under each Security Agreement and each Independent Guarantee].

"Parties" means the Existing Lender, the New Lender and the Facility Administrator, and "Party" means each of them.

"Notification" means the notification, drawn up in the form given in Schedule 1 to the Lender Rights Assignment Agreement, of assignment of the Receivables [and transfer of Debt] of the Existing Lender under the Facility Agreement on the terms of this Lender Rights Assignment Agreement, sent to the Borrower by the Existing Lender.

"Price of the Receivables" means the amount of [•] ([•]) [Roubles] [US Dollars] [Euro].

2.	SUBJECT MATTER OF LENDER RIGHTS ASSIGNMENT AGREEMENT
2.1

[On the Transaction Date, the Existing Lender shall assign, and the New Lender accept, the Receivables in the manner and on the terms specified in Clause 23 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.] / [On the Transaction Date, the Existing Lender shall transfer, and the New Lender accept, the Debt in the manner and on the terms specified in Clause 23 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.]

2.2	The Receivables under the Facility Agreement shall be transferred to the New Lender free from any Encumbrances.
3.	PROCEDURE FOR PERFORMANCE OF PARTIES’ OBLIGATIONS
3.1	[On the Transaction Date, the New Lender shall pay to the Existing Lender the Price of the Receivables into the Bank Account.]
3.2

On the Transaction Date, the Existing Lender shall cease to be the Lender under the Facility Agreement [to the extent of the relevant Receivables], while the New Lender shall become the Lender under the Facility Agreement [to the extent of the relevant Receivables] and all provisions of the Facility  Agreement and other Finance Documents shall apply to it.

3.3

The Existing Lender confirms that it does not have any information that the Borrower has any objections to such Existing Lender that the Borrower could raise to the New Lender in accordance with Article 386 of the Civil Code.

3.4

The New Lender confirms that it has studied all the terms of the Facility Agreement and other Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign this Lender Rights Assignment Agreement.

3.5	The New Lender confirms the appointment of the Facility Administrator as Facility Administrator in accordance with Clause 24.2 (Appointment of the Facility Administrator) of the Facility Agreement.
3.6	On the Transaction Date the Existing Lender shall:
3.6.1

transfer to the New Lender documents certifying all receivables of the Existing Lender as a Lender under the Facility Agreement, including the original Facility Agreement and other Finance Documents to which the Existing Lender is party, all changes and additions to them, copies of the Utilisation Requests, as well as all documents confirming the amount of the Receivables [and Debt] on the Transaction Date;

3.6.2	provide the New Lender with information relevant to the exercise of the Receivables, including information about the Borrower's breach of the Facility Agreement; and
3.6.3	send the Notification to the Borrower.
3.7

The obligations of the New Lender to pay the Price of the Receivables shall be deemed fulfilled when the amount of the Price of the Receivables is received into the Bank Account of the Existing Lender.

3.8	The Parties shall perform all other actions necessary to fulfil their obligations under this Clause 3.
4.	PAYMENTS

All payments under this Lender Rights Assignment Agreement must be made by bank transfer based on the following details:

4.1.1	New Lender (if applicable):

Payment recipient:	[•]
location:	[•]
Bank:	[•]
SWIFT:	[•]
IBAN:	[•]
Account No:	[•]

or into another account specified by the New Lender in writing;

4.1.2	Existing Lender:
Payment recipient:	[•]
Bank:	[•]
location:	[•]
SWIFT code:	[•]
Correspondent account:	[•]
Settlement account:	[•]
BIC:	[•]

or into another account specified by the Existing Lender in writing.

5.	NOTICES

Any notices or other official communications sent under this Lender Rights Assignment Agreement shall be made in writing and may be delivered in person, sent by fax or by registered mail with delivery confirmation to the following addresses:

5.1.1	New Lender:
[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]
5.1.2	Existing Lender:
[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]
5.1.3	Facility Administrator:
[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]
6.	APPLICABLE LAW

This Lender Rights Assignment Agreement is governed by Russian law.

7.	DISPUTE RESOLUTION

In the event of any dispute arising out of this Lender Rights Assignment Agreement, including regarding the interpretation of its provisions, existence, validity or termination, this dispute is to be considered in the Moscow Arbitrazh Court.

8.	COUNTERPARTS

This Lender Rights Assignment Agreement is signed in 3 (three) counterparts, one counterpart for each Party to the Lender Rights Assignment Agreement.

SCHEDULE 1 TO LENDER RIGHTS ASSIGNMENT AGREEMENT

FORM OF NOTIFICATION OF BORROWER

From:	[Existing Lender]
To:	[Borrower] [Address of Borrower]
Copy:	[to New Lender] [Address of New Lender]

NOTIFICATION OF ASSIGNMENT OF RECEIVABLES

[AND TRANSFER OF DEBT]

Hereby [•], registration number [•], location: [•] (the "Existing Lender") notifies [•], Primary State Registration Number [•], location: Russian Federation, [•] (the "Borrower") of the transfer of all rights (claims) [and transfer of debt] under a syndicated facility agreement between, inter alia, the Borrower and the Existing Lender dated [•] 2020 (the "Facility Agreement") from the Existing Lender to [•], location: [•] (the "New Lender") on the conditions specified in the agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender, contained in Schedule 1.

[Upon receipt of this notification, the Borrower must continue to fulfil its payment obligations to the New Lender under the Facility Agreement to the Facility Administrator in accordance with the provisions of the Facility Agreement.]

Schedule 1: Copy of agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender.

stamp here

SIGNATURES OF THE PARTIES

[EXISTING LENDER]

[•]	)
[•]	)
stamp here

[NEW LENDER]

[•]	)
[•]	)
stamp here

[FACILITY ADMINISTRATOR]

[•]	)
[•]	)
stamp here

SCHEDULE 5

FORMS OF COMPLIANCE CERTIFICATES

PART A

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF IFRS

under Syndicated Facility Agreement dated [•] 2020

From:[name of the Borrower] [details of the Borrower]

To:[name of the Facility Administrator] [details of the Facility Administrator]

Auditor:[name of the Auditor] [details of the Auditor]

Date:[•]

1.

On the basis of Syndicated Facility Agreement dated [•] 2020 (the "Agreement"), the Borrower informs the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.
3.

We confirm that the list of financial indicators listed in Schedule 1 of this compliance certificate corresponds to the list of financial indicators specified in Clause 18 (Financial Covenants) of the Agreement.

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with IFRS as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each financial covenant specified in [Clauses 18.3 (Leverage), 18.4 (Interest cover), and 18.5 (Guarantors' Cover Ratio) has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in [Clauses 18.3 (Leverage), 18.4 (Interest cover), and 18.5 (Guarantors' Cover Ratio)] of the Agreement have not been complied with: [list financial covenants which were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]
8.	The report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 1 to this compliance certificate.
9.	The description of the parameters used in the report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 2 to this compliance certificate.

Schedule 1

FINANCIAL INDICATORS OF THE BORROWERS AS OF THE TEST DATE

No.	Name of financial indicator	Source of data	Calculation procedure	Indicator value	Test Date	Event of Default
1	Leverage	[•]	[•]	[•]	[•]	[•]
2	Interest Cover	[•]	[•]	[•]	[•]	[•]
3	Guarantors' cover ratio	[•]	[•]	[•]	[•]	[•]

PART B

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF RAS STATEMENTS

under Syndicated Facility Agreement dated [•] 2020

From:[name of the Borrower] [details of the Borrower]

To:[name of the Facility Administrator] [details of the Facility Administrator]

Date:[•]

1.

On the basis of Syndicated Facility Agreement dated [•] 2020 (the "Agreement"), the Borrower informs the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.
3.

We confirm that the list of financial indicators listed in Schedule 1 to this compliance certificate corresponds to the list of financial indicators specified in [Clauses 18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)].

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with RAS and financial statement prepared in accordance with IFRS as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each covenant specified in Clauses [18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)]  of the Agreement has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in Clauses [18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)] of the Agreement have not been complied with: [list financial covenants that were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]
8.	The report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 1 to this compliance certificate.
9.	The description of the parameters used in the report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 2 to this compliance certificate.

Schedule 1

FINANCIAL INDICATORS OF THE BORROWER AS OF THE TEST DATE

No.	Name of financial indicator	Data Source	Calculation procedure	Indicator value	Test Date	Event of Default
1	Revenue in accordance with RAS	[•]	[•]	[•]	[•]	[•]
2	Cash receipts	[•]	[•]	[•]	[•]	[•]
3	[Net assets of Borrower]	[•]	[•]	[•]	[•]	[•]
4	[Net assets of [Obligor registered in Russia]]	[•]	[•]	[•]	[•]	[•]

SCHEDULE 6

REPAYMENT SCHEDULE

	Repayment date (counted from the date of this Agreement)	Repayment amount (percentage of the amount of Facility utilised under each Tranche as of the end of the relevant Utilisation Period)
		Tranche 1	Tranche 2
1.	First Interest Payment Date	1/38	0
2.	Second Interest Payment Date	1/38	0
3.	Third Interest Payment Date	1/38	0
4.	Fourth Interest Payment Date	1/38	0
5.	Fifth Interest Payment Date	1/38	1/30
6.	Sixth Interest Payment Date	1/38	1/30
7.	Seventh Interest Payment Date	1/38	1/30
8.	Eight Interest Payment Date	1/38	1/30
9.	Ninth Interest Payment Date	1/38	1/30
10.	Tenth Interest Payment Date	1/38	1/30
11.	Eleventh Interest Payment Date	1/38	1/30
12.	Twelfth Interest Payment Date	1/38	1/30
13.	Thirteenth Interest Payment Date	1/38	1/30
14.	Fourteenth Interest Payment Date	1/38	1/30
15.	Fifteenth Interest Payment Date	1/38	1/30
16.	Sixteenth Interest Payment Date	1/38	1/30

17.	Seventeenth Interest Payment Date	1/38	1/30
18.	Eighteenth Interest Payment Date	1/38	1/30
19.	Nineteenth Interest Payment Date	1/38	1/30
20.	Final Repayment Date	Entire amount of Facility Outstanding for Tranche 1	Entire amount of Facility Outstanding for Tranche 2

SCHEDULE 7

EXISTING FINANCIAL INDEBTEDNESS

No.	Agreement number and date	Lender	Borrower	Sum of loan	Currency
1.	Loan agreement dated 19/11/2012	Headhunter FSU	"100RАBОТ AZ" LLC	30,000	USD
2.	Loan agreement dated 20/05/2013	Headhunter FSU	"100RАBОТ AZ" LLC	10,000	USD
3.	Loan agreement dated 09/12/2013	Headhunter FSU	"100RАBОТ AZ" LLC	10,000	USD
4.	Loan agreement dated 10/11/2015	Headhunter FSU	"100RАBОТ AZ" LLC	15,000	USD
5.	Loan agreement dated 03/08/2017	Zemenik	Headhunter Group	233,000,000	Roubles
6.	Loan agreement dated 09/06/2017	Zemenik	Headhunter Group	227,519,520	Roubles
7.	Loan agreement dated 10/10/2017	Zemenik	Headhunter Group	2,000,000,000	Roubles

SCHEDULE 8

INTELLECTUAL PROPERTY

16.	Obligors’ Trademarks

No.	Type of mark	Contents	Country of registration	NCL [Nice Classification] Classes	Priority date	Certificate No.	Certificate date	Term of registration
1	word mark	HEADHUNTER	Russian Federation	09, 16, 35, 41, 42	06/04/2006	339197	12/12/2007	06/04/2026
2	word mark	Headhunter	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	401167	12/02/2010	22/02/2028
3	Graphic mark	XX	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410843	09/06/2010	22/06/2019
4	graphic mark	HH	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410844	09/06/2010	22/06/2019
5	graphic mark	new HH logotype	Russian Federation	09, 16, 35, 38, 41, 42	11/03/2009	431008	28/02/2011	11/03/2019
6	graphic mark	hh	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	430120	14/02/2011	22/06/2019
7	word mark	HRBRAND	Russian Federation	09, 16, 35, 38, 41, 42	22/04/2008	378423	05/05/2009	22/04/2028
8	word mark	НR brand of the year	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	423350	22/11/2010	22/02/2028
9	word mark	НR brand	Russian Federation	09, 16, 35, 38, 41, 42	08/04/2008	388438	02/09/2009	08/04/2028

10	word mark	HRspace	Russian Federation	35, 36	11/12/2015	602908	24/01/2017	11/12/2025
11	combination	Salary data bank	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	622996	10/07/2017	18/02/2026
12	combination	HR Experts League	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	615705	10/05/2017	18/02/2026
13	combination	Talent Measurement	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	606635	22/02/2017	18/02/2026

17.	Obligors’ Websites

Borrower — http://hh.ru; http://headhunter.ru; http://ХХ.рф; http://hrbrand.ru/

18.	Database

No.	Proprietor	Type	Name	Country of registration	Application No.	Application date	Certificate No.	Certificate date
2015
1	Headhunter LLC	Database	HeadHunter Database	Russia	2015621116	31 August 2015	2015621803	21 December 2015

SCHEDULE 9

LIST OF RUSSIAN BANKS

1.	Sberbank PJSC
2.	VTB Bank (PJSC)
3.	Gazprombank (Joint-Stock Company)
4.	Bank FC Otkritie PJSC
5.	BM-Bank JSC
6.	UniCredit JSC
7.	Credit Bank of Moscow PJSC
8.	Promsvyazbank PJSC
9.	Raiffeisenbank JSC
10.	Rosbank PJSC
11.	Saint Petersburg Bank PJSC
12.	Sovkombank PJSC
13.	AK Bars PJSC
14.	CB Citibank JSC
15.	Nordea Bank JSC

SIGNATURES OF THE PARTIES

Borrower

"HEADHUNTER" LIMITED LIABILITY COMPANY

Signature:	/ Dmitry Markelov /

Full name:	Markelov Dmitry Valentinovich

Position:	Under the authority of a power of attorney

Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitali Buzoverya /

Full name:	Vitali Nikolaevich Buzoverya

Position:	Head of Department – Senior Vice-President

Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitali Buzoverya /

Full name:	Vitali Nikolaevich Buzoverya

Position:	Head of Department – Senior Vice-President

Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitali Buzoverya /

Full name:	Vitali Nikolaevich Buzoverya

Position:	Head of Department – Senior Vice-President

Pledge Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitali Buzoverya /

Full name:	Vitali Nikolaevich Buzoverya

Position:	Head of Department – Senior Vice-President

26 November 2021

"HEADHUNTER" LIMITED LIABILITY COMPANY

as the Borrower

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledge Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

AMENDMENT AGREEMENT NO. 2
TO THE SYNDICATED FACILITY AGREEMENT DATED 24 AUGUST 2020

Herbert Smith Freehills CIS LLP

1.	Definitions	204
2.	Changes to the Facility Agreement	205
3.	Restrictions	205
4.	Representations	205
5.	Conditions subsequenT	205
6.	Applicable law	206
7.	Dispute resolution	206
8.	Counterparts	206
Schedule 1 Conditions Precedent		207
Schedule 2 restated facility agreement		210

THIS AMENDMENT AGREEMENT NO. 2 TO THE SYNDICATED FACILITY AGREEMENT (the "Agreement") is entered into on 26 November 2021 between:

(1)

"HEADHUNTER" LIMITED LIABILITY COMPANY, incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number 1067761906805, located at: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation (the "Borrower");

(2)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the "Arranger");
(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the original lender (the "Original Lender");
(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the "Facility Administrator"); and
(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the pledge manager (the "Pledge Manager").

RECITALS

(A)

The Borrower and VTB Bank (public joint-stock company) as the arranger, facility administrator, pledge manager, and original lender, concluded syndicated facility agreement dated 24 August 2020 as amended by amendment agreement No. 1 dated 10 December 2020 (the "Facility Agreement").

(B)	The Borrower has asked the Facility Administrator to make changes to the Facility Agreement.
(C)

The Parties hereby agree that, on the terms established by this Agreement, changes will be made to the Facility Agreement, subject to which it be set forth in the version attached to this Agreement ("Restated Facility Agreement").

THE PARTIES AGREED as follows:

1.	DEFINITIONS
1.1.	Terms

In this Agreement:

"Effective Date" means the date on which the Facility Administrator confirms to the Borrower that the condition specified in Paragraph 3.1 has been met.

"New Finance Documents" means the Finance Documents listed in paragraph 1 (New Finance Documents) of Schedule 1 (Conditions Precedent).

"Party" means a party to this Agreement

1.2.	Incorporated Terms

Unless otherwise follows from the context, terms that are used in the Restated Facility Agreement with a capital letter and which are not defined in this Agreement have the same meaning as in the Restated Facility Agreement.

1.3.	Interpretation

The provisions of clause 1.2 (Interpretation) of the Restated Facility Agreement shall apply to this Agreement as if they were set forth in this Agreement, furthermore references to Clauses and Schedules shall be considered references to the clauses and schedules of this Agreement, unless the context indicates otherwise.

1.4.	Purpose

This Agreement is a Finance Document.

2.	CHANGES TO THE FACILITY AGREEMENT

From the Effective Date, the Facility Agreement shall be modified by being set forth in the version contained in Schedule 2 (Restated Facility Agreement), and from the Effective Date the rights and obligations of the Parties in accordance with the Facility Agreement shall be regulated and interpreted in accordance with the terms of the Restated Facility Agreement.

3.	RESTRICTIONS
3.1.

The mandatory nature of the amendments, and additions contemplated by Clause 2 (Changes to the Facility Agreement) is subject (as contemplated by Article 327[1] of the Civil Code) to the Borrower’s provision of the documents and information specified in Schedule 1 (Conditions Precedent) to the Facility Administrator, in the required form satisfactory to the Facility Administrator.

3.2.

The changes and additions made to the Facility Agreement in accordance with this Agreement are limited to the changes and additions specified in Clause 2 (Changes to the Facility Agreement). No other provisions of the Facility Agreement (other than those specified in Clause 2 (Changes to the Facility Agreement) shall be modified or supplemented by this Agreement.

3.3.	Nothing in this Agreement affects the rights of the Finance Parties, or is considered a waiver of rights in relation to any Default.
3.4.	This Agreement does not release the Borrower from any obligations under the Facility Agreement.
4.	REPRESENTATIONS
4.1	The Borrower makes the representations set forth in Clause 16 (Representations) of the Restated Facility Agreement to each Finance Party.
4.2	The representations referred to in Paragraph 4.1.1 above are made by the Borrower on the date of this Agreement with reference to the circumstances existing as of the date of this Agreement.
4.3	References in the representations made in accordance with Paragraph 4.1.1 above, to the Facility Agreement and Finance Documents shall be deemed to include references to this Agreement.
5.	CONDITIONS SUBSEQUENT
5.1

The Borrower shall provide the Facility Administrator with notarised translations into Russian of the documents listed in sections 2 and 3 of Schedule 1 (Conditions Precedent) if they are in a foreign language and (or) apostilled, no later than 60 (sixty) days from the date of signing this Agreement.

5.2	The Borrower shall provide the Facility Administrator with evidence of the following:
(a)

submission to the Cyprus Stamp Duty Commissioner of each New Finance Document to which an Obligor registered under the laws of Cyprus is party in order for a decision to be taken on whether stamp duty is to be paid in respect of such documents – no later than 30 (thirty) days from the date of conclusion of the relevant New Finance Document; an

(b)

payment of stamp duty in respect of such documents in the amount established by the Cyprus Stamp Duty Commissioner, or exemption of such documents from stamp duty payment - no later than 60 (sixty) days from the date of conclusion of the relevant New Finance Document.

6.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with it

7.	DISPUTE RESOLUTION
7.1.

Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with Paragraph 7.1.1 below

7.2.

Subject to the provisions of Paragraph 7.1.1 above, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court. Each Finance Party intending to file a claim against the Borrower in accordance with this Clause 7 must notify the other Finance Parties of its intention (by sending the relevant information to the Facility Administrator)

8.	COUNTERPARTS

This Agreement is signed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
CONDITIONS PRECEDENT

1.	New Finance Documents

Each of the following Finance Documents in a form acceptable to the Facility Administrator, properly concluded by each of its parties or issued by the relevant person:

1.1	This Agreement.
1.2	Letter of consent regarding the Borrower's Participatory Interest Pledge and Independent Guarantee issued by Headhunter FSU in a form acceptable to the Facility Administrator.
1.3	Letter of consent regarding the Independent Guarantee issued by Zemenik in a form acceptable to the Facility Administrator.
1.4	Letter of consent regarding the Independent Guarantee issued by Headhunter Group in a form acceptable to the Facility Administrator.
1.5	Letter of confirmation, duly executed by Zemenik, regarding Zemenik's obligations under the Pledge of Headhunter FSU (Zemenik) Shares.
1.6	Letter of confirmation, duly executed by Headhunter Group, regarding Headhunter Group's obligations under the Pledge of Headhunter FSU (Headhunter Group) Shares.
2.	Corporate documents regarding each obligor registered in the Russian Federation
2.1	Notarised copy of the following:
(a)

the Obligor's charter, registered in accordance with the established procedure, and the valid changes and additions thereto stamped by the authorised tax body (including the relevant entries or certificates of registration);

(b)	certificate of state registration of the Obligor;
(c)	certificates of Obligor's tax registration with a tax body at the location of the company.
2.2

Up-to-date extract from the Unified State Register of Legal Entities in relation to the Obligor, issued by the authorised tax body, containing information as of no earlier than 7 (seven) days before this Agreement (including in the form of an electronic document signed electronically by the authorised tax body).

2.3

An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the tax body that the Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.4

An original or notarised copy of the resolution of the Obligor's authorised management body on approving the terms of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation);

2.5	Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the charter of the Obligor.
2.6

A notarised and, if applicable, apostilled copy of the power of attorney granting the authorised persons of the Obligor the authority needed to sign the New Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the New Finance Documents to which the relevant Obligor is party (if applicable).

2.7

Signature cards of each person authorised to sign on behalf of the Obligor the New Finance Documents to which the relevant Obligor is party, or to sign or send any documents or notifications in connection with any New Finance Documents.

2.8.A document signed by an authorised representative of the Obligor, confirming, inter alia, that:

(a)

each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document; and

(b)

all corporate approvals required in accordance with applicable law in respect of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions (if applicable), have been received by the relevant Obligor.

3.	Corporate documents regarding each obligor registered in Cyprus
3.1

Apostilled copy of certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus, or confirmation that the document previously submitted to the Facility Administrator is still valid and has not been changed.

3.2

Apostilled copy of the articles of association and charter (together with all changes and additions to them) in Greek (with the Department of the Registrar of Companies of Cyprus stamp on them) and in English, or confirmation that the document previously submitted to the Facility Administrator is still valid and has not been changed.

3.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.5	Apostilled original certificate of shareholders of Headhunter FSU, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.
3.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.
3.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.
3.9

An original incumbency certificate dated the same as this Agreement, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.

3.10.

A notarised and, if applicable, apostilled copy or apostilled original of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

(a)

on approving the terms of the New Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the New Finance Documents to which the relevant Obligor is party;

(b)	on granting the relevant person or persons with the authority needed to sign the New Finance Documents to which the relevant Obligor is party, on the latter's behalf; and

(c)

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

3.11

A notarised and, if applicable, apostilled copy of the power of attorney granting the authorised persons of the relevant Obligor the authority needed to sign the New Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the New Finance Documents to which the relevant Obligor is party (if applicable).

3.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in paragraph 3.10(b).
3.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 1 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

4.	Other documents and evidence
4.1	Evidence of payment of remuneration to the legal consultants (Herbert Smith Freehills CIS LLP and Alexandros Economou LLC).
4.2

Any other authorizations or other documents, opinions or representations that the Facility Administrator has informed each Obligor are essential or advisable, either in connection with the conclusion and performance of any New Finance Documents and the transactions they contemplate, or in order to ensure the legal force of any New Finance Documents and their enforceability.

5.	Legal opinions

The following legal opinions:

(a)	a legal opinion prepared by Herbert Smith Freehills CIS LLP, the Facility Administrator's legal adviser on Russian law; and
(b)	a legal opinion prepared by Alexandros Economou, the Facility Administrator's legal adviser on Cypriot law,

each of which is prepared in a form acceptable to the Facility Administrator prior to the signature of this Agreement and is addressed to the Finance Parties that were Finance Parties as of the date of the relevant opinion

SCHEDULE 2
RESTATED FACILITY AGREEMENT

24 August 2020

HEADHUNTER LIMITED LIABILITY COMPANY

as the Borrower

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

as the Pledge Manager

SYNDICATED FACILITY AGREEMENT

as amended by amendment agreement No. 1 dated 10 December 2020 and amendment agreement No. 2 dated 26 November 2021

Herbert Smith Freehills CIS LLP

1.	Definitions	214
2.	Subject matter of the Agreement	228
3.	Purpose	229
4.	Conditions Precedent	230
5.	Granting of Facility	231
6.	Termination of Lender’s obligations	231
7.	Repayment of Facility	231
8.	Early repayment and Cancellation of Facility	232
9.	Interest	234
10.	Interest Periods	235
11.	Fees of Finance Parties	236
12.	Taxes	236
13.	Additional Costs	238
14.	Other Indemnities	239
15.	Mitigation by the Finance Parties	240
16.	Representations	240
17.	Information Undertakings	244
18.	Financial Covenants	247
19.	General Undertakings	250
20.	Bank account obligations	258
21.	Events of Default	259
22.	Facility security	264
23.	Changes to the Parties	267
24.	Finance Parties	269
25.	Payment mechanism	274
26.	Notices	276
27.	Severability	277
28.	Amendment of Agreement	277
29.	Confidentiality	277
30.	Applicable Law	279
31.	Dispute resolution	279
32.	Counterparts	279
Schedule 1 The Parties, Available Сommitments and Security		280
Schedule 2 Conditions Precedent		282
Schedule 3 Form of Utilisation Request		287
Schedule 4 Form of Lender Rights Assignment Agreement		288
Schedule 5 Forms of Compliance Certificates		295
Schedule 6 Repayment Schedule		299

Schedule 7 Existing Financial Indebtedness	301
Schedule 8 Intellectual Property	302
Schedule 9 List of Russian banks	304

THIS SYNDICATED FACILITY AGREEMENT (the "Agreement") has been entered into on 24 August 2020 between:

(1)

HEADHUNTER LIMITED LIABILITY COMPANY, incorporated under the laws of the Russian Federation and registered in the Russian Federation Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1067761906805, whose business address is 9 Godikova Street, Building 10, Moscow, 129085, Russian Federation (the "Borrower");

(2)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the arranger of the Facility (the "Arranger");
(3)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the original lender (the "Original Lender");
(4)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the facility administrator (the "Facility Administrator"); and
(5)	VTB BANK (PUBLIC JOINT-STOCK COMPANY) as the pledge manager (the "Pledge Manager").

THE PARTIES HAVE AGREED AS FOLLOWS:

1.	DEFINITIONS
1.1	Terms

In this Agreement:

"Assets" (capitalized) has the meaning given in Clause 18.1 (Financial definitions).

"Underwriter" means joint-stock company VTB Capital, which conducts brokerage (professional securities market participant brokerage license No. 045-11463-100000 dated 31 July 2008), and which provides the Borrower with transaction services involving the Permitted Bonds during the course of their placement on the exchange.

"Auditors" means:

(a)

in relation to the financial statements of the Group and its members prepared in accordance with IFRS: KPMG Joint-Stock Company, or Deloitte CIS Holdings Limited, or PriceWaterhouseCoopers Consulting LLC, or Ernst & Young Global Limited; and

(b)

in relation to the financial statements of the Group's members prepared in accordance with the Applicable Reporting Standards other than IFRS: any company listed in paragraph (a) above, as well as Moore Stevens LLC, Finexpertiza LLC, BDO CJSC, FBK LLC and 2K - Delovye Konsultatsii CJSC, or any other auditing firm approved by the Majority Lenders.

"Affiliate" means, with respect to any person, a Subsidiary or Associate of such person or a Holding Company of such person or any other Subsidiary or Associate of such Holding Company.

"Basel II" means the recommendations contained in the document adopted by the Basel Committee on Banking Supervision in June 2004 “International Convergence of Capital Measurement and Capital Standards: a Revised Framework."

"Basel III" means:

(a)

the recommendations contained in the documents published by the Basel Committee on Banking Supervision in December 2010: "Basel III: A global regulatory framework for more resilient banks and banking systems," "Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring" and "Guidance for National Authorities Operating the Countercyclical Capital Buffer," with subsequent changes and additions;

(b)

the recommendations for global systemically important banks, contained in a document published by the Basel Committee on Banking Supervision in November 2011 "Global Systemically Important Banks: Assessment Methodology and the Additional Loss Absorbency Requirement – Rules text" with subsequent changes and additions; and

(c)	any other documents, explanations or standards published by the Basel Committee on Banking Supervision in connection with Basel III.

"Majority Lenders" means:

(a)	in the period up to the first Utilisation Date: the Lenders whose Available Commitments total 75% (seventy-five percent) or more of the Total Commitments;
(b)

if there is no Facility Outstanding and the Total Commitments were reduced to zero: the Lenders whose Available Commitments totalled 75% (seventy-five percent) or more of the Total Commitments immediately prior to the date of that reduction; or

(c)

in any other period of time: the Lenders whose participation in the Facility Outstanding together with their Unused Available Commitment, as well as the Amount Payable, totals 75% (seventy-five percent) or more of the total Facility Outstanding amount together with the Total Unused Commitments and the Amount Payable by all Lenders.

"VTB" means VTB Bank (Public Joint-Stock Company), a public joint-stock company incorporated under the laws of the Russian Federation and registered in the Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1027739609391.

"Secondary Placement" means a placement on the Nasdaq Stock Exchange in one or more transactions by means of a public offering to an unlimited circle of persons:

(a)	of additional Headhunter Group shares of new issues; or
(b)	of existing Headhunter Group shares belonging to Highworld and ELQ Investors VIII (secondary placement),
(c)	or any combination thereof.

"Revenue" means, in relation to an Obligor, the revenue of that Obligor, determined in accordance with the financial statements prepared in accordance with the Applicable Reporting Standards provided in accordance with Clause 17.1 (Financial Statements).

"Guarantor" means each of the following persons:

(a)	Headhunter Group;
(b)	Zemenik;
(c)	Headhunter FSU;
(d)	each Additional Guarantor; and
(e)	any person providing an Independent Guarantee that the Facility Administrator and the Borrower have agreed in writing to deem a Guarantor for purposes of this Agreement.

"Placement Indemnity" means one or more unlimited indemnities provided by Headhunter Group in favor of the banks arranging the Secondary Placement, the depository bank engaged in connection with the Secondary Placement, and/or the Depository Trust Company, for the purpose of the Secondary Placement, to cover potential losses and costs associated with errors and incomplete disclosure of information provided in the Secondary Placement prospectus, and with Headhunter Group's exercising its rights and performing its obligations within the framework of the Secondary Placement.

"Treaty State" means a state that has a valid Double Taxation Treaty with the Russian Federation.

"Civil Code" means the Civil Code of the Russian Federation.

"Group" means, for the purposes of this Agreement:

(a)	Headhunter Group; and
(b)

Headhunter Group Subsidiaries and Associates whose financial statements are consolidated with Headhunter Group financial statements in accordance with IFRS in the relevant period of time using the direct consolidation method..

"Utilisation Date" means each date on which the Facility Administrator transfers the Facility or part thereof specified in a Utilisation Request into the account of the Borrower.

"Final Repayment Date" means 30 June 2025.

"Interest Payment Date" means 31 March, 30 June, 30 September and 31 December of each year, and if the relevant day is not a Business Day, then the next Business Day thereafter.

"Cash" has the meaning given to this term in IFRS.

"Pledge" means each of the following pledges:

(a)	the Borrower Participatory Interest Pledge;
(b)	each Headhunter FSU Shares Pledge;
(c)	each Additional Pledge; and
(d)	any other pledge entered into by the Borrower or a third party to secure the Borrower's obligations hereunder.

"Borrower Participatory Interest Pledge" means the pledge of 100% participatory interest in the Borrower's charter capital between Headhunter FSU as the pledgor and the Pledge Manager as the pledge manager (pledgor) and any other additional or substitute pledge of a participatory interest in the Borrower's charter capital that is entered into to secure the Borrower's obligations hereunder.

"Headhunter FSU Shares Pledge" means each of the following:

(a)	Pledge of Headhunter FSU (Headhunter Group) Shares;
(b)	Pledge of Headhunter FSU (Zemenik) Shares; and
(c)	any other additional or substitute pledge of Headhunter FSU shares.

"Pledge of Headhunter FSU (Zemenik) Shares" means the pledge of Headhunter FSU shares between Zemenik as the pledgor and the Pledge Manager as the pledge manager (pledgor) entered into to secure the Borrower's obligations hereunder.

"Pledge of Headhunter FSU (Headhunter Group) Shares" means the pledge of Headhunter FSU shares between Headhunter Group as the pledgor and the Pledge Manager as the pledge manager (pledgor) entered into to secure the Borrower's obligations hereunder.

"Loan Agreements Between the Borrowers" means:

(a)

the loan agreement entered into on or around the date hereof between the Borrower as the lender and Zemenik as the borrower in the amount of the outstanding principal balance owed by Zemenik under the Existing Facility Agreement; and

(b)

the loan agreement entered into on or around the date hereof between the Borrower as the lender and Headhunter Group as the borrower in the amount of the outstanding principal balance owed by Headhunter Group under the Existing Facility Agreement.

"Double Taxation Treaty" means a double taxation treaty between a foreign state and the Russian Federation, which stipulates full or partial profits tax exemption in the Russian Federation on the income paid to foreign companies under this Agreement.

"Lender Rights Assignment Agreement" means an agreement drawn up in the form given in Schedule 4 (Form of Lender Rights Assignment Agreement) or in any other form whereby the Existing Lender (as defined in Clause 23 (Changes to the Parties) assigns its rights and (or) transfers obligations under this Agreement to a New Lender (as defined in Clause 23 (Changes to the Parties)).

"Security Documents" means:

(a)	each Pledge;
(b)	each Independent Guarantee; and
(c)

any other document entered into or issued by the Borrower or by a third party at the Borrower's request with the consent of the Facility Administrator or the Pledge Manager to secure performance of the Borrower's obligations hereunder.

"Group Equity Instruments" means shares or participatory interests in the charter capital of any member of the Group, as well as options or other instruments securing the right of their owner to acquire or receive shares or a participatory interests in the charter capital of any member of the Group, including options granted to employees of Group companies under Remuneration Plans Based on Group Equity Instruments, and compensation in the form of shares paid to members of the board of directors of Headhunter Group.

"Obligor" means the Borrower and each Guarantor.

"Additional Guarantee" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Additional Guarantor" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Additional Pledge" has the meaning given in Clause 18.5 (Guarantors' Cover Ratio).

"Subsidiary" means, with respect to any legal person, any legal person, if the first (principal) legal person:

(a)	holds the majority of voting rights in that legal person; or
(b)	has equity participation and has the right to appoint or remove a majority of the members of the executive body of the legal person; or
(c)	has the right to have a dominant influence on the legal person by virtue of the provisions contained in the foundation documents of the legal person or management agreement; or
(d)	is a member (shareholder) of that legal person and independently or in agreement with other members controls the majority of votes in the legal person; or
(e)	controls that legal person,

including any legal person the shares or participatory interests in the charter capital of which are subject to an Encumbrance, and the title to such encumbered shares or participatory interest is registered by virtue of such Encumbrance in favour of a secured party or nominal holder acting in favour of such party.

"Associate" means, with respect to any legal person, any legal person if the first legal (principal) legal person owns 20 (twenty) or more percent (but not more than 50 (fifty) percent) of the charter capital in such legal person.

"Bankruptcy Law" means the Federal Law of the Russian Federation No. 127-FZ dated 26 October 2002 "On Insolvency (Bankruptcy)".

"Credit Histories Law" means the Federal Law of the Russian Federation No. 218-FZ dated 30 December 2004 “On Credit Histories".

"Regulated Procurement Law" means the Federal Law of the Russian Federation No. 223-FZ dated 18 July 2011 "On the Procurement of Goods, Works and Services by Certain Types of Legal Entities."

"Syndicated Loan Law" means the Federal Law of the Russian Federation No. 486-FZ dated 31 December 2017 "On Syndicated Credits (Loans) and Amendments to Certain Legislative Acts of the Russian Federation".

"Pledgor" means each of the following persons:

(a)	Headhunter Group;
(b)	Zemenik;
(c)	Headhunter FSU; and
(d)	each pledgor under each Additional Pledge.

"Utilisation Request" means the request of a Borrower to utilise the Facility, drawn up in the form given in Schedule 3 (Form of Utilisation Request).

"Zemenik" means Zemenik Limited Liability Company, incorporated under the laws of the Russian Federation and registered in the Russian Federation Unified State Register of Legal Entities under Primary State Registration Number (PSRN) 1167746153860, whose business address is 14 Krzhizhanovskogo Street, Building 3, Suite 53, Akademicheskiy Urban Municipality, Moscow, 117218, Russian Federation.

"Intellectual Property" means the Obligors' Trademarks, domain names (including the Obligors’ Websites) registered to the Group's members, database and other intellectual property, the rights to which are owned by the Group's members, and which are listed in Schedule 8 (Intellectual Property), and also similar material intellectual property owned by the Additional Guarantors (if such Additional Guarantors were not Obligors as of the date of this Agreement).

"Key Rate" means:

(a)	for each Interest Period: the key rate set by the Central Bank of the Russian Federation and valid for each day of the Interest Period; and
(b)	for any other period: the key rate set by the Central Bank of the Russian Federation and valid for each day of such period,

set on a daily basis based on the data on the website of the Central Bank of the Russian Federation at:  www.cbr.ru or on another official website of the Central Bank of the Russian Federation should the website change.  Moreover, if the key rate is abolished and/or is no longer used by the Central Bank of the Russian Federation to set pricing conditions for financing credit institutions of the Russian Federation, the Key Rate will be deemed to be the corresponding rate set by the Central Bank of the Russian Federation for pricing refinancing operations through repo transactions, and (or) secured by non-market assets.

"Early Repayment Fee" has the meaning given in Clause 8.4.1.

"Consolidated EBIT" means the Group's consolidated profit before tax for the Relevant Period adjusted for termination of operations that occurred during the Relevant Period:

(a)

before any amounts related to financial expenses are deducted (with respect to financial costs related to lease payments: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(b)	after deducting rental expenses to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16;
(c)	excluding any amounts relating to interest due to any member of the Group;
(d)	after deducting profits or adding losses of any member of the Group related to non-controlling interests;
(e)	excluding positive or negative unrealised exchange rate differences;
(f)	excluding profits or losses arising from the revaluation of any asset or a decrease in the book value of any asset when it is alienated by any member of the Group;
(g)	excluding expected returns on pension plan assets; and
(h)	excluding non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments.

"Consolidated EBITDA” means Consolidated EBIT for the Relevant Period adjusted by adding the following amounts, provided that these amounts were not taken into account when calculating the EBIT:

(a)

any amounts relating to depreciation and impairment of fixed assets (with respect to depreciation related to lease liabilities: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);

(b)	any amounts related to goodwill impairment; and
(c)	any amounts relating to depreciation and impairment of other intangible assets.

"Confidential Information" means any information (including personal data) in any form (including oral information, and any documents and information recorded or stored as electronic files or on any other media) about any Obligor, Pledgor or member of the Group, Finance Documents or Facility, which becomes known to a Finance Party, or which is received by any person intending to become a Finance Party, from:

(a)	any member of the Group or consultant thereof; or
(b)	another Finance Party or consultant thereof, if the information was obtained by such Finance Party from any member of the Group or consultant thereof,

with the exception of information that:

(i)	is or becomes available to the general public other than due to a Finance Party's violation of the conditions of Clause 29 (Confidentiality); or
(ii)

was known to a Finance Party prior to the date that such information was disclosed to it or its consultant, or was legally obtained by a Finance Party or its consultant after such date from a source that, as far as a Finance Party is aware, is not connected with the Group, and which in any case, as far as a Finance Party is aware, was not received due to a breach of confidentiality obligations.

"Facility" means the funds within the Total Commitments that are lent to the Borrower by Lenders under this Agreement in the form of Tranches.

"Available Commitment" means the Available Commitment of Tranche 1 or the Available Commitment of Tranche 2.

"Available Commitment of Tranche 1" means, as of any date, the amount of funds which:

(a)

in relation to the Original Lender, each Original Lender shall lend to the Borrower under such Tranche 1 on the relevant date in accordance with the terms of this Agreement and as indicated against the name of the relevant Original Lender and Tranche 1 in the table in Part A (Original Lenders and Available Commitments) of Schedule 1 (Parties, Available Commitments, and Security); and

(b)

in relation to any other Lender, the relevant Lender shall provide as a loan to the Borrower on the relevant date as the result of transfer to it of the commitment to grant the Facility under Tranche 1, the amount of which may be modified in accordance with the terms of this Agreement.

"Available Commitment of Tranche 2" means, as of any date, the amount of funds which:

(a)

in relation to the Original Lender, each Original Lender shall lend to the Borrower under such Tranche 2 on the relevant date in accordance with the terms of this Agreement and which cannot exceed the following values:

(i)

if, as of the date of submission of any Utilisation Request in respect of the Facility under Tranche 2, the Permitted Bonds were not placed or the Permitted Bonds were placed and the aggregate par value of the placed Permitted Bonds does not exceed RUB 1,000,000,000 (one billion) - the amount indicated opposite the name of the respective Original Lender and Tranche 2 in the table in Part A (Original Lenders and Available Commitments) of Schedule 1 (Parties, Available Commitments, and Security);

(ii)	if, as of the date of submission of any Utilisation Request in respect of the Facility under Tranche 2, Permitted Bonds were placed with an aggregate par value exceeding RUB 1,000,000,000 (one billion) - the amount indicated opposite the name of the respective Original Lender and Tranche 2 in the table in Part A (Original Lenders and Available Commitments) of Schedule 1 (Parties, Available Commitments, and Security) reduced by the amount that the aggregate par value of the placed Permitted Bonds exceeds RUB 1,000,000,000 (one billion); and

(b)

in relation to any other Lender, the relevant Lender shall provide as a loan to the Borrower on the relevant date as the result of transfer to it of the commitment to grant the Facility under Tranche 2, the amount of which may be modified in accordance with the terms of this Agreement.

"Margin" means:

(a)	2.0% per annum for Tranche 1; and
(b)	2.5% per annum for Tranche 2.

"IFRS" means the international accounting standards referred to in Regulation No. 1606/2002 adopted by the European Parliament and the European Union Council on 19 July 2002, to the extent applicable to the relevant financial statements.

"Tax" means any tax, levy, duty, or other charge or withholding of a similar nature (including any fines or penalties payable in connection with any failure to pay or any delay in paying any of the same) established by applicable law.

"Tax Relief" means a Tax exemption (application of a reduced tax rate or tax refund) granted outside the Russian Federation in respect of any Tax related to payments under the Finance Documents.

"Tax Deduction" means the withholding from any payment under a Finance Document of an amount of any tax or charge, including, in particular, value added tax and income (profit) tax deducted at source, as well as any similar taxes that may replace or supplement existing taxes in accordance with applicable law, in the amount and within the timeframes stipulated by law.

"Tax Payment" means an increase in the amount of payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.1 (Tax gross-up), or payment made by an Obligor to a Finance Party in accordance with the provisions of Clause 12.2 (Tax indemnity).

"Independent Guarantee" means each of the following documents:

(a)	each independent guarantee issued by the Guarantor in favour of the Lenders;
(b)	each Additional Independent Guarantee; and
(c)	any other independent guarantee issued by any person and with the consent of the Facility Administrator or the Pledge Manager to secure performance of the Borrower's obligations hereunder.

"Default" means:

(a)	an Event of Default; or
(b)	an event or circumstance referred to in Clause 21 (Events of Default), which, in accordance with the terms of this Agreement, will become an Event of Default upon:
(i)	the expiration of any deadline established by this Agreement to rectify a violation;
(ii)	the sending of any notice; or
(iii)	the taking of the relevant decision in respect of the Finance Documents.

"Unused Available Commitment" means the Unused Available Commitment of Tranche 1 or the Unused Available Commitment of Tranche 2.

"Unused Available Commitment of Tranche 1" means, as of any date, the Available Commitment of Tranche 1 established in respect of each individual Lender less:

(a)	the amount of funds already provided to the Borrower by this Lender under Tranche 1 before the specified date and, if applicable, on the specified date in accordance with this Agreement, and
(b)	Amount Payable by this Lender under Tranche 1 on the basis of the Utilisation Request submitted before the indicated date and, if applicable, on the indicated date in accordance with this Agreement.

"Unused Available Commitment of Tranche 2" means, as of any date, the Available Commitment of Tranche 2 established in respect of each individual Lender less:

(a)	the amount of funds already provided to the Borrower by this Lender under Tranche 2 before the specified date and, if applicable, on the specified date in accordance with this Agreement, and
(b)	Amount Payable by this Lender under Tranche 2 on the basis of the Utilisation Request submitted before the indicated date and, if applicable, on the indicated date in accordance with this Agreement.

"Facility Outstanding" means, at any time, the funds loaned to the Borrower in accordance with this Agreement and which have not been repaid to the Lenders.

"Encumbrance" means a mortgage, pledge, lien, possessory pledge, assignment, the right to direct debit or a similar debit right or other encumbrance created to secure a person's obligations, or any agreement entered into in order to secure performance of obligations.

"Original Financial Statements" means:

(a)	with respect to the Borrower and Zemenik, the annual accounting statements for 2019, prepared in accordance with RAS;
(b)	with respect to Headhunter Group: the annual financial statements for 2019 prepared in accordance with IFRS, with an attached auditor's report; and
(c)	with respect to Headhunter FSU: management accounts prepared in accordance with the Group's management accounting policies as at 31 December 2019.

"Utilisation Period" means:

(a)	with respect to Tranche 1: the period starting on the date of this Agreement and ending on the date falling 10 (ten) days after the date of this Agreement (both said dates being inclusive); and
(b)

with respect to Tranche 2: the period starting on the date of this Agreement and ending on the date falling 270 (two hundred seventy) days after the date of this Agreement (both said dates being inclusive);

"Remuneration Plan Based on Group Equity Instruments" means an agreement contemplating that employees (or former employees) of the Group, members of the board of directors of Headhunter Group and/or the owners of shares and/or participatory interests of any member of the Group receive:

(a)	remuneration in the form of Group Equity Instruments;
(b)

remuneration in the form of funds or provision of other assets, provided that the amount of this remuneration is determined on the basis of and/or is contingent on the value of the Group Equity Instruments; or

(c)	remuneration in the form of provision of Headhunter Group shares to members of the board of directors of Headhunter Group.

"Sanctioned Person" has the meaning given to this term in Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

"Leverage" has the meaning given to this term in Clause 18.3 (Leverage).

"Interest Cover" has the meaning given to this term in Clause 18.4 (Interest cover).

"EBITDA" means the EBITDA of any member of the Group, determined on the last reporting date:

(a)

at the end of the financial year or second financial quarter of the financial year, in accordance with the Group's financial statements for the relevant financial year or second financial quarter of the financial year (respectively), prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clause 17.1.1(A) or (B); or

(b)	at the end of the first or third financial quarter, based on the relevant financial accounts of the Group provided to the Facility Administrator in accordance with Clause 17.1.1(C).

"Acceptable Lender" means a Lender, which is:

(a)	a Russian legal person, or
(b)

resident of a Treaty State, provided that the status of such a Lender, at the request of an Obligor, is confirmed by a Russian translation of a copy of a document issued by the competent tax authority of the Treaty State, indicating that the qualifying Lender is a tax resident of the Treaty State.

"Applicable Reporting Standards" means the financial reporting standards applicable to any Obligor.

"Proportional Share" means:

(a)

for the purposes of determining the size of the Lender’s participation in the Facility in accordance with any Utilisation Request: the ratio between the Unused Available Commitment of such Lender and the Total Unused Commitments.

(b)	for any other purposes:
(i)	in the absence of a Facility Outstanding: the ratio between the Available Commitment of a single Lender and the Total Commitments, or
(ii)

if there is a Facility Outstanding: the ratio between the Facility Outstanding issued to the Borrower by a single Lender, together with the Amount Payable by this Lender, and the Facility Outstanding issued to the Borrower by all Lenders, together with the Amount Payable by all Lenders.

"Interest Period" means, in relation to the Facility Outstanding, each period during which interest is calculated, determined in accordance with the provisions of Clause 10 (Interest Periods), and, in relation to any overdue amount, each period determined in accordance with the provisions of Clause 9.4 (Default Interest).

"Business Day" means any day on which banks are open to conduct ordinary banking operations in Moscow.

"Permitted Financial Indebtedness" means any Financial Indebtedness:

(a)	arising in accordance with the terms of the Finance Documents or permitted by the Finance Documents;
(b)	of a member of the Group that exists as of the date of Amendment Agreement No. 2, as specified in Schedule 7 (Existing Financial Indebtedness);
(c)	of any Obligor to another Obligor; and
(d)

of any Obligor to persons that are not Obligors unless the total amount of such Financial Indebtedness together with the grand total principal amount owed under loans provided by any Obligor to persons that are not Obligors exceeds 10% (ten percent) of the Group Assets at any point in time.

"Permitted Reorganization" means the reorganization of any entity that is a Guarantor as of the date of Amendment Agreement No. 2 which is implemented by the acquisition of such entity by the Borrower.

"Permitted Payments" means:

(a)

any payments made by a member of the Group to any Obligor, provided that such payments do not create obligations for the Obligor to such a member of the Group (in particular, to repay received funds or to transfer assets);

(b)	any payments made by any Obligor to another Obligor;
(c)

payment of distributable profit by Headhunter Group to its shareholders (including by Permitted Redemption) subject to the requirements of Clause 19.12 (Dividend payment and redemption of shares or participatory interests);

(d)

payment to another member of the Group or shareholders of Headhunter Group of funds received by any member of the Group from the sale of shares/participatory interests in another member of the Group that is not an Obligor, provided that after such payment the Leverage will not increase; and

(e)

mandatory payments in accordance with applicable law to shareholders that are not members of the Group or members of legal entities that are members of the Group in the event that such shareholder or member exits this legal person, provided that any payment specified in this definition will not result in the person making such payments having negative net assets.

"Permitted Loans" means loans:

(a)	granted by any Obligor to another Obligor;
(b)	granted by any member of the Group that is not an Obligor, to another member of the Group that is not an Obligor; and
(c)

granted by any Obligor to persons that are not Obligors, unless the total principal amount owed under such loans together with the total Financial Indebtedness of the Obligors to persons that are not Obligors exceeds 10% (ten percent) of the Group Assets at any point in time.

"Permitted Bonds" means exchange-traded interest-bearing non-convertible book-entry bonds with centralised registration of rights, to be traded on the Moscow Exchange (PJSC “Moscow Exchange”), placed by the Borrower by public offering under the Series 001-P Exchange-Traded Bonds Program, provided that:

(a)	the specified bonds will be placed at their par value;
(b)	the aggregate par value of all placed bonds will not exceed RUB 4,000,000,000 (four billion); and
(c)	the placement of the specified bonds will be completed no later than 30 June 2021.

"Permitted Redemption" means the redemption by a member of the Group of its own shares or participatory interests in the charter capital of that member of the Group, provided that:

(a)	if such shares or participatory interests are the subject of a Pledge, such shares or participatory interests will continue to be the subject of such Pledge, regardless of the relevant redemption;
(b)	this member of the Group complies with all applicable legal requirements for such redemption, including requirements regarding the size of the charter capital of this member of the Group; and
(c)

the redeemed shares or participatory interests will be cancelled within the timeframe established by applicable law or will be transferred to members of Remuneration Plans Based on Group Equity Instruments.

"Permitted Issue" means:

(a)

the issue of shares or increase in charter capital whereby a Group member acquires such issued shares or increases its participatory interest in the charter capital of its Subsidiary, provided the existing shares or participatory interests in the charter capital of such Subsidiary have not been pledged to the Lenders under a Pledge; and

(b)	the issue of Headhunter Group shares as part of the implementation of Remuneration Plans Based on Group Equity Instruments; and
(c)	the issue of Headhunter Group shares as part of the Secondary Placement.

"Test Date" means the end date of the Relevant Period.

"Relevant Period" means any period of twelve (12) months ending on the last day of the Group's financial quarter or financial half-year or on the last day of the Group's financial year.

"RAS" means accounting rules in accordance with Russian law.

"Obligors’ Websites" means the websites owned by the Obligors and listed in Schedule 8 (Intellectual Property).

"Event of Default" means any event or circumstance specified in Clause 21 (Events of Default).

"Change of Control" has the meaning given to this term in Clause 8.2.2.

"Total Commitments" means the aggregate of the Available Commitments of Tranche 1 and the Available Commitments of Tranche 2 of all Lenders.

"Total Unused Commitments" means the aggregate of the Unused Available Commitments of all Lenders.

"Consent" has the meaning given to this term in Clause 24 (Lenders' decision making).

"Amendment Agreement No. 1" means the amendment agreement No. 1 to this Agreement dated 10 December 2020.

"Amendment Agreement No. 2" means the amendment agreement No. 2 to this Agreement dated ___ November 2021.

"Party" means a party to this Agreement.

"Finance Party" means each Lender, Arranger, Facility Administrator and Pledge Manager.

"Amount Payable" means the amounts of funds payable by any given Lender or Lenders on the Utilisation Date indicated in a Utilisation Request submitted by the Borrower.

"Material Adverse Effect" means (except when a different meaning of this term is contained in other clauses of this Agreement) in the opinion of the Majority Lenders a material adverse effect on:

(a)	the Obligors' and Pledgors' ability to perform their obligations under any Financial Document;
(b)	the validity or ranking of the security that is provided or should be provided under any Financial Document or its enforceability; or
(c)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.

"Material Group Member" means any Obligor, as well as any Group member, whose EBITDA, Assets and Revenues determined as of the last reporting date, based on the consolidated financial statements of the Group for the financial year or the consolidated financial statements of the Group for the first financial half-year of the financial year, prepared in accordance with IFRS and provided to the Facility Administrator in accordance with Clause 17.1.1(A) or (B), exceed 2.5% (two point five per cent) of the corresponding consolidated indicators of the Group based on the same financial statements.

"Existing Commercial Contracts" means the following agreements between the Borrower as lessee and Caliber PJSC (PSRN 1027739877813, TIN 7717042053) as lessor for the lease of the Borrower's office in Moscow:

(a)	lease agreement No. 5536 dated 10 December 2018; and
(b)	lease agreement No. 5536 dated 10 December 2018.

"Existing Facility Agreement" means the syndicated facility agreement dated 16 May 2016 as amended by:

(a)	amendment agreement No. 1 dated 14 December 2016;
(b)	amendment agreement No. 2 dated 28 June 2017;
(c)	amendment agreement No. 3 dated 5 October 2017;
(d)	amendment agreement No. 4 dated 29 December 2017;
(e)	amendment agreement No. 5 dated 22 April 2019; and
(f)	amendment agreement No. 6 dated 11 March 2020,

between (1) Zemenik as borrower 1, (2) Headhunter Group as borrower 2, (3) VTB as the arranger, (4) VTB as the lender, and (5) VTB as the facility administrator.

"Existing Pledges" means the pledges entered into to secure performance of the obligations of Zemenik and Headhunter Group under the Existing Facility Agreement.

"Facility Administrator's Account" means the Facility Administrator's account used for making transfers under the Finance Documents, the details of which the Facility Administrator sends to the Parties.

"Disruption Event" means:

(a)

a significant failure in those payment or communication systems or financial markets, the operation of which is required in order to make payments (or other operations to be executed) under transactions contemplated by the Finance Documents, which occurred for reasons beyond the control of any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or settlement operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties under the Finance Documents,

and which was not caused by the Party whose operations were disrupted, and occurred for reasons beyond the control of such Party.

"Obligors’ Trademarks" means the trademarks registered by Obligors and specified in Schedule 8 (Intellectual Property).

"Tranche" means Tranche 1 and Tranche 2.

"Tranche 1" means part of the Facility granted to the Borrower under the terms of this Agreement in the amount of the Available Commitment of Tranche 1.

"Tranche 2" means part of the Facility granted to the Borrower under the terms of this Agreement in the amount of no more than the Available Commitment of Tranche 2.

"Financial Indebtedness" means any indebtedness formed as a result of:

(a)	receiving funds in the form of a loan or credit;
(b)	obtaining a trade credit, commercial loan for a term of over thirty (30) days or issuing an uncovered letter of credit if such debt falls within the category of "financial indebtedness" under IFRS;
(c)	issuing bonds, promissory notes and any other debt instruments;
(d)	entering into a finance lease contract (to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16);
(e)

executing transactions with derivatives in order to protect against, or benefit from, fluctuations in any rates, interest rates or prices, with the amount of the transaction with such derivatives to be calculated based on the market indicators at any time;

(f)	executing repo transactions or any other transaction that constitutes borrowing under IFRS;
(g)	assuming liability for damages or expenses incurred by entities that are not members of the Group;
(h)	entering into Remuneration Plans based on Group Equity Instruments; or
(i)	executing transactions whereby obligations are assumed:
(i)

under a surety or guarantee with respect to the performance of any obligations by persons that are not members of the Group, with the exception of any Placement Indemnity, or under any sureties or guarantees provided in accordance with Clause 19.7.2(C); or

(ii)	in respect of the reimbursement of a payment under a surety or guarantee to the guarantor or surety; or
(iii)	in respect of a liability relating to receivables on recourse terms of any buyer of accounts receivables sold or discounted,

or other indebtedness having an economic nature of a borrowing under IFRS, in each case without double counting.

"Finance Document" means:

(a)	this Agreement;
(b)	each Security Document;
(c)	each Lender Rights Assignment Agreement;
(d)	each Utilisation Request; and
(e)	any other document that (i) the Facility Administrator or the Pledge Manager and (ii) the Borrower have agreed in writing to be considered a Finance Document.

"Holding Company" as applied to a legal person, means any other legal person for which the first legal person is a Subsidiary.

"Cash Equivalents" has the meaning given to this term in IFRS.

"ELQ Investors VIII" means ELQ Investors VIII Ltd, a limited liability company incorporated under the laws of England and Wales, registration number 9182214, registered at: Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom.

"Headhunter FSU" means Headhunter FSU Limited, a limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 178226, registered at: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus.

"Headhunter Group" means Headhunter Group PLC, a public limited liability company incorporated under the laws of the Republic of Cyprus, registration number HE 332806, that is registered at 42 Dositheou, Strovolos 2028, Nicosia, Cyprus).

"Highworld" means Highworld Investments Limited, a limited liability company incorporated under the laws of the British Virgin Islands, registration number 1802016, registered at: Trident Chambers, P.O. Box 146, Road Town, Tortola, BVI.

1.2	Interpretation
1.2.1	In this Agreement, unless the context otherwise requires:
(A)

references to the "Facility Administrator", the "Pledge Manager", the "Arranger", any "Finance Party", any "Lender", any "Obligor", any "Pledgor" or any "Party" include their successors as required by law or this Agreement;

(B)	a document "in an agreed form" means a document agreed in writing by the Facility Administrator and the Borrower;
(C)	"assets" include existing or future property, income and rights of any nature;

(D)

reference to "Finance Document" or other agreement, document or financial instrument includes such Finance Document or other agreement, document or financial instrument with all amendments and additions made thereto at any time;

(E)	"person" includes any natural person, legal person, state body, government or state;
(F)

"law" means any law, ruling, decree, order, decision, regulation, rule, official directive, requirement or recommendation of any legislative or executive state, municipal, interstate or international body, ministry, department, service, agency or committee of either a self-regulatory organisation or any judicial body;

(G)	reference to a provision of law is a reference to such provision with all amendments and additions made thereto at any time;
(H)	it is understood that the words "include" and "including" are accompanied by the words “inter alia”;
(I)	Clause or Schedule means a reference to a clause of this Agreement or a schedule to it; and
(J)	any reference to the time of day implies Moscow time, unless otherwise specified in the Agreement.
1.2.2

Unless the context otherwise requires, a reference to "month" means a period beginning on one of the days of a calendar month and ending on the same date of the next calendar month, with the following exceptions:

(A)	if the relevant date is not a Business Day, such period shall end on the next Business Day (if any) of that month or (if none) on the preceding Business Day; and
(B)	if there is no corresponding date in such month, then this period shall end on the last Business Day of this month.
1.2.3	For the purposes of this Agreement, "control" means:
(A)	the right (existing by virtue of direct or indirect participation in the charter capital of a legal person, on the basis of a written agreement by virtue of law or otherwise), which allows:
(1)	to vote or control the voting of at least 50 percent of the maximum number of votes entitled to vote at the general meeting of the legal person; or
(2)

to appoint or remove from office a person who performs the functions of the sole executive body of a legal person or all or the majority of the members of any collegial management bodies of a legal person; or

(3)	to give binding instructions regarding the activities or financial policies of a legal person; and (or)
(B)	to directly or indirectly own at least 50 percent of ordinary shares or participatory interests in the charter capital of a legal person;

and "controlled" and "to control" have a corresponding meaning.

1.2.4

Unless otherwise provided for in this Agreement, interest and amounts of remuneration payable by an Obligor under any Finance Document shall be calculated in accordance with the provisions of the relevant Finance Document and calculated based on the actual days elapsed and a year of 365/366 (three hundred and sixty-five/three hundred and sixty-six) days.

1.2.5	The headings used in this Agreement shall have no effect on how the Agreement is interpreted.

1.3	Currency symbols

In this Agreement:

1.3.1	"₽", "RUB", "rouble", and "Russian rouble" mean the official monetary unit (currency) of the Russian Federation;
1.3.2	"U.S. dollar", "USD" or "$" means the legal tender of the United States of America; and
1.3.3	"Euro", "EUR" or "€" means the monetary unit (currency) of the member countries of the currency union that operates within the framework of the European Union.
2.	SUBJECT MATTER OF THE AGREEMENT
2.1	Loan Relations
2.1.1

Subject to the Borrower's compliance with the provisions of this Agreement, each Lender shall grant the Facility to the Borrower in the amount of its Available Commitment and to properly perform the obligations contemplated by this Agreement during its term, while the Borrower shall properly perform the obligations contemplated by this Agreement during its term, including the obligation to repay to each Lender the Facility Outstanding received from it, the interest on it, and to pay the other amounts contemplated by this Agreement and other Finance Documents to the Finance Parties.

2.1.2

A Lender's obligation to grant the Facility to the Borrower under the relevant Tranche arises after the Borrower has fully complied with the requirements contemplated by Clause  4 (Conditions Precedent).

2.2	Finance Parties
2.2.1

Each Lender has an independent right to demand that the Borrower repays the Facility Outstanding, interest and other payments contemplated by the terms of this Agreement. Except as provided for in this Agreement, each Finance Party has the right to independently enforce its rights under the Finance Documents. At the same time, the Finance Parties shall exercise their rights subject to the provisions of Clause 24 (Finance Parties).

2.2.2

No Finance Party shall be liable for the obligations of another Finance Party under the Finance Documents. In the event that any Lender refuses to grant the Facility on the basis contemplated by Clause 6 (Termination of Lender’s obligations), and also if a Lender violates its obligation to grant the Facility within its Available Commitment, the Facility amount shall be reduced by this Lender’s Available Commitment.

2.3	Facility Administrator
2.3.1

This Agreement defines the conditions and procedure for appointing a Facility Administrator and its carrying out of legal and other actions on behalf and in the interests of all Lenders and other Finance Parties. The authority of the person performing the functions of the Facility Administrator is determined in accordance with the provisions of Clause 24.2 (Appointment of the Facility Administrator). However, the provisions of this Agreement governing the relations of the Facility Administrator and the Lenders will apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Facility Administrator" shall be deemed to refer to the single Lender.

2.3.2

The Lenders (with the exception of a Lender acting as the Facility Administrator) and the Facility Administrator hereby confirm that the Facility Administrator shall act without a power of attorney being issued to it and irrespective of the issuing of such power of attorney.

2.3.3

If the number of Lenders falls to one, then until there is more than one Lender, all the provisions in this Agreement and other Finance Documents that govern the relations of the Facility Administrator and the Borrower shall be deemed as provisions governing the relations of the sole Lender and the Borrower.

2.4	Relations with regard to pledge management
2.4.1

This Agreement defines the conditions and procedure for appointing the Pledge Manager and its carrying out of legal and other actions on behalf and in the interests of all Lenders. The authority of the person performing the functions of the Pledge Manager is determined in accordance with the provisions of Clause 22.2 (Status of the Lenders and appointment of a Pledge Manager). However, the provisions of this Agreement governing the relations of the Pledge Manager and the Lenders will apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Pledge Manager" shall be deemed to refer to the single Lender.

2.4.2

If the number of Lenders falls to one, then until there is more than one Lender, all the provisions in this Agreement and other Finance Documents that govern the relations of the Pledge Manager and the Borrower shall be deemed as provisions governing the relations of the sole Lender and the Borrower

2.5	Application of certain provisions in the Finance Documents concerning the syndicated nature of the Facility

The provisions of this Agreement and other Finance Documents concerning the syndicated nature of the Facility specified herein, in particular the provisions of Clause 22 (Facility security), Clause 24 (Finance Parties), Clause 25.3 (Distribution of funds by the Facility Administrator), and Clause 25.5 (Payments not through the Facility Administrator), shall apply whenever there is more than one Lender, while whenever there is a single Lender, all references in this Agreement and other Finance Documents to the "Facility Administrator", "Pledge Manager", "Finance Party", and "Majority Lenders" shall be deemed as references to the single Lender, and this Agreement and other Finance Documents shall be interpreted and applied based on the fact that the Lender according to the Finance Documents is the sole Lender.

2.6	Legal nature of the Agreement

This Agreement is a mixed agreement containing elements of a syndicated facility agreement, pledge management agreement, a lenders' agreement on the procedure for exercising their rights, and an agency agreement.  Accordingly, this Agreement governs, among other things, the relations between:

2.6.1	the Lenders;
2.6.2	the Lenders and the Borrower;
2.6.3	the Facility Administrator and the Lenders;
2.6.4	the Pledge Manager and the Lenders; and
2.6.5	the Facility Administrator, the Pledge Manager, and the Borrower.
3.	PURPOSE
3.1

The Borrower shall use Tranche 1 solely to issue loans in favor of Zemenik and Headhunter Group under Loan Agreements Between the Borrowers for the purpose of further immediate paydown of the amounts owed by Zemenik and Headhunter Group under the Existing Facility Agreement.

3.2	The Borrower shall use Tranche 2 solely for:
3.2.1	general corporate purposes;

3.2.2	funding transactions to acquire the shares and participatory interests of third parties and to make contributions to the charter capital of third parties; and
3.2.3	paying out dividends, acquiring shares of Headhunter Group or distributing funds to Headhunter Group shareholders in another form.
3.3	Funds received by the Borrower hereunder may not be used for:
3.3.1	paying fees and costs under this Agreement; or
3.3.2	other purposes not listed by this Agreement as permitted.
4.	CONDITIONS PRECEDENT
4.1	Initial Conditions Precedent
4.1.1	To utilise Tranche 1, the Borrower shall:
(A)	deliver to the Facility Administrator the documents and information listed in Part A of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(B)	deliver to the Facility Administrator the documents and information listed in Part B of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(C)	send a duly completed Utilisation Request to the Facility Administrator for Tranche 1.
4.1.2	To utilise Tranche 2, the Borrower shall:
(A)	deliver to the Facility Administrator the documents and information listed in Part A of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator; and
(B)

deliver to the Facility Administrator the documents and information listed in Part C of Schedule 2 (Conditions Precedent), in a form and substance acceptable to the Facility Administrator, that conform to the purpose of the Facility as stated in the Utilisation Request;

(C)

provide the Facility Administrator with a certificate signed by an authorised representative of the Borrower containing information on the absence, or aggregate par value, of the placed Permitted Bonds for the purpose of determining the Available Commitment of Tranche 2; and;

(D)	send a duly completed Utilisation Request to the Facility Administrator for Tranche 2.
4.1.3

The Utilisation Request may be sent by the Borrower after the Borrower and the Lenders have received a notification from the Facility Administrator that the Borrower has duly fulfilled the applicable conditions listed in Schedule 2 (Conditions Precedent).

4.2	Submission of Utilisation Requests
4.2.1	The Borrower may send to the Facility Administrator:
(A)	in respect of Tranche 1: only one duly executed Utilisation Request for the full amount of Tranche 1; and
(B)

in respect of Tranche 2 one or more duly executed Utilisation Requests, but the amount of the Facility specified by the Borrower in the relevant Utilisation Request may not exceed the amount of the Aggregate Unused Available Commitment of Tranche 2, and may not be less than RUB 500,000,000 (five hundred million) (other than a Utilisation Request for the entire balance of the Aggregate Unused Available Commitment for Tranche 2).

4.2.2

Unless otherwise agreed with the Facility Administrator, the Borrower must submit each Utilisation Request to the Facility Administrator no later than at 12:00 noon, 2 (two) Business Days before the proposed Utilisation Date.

4.2.3

Each Utilisation Request must be signed by an authorised person of the Borrower. Each Utilisation Request must include the requested amount of the Facility and the Utilisation Date, which is a Business Day within the relevant Utilisation Period.

4.2.4	The Borrower may not withdraw a Utilisation Request that it has sent to the Facility Administrator after it has been received.
5.	GRANTING OF FACILITY
5.1.1

After receiving any Utilisation Request, the Facility Administrator shall immediately send to each Lender a copy of the Utilisation Request and inform each Lender of the amount corresponding to its Proportional Share in the requested Facility.

5.1.2

In the absence of the circumstances specified in Clause 6 (Termination of Lender’s obligations), each Lender shall transfer to the Facility Administrator the amount corresponding to its Proportional Share in the Facility requested by the Borrower no later than 12:00 noon of the Utilisation Date specified in the relevant Utilisation Request.

5.1.3

Not later than on 15:00 on the relevant Utilisation Date, the Facility Administrator shall transfer to the Borrower the amount of the Facility specified in the Utilisation Request, into the account specified in that Utilisation Request, but not more than the Facility amount received from the Lenders.

6.	TERMINATION OF LENDER’S OBLIGATIONS
6.1	Each Lender’s obligation to grant a Facility to the Borrower shall terminate in whole or in part, depending on the following circumstances:
6.1.1	if a Facility is granted in the amount of the Available Commitment of the relevant Lender;
6.1.2	upon expiry of the relevant Utilisation Period; and
6.1.3	in other instances established by law.
6.2	Each Lender has the right to refuse to perform its obligations to grant a loan to the Borrower:
6.2.1	if there are circumstances that clearly indicate that the Facility will not be repaid by the Borrower within the period specified in the Agreement; or
6.2.2	if there is an Event of Default as per Clause 21.18 (Acceleration) and the corresponding notification is sent by the Facility Administrator to the Borrower; or
6.2.3	if there are circumstances specified in Clause 8.1 (Illegality) and Clause 8.2 (Change of Control).
6.3

In the event that any Lender refuses to grant the Facility on the basis of this Clause 6, the Parties agree that such Lender does not bear any liability to the Borrower or to any Finance Party for refusing to grant the Facility.

7.	REPAYMENT OF FACILITY
7.1.1

The Borrower shall repay the Facility Outstanding by transferring quarterly payments into the Facility Administrator's Account on the Interest Payment Dates according to the repayment schedule given in Schedule 6 (Repayment schedule).

7.1.2	On the Final Repayment Date the Borrower shall repay the Facility Outstanding in full.
7.1.3	The Borrower may not submit a Utilisation Request for an amount of Facility Outstanding that the Borrower has repaid.

8.	EARLY REPAYMENT AND CANCELLATION OF FACILITY
8.1	Illegality

If, in accordance with any applicable law, the granting of the Facility to the Borrower and/or participation in it becomes illegal for any Lender, then:

8.1.1	such Lender must notify the Facility Administrator and the Borrower as soon as it becomes aware of this;
8.1.2	any unfulfilled obligation of such Lender with respect to the Facility shall terminate on the date of the notification specified therein; and (or)
8.1.3

the Borrower shall repay the amount corresponding to the Proportional Share of such Lender in the Facility on the last day of the Interest Period in which a Lender became aware of the illegality of the participation in the Facility, or (if earlier) on the date specified by a Lender in the notification specified in Clause 8.1.1, which cannot be earlier than the date established by law.

8.2	Change of Control
8.2.1	If there is a Change of Control:
(A)	the Borrower shall notify the Facility Administrator immediately after it becomes aware of this; and
(B)

if this is requested by the Majority Lenders, the Facility Administrator shall send a notification to the Borrower and demand immediate repayment of the entire amount of the Facility Outstanding with all accrued interest and other amounts payable by the Borrower, while the Borrower shall repay the amount of the Facility Outstanding in full in accordance with the demand specified in the Facility Administrator’s notification.

8.2.2

For the purposes of Clause 8.2.1, "Change of Control" means (with the exception of changes permitted in accordance with the Finance Documents, including as a result of a Permitted Payment) an event that results in the Headhunter Group's losing with respect to any Obligor:

(A)	its right (existing by virtue of direct or indirect participation in the charter capital of the legal entity, on the basis of a written agreement, by law or otherwise) to:
(1)	vote or control the voting with respect to no less than 100 percent of the maximum number of votes having the right to participate in voting at a general meeting of such Obligor; or
(2)	appoint or remove from office the person performing the functions of sole executive body of such Obligor or all members of any of the collective governance bodies of such Obligor; or
(3)	give binding instructions regarding the activities or financial policies of such Obligor; and/or
(B)	direct or indirect ownership of no less than 100 percent of the ordinary shares or participatory interests in the charter capital of such Obligor.

8.3	Mandatory early repayment upon issue of Permitted Bonds
8.3.1	If:
(A)	there is Facility Outstanding under Tranche 2 at the time of placement of the Permitted Bonds; and
(B)	the amount of the Facility Outstanding under Tranche 2 and the aggregate par value of all placed Permitted Bonds exceeds RUB 5,000,000,000 (five billion),

the Borrower shall, on the Business Day on which the funds that it received as a result of the placement of the Permitted Bonds were transferred by the Underwriter from his special brokerage account to the Borrower’s settlement account or otherwise received by the Borrower, to pay the necessary amount towards early repayment of the Facility Outstanding under Tranche 2 so that the amount specified in subparagraph (B) above does not exceed RUB 5,000,000,000 (five billion).

8.4	Voluntary Early Repayment of Facility Outstanding
8.4.1

The Borrower is entitled, subject to giving the Facility Administrator at least 10 (ten) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding or any part thereof. The amount of the Facility Outstanding being repaid early must be at least RUB 50,000,000 (fifty million).

8.4.2	Partial early repayment of the Facility Outstanding shall reduce the obligation of the Borrower to repay the Facility Outstanding to each Lender rateably.
8.4.3

Any early payment by the Borrower pursuant to Clause 8.3.1 will be used to repay the Facility Outstanding, the payment of which is due in chronological order. Furthermore, the amount of such early payment shall be used to repay all Tranches in proportion to the amount of the next payment under each such Tranche.

8.4.4

Within 30 (thirty) days after the Facility Administrator has submitted a demand to a Borrower in accordance with Clause 13.1 (Additional Costs), the Borrower has the right, subject to giving the Facility Administrator at least 5 (Five) Business Days’ prior notice (unless a shorter period has been agreed with the Majority Lenders), to effect early repayment of the entire Facility Outstanding. In this case, no Early Repayment Fee shall be charged.

8.5	Fee for Early Repayment of Facility Outstanding
8.5.1

In the event of early repayment of the Facility Outstanding or part thereof, the Borrower shall pay the Facility Administrator for subsequent distribution between the Lenders in proportion to their Proportional Shares a fee for the early repayment of the Facility Outstanding ("Early Repayment Fee"), the amount of which is determined in accordance with Clause 8.4.2.

8.5.2	The amount of the Early Repayment Fee shall be:
(A)

0.5% (zero point five percent) of the amount of early repayment of the Facility Outstanding under Tranche 2 in the event of early repayment using the funds received from the issue of the Permitted Bonds, in accordance with Clause 8.3 (Mandatory early repayment upon issue of Permitted Bonds) not later than 31 July 2021 (inclusive);

(B)

excluding early repayment of the Facility Outstanding under Tranche 2 in accordance with subparagraph (A) above, 2.0% (two percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date of this Agreement and ending on the date falling 18 months after the date of this Agreement (including such date);

(C)

1.5% (one point five percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date falling 18 months after the date of this Agreement (not including such date), and ending on the date falling 24 months after the date of this Agreement (including such date); and

(D)

1.0% (one percent) of the amount of early repayment of the Facility Outstanding in the event of early repayment during the period starting on the date falling 24 months after the date of this Agreement (not including such date), and ending on the date falling 36 months after the date of this Agreement (including such date).

8.5.3

In the event early repayment of the Facility Outstanding or part thereof is made after the expiry of 36 (thirty six) months since the date of this Agreement (not including such date), no Early Repayment Fee shall be charged.

8.6	Other provisions
8.6.1

The Borrower does not have the right to withdraw its notification regarding early repayment of the Facility Outstanding or part thereof. Such notification must specify the relevant repayment date and the amount of the Facility Outstanding repaid early.

8.6.2

If the Facility Administrator receives any notification under this Clause 8, it shall send a copy of this notification to the Party to which this notification is addressed on the same Business Day. The Facility Administrator must notify all Lenders of receipt of the relevant notification within no more than one Business Day from the date of receipt of this notification.

8.6.3	Whenever the Facility Outstanding is repaid early, the Borrower shall repay the Facility Outstanding along with all interest accrued on it as of the repayment date and other amounts owed by Borrower.
8.6.4

The Borrower does not have the right to repay the Facility Outstanding or any part thereof early, or to refuse to receive the Facility or part thereof, on terms not expressly contemplated by this Agreement.

8.6.5

The Borrower is not entitled to submit a Utilisation Request with respect to the amount of the Facility, which this Borrower has refused to receive, and also with respect to the amount of the Facility Outstanding that the Borrower repaid early.

9.	INTEREST
9.1	Interest calculation

The interest rate in respect of the Facility Outstanding for each Interest Period is an annual interest rate equal to the sum of:

9.1.1	the Margin; and
9.1.2	the Key Rate.
9.2	Margin revision
9.2.1

When any of the circumstances specified in this Clause 9.2.1 occur, the Margin with the Consent of the Majority Lenders shall increase by 0.5% (zero point five percent) per annum, starting from the first day of the Interest Period following the relevant Test Date (regarding which the Facility Administrator shall inform the Borrower in writing) if:

(A)	on any Test Date falling in 2020, the Leverage is more than 3.0:1; or
(B)	the Leverage is more than 2.5:1 on any following Test Date.

9.2.2

Clause 9.2.1 shall remain effective until the first day of the Interest Period following a Test Date on which the Leverage is less than 2.5:1, provided the Facility Administrator has received confirmation that the Leverage is less than 2.5:1.

9.3	Interest Payment

The Borrower shall pay the Facility Administrator for the account of the Lenders interest on the Facility Outstanding on each Interest Payment Date.

9.4	Default Interest
9.4.1

If the Borrower fails to fulfil an obligation to pay any amount that it owes under the Finance Document within the prescribed period, default interest shall accrue on the overdue amount from the day, following the due date up to the date of actual payment (both before and after judgement).

9.4.2

Said default interest shall accrue in the amount of 2/365 of the interest rate, determined in accordance with Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision), of the amount of overdue debt under the Financial Document for each day of delay.

9.4.3	Default interest accrued under this Clause 9.4 must be paid by the Borrower immediately upon the request of the Facility Administrator.
9.4.4

The Parties agree that payment by the Borrower of the default interest contemplated by this Clause 9.4 does not in any way restrict the Lenders’ rights to pursue any other legal remedies, including the right to seek indemnification from the Borrower for damages and expenses caused by the Borrower's delay to the extent not covered by the default interest.

9.4.5

For the avoidance of doubt, the Parties confirm that the default interest contemplated by this Clause 9.4 shall be paid by the Borrower in addition to and in excess of the interest contemplated by Clause 9.1 (Interest calculation) subject to the provisions of Clause 9.2 (Margin revision).

9.5	Notification of Key Rate
9.5.1	Subject to the provisions of Clause 9.5.4, the Key Rate in effect on each day of the Interest Period shall be used to calculate the accrued interest.
9.5.2	The Facility Administrator shall notify each Party on each Utilisation Date of the amount of the Key Rate in effect on the relevant Utilisation Date.
9.5.3

If the Key Rate changes after any given Utilisation Date, the new Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the effective date of the modified Key Rate, of which the Facility Administrator shall notify the Parties no later than the Business Day following the effective date of the modified Key Rate.

9.5.4

Notwithstanding the provisions of Clause 9.5.3, if the effective date of the modified Key Rate falls on the last day of any Interest Period, the relevant modified Key Rate shall become applicable for the purposes of determining the interest rate as per Clause 9.1 (Interest calculation) from the first day of the next Interest Period.

10.	INTEREST PERIODS
10.1.1

The first Interest Period relating to Tranche 1 shall begin on the day following the Utilisation Date of Tranche 1 and end on the Interest Payment Date following the Utilisation Date of Tranche 1. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche 1, the first Interest Period relating to Tranche 1 shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche 1. Each subsequent Interest Period shall start on the day following the last day of the previous Interest Period, and end on the Interest Payment Date immediately following that day.

10.1.2

The first Interest Period relating to Tranche 2 shall begin on the day following the Utilisation Date of Tranche 2 and end on the Interest Payment Date following the Utilisation Date of Tranche 2. Furthermore, if such Interest Payment Date comes earlier than 10 (ten) days after the Utilisation Date of Tranche 2, the first Interest Period relating to Tranche 2 shall end on the second Interest Payment Date which comes after the Utilisation Date of Tranche 2.

10.1.3	Starting from the Interest Period immediately following the end of the first Interest Period relating to Tranche 2:
(A)

the Facility Outstanding relating to Tranche 1 and the Facility Outstanding relating to Tranche 2 shall be combined into a single Facility Outstanding (hereinafter referred to as "Facility Outstanding on Tranches 1 and 2") for the purposes of determining the Interest Period;

(B)	the Interest Periods relating to Facility Outstanding on Tranches 1 and 2 shall be determined in accordance with Clause 10.1.1; and
(C)	the last Interest Period relating to Facility Outstanding on Tranches 1 and 2 shall end on the Final Repayment Date.
11.	FEES OF FINANCE PARTIES
11.1	Facility commitment Fee
11.1.1

The Borrower shall pay the Facility Administrator, for subsequent distribution among the Lenders in proportion to their Proportional Shares, a Facility commitment fee with respect to Tranche 2 at a rate of 0.30% (zero point three zero percent) of the Unused Available Commitment of Tranche 2 (excluding the Amount Payable).

11.1.2	Said Facility commitment fee shall be charged on the Unused Available Commitment of Tranche 2 for each day of the Tranche 2 Utilisation Period and shall be paid:
(A)	on each Interest Payment Date during such Utilisation Period; and
(B)	on the Interest Payment Date immediately following the last day of the Utilisation Period.

The amount of the Unused Available Commitment of Tranche 2 for the purpose of calculating the Facility commitment fee is subject to adjustment in accordance with the definition of the term "Available Commitment of Tranche 2" in Clause 1.1 (Terms) following the placement of the Permitted Bonds starting from the date following the date on which the Borrower notifies the Facility Administrator of the completed placement and the par value of the placed Permitted Bonds.

11.1.3	No Facility commitment fee shall be charged with respect to Tranche 1.
11.2	Facility Fee

The Borrower shall pay the Facility Administrator, for subsequent distribution among the Lenders in proportion to their Proportional Shares, a Facility fee in the amount of 0.5% (zero point five percent) of the Total Commitment no later than 10 Business Days after the date of this Agreement or after the first Utilisation Date, whichever occurs earlier.

12.	TAXES
12.1	Tax gross-up
12.1.1

No later than 3 (three) Business Days after an Obligor or Lender becomes aware that an Obligor must make a Tax Deduction (or that changes have been made to the Tax Deduction rate or base), the Borrower or Lender (as the case may be) shall notify the Facility Administrator, and the Borrower shall also ensure that the relevant notification is sent by the other Obligors. If the Facility Administrator receives such notification from the Lender, it must notify the relevant Obligor accordingly.

12.1.2

If, in accordance with the law, an Obligor must make a Tax Deduction in respect of any amount to be transferred to a Finance Party under the Finance Documents, the amount payable by an Obligor to a Finance Party shall be increased so that after the Tax Deduction the relevant Finance Party would receive the same amount that it would have received had such withholding in the form of the Tax Deduction not been required. However, an Obligor is not obliged to increase the amounts paid to the Finance Parties by the amount of the Tax Payment, if at the date of the relevant payment, any Finance Party ceased to be an Acceptable Lender for any reason not connected with a change in the law.

12.1.3

Within 30 (thirty) days after the Tax Deduction, the Borrower shall procure that it and other Obligors (as applicable) provide the Facility Administrator, for transfer to the relevant Finance Party, with evidence that is acceptable to that Finance Party confirming that the withheld amount of the Tax Deduction was transferred by an Obligor into the state budget in accordance with the requirements of applicable law.

12.2	Tax indemnity
12.2.1

Within 3 (three) Business Days after the Facility Administrator has submitted the relevant demand, an Obligor must pay to a Finance Party, which is not a Russian legal person, an amount equivalent to the Tax paid by a Finance Party, or the Tax that is payable in the opinion of that Finance Party, in connection with any Finance Document.

12.2.2	The provisions of paragraph 12.2.1 above shall not apply:
(A)	in respect of Taxes paid by a Finance Party:
(1)	as required by the law of the Russian Federation; or
(2)	in accordance with the law of the jurisdiction in which the lending division of that Finance Party that is connected with the amounts received or receivable in such jurisdiction is located,

if such Tax is levied or accrued on the basis of the net income received or receivable by such Finance Party; or

(B)	to the extent that costs related to the payment of Taxes shall be indemnified by increasing the payment amount in accordance with Clause 12.1 (Tax gross-up).
12.2.3

A Finance Party that is submitting or intends to submit a demand in accordance with Clause 12.2.1 shall immediately notify the Facility Administrator of the event that will become or has become the basis for submitting this demand, whereupon the Facility Administrator must notify the Borrower accordingly.

12.3	Tax Relief

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

12.3.1	a Tax Relief may be applied to an additional payment that includes such Tax Payment, to such Tax Payment or Tax Deduction which resulted in such Tax Payment being required; and
12.3.2	such Finance Party has received such Tax Relief,

such Finance Party shall transfer to such Obligor an amount that will leave such Finance Party (after making such payment) in the same after-Tax position that it would have been in had the Obligor not been required to make such Tax Payment.

12.4	Charges and duties

Within 3 (three) Business Days after receiving the relevant demand of the Finance Party, the Borrower shall procure that it, as well as other Obligors, indemnify this Finance Party for all its expenses incurred due to the payment of state and stamp duties, registration charges and all other similar Taxes payable in connection with any Finance Document.

12.5	Value Added Tax (VAT) and other taxes

In the cases contemplated by the Russian law on taxes and charges, the fees due to the Finance Parties shall be increased by the relevant amounts of VAT calculated at the applicable tax rate.

13.	ADDITIONAL COSTS
13.1	Additional Costs
13.1.1

Subject to Clause 13.3 (Exemptions), the Borrower shall, within 3 (three) Business Days of the expiration of 30 (thirty) days from when the relevant Facility Administrator submitted the relevant demand, pay the relevant Finance Party the Additional Costs incurred by such Finance Party for the period after the expiration of such thirty-day period due to any law being enacted, or law (or the practice of its interpretation or application) being amended after the date of this Agreement or due to a central bank or other competent authority imposing an obligation in the relevant jurisdiction for the Finance Parties to apply or comply with the standards established in Basel III.

13.1.2	In this Clause "Additional Costs" means:
(A)	additional costs or losses incurred by a Finance Party due to a reduction in any amounts received or receivable; or
(B)	any additional or increased costs or losses; or
(C)	expenses or losses related to the reduction of any amount payable by the Borrower in accordance with any Finance Document,

which any Finance Party incurs in connection with its being a Party to this Agreement.

13.1.3

For the avoidance of doubt, the Additional Costs under this Clause 13 shall be paid by the Borrower as a fee for the use of the Facility in addition to the interest and other amounts due from the Borrower.

13.2	Additional Cost Claims

A Finance Party that files a claim in accordance with this Clause 13 shall notify the Facility Administrator of the circumstances that formed the basis for such a claim and provide it with a reasonable calculation of the Additional Costs, whereupon the Facility Administrator shall notify the Borrower within 1 (one) Business Day and submit to it the calculation received from the Finance Party.

13.3	Exemptions

The provisions of this Clause 13 shall not apply if the Additional Costs:

13.3.1	shall be indemnified to a Finance Party in accordance with another Clause of the Agreement, or would be indemnified in the absence of exemptions from such Clause;
13.3.2	are caused by a Finance Party's willful non-compliance with the law; or
13.3.3

are caused by the application or compliance with the standards established in Basel II (as amended as of the date of this Agreement) or in the regulations of the Central Bank of the Russian Federation or in any other law by which the provisions of Basel II are implemented, except for the changes arising from Basel III.

14.	OTHER INDEMNITIES
14.1	Currency indemnity

If any amount ("Amount") payable to a Finance Party by an Obligor in accordance with the Finance Documents or on the basis of a court, arbitrazh or arbitration court decision, has to be converted from the currency in which such amount is to be paid (the "First Currency") into another currency (the "Second Currency") or is to be calculated in the Second Currency, for the following purposes:

14.1.1	the filing of any claim against such Obligor; or
14.1.2	the enforcement of any judicial or arbitration award in any judicial, arbitrazh or arbitration proceedings,

the Borrower shall procure that it and other Obligors (as applicable), within 5 (five) Business Days from receipt of the relevant demand, indemnify each Finance Party to which such Amount is due, for the costs arising as a result of such conversion, including the difference between:

(A)	the exchange rate used to convert said Amount from the First Currency into the Second Currency, and
(B)	the exchange rate available to that person at the time it received the Amount.
14.2	Other indemnities

Within 10 (ten) Business Days from receipt of the relevant demand, the Borrower shall indemnify each Finance Party for the amount of all documented costs incurred by the respective Finance Party:

14.2.1	as a result of an Event of Default; or
14.2.2

(if such costs are incurred through no fault of a Finance Party or do not result from a Finance Party's negligence, with the exception of circumstances beyond the control of a Finance Party (not including the imposition of international sanctions)) as a result of:

(A)	the inability to grant the Facility to the Borrower in accordance with a Utilisation Request due to any provisions of this Agreement; or
(B)	the Borrower's inability to effect early repayment of the Facility Outstanding or part thereof, despite a notification of early repayment having been submitted to the Facility Administrator.
14.3	Indemnity to the Facility Administrator

The Borrower shall indemnify the Facility Administrator for all documented costs incurred by the Facility Administrator due to:

14.3.1	an investigation of any event that the Facility Administrator has reason to believe is a Default; or
14.3.2	actions being taken on the basis of any notification or order of any Finance Party in accordance with this Agreement, which the Facility Administrator has reason to believe are subject to execution.

Furthermore, such costs are subject to prior agreement with the Borrower, with the exception of Events of Default.

14.4	Indemnity to the Pledge Manager
14.4.1	The Borrower shall indemnify the Pledge Manager for all documented costs incurred by the Pledge Manager due to action it takes to:

(A) protect the Finance Parties' rights under the Pledges; and/or

(B) protect the property pledged to the Lenders under the respective Pledges, and   to foreclose on it.

14.4.2	The Pledge Manager may, on a priority basis, recover its costs out of the value of the property pledged to the Lenders under the respective Pledges.
14.5	Transaction Costs
14.5.1

The Borrower shall, within 10 (ten) Business Days after receipt of the relevant demand, pay the Facility Administrator and the Arranger the amount of all documented costs that are previously agreed with the Borrower in writing or by email (including fees of legal consultants) that were incurred in connection with the preparation and execution of this Agreement and other Finance Documents.

14.5.2

The Borrower's duty to pay legal consultant fees will be considered fulfilled if, prior to the first Utilisation Date, a member of the Group pays the relevant fees (in the amount pre-agreed in writing or by email by the Facility Administrator, the Borrower and the legal consultant of the Facility Administrator) directly to the legal consultant of the Facility Administrator.

14.5.3	The Borrower shall bear in full all costs associated with the registration of the Security Agreements in accordance with the requirements of applicable law.
14.6	Amendment Costs

If, at the initiative of the Obligor or in accordance with the requirements of applicable law, changes need to be made to the Finance Documents or the consent of the Lenders for any action or omission needs to be obtained, the Borrower shall, within 10 (ten) Business Days after receiving the relevant demand, indemnify the Facility Administrator for all documented costs pre-agreed with the Borrower in writing or by email (including legal and other consultant fees) incurred by the Facility Administrator in  agreeing and making the relevant changes to the Finance Documents and (or) obtaining the consent of the Lenders.

14.7	Enforcement Costs

Within 10 (ten) Business Days after receipt of the relevant demand of the Facility Administrator, the Borrower shall indemnify each Finance Party for all documented costs (including legal and other consultant fees) incurred by the relevant Finance Party in connection with the enforcement of any Finance Document or the protection of their rights under the Finance Documents.

15.	MITIGATION BY THE FINANCE PARTIES

Each Finance Party shall, after consulting with the Borrower, take all reasonable steps to reduce potential negative consequences for the Borrower, which may result in a certain amount becoming payable or to its payment to the Borrower being annulled under Clauses 8.1 (Illegality), 12 (Taxes) and 14 (Other Indemnities).

16.	REPRESENTATIONS
16.1	Representations

The representations set forth in this Clause 16 are given by the Borrower to each Finance Party with regard to itself and, if applicable, with respect to each Obligor and Pledgor. Each Finance Party relies on such representations of the Borrower, and their reliability is essential for the Finance Parties to enter into and perform this Agreement.

16.2	Status
16.2.1	Each Obligor and each Pledgor is a legal entity duly incorporated and operating lawfully in accordance with applicable law.
16.2.2	Each Obligor and each Pledgor has the power to own its assets and carries on its business in accordance with applicable law.

16.3	Legal capacity and authority
16.3.1

Each Obligor and each Pledgor has legal capacity and authority to enter into and perform the Finance Documents (to which it is party) and the transactions contemplated thereby, and has received all necessary approvals for entry into and performance of the Finance Documents in the manner prescribed by law and its constitutional and other internal documents, including approval of the transactions contemplated by the Finance Documents as a major transaction and an interested-party transaction.

16.3.2	The person acting on behalf of each Obligor and each Pledgor has the authority to enter into the Finance Documents to which the relevant Obligor is party.
16.4	Binding obligations
16.4.1

Subject to the requirements for registration of the Finance Documents as specified in Clause 16.9 (Registration Requirements), each Finance Document to which the Obligor or Pledgor is party constitutes its legal, valid, binding and enforceable obligation.

16.4.2	Each Finance Document to which any of the Obligors or Pledgors is party is drawn up in a form that ensures that is can be enforced in the Russian Federation and in the Republic of Cyprus.
16.5	Non-conflict

The entry into and performance by each Obligor and each Pledgor of the Finance Documents to which they are party, and the transactions contemplated thereby does not conflict with:

16.5.1	any applicable law;
16.5.2	its constitutional and other internal documents;
16.5.3	any decisions of its management bodies; and
16.5.4	any other documents or agreements that are binding on it.
16.6	Compliance with law
16.6.1	The business activities of each Obligor are carried out in accordance with applicable law in all aspects viewed as materially significant.
16.6.2	Each Obligor has promptly submitted tax returns.
16.6.3	With respect to each Obligor:
(A)	there is no decision and (or) demand of a tax authority to pay Tax, which has not been executed within the period specified by such decision and (or) demand and (or) the applicable law; or
(B)

if the above decision and (or) demand of a tax authority is contested in court: there is no court decision that has come into legal force regarding the need to execute the above decision and (or) demand, which has not been executed within the period specified by such court decision and (or) the applicable law.

16.7	No Default
16.7.1	There neither is nor will be a Default as a result of the entry into or performance by each Obligor and each Pledgor of the Finance Documents or the transactions contemplated thereby.
16.7.2

There are no other events or circumstances constituting default under any document that is binding on any Obligor or Pledgor or which imposes restrictions on the disposal of their property and which have or are reasonably likely to have a Material Adverse Effect.

16.8	Authorisations

As of the date of this Agreement, each Obligor and each Pledgor have received all authorisations and consents required in connection with entry into, performance, ensuring the validity of, and possibility of enforcing, each Finance Document to which it is party and the transactions contemplated thereby and such authorisations and consents remain in full force and effect.

16.9	Registration Requirements

No notarial actions are required in connection with any Finance Document or registration of any Finance Document, including in any state bodies or institutions, except for:

16.9.1	notarisation of the Borrower Participatory Interest Pledge and making the relevant entry in the Unified State Register of Legal Entities of the Russian Federation;
16.9.2

registration of the Borrower Participatory Interest Pledge in accordance with the laws of the Republic of Cyprus in the Register of Companies and entering information about it in the internal register of pledges of Headhunter FSU; and

16.9.3	entering information about the Pledge of Headhunter FSU (Headhunter Group) Shares in the internal register of pledges of Headhunter Group.
16.10	Financial Statements
16.10.1	The most recent financial statements of the Group (and each member of the Group) provided to the Facility Administrator:
(A)	have been prepared in accordance with Applicable Reporting Standards; and
(B)	in all material respects reliably reflect its financial position (if applicable, on a consolidated basis) as of the date of their preparation,

except where such financial statements indicate otherwise.

16.10.2

From the date on which the financial statements indicated in Clause 16.10.1 were drawn up, there have not been any events that could have a Material Adverse Effect, and for the purposes of this paragraph, Material Adverse Effect is understood to mean in the opinion of the Majority Lenders a material adverse effect on:

(A)

the financial condition of the Group as a whole, in the event that the Group as a whole, as a result of the occurrence of such an event, incurs actual damage in an amount exceeding RUB 50,000,000 (or its equivalent in another currency);

(B)	the Obligors' and Pledgors' ability to perform their obligations under any Finance Document;
(C)	the validity or ranking of the security that is provided or should be provided under any Finance Document or its enforceability; or
(D)	the validity of the Finance Documents or the possibility of exercising the rights of the Finance Parties contemplated by each relevant Finance Document.
16.11	Court Proceedings
16.11.1

With the exception of the court, administrative, arbitrazh or arbitration proceedings disclosed by the Borrower to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no court, arbitration or administrative proceedings have been instituted against the Obligors or are expected to be instituted against the Obligors as far as the Borrower is aware:

(A)	in which the claim or demand exceeds RUB 50,000,000 (or the equivalent of this amount in another currency);

(B)

within the framework of which decisions have been taken or are highly likely to be taken, as a result of which the actual damage to the Group will amount to over RUB 50,000,000 (or the equivalent of this amount in another currency); or

(C)

in the event not falling under subparagraphs (A) or (B) above, as a result of which an unfavourable decision has been taken or, to the best of the Borrower’s knowledge, is highly likely to be taken, that could have a Material Adverse Effect.

16.11.2

With the exception of the actions disclosed by the Borrower to the Facility Administrator in accordance with Clause 17.4 (Information: miscellaneous), no investigative actions provided for by applicable law are being taken in respect of the Obligors as a result of which unfavourable decisions have been taken or are highly likely to be taken, that could have a Material Adverse Effect.

16.12	Information
16.12.1

All factual information, which is material in the opinion of the Facility Administrator, provided by any Obligor or Pledgor to the Finance Parties in connection with the Finance Documents to which it is party, is true and accurate as of the date of its provision or (as the case may be) as of the date (if any) which is indicated as the date of its provision.

16.12.2

None of the Obligors or Pledgors has withheld information which, if disclosed, would result in any other information indicated in Clause 16.12.1 becoming materially untrue or misleading in the opinion of the Facility Administrator.

16.12.3

As of the date of this Agreement and on the first Utilisation Date from the date of provision of the information defined in Clause 16.12.1, there were no circumstances that, if disclosed, would result in the provided information becoming untrue or misleading in the opinion of the Facility Administrator.

16.13	Ranking of Security

The security established by each Pledge is security which the Pledge Manager has the right to enforce, with the Consent of the Majority Lenders, as a matter of priority. Third parties do not have any rights (claims) or other rights with respect to the property and assets of the Pledgors, which are the subject of the Pledges.

16.14	Granted loans

None of the Obligors has granted loans to third parties that are not Obligors, with the exception of the Permitted Loans.

16.15	Charges and duties

As of the date of this Agreement, payment of any state duties or registration fees or taxes or charges in connection with the Finance Documents is not required, except for:

16.15.1	fees for notarial acts in respect of the Borrower Participatory Interest Pledge; and
16.15.2	charges and duties for registering the Pledges, including payment of stamp duty in respect of Finance Documents in Cyprus.
16.16	Regulated Procurements

As of the date of the Finance Documents, the provisions of the Regulated Procurement Law do not apply to the entry into and performance of the Finance Documents by the Borrower and Zemenik. However, the Borrower does not make this representation with respect to the application of the Regulated Procurement Law to any Finance Party.

16.17	Moratorium on bankruptcy

The Borrower:

16.17.1

is not engaged in (and as of 1 March 2020 was not engaged in) activities referred to in the list approved by Russian Federation Government Resolution No. 434 dated 3 April 2020 of Russian economic sectors that have been most affected by the spread of the novel coronavirus infection;

16.17.2	does not figure on the list of strategic enterprises and strategic joint-stock companies that was approved by Russian Federation Presidential Decree No. 1009 of 4 August 2004;
16.17.3

is not a systemically important company and does not figure on any of the lists of systemically important companies that was approved by the Government Commission on Enhancing the Stable Development of the Russian Economy; and

16.17.4	is not subject to a moratorium on the initiation of bankruptcy proceedings under the Bankruptcy Law.
16.18	Times when representations made
16.18.1	The representations set forth in this Clause 16 are given by the Borrower on the date of this Agreement.
16.18.2	The Borrower shall ensure that all the representations set forth in this Clause 16 remain true, as if they were given by the Borrower in the same form:
(A)	on the date of each Utilisation Request;
(B)	on each Utilisation Date; and
(C)	on the first day of each Interest Period.
17.	INFORMATION UNDERTAKINGS
17.1	Financial Statements
17.1.1	The Borrower shall provide the Facility Administrator with a sufficient number of certified copies of the following for all Lenders:
(A)

as soon as they are available, but in any case within 120 (one hundred and twenty) days from the end of each financial year: the audited consolidated financial statements of the Group for that financial year prepared in accordance with IFRS;

(B)

as soon as they are available, but in any case within 90 (ninety) days from the end of the first financial half-year of each financial year: the Group's reviewed interim consolidated financial statements for the second quarter and the first financial half-year, prepared in accordance with IFRS;

(C)

as soon as they are available, but in any case within 60 (sixty) days from the end of the first and third financial quarters of each financial year: the interim consolidated financial statements of the Group for such financial quarter of the relevant financial year prepared in accordance with IFRS;

(D)

as soon as they are available, but in any case within 40 (forty) days from the end of each quarter of the relevant financial year: the financial statements (including the profit and loss statements, balance sheet and cash flow statement) of the Borrower and Zemenik for such quarter of the relevant financial year prepared in accordance with RAS; and

(E)

as soon as they are available, but in any case within 180 (one hundred and eighty) days of the end of each financial year: the unconsolidated financial statements of Obligors registered outside the Russian Federation for such financial year, prepared according to applicable local accountancy standards.

17.1.2	The Borrower's duty to provide the financial statements referred to in Clauses 17.1.1(A)-(C) may also be performed by making those financial statements publicly available:

(A)	on the Group's Internet website at https://investor.hh.ru/investors/sec-filings; or
(B)	on the Internet website of the Nasdaq Stock Exchange at https://www.nasdaq.com/market-activity/stocks/hhr/sec-filings; or
(C)	on the online Electronic Data Gathering, Analysis, and Retrieval System (EDGAR) of the U.S. Securities and Exchange Commission at https://www.sec.gov/edgar/searchedgar/companysearch.html,

provided that:

(1)	regarding the financial statements referred to in Clause 17.1.1(A), within the time referred to in Clause 17.1.1(A):
(a)	the Borrower has provided the Facility Administrator with an Auditor's opinion on said financial statements; and
(b)	The Facility Administrator has actually obtained access to said financial statements in full on the above Internet websites; and
(2)

regarding the financial statements referred to in Clauses 17.1.1(B) and (C) the Facility Administrator has actually obtained access to said financial statements in full on the above Internet websites within the time referred to in Clauses 17.1.1(B) and (C).

17.2	Compliance certificate
17.2.1	The Borrower shall provide the Facility Administrator with the certificate of compliance with the following financial indicators:
(A)

with each set of financial statements provided in accordance with Clauses 17.1.1(A)–(C): the financial indicators specified in Clause 18.3 (Leverage), 18.4 (Interest cover) and 18.5 (Guarantors' Cover Ratio);

(B)	with each set of financial statements provided in accordance with Clause 17.1.1(D): the financial indicators specified in Clause 18.6 (Revenue in accordance with RAS) и 18.7 (Cash receipts);
(C)	with each set of financial statements provided in accordance with Clause 17.1.1(D) for the second and fourth financial quarters: the financial indicators specified in Clause 18.8.1 (Net assets); and
(D)	with each set of annual financial statements provided in accordance with Clause 17.1.1(E): the financial indicators specified in Clause 18.8.2 (Net assets),

along with the calculation proving that the Borrower complies with the financial  indicators based on such financial statements as of the date of preparation of such financial statements.

17.2.2

Compliance certificate on the basis of the statements prepared in accordance with IFRS must be in the form provided in Part A (Form of Compliance Certificate on the basis of IFRS) of Schedule 5 (Forms of Compliance Certificates), signed by the Borrower's authorised person and, if the certificate is provided with the set of statements provided in accordance with Clauses 17.1.1(A) and (B), shall be accompanied by the opinion of the Group Auditors in a form agreed by the Borrower, the Facility Administrator and the Group Auditors.

17.2.3

Compliance certificate on the basis of statements prepared in accordance with RAS must be in the form provided in Part B (Form of Compliance Certificate on the basis of RAS) of Schedule 5 (Forms of Compliance Certificates) and signed by an authorised person of the Borrower.

17.3	Requirements for Financial Statements

The Borrower shall procure that each set of financial statements provided in accordance with Clause 17.1 (Financial Statements), is prepared using the same accounting principles and reporting periods used to prepare the Group’s last financial statements. If any Obligor notifies the Facility Administrator of changes in accounting principles or reporting periods, the Borrower shall procure that the Borrower's Auditors and the auditors of the relevant Obligor provide the Facility Administrator with the following:

17.3.1

a description of the changes to be made to the relevant financial statements to reflect the changes made to the accounting principles and reporting periods that were used in the preparation of the Original Financial Statements of the Group or such Obligor; and

17.3.2

information in a form and content that meets the requirements of the Facility Administrator and is sufficient to enable Lenders to verify that the Borrowers have met the requirements of Clause 18 (Financial Covenants) and to adequately assess the Obligor’s financial condition based on current financial statements compared to this Obligor’s Original Financial Statements.

17.4	Information: miscellaneous

The Borrower shall provide the Facility Administrator with the following:

17.4.1

at the same time as they are dispatched to their addressees, copies of all documents dispatched by it to all its lenders, or in connection with circumstances that constitute a Material Adverse Effect, to all its members;

17.4.2	details of any court, arbitrazh, arbitration or administrative proceedings, as a result of which decisions have been taken or are highly likely to be taken, resulting in actual damage to the Group of:
(A)

over RUB 50,000,000 (or the equivalent of this amount in another currency), but less than 2.5% (two point five percent) of the Consolidated EBITDA: no later than 5 (five) Business Days following the end of the next calendar quarter;

(B)	over 2.5% (two point five percent) of the Consolidated EBITDA: promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date it becomes aware of it;
17.4.3

promptly upon becoming aware of it, but no later than 5 (five) Business Days from the date it becomes aware of this: details of any investigative actions related to the Group or any member of the Group (including with respect to the executive or other management bodies of the Group or any member of the Group or any member of such a management body);

17.4.4

(without limiting Clause 26.2.5) promptly upon becoming aware of it, but no later than twenty (20) Business Days from the date it becomes aware of this or from the date of state registration (if applicable), depending on which of these events occurred later: notification regarding a change of location or postal address of the Borrower or any other Obligor or Pledgor; and

17.4.5

immediately upon request, but no later than 5 (five) days from the date of the request: such additional information regarding the finance position and business activities of any member of the Group that the Facility Administrator may require in the interests of any Finance Party.

17.5	Auditors

The Borrower shall not change its Auditors without the consent of the Majority Lenders, with the exception of those Auditors in relation to the financial statements of the Group and its members prepared in accordance with IFRS, approved or authorised in accordance with this Agreement.

17.6	Notification of Default
17.6.1	The Borrower shall notify the Facility Administrator of any Default (and measures, if any, to remedy such Default) immediately after it becomes aware of this.
17.6.2

At the request of the Facility Administrator, the Borrower shall provide the Facility Administrator with a statement signed by the sole executive body or an authorised representative of the Borrower certifying that the Default was remedied, or, if the Default is continuing, detailing the measures being taken to remedy it.

17.7	"Know your customer" checks
17.7.1	If as a result of:
(A)	any changes in any applicable law after the date of this Agreement;
(B)

changes in the legal form of the Borrower or any Obligor or Pledgor, or changes in the composition of its shareholders or members (owning more than two percent of the voting shares or participatory interests respectively after the date of this Agreement); or

(C)

the assignment or transfer by any Lender of all or part of its rights and obligations under this Agreement to a party that was not a Lender before such assignment or transfer, or the replacement of any other Finance Party in accordance with this Agreement, or other change of the Parties to this Agreement, the Facility Administrator, Lender or any other Finance Party (or in the case of paragraph 0 above, a possible new party), as required by the law applicable to them, shall have an obligation to comply with "know your customer" or similar identification procedures, in circumstances where the necessary information was not previously provided by the Borrower, the Borrower shall provide the Facility Administrator (acting on its own behalf, on behalf of the relevant Finance Party or on behalf of a potential new party) with the information and documents required for the Facility Administrator, relevant Finance Party or possible new party to comply with the applicable "know your customer" checks.

17.7.2	Each Finance Party shall provide the Facility Administrator with the information and documents required for the Facility Administrator to comply with the applicable "know your customer" checks.
17.8	Designated purpose of funds

The Borrower shall, no later than 10 (ten) Business Days after each Tranche 2 Utilisation Date, provide the Facility Administrator with copies of documents certified by the Borrower confirming that the Facility was used in accordance with Clause 3.2.

18.	FINANCIAL COVENANTS
18.1	Financial definitions

In this Clause 18:

"Assets" means the assets of the Group, including:

(a)long-term tangible assets;

(b)intangible assets (excluding goodwill)

(c)Cash: and

(d)Cash Equivalents.

Furthermore, the Cash and Cash Equivalents of each Subsidiary owned by Zemenik, Headhunter FSU or the Borrower shall be recorded for the purposes of Clause 18.5 (Guarantors' Cover Ratio) if, as of the relevant Test Date, the following conditions have been met:

(i)	an authorised body of such Subsidiary has taken a corporate decision (acceptable to the Facility Administrator) on the transfer of such Cash in favour of Zemenik, Headhunter FSU or the Borrower;
(ii)	such transfer of funds must take place no later than ninety (90) days from the Test Date;
(iii)

the financial statements of such Subsidiary are consolidated with the financial statements of the Group in accordance with IFRS in the relevant period of time using the direct method of consolidation; and

(iv)	the applicable law does not prohibit the transfer of Cash by the relevant Subsidiary to the Holding Company as dividends or otherwise.

For the purposes of Clause 18.5 (Guarantors' Cover Ratio), if all of the above conditions are met, such Cash shall be recorded as belonging not to a Subsidiary of Zemenik, Headhunter FSU or the Borrower, but directly to Zemenik, Headhunter FSU or the Borrower in proportion to its participation in the charter capital of such Subsidiary.

"Cash Receipts" means the cash receipts received by the Group from Clients within the preceding 12 (months), determined on the basis of the financial statements provided in accordance with Clause 17.1.1(D).

"Clients" means private individuals and legal persons, as well as individual entrepreneurs who have paid or are due to pay for the key services of the Borrower (access to the CV database and publication of vacancies) in accordance with agreements with the Borrower, including those concluded following the acceptance of an offer on the Obligors' Websites.

"Consolidated Net Debt" means, for any Test Period, the aggregate amount of the Financial Indebtedness of the Group (excluding any debts of a member of the Group to other members of the Group) net of Cash and Cash Equivalents of the Group in accordance with the Group’s consolidated financial statements prepared in accordance with IFRS, on the last day of such Test Period.

"Group Consolidated Net Profit" means the Group’s consolidated net profit determined on the last reporting date, i.e. (depending on the date on which it is determined):

(a)

at the end of the financial year or financial half-year of the financial year, in accordance with the Group's financial statements for the relevant financial year or first financial half-year of the relevant financial year, prepared in accordance with IFRS, provided to the Facility Administrator in accordance with Clauses 17.1.1(A) or (B); or

(b)	at the end of the first or third financial quarter, based on the relevant financial statements of the Group provided to the Facility Administrator in accordance with Clause 17.1.1(C).

"Interest Amount" means the interest accrued on the entire Financial Indebtedness of the Group (with respect to interest under lease agreements: to the extent that this indicator would have been recorded in IFRS statements before the introduction of IFRS 16).

18.2	Interpretation
18.2.1	Unless otherwise specified herein, the accountancy terms used in this Clause 18 shall be interpreted according to the IFRS as amended on the relevant date.
18.2.2

For the purpose of this Clause 18, any amount not denominated in Roubles shall be recorded in the rouble equivalent calculated on the basis of the exchange rates used by the Borrower in its financial statements for the relevant reporting period, on the basis of which the financial indicators are calculated.

18.2.3	When making calculations in accordance with this Clause 18, no indicator can be taken into account more than once.

18.2.4

Unless otherwise contemplated by this Agreement, the indicators specified in this Clause 18 shall be checked in respect of each Test Period on the appropriate Test Date on the basis of any statements provided in accordance with Clause 17.1.1.

18.3	Leverage

The Borrower must ensure that on each Test Date, the ratio of Consolidated Net Debt to Consolidated EBITDA (the "Leverage") is not more than:

18.3.1	3.5:1 as of each Test Date falling in 2020; and
18.3.2	3.0:1 as of each subsequent Test Date.
18.4	Interest cover

The Borrower must ensure that on each Test Date, the ratio of Consolidated EBITDA to the Interest Amount (the "Interest Cover") is at least 2.5:1.

18.5	Guarantors' Cover Ratio

If, as of any Test Date, the Obligors in total account for:

18.5.1	less than 80% (eighty percent) of the Consolidated EBITDA; or
18.5.2	less than 80 (eighty) percent of the Group Revenue; or
18.5.3	less than 70 (seventy) percent of the Group Assets,

the Borrower shall procure the conclusion (issue), on terms acceptable to the Facility Administrator, of:

(A)

an additional independent guarantee, including an agreement to issue it ("Additional Independent Guarantee") by a legal entity acceptable to the Facility Administrator ("Additional Guarantor"), within 30 (thirty) days of the relevant Test Date; and

(B)

a pledge of 100% of the shares or participatory interests in the charter capital of such Additional Guarantor that are owned by any Pledgor or Group member ("Additional Pledge") within sixty (60) days of the relevant Test Date.

18.6	Revenue in accordance with RAS

The Borrower shall ensure that, as of each Test Date, the aggregate Revenue of the Borrower (excluding the revenue of Subsidiaries acquired or sold during the last 12 months and without double counting) for the 4 (four) previous financial quarters, determined on the basis of the Borrower's financial statements in accordance with RAS, provided in accordance with Clause 17.1.1(D), amounts to at least:

18.6.1	80% (eighty percent) as of each Test Date falling at the end of the second, third, and fourth quarters of 2020 and the end of the first and second quarters of 2021; and
18.6.2	95% (ninety five percent) as of each subsequent Test Date,

of the Borrower's Revenue determined as of the same date of the previous year based on the Borrower's financial statements prepared in accordance with RAS, provided in accordance with Clause 17.1.1(D).

18.7	Cash receipts

The Borrower shall ensure that, as of each Test Date, starting from the Test Date for the financial quarter following the financial quarter in which the first Utilisation Date falls, any reduction in Cash Receipts for the 4 (four) preceding financial quarters is no more than:

18.7.1	30% (thirty percent) as of each Test Date falling at the end of the second, third, and fourth quarters of 2020 and the end of the first and second quarters of 2021; and

18.7.2	5% (five percent) as of each subsequent Test Date,

compared with the Cash Receipts determined as of the same date of the previous year.

18.8	Net assets

The Borrower shall ensure that:

18.8.1

as of the end of the second financial quarter of each financial year, and as of the end of each financial year, the net assets of each Obligor registered in the Russian Federation determined on the basis of the financial statements provided under Clause 17.1.1(D),

18.8.2	at the end of each financial year, the amount of the net assets of each other Obligor determined on the basis of the financial statements provided in accordance with Clause 17.1.1(E),

are positive.

19.	GENERAL UNDERTAKINGS
19.1	Authorisations and corporate approvals
19.1.1

The Borrower shall, and shall procure that each Obligor shall, duly receive, ensure the validity of, and comply with the conditions of, any authorisations, consents and corporate approvals required under any applicable law to fulfil its obligations under the Finance Documents to which it is party, and to ensure that the Finance Documents can be used as evidence in arbitration proceedings, in the courts of the Russian Federation, including arbitrazh courts, and in the courts of Cyprus.

19.1.2

The Borrower shall, and shall procure that each Obligor shall, duly receive the necessary state and municipal permits, consents, licenses and patents, as well as membership in self-regulatory organisations, required by any applicable law for the conduct of business activities of the Obligor in the form in which it is conducted, as well as ensure their validity and comply with their conditions.

19.2	Negative Pledge

The Borrower shall, and shall procure that each Obligor shall, not create or allow the creation of any Encumbrances in relation to its assets without the prior written consent of the Facility Administrator, except for:

19.2.1

an Encumbrance in relation to assets (except those specified in Clause 19.2.4, but without double counting), whose aggregate book value does not exceed 10% (ten percent) of the Consolidated EBITDA at any time;

19.2.2	an Encumbrance arising under the Pledges;
19.2.3	an Encumbrance existing under Existing Pledges; and
19.2.4	an Encumbrance arising as required by law in the normal course of business.
19.3	Asset Disposal
19.3.1

The Borrower shall not sell, lease or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, and shall procure that any Obligor does not sell, lease, or otherwise dispose of any of its assets or property without the prior written consent of the Facility Administrator, except:

(A)	the disposal of assets or property in the normal course of business;
(B)

the disposal of assets or property of the Group’s members totalling an amount, at book or market value (depending on which amount is greater), obtained as a result of one or several transactions made during each successive 12 (twelve) months, not exceeding 10% (ten percent) of the Consolidated EBITDA;

(C)	the disposal of shares or participatory interests in the charter capital of a member of the Group that is not an Obligor, provided that:
(1)	such disposal is carried out on market terms;
(2)	after such disposal the Debt Ratio will not exceed 2.0:1;
(3)	the sale of the Group Member subject to Disposal will not entail a breach of the obligations under Clause 18 (Financial Covenants); and
(4)

no later than 5 (five) Business Days prior to the disposal of the Group Member subject to Disposal, the Borrower shall notify the Facility Administrator of the upcoming disposal, and provide the Facility Administrator with a certificate confirming that all the conditions specified in paragraphs (2) and (3) above have been met.

19.3.2	For the purposes of Clause 19.3.1:

"Funds of the Group" means the Cash and Cash Equivalents owned by the Group.

"Funds of the Group Member subject to Disposal" means the Cash and Cash Equivalents owned by the Group Member subject to Disposal.

"Group Member subject to Disposal" means a member of the Group who is not an Obligor, whose shares or participatory interests in the charter capital are subject to disposal.

"Debt Ratio" means the ratio of Net Debt Amount to EBITDA.

"Purchase Price" means the funds actually received by the member of the Group from the sale of the Group Member subject to Disposal.

"Distribution" means the amount of funds payable to Headhunter Group shareholders from the disposal of the Group Member subject to Disposal.

"Amount of Funds" means the amount obtained by calculating the difference between: (i) the Funds of the Group, and (ii) the amount of Funds of the Group Member subject to Disposal and the Distribution, and adding the Purchase Price to the difference.

"Net Debt Amount" means the difference between (i) the Financial Indebtedness of the Group (including the Financial Indebtedness of the Group to the Group Member subject to Disposal, recognised after the disposal of the Group Member subject to Disposal) and (ii) the Financial Indebtedness of the Group Member subject to Disposal (excluding the Financial Indebtedness of the Group Member subject to Disposal to other members of the Group) and the Amount of Funds.

"EBITDA" means the difference between Consolidated EBITDA and EBITDA of the Group Member subject to Disposal.

19.4	Acquisition of assets

The Borrower shall not acquire any assets without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors acquire any assets without the prior written consent of the Facility Administrator, except for the acquisition of assets, including shares and participatory interests in the share capital and charter capital of third parties (as well as other instruments that can be converted into shares or participatory interests in the share capital or charter capital of third parties):

19.4.1	in the ordinary course of business;

19.4.2

by a member of the Group for a total amount paid by such member of the Group, as a result of one or several asset acquisitions made during each successive 12 (twelve) months, not exceeding 50% (fifty percent) of the Consolidated EBITDA;

19.4.3	acquired using Permitted Financial Indebtedness.
19.5	Arm’s length basis
19.5.1

The Borrower may not enter into transactions with any persons except on arm's length terms, and the Borrower shall procure that none of the Obligors enter into transactions with other persons except on arm's length terms.

19.5.2	Clause 19.5.1 does not apply to transactions with other Obligors.
19.6	Lending

With the exception of the Permitted Loans, the Borrower shall not act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors act as a lender in respect of any Financial Indebtedness without the prior written consent of the Facility Administrator.

19.7	Providing guarantees and sureties
19.7.1

The Borrower shall not act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator, and shall procure that none of the Obligors act as a guarantor or surety in respect of the obligations of any person without the prior written consent of the Facility Administrator.

19.7.2	The provisions of Clause 19.7.1 above shall not apply:
(A)	when such guarantee or surety secures the performance of the obligations of another member of the Group that were created within the framework of Permitted Financial Indebtedness;
(B)

to any Placement Indemnity on condition that Headhunter Group provides the Facility Administrator, within 15 (fifteen) Business Days after provision of the Placement Indemnity, with a certified extract from the document(s) containing the Placement Indemnity, and that if modifications are made to the Placement Indemnity, it provides the Facility Administrator, within 15 (fifteen) Business Days after such modifications have been made, with a certified extract from the document containing such modifications. Said extract shall contain all the terms of the Placement Indemnity, including any modifications and supplements; or

(C)	when such guarantee (including an unlimited indemnity) or surety:
(1)

secures the performance of Headhunter Group's obligations concerning the provision of brokerage and/or underwriting services to it on the completion of transactions involving Headhunter Group shares and bonds offered under an organized bidding process; or

(2)	is provided by Headhunter Group to Bloomberg L.P. under an agreement to use a Bloomberg terminal and associated services, hardware, and software; or
(3)

is provided by the Borrower to legal entities rendering services to the Borrower on the financial market or securities market, including securities management or trust management services, brokerage services, and conclusion of transactions involving securities and derivatives (whose subject may, inter alia, be foreign currency), in each case provided that the Obligor providing such guarantee or surety furnishes the Facility Administrator within 15 (fifteen) Business Days following provision of the relevant guarantee or surety with a certified extract from the document(s)

containing such guarantee or surety, or, where such guarantee or surety has been modified, within 15 (fifteen) Business Days following such modification furnish the Facility Administrator with a certified extract from the document containing such modifications. Said extract shall contain all the terms and conditions of the relevant guarantee or surety (as modified).

19.8	Financial Indebtedness

The Borrower shall not enter into transactions that result in Financial Indebtedness for the Borrower or allow overdue Financial Indebtedness, and shall procure that none of the Obligors enter into transactions that result in Financial Indebtedness for such Obligor or allow overdue Financial Indebtedness, without the prior written consent of the Facility Administrator, with the exception of Permitted Financial Indebtedness and indebtedness under the Permitted Bonds. The existence of dividends declared, but which were not paid or subsequently canceled, is not a violation of this Clause 19.8.

19.9	Restructuring and reduction of charter capital

The Borrower shall not restructure or reduce its charter capital, share premium or other capital, and shall procure that none of the Obligors restructure or reduce its charter capital, or other share capital without the prior written consent of the Facility Administrator, except for:

19.9.1	a Permitted Redemption;
19.9.2	a Permitted Reorganization, in which case the Borrower shall ensure that:
(A)

as a result of such Permitted Reorganization, 100% of the shares or participatory interests in the charter capital of each legal entity whose shares or participatory interests in their charter capital were pledged under any Pledge Agreement prior to the start of the Permitted Reorganization procedure remain pledged to the Lenders; and

(b)

within 60 (sixty) calendar days of the completion of such Permitted Reorganization, additional agreements to the existing Pledge Agreements are signed, or new Pledge Agreements are signed, with respect to the shares or participatory interests in the charter capital of the relevant legal entity referred to in subclause (A) above that are acceptable in form and content to the Facility Administrator; and

19.9.3	any reduction in Headhunter Group's share capital.
19.10	Issuing new shares or increasing charter capital

The Borrower shall not increase its charter capital, and shall procure that none of the Obligors issue new shares or increase its charter capital, without the prior written consent of the Facility Administrator, except for:

19.10.1	a Permitted Issue; or
19.10.2	an issue of new shares and an increase in Headhunter Group's share capital.
19.11	Making changes to Constitutional Documents

The Borrower, without the prior written consent of the Facility Administrator, shall not make changes to its constitutional documents, and shall also procure that no Obligor, the shares or participatory interests in the charter capital of which are the subject of the Pledge, without the prior written consent of the Facility Administrator, shall make changes to its constitutional documents, which relate to:

19.11.1	legal form;
19.11.2	name;
19.11.3	share issue procedure;
19.11.4	the amount of charter (share) capital;

19.11.5	solely in relation to Obligors registered and operating in accordance with the legislation of the Republic of Cyprus: the procedure for appointing a new director or secretary;
19.11.6	the procedure for transferring (disposing) shares (participatory interests);
19.11.7	dividend payment procedure;
19.11.8	the scope of rights and obligations granted to members (shareholders);
19.11.9	the procedure for pledging participatory interests (shares) or otherwise encumbering participatory interests (shares); and
19.11.10	the procedure and conditions for the withdrawal and exclusion of a member from the company.
19.12	Dividend payment and redemption of shares or participatory interests
19.12.1

Without the prior written consent of the Facility Administrator, the Borrower shall not announce the payment of dividends or pay dividends, or redeem its participatory interests (unless required by applicable law), and shall procure that none of the Obligors announce the payment of dividends or pay dividends, or redeem its shares or participatory interests (unless required by applicable law), except for the following cases:

(A)	payments of distributable profit by any Obligor or a Group member to the Obligor;
(B)

payment of distributable profit (including in the form of Permitted Redemption) to shareholders of Headhunter Group in an amount not exceeding 100% (one hundred percent) of the Group Adjusted Consolidated Net Profit provided that the Facility Administrator confirms that the Adjusted Leverage including such payment does not exceed 3.0:1; and

(C)

payment by any member of the Group of distributable profit to minority shareholders, provided that similar payments are made to the shareholders (members), which are members of the Group, of such member of the Group in proportion to their participatory interest in the charter capital of such member of the Group.

When making the payments specified in subparagraph (B) above, the Borrower must provide the Facility Administrator, at least 5 (five) Business Days before payment, with a calculation of the Adjusted Leverage and confirmation that on the date of confirmation there is no Default, nor will there be a Default immediately after and as a result of such payment.

19.12.2	For the purpose of this Clause 19.12:

"Group Consolidated Net Profit" has the meaning given in Clause 18.1 (Financial definitions).

"Consolidated Net Debt" has the meaning given in Clause 18.1 (Financial definitions).

"Group Adjusted Consolidated Net Profit" means, as of the last Test Date, the Group Consolidated Net Profit for the Test Period ending on that Test Date, excluding:

(A)	the profits and losses resulting from the revaluation of any asset;
(B)	goodwill impairment;
(C)	depreciation and impairment of the following intangible assets:
(1)	hh trademark;
(2)	hh.ru CV database;
(3)	Headhunter client relations; and

(4)	hh.ru website software;
(D)	non-monetary profits and losses from the Remuneration Plans based on Group Equity Instruments;
(E)	profit tax recorded in the Group Consolidated Net Profit on the non-monetary profits and losses referred to in paragraphs (A) - (D) above; and
(F)	profits and losses from the formation of a deferred retained earnings tax reserve.

"Adjusted Leverage" means, as of the last Test Date, the ratio of Consolidated Net Debt (as of that Test Date) and Dividend Amount to Consolidated EBITDA, calculated based on the Group’s consolidated financial statements for the financial year or for the first financial half-year of the financial year (provided to the Facility Administrator under Clause 17.1.1(A) or (B) as of the Test Date which came not more than 5 (five) months before the date of payment of the distributable profit to the shareholders of Headhunter Group.

"Dividend Amount" is defined as the amount of dividends:

(i)	paid to the shareholders of Headhunter Group during the financial half-year ending on the last Test Date; and
(ii)	to be paid to the shareholders of Headhunter Group during the financial half-year commencing on the day immediately following that Test Date.
19.13	Change of business

The Borrower shall not make significant changes to the main areas of its business activity, and shall procure that none of the Obligors make significant changes to the main areas of their business activity without the prior written consent of the Facility Administrator.

19.14	Existing Commercial Contracts

The Borrower shall procure the continuous validity of the Existing Commercial Contracts or the conclusion of new contracts on similar conditions, where commercially reasonable to do so, no later than one month before the expiration of the Existing Commercial Contracts.

19.15	Taxation

The Borrower shall duly pay taxes and levies into the relevant budgets and make mandatory payments into the extra-budgetary funds of the Russian Federation ("Mandatory Payments"), and shall procure that each of the Obligors duly pays the Mandatory Payments, except for:

19.15.1	Mandatory Payments contested by an Obligor in accordance with the law; and
19.15.2

Mandatory Payments and the costs of disputing them, in respect of which the relevant reserves were created, reflected in the latest financial statements provided to the Facility Administrator in accordance with Clause 17.1 (Financial Statements); and

19.15.3	where non-payment of such Mandatory Payments will not have Material Adverse Effect.
19.16	Pari passu ranking

The Borrower shall procure that its obligations under the Finance Documents have at least the same ranking as its other existing and future unsecured payment obligations, and that each Obligor procures that its obligations under the Finance Documents have at least the same ranking as other existing and future unsecured payment obligations of such Obligor, with the exception of those obligations that have priority as expressly stipulated by law.

19.17	Access
19.17.1

At the request of the Facility Administrator, when there is a Default, or a Default has not been remedied, or when the Facility Administrator has sufficient reason to believe that a Default is possible, the Borrower shall provide (and shall procure that each Obligor provides) the Facility Administrator and (or) its auditors or other professional consultants with ready access to their premises, assets and accounting and tax primary documents (on paper or electronic media), including issuing powers of attorney to relevant persons, as well as arranging a meeting with the management of the Group.

19.17.2

The Borrower shall procure that the Facility Administrator and (or) Lenders are provided with the relevant documents and (or) information and perform other actions required so that the authorised representatives (employees) of the Central Bank of the Russian Federation can inspect (check) the pledged asset under the Pledges at the place of its storage and (or) record and (or) location, and visit the Borrower and each other Pledgor on-site

19.18	Appointment of New Directors
19.18.1

The Borrower shall not carry out and shall not allow, without the Facility Administrator’s prior written consent, any actions that may lead to the election and (or) appointment of new directors and/or secretaries of the Obligors, who are legal persons registered and operating under the laws of the Republic of Cyprus and whose shares are pledged under a Pledge, except when the following documents are provided to the Facility Administrator at the same time as the new directors and (or) secretaries of the said Obligors are appointed:

(A)	in the case of new directors: originals of the following, that are duly signed by the specified directors:
(1)	undated letters of resignation; and
(2)	letters of authority and undertaking; and
(B)	in the case of new secretaries, originals of the following, that are duly signed by the specified secretaries:
(1)	undated letter of resignation; and
(2)	letter of authority and undertaking; and
(3)	undated secretary's confirmation that is addressed to the Department of the Registrar of Companies of Cyprus.
19.18.2

Within 5 (five) Business Days from the date of receipt of a reasonable request of the Facility Administrator, the Borrower shall provide the Facility Administrator with additional information regarding the above-mentioned new directors and/or secretaries regarding their education and (or) relevant experience.

19.19	Further assurance

The Borrower shall, at the request of any Finance Party, at its own expense, carry out any actions and sign any documents, and shall procure that each Obligor, at their own expense, carry out any actions and sign any documents, required to ensure the validity and proper performance of the Finance Documents. In particular, each Borrower, at the request of the Facility Administrator, shall procure, at its own expense:

19.19.1

the issuance of new Independent Guarantees in favour of the Lenders (on terms identical to those of existing Independent Guarantees) and the making of modifications to them or the conclusion of agreements to issue them; and

19.19.2	the conclusion of supplementary agreements to Pledges

on terms acceptable to the Lenders, as well as the performance of all actions required to ensure the validity of such agreements in case of acquisition by any Lender (other than

Lenders that are party to existing Security Documents) of the rights (claims) against the Borrower and (or) obligations to grant the Facility in accordance with the provisions of Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders).

19.20	Conditions subsequent
19.20.1

Within 60 (sixty) days of the date of this Agreement, the Borrower shall provide the Facility Administrator with the originals and duly certified copies (as applicable) of the documents listed in sections 2 and 3 of Part A of Schedule 2 (Conditions Precedent), along with notarized translations into Russian of said documents if they were written in a foreign language and/or provided with an apostille.

19.20.2	The Borrower shall ensure that:
(A)

no later than the Business Day following the day of signing the Borrower Participatory Interest Pledge and the Pledge of Headhunter FSU (Headhunter Group) Shares, Headhunter FSU and Headhunter Group provide the Facility Administrator with updated internal registers of pledges, recording information about the said pledges;

(B)

within 21 (twenty-one) days after the signing of the Borrower Participatory Interest Pledge, Headhunter FSU provides the Facility Administrator with evidence that information about the pledge was submitted to the Cyprus Registrar of Companies; and,

(C)

within 42 (forty-two) says after the signing of the Borrower Participatory Interest Pledge, Headhunter FSU provides the Facility Administrator with a certificate of registration of the pledge issued by the Cyprus Registrar of Companies in each case where this is required under Articles 90 and 99 of the Cyprus Companies Law, Cap. 113.

19.20.3	Within 30 (thirty) days of signing a respective Finance Document, the Borrower shall provide the Facility Administrator with evidence:
(A)

that each Finance Document to which an Obligor registered under the laws of Cyprus is party has been submitted to the Cyprus Stamp Duty Commissioner in order for a decision to be made as to whether stamp duty must be paid on such documents; and

(B)	that stamp duty has been paid on such documents in the amount specified by the Cyprus Stamp Duty Commissioner, or that such documents are exempt from payment of stamp duty.
19.20.4	The Borrower shall ensure that on the date of termination of the relevant Existing Pledges, Headhunter Group and Zemenik provide, with respect to each Headhunter FSU Shares Pledge:
(A)	a blank signed transfer instrument, undated, drawn up in the form set forth in the Headhunter FSU Shares Pledge;
(B)	all share certificates for original shares (as defined in the Headhunter FSU Shares Pledge);
(C)	a signed irrevocable proxy and power of attorney in the name of the Pledge Manager in the form set forth in the Headhunter FSU Shares Pledge;
(D)

a certified copy of a resolution in writing by the Headhunter FSU Board of Directors approving the pledge and transferring shares, drawn up substantially in the form set forth in each Headhunter FSU Shares Pledge;

(E)	a notice of pledge drawn up substantially in the form set forth in the Headhunter FSU Shares Pledge, along with a certified copy of the Headhunter FSU Shares Pledge;

(F)

a certificate drawn up substantially in the form set forth in the Headhunter FSU Shares Pledge, confirming that a memorandum of pledge was made in the register of members of Headhunter FSU, and a certified copy of the register of members of Headhunter FSU;

(G)	a signed and dated waiver by Headhunter Group and Zemenik (as applicable) of their rights of pre-emption, drawn up in the form set forth in the relevant Headhunter FSU Shares Pledge;
(H)	signed, undated resignation letters, duly signed by the directors and secretary of Headhunter FSU, in the form set forth in each Headhunter FSU Shares Pledge;
(I)	signed letters of authority and undertaking, duly signed by the directors and secretary of Headhunter FSU, in the form set forth in each Headhunter FSU Shares Pledge;
(J)

signed, undated confirmation by the secretary, issued by Headhunter FSU, confirming to the Cyprus Department of Registrar of Companies the changes in the officers and shareholders in the event of enforcement of the pledge under the Headhunter FSU Shares Pledge; and

(K)

a copy of the updated internal register of charges of Headhunter Group containing information about the terms of the Pledge of Headhunter FSU (Headhunter Group) Shares in accordance with Article 99 of the Cyprus Law on Companies, Cap. 113.

19.20.5

Within 5 (five) Business Days of signing the Borrower Participatory Interest Pledge, the Borrower shall ensure state registration of the Encumbrance created under the Borrower Participatory Interest Pledge in the Russian Federation Unified State Register of Legal Entities and shall provide the Pledge Manager with evidence of such state registration.

19.20.6

Within 5 (five) Business Days of receiving a request from the Facility Administrator or Pledge Manager, the Borrower at its own expense shall undertake any action and sign any documents, and shall ensure that each Obligor and Pledgor at their own expense undertake any action and sign any documents, required to perfect and register the termination of Encumbrances created under the Existing Pledges.

19.21	Independent Guarantees Indemnity

The Borrower shall, without the prior written consent of the Facility Administrator, refrain from the following actions:

19.21.1	indemnifying any Guarantor for any amounts paid by such Guarantor under or in connection with the relevant Independent Guarantee;
19.21.2	making any changes to any Independent Guarantee agreement.
20.	BANK ACCOUNT OBLIGATIONS
20.1	Direct debit authority
20.1.1

Pursuant to Civil Code Articles 847 and 854 and applicable regulations of the Russian Federation Central Bank, the Borrower hereby gives its irrevocable and unconditional consent to the direct debiting of funds from any of the bank accounts it may hold with the Original Lender, on terms of direct debit authorization, for purposes of performance of the Borrower's obligations under the Finance Documents. The appropriate consent shall constitute the Borrower's prior acceptance and is granted by the Borrower up to the monetary amounts that may be payable by the Borrower under the Finance Documents, allowing partial performance should there be insufficient funds on the Borrower's account.

20.1.2	The Facility Administrator may, without the Borrower's instruction, send a direct debit request based on collection orders, bank orders, payment requests or other documents for funds to be debited from the Borrower's bank accounts opened with the Original Lender in order to perform the Borrower's payment obligations toward the Finance Parties under any Finance Documents that have become due for payment but remain unpaid, while the Original Lender may perform the instructions of the Facility Administrator.

20.1.3

Should there be no funds or insufficient funds in the obligation currency on the Borrower's bank accounts held with the Original Lender, the Borrower hereby instructs the Original Lender to convert funds on the Borrower's bank accounts in a different currency and transfer the funds obtained by such conversion to the Facility Administrator for them to be applied to performance of the Borrower's obligations under the Finance Documents according to the provisions of this Agreement. The Parties agree that the relevant funds conversion will be made by the Original Lender using the Original Lender's internal exchange rate that is applicable as of the date of the relevant operation.

20.1.4

Without prejudice to the limitations prescribed by this Clause 20.1, the Borrower shall, within 10 (ten) Business Days of opening any bank account with the Original Lender, sign an addendum to the relevant bank account agreement granting its consent for the Facility Administrator, without the Borrower's instruction, to direct debit funds for purposes of performance of the Borrower's obligations under the Finance Documents based on collection orders, bank orders, payment requests or other documents, allowing partial performance should there be insufficient funds on the Borrower's account.

20.2	Amounts debited

All funds obtained by the Facility Administrator through the exercise of its right to debit funds under Clause 20.1 (Direct debit authority) shall be applied to performance of the Borrower's obligations toward the Finance Parties under the Finance Documents according to the provisions of this Agreement.

21.	EVENTS OF DEFAULT

Each of the cases, events, or circumstances set out in this Clause 21 (save for Clause 21.18 (Acceleration)) is an Event of Default.

21.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to Finance Documents at the place at and in the currency in which it is expressed to be payable unless:

21.1.1	its failure to pay is caused by:
(A)	administrative or technical error; or
(B)	a Disruption Event; and provided that
21.1.2	payment is made within 3 (three) Business Days from the date of payment.
21.2	Violation of financial covenants

An Obligor does not comply with any covenant under:

21.2.1	Clause 18.3 (Leverage);
21.2.2	Clause 18.4 (Interest cover);
21.2.3	Clause 18.5 (Guarantors' Cover Ratio);
21.2.4	Clause 18.6 (Revenue in accordance with RAS);
21.2.5	Clause 18.7 (Cash receipts); or
21.2.6	Clause 18.8 (Net assets

The Borrower shall ensure that:

32.1.2

as of the end of the second financial quarter of each financial year, and as of the end of each financial year, the net assets of each Obligor registered in the Russian Federation determined on the basis of the financial statements provided under Clause 17.1.1(D),

21.2.7	).
21.3	Other obligations
21.3.1	An Obligor or Pledgor does not comply with any provisions of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and in Clause 21.2 (Violation of financial covenants)).
21.3.2	No Event of Default under Clause 21.3.1 will occur if such failure to comply can be remedied, and is remedied:
(A)	in respect of the obligations contemplated by Clauses 17.1.1(A)–(C) within 30 (thirty) days; or
(B)	in respect of any other provisions of the Finance Documents: within 10 (ten) Business Days,

of the earlier of:

(1)	the date the Facility Administrator sends notice to the Obligor regarding such failure to comply; or
(2)	the date the relevant Obligor becomes aware or should have become aware of the failure to comply.
21.4	Misrepresentation

Any representations made by any Obligor or Pledgor in or in connection with the Finance Documents turns out to be incorrect, untrue or misleading at the time it is made.

21.5	Cross-default
21.5.1	Any member of the Group does not repay any Financial Indebtedness within the prescribed period or during any grace period established in accordance with the terms of the relevant obligation.
21.5.2

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described), or a claim is brought against Headhunter Group under a Placement Indemnity, or a claim is brought against any Obligor under any surety or guarantee provided in accordance with Clause 19.7.2(C).

21.5.3

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). An Event of Default in accordance with this Clause 21.5.3 shall not be deemed to have occurred if such non-compliance can be remedied, and is remedied within 15 (fifteen) Business Days.

21.5.4

No Event of Default will occur under this Clause 21.5 if the total amount of Financial Indebtedness or obligations under the Financial Indebtedness subject to Clauses 21.5.1 – 21.5.3 is at any time less than RUB 150,000,000 (one hundred and fifty million)

21.5.5

An Event of Default shall not be deemed to have occurred pursuant to Clause 21.5.1 above if the relevant default was committed reasonably and in good faith by a Group member acting as a buyer, in the relevant part of the purchase price under a SPA for shares or participatory interests in the company's charter capital, provided that

(A)	the buyer is entitled under the terms of such SPA to reduce the purchase price or receive cash consideration from the seller upon the occurrence of the events specified in the SPA;
(B)	the relevant SPA relates to an asset acquisition transaction financed with funds from Tranche 2; and
(C)	the late payment under the relevant SPA lasts no more than 180 days from the last day of the Utilisation Period under Tranche 2.
21.6	Loss of property

Loss of property in respect of which an Encumbrance has been created under any Pledge.

21.7	Insolvency

The occurrence of any of the following cases or events in relation to any Material Group Member:

21.7.1	any Material Group Member meets the criteria for insolvency in accordance with the Bankruptcy Law;
21.7.2	any Material Group Member meets the criteria for insufficiency of assets in accordance with the Bankruptcy Law;
21.7.3	the financial condition of any Material Group Member gives grounds for bankruptcy prevention measures to be taken in accordance with the Bankruptcy Law;
21.7.4

any Material Group Member meets the criteria or gives grounds for bankruptcy prevention measures to be taken, similar to the criteria and measures specified in Clauses 21.7.1 and 21.7.2, contemplated by any law applicable to such Material Group Member;

21.7.5	any Material Group Member begins negotiations with one or more of its creditors to revise the timeframes for repayment of any of its debts due to actual or expected financial difficulties;
21.7.6	a moratorium is imposed on the settlement of creditors’ claims in respect of any of its debts; or
21.7.7	any Material Group Member meets any other bankruptcy criteria established by the Bankruptcy Law or other law applicable to such Material Group Member.
21.8	Insolvency proceedings

The carrying out of one of the following actions in respect of any Material Group Member:

21.8.1	a bailout and other bankruptcy prevention measures;
21.8.2	the commencement of liquidation or bankruptcy proceedings or the appointment of a liquidation commission or similar body or official;
21.8.3	the filing in court by any Material Group Member of an application to declare such Material Group Member bankrupt;
21.8.4

the filing in court by any creditor of any Obligor of an application to declare such Material Group Member bankrupt or to liquidate it (or any other similar procedure), if the arbitrazh court or other competent court, within 30 (thirty) calendar days from the date of the determination to accept the application to declare the Material Group Member bankrupt, does not issue a determination on refusing to instigate supervision and dismissing the application, a determination on refusing to instigate supervision and terminating proceedings in the bankruptcy case, a determination on returning this application, a determination on terminating proceedings in the bankruptcy case, a decision on refusing to declare bankruptcy or other similar judicial act, which results in the termination of the bankruptcy proceedings or refusal to initiate such proceedings;

21.8.5	the institution of supervision (nablyudeniye), external management (vneshneye upravleniye), financial recovery (finansovoe ozdorovleniye), or bankruptcy management (konkursnoye proizvodstvo);
21.8.6	the appointment of a temporary administrator, administrator, receiver or any other person performing similar functions;
21.8.7	convening a meeting of creditors to consider a settlement agreement;
21.8.8	initiation of any other bankruptcy procedure established by the Bankruptcy Law;
21.8.9

enforcement of any Encumbrance established in respect of any assets of a Material Group Member, if the amount of assets in respect of which such Encumbrance is established exceeds RUB 100,000,000 (one hundred million);

21.8.10	carrying out any other similar procedures under the law on insolvency (bankruptcy) applicable to the relevant Material Group Member.
21.9	Compulsory seizure or restrictions on disposal of property

Freezing orders over, confiscation, other compulsory seizure of property, suspension or restriction of operations on the accounts of any member of the Group with a total value exceeding RUB 100,000,000 (one hundred million) or the equivalent of such amount at the rate of the Central Bank of the Russian Federation on the relevant date.

21.10	Unlawfulness and invalidity
21.10.1	It becomes unlawful for an Obligor or Pledgor to perform any of its obligations under the Finance Documents.
21.10.2	Any Finance Document ceases to be valid and legally binding.
21.10.3	Any Finance Document is deemed not concluded in accordance with the law applicable to such Finance Document.
21.11	Repudiation and rescission of agreements

An Obligor or Pledgor declares its intention to rescind a Finance Document or performs actions aimed at challenging or rescinding a Finance Document, or repudiates it (except for situations where this is permitted by the Finance Documents).

21.12	Cessation of business

Any Obligor suspends or ceases to carry on (or threatens to suspend or cease to carry on) its core business activities.

21.13	Qualified audit opinion

Auditors of the Group issue a qualified opinion with respect to any audited financial statements.

21.14	Judicial and administrative proceedings
21.14.1	The commencement of any judicial, administrative, arbitrazh or arbitration proceedings aimed at challenging of:
(A)	the Finance Documents;
(B)	any rights of the Finance Parties based on the Finance Documents; or
(C)	transactions under the Finance Documents.
21.14.2

A court, arbitrazh court or arbitration court (including international arbitration) accepts for consideration any claim in respect of a member of the Group or its assets, for a total amount that, together with the amount of other claims brought against such member of the Group (or its assets) or against other members of the Group (or their assets) accepted for consideration by a court, arbitrazh court or arbitration court (including international arbitration), exceeds RUB 150,000,000

(one hundred and fifty million) or the equivalent of this amount in another currency at the exchange rate of the Central Bank of the Russian Federation on the date on which the claim was filed.

21.14.3

The coming into force of decisions of a court, arbitrazh court or arbitration court (including international arbitration) in respect of a member of the Group or its assets for the recovery of funds or other assets from such member of the Group for a total amount that, together with the amount of other decisions of a court, arbitrazh court or arbitration court (including international arbitration) that have come into force, which relate to such member of the Group (or its assets) or other members of the Group (or their assets) exceeds RUB 100,000,000 (one hundred million) or its equivalent in another currency at the exchange rate of the Central Bank of the Russian Federation.

21.15	Expropriation

Limiting the ability of any member of the Group to conduct its business activities as a result of:

21.15.1

deprivation or restriction of title, nationalisation, requisition, confiscation, expropriation or other forced alienation of property, the total book value of which exceeds, together with other property of such member of the Group and property of any other member of the Group that was nationalised, requisitioned, confiscated, expropriated or otherwise forcibly alienated, RUB 75,000,000 (seventy-five million); or

21.15.2

a ban or other intervention committed by a government body in respect of any member of the Group (including, inter alia, the dismissal of the sole executive body, the collegial executive body or any other management body of any member of the Group).

21.16	Intellectual Property
21.16.1	The full or partial termination, suspension, or revocation of rights to any Intellectual Property;
21.16.2

The imposing of any restrictions on the terms of use or additional requirements in relation to any Intellectual Property, except where agreements under a non-exclusive or exclusive license in respect of Intellectual Property are entered into between members of the Group;

21.16.3	The expiration and refusal to extend the rights to any Intellectual Property largely under the same conditions; or
21.16.4	The creation of an Encumbrance in respect of any Intellectual Property,

in each case, with the exception of the disposal of any Intellectual Property owned by a Group member, in the event of disposal in favour of non-members of the Group, of all shares or participatory interests in the charter capital of such Group member (which owns the relevant Intellectual Property) owned by Group members, if such disposal is permitted by the terms of this Agreement.

21.17	Material Adverse Effect

The occurrence of Material Adverse Effect.

21.18	Acceleration

Upon the occurrence of any Event of Default and at any time after the occurrence of any Event of Default that is continuing:

21.18.1	the Facility Administrator shall send a notification to the Borrower after receiving the Consent of the Majority Lenders, in which it will:
(A)	state the Lenders’ refusal to grant funds within the Total Commitments (including the Amount Payable by the Lenders, if any, at the relevant time),

whereupon the Lenders’ obligation to grant the Facility to the Borrower shall cease; and (or)

(B)

set out the Lenders’ demand against the Borrower for immediate early repayment of the Facility Outstanding or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(C)

notify the Borrower that the Lenders are aware of the Event of Default and reserve the right to demand that the Borrower immediately repay the Facility or any part thereof, including accrued interest, fees and any other amounts due to the Finance Parties under the Finance Documents; and (or)

(D)	notify the Borrower that the Lenders reserve the right to enforce the pledged property under the Pledges, or to file claims under the Independent Guarantees.
21.18.2

The Lenders shall enforce the pledge in accordance with the relevant Pledge. The property received by the Lenders from the enforcement of the pledge under the Pledges shall be transferred into the Lenders' shared ownership in the amount corresponding to their Proportional Shares.

21.18.3

The funds received by the Lenders from the enforcement of the property pledged under the Pledges and/or its subsequent sale in accordance with Clause 21.18.2, and which remained after indemnification for the enforcement costs of the Lenders, the Facility Administrator, and the Pledge Manager and payment of other mandatory payments, shall be transferred into the Account of the Facility Administrator, and then distributed by the Facility Administrator between the Lenders according to their Proportional Shares.

For the purposes of this Clause 21.18, an Event of Default shall be considered continuing from the time such event occurs until the Borrower receives notification from the Facility Administrator that the Majority Lenders have agreed not to exercise their rights under this Clause 21.18 due to the occurrence of such event or circumstance.

22.	FACILITY SECURITY
22.1	Pledges
22.1.1	Each Lender hereby confirms that it is familiar with the content of each Pledge and approves its signature by the Pledge Manager.
22.1.2	The Parties confirm that this Agreement (in the appropriate part thereof) constitutes, inter alia, a pledge management agreement. The Parties agree that a Lender may act as the Pledge Manager.
22.2	Status of the Lenders and appointment of a Pledge Manager
22.2.1

The Parties hereby acknowledge and agree that all the Lenders, the Facility Administrator, and the Pledge Manager that is also a Lender, have shared claims toward the Borrower and, under Civil Code Article 335[1], constitute joint and several co-pledgees under the Pledges enjoying equal-seniority rights.

22.2.2

Pursuant to Civil Code Article 356, each Lender (except the Lender acting as the Pledge Manager) and the Facility Administrator hereby instruct the Pledge Manager to conclude, on behalf and in the interests of the Finance Parties, Pledges with the Pledgors (including modifications and addendums to such Pledges that have been approved by the Consent of all lenders), to sign all documents required for registration of the appropriate Pledges, encumbrances arising from the appropriate Pledges, and assignment of rights under the appropriate Pledges, and for the sending of notices to a notary public, notices of pledge creation, notices of pledge modification, and notices of deletion of information concerning a pledge (except those actions that, under applicable law or the Finance Documents, should be undertaken by the relevant Pledgor), and to exercise all the rights and perform all the duties of pledgee under such Pledges.

22.2.3

The Parties acknowledge and agree that the Pledge Manager, by concluding the appropriate Pledges on behalf of the Lenders, and by exercising the rights and performing the duties of pledgee under the Pledges, is exercising the pledgee's rights solely in the interests of all the Lenders constituting such at any point in time, until the Borrower has performed its obligations in full under the Finance Documents in the manner prescribed herein. The assignment of rights by an Existing Lender to a New Lender (in the context of Clause 23.2 (Assignment of Rights and Transfer of Obligations by the Lenders)) shall not affect the rights and obligations of the Pledge Manager and the Lenders prescribed herein.

22.2.4

The Lenders hereby undertake not to independently exercise their rights and perform their duties as pledgees, including not to make claims against the Borrower and not to foreclose on the Borrower's assets and property, except if this pledge management agreement is terminated under Civil Code Article 356(5). At the same time, the Lenders and the Borrower agree to perform, at the Pledge Manager's request, all necessary actions (including participation in court hearings as co-claimants) and sign and issue to the Pledge Manager all necessary documents, including powers of attorney, that in the Pledge Manager's reasonable opinion are required by law and/or a court for the Pledge Manager to exercise the rights and perform the duties prescribed by the Finance Documents.

22.2.5

The Pledge Manager's exercise of the rights and performance of the duties of pledgee under the respective Pledges shall not prevent the Pledge Manager from performing any banking operations with the Borrower, including maintaining bank accounts, providing loans, and inviting deposits. If the Pledge Manager is also a Lender hereunder, then it shall have the same rights and obligations under the Finance Documents as any other Lender, and may exercise those rights and perform those obligations as if it were not the Pledge Manager.

22.2.6

The Pledge Manager shall bear no liability for its acts or omissions toward the Lenders (other than the Lender acting as the Pledge Manager) if it acts or fails to act in accordance with the Consent of the Majority Lenders or all the Lenders.

22.2.7

The Pledge Manager shall bear liability toward the Parties (other than the Lender acting as the Pledge Manager) solely for direct, judicially proven losses caused by the Pledge Manager willfully or through gross negligence.

22.2.8

The Lenders (other than the Lender acting as Pledge Manager) and the Pledge Manager hereby confirm that the Pledge Manager shall perform its functions without being granted power of attorney and independently of the grant of such power of attorney.

22.3	Pledge Manager's rights and obligations
22.3.1

The Pledge Manager shall, on behalf and in the interests of the Lenders, conclude as pledgee the relevant Pledges, including any modifications and supplements thereto, prescribed herein or approved by the Consent of the Majority Lenders, with the Borrower and third parties, and shall exercise all the rights and perform all the duties of pledgee under such Pledges according to the terms hereof. In particular, the Pledge Manager shall take the steps required to effect registration of the relevant Pledges and encumbrances arising out of the relevant Pledges, and the sending of notices to a notary public, notices of pledge creation, notices of pledge modification, and notices of deletion of information concerning a pledge (except those actions that, under applicable law or the Finance Documents, should be undertaken by the Borrower or relevant Pledgor) within the time periods specified herein.

22.3.2	Immediately following the acquisition by any Lender other than the Original Lender of rights or obligations under the Finance Documents as described in Clause 23.2

(Assignment of Rights and Transfer of Obligations by the Lenders), the Pledge Manager shall take the steps required to effect registration of the pledge management agreement contained herein, and/or send notice to a notary public that that the pledge management agreement contained herein has been signed, and shall take other action required to register the Lenders as joint and several copledgees under the Pledges.

22.3.3

The Pledge Manager may at its discretion exercise any pledgee rights prescribed by the relevant Pledges other than the right to foreclose on the property pledged thereby, which may be exercised solely on the basis of Consent by the Majority Lenders that specifies the judicial or non-judicial foreclosure procedure and defines how the pledged property will be sold.

22.3.4

The Pledge Manager shall foreclose on pledged property in the manner prescribed by the relevant Pledge. Property obtained by the Pledge Manager in the Lenders' interest through foreclosure on the pledged property under the Pledges, plus any insurance indemnities paid out on property pledged under the Pledges, shall become owned in common by the Lenders according to the Proportional Share of each Lender.

22.3.5

The funds obtained by the Pledge Manager through foreclosure on property pledged under the Pledges, insurance indemnity payments with respect to the property pledged under the Pledges, and/or its subsequent sale as described in Clauses 22.3.3 and 22.3.4, and which are left over after reimbursement of the Pledge Manager's foreclosure costs and payment of other mandatory payments, shall be credited to the Pledge Manager's Bank Account and then distributed by the Pledge Manager among the Finance Parties in proportion to their pledge-secured claims, and among the Lenders according to the Proportional Share of each Lender.

22.4	Replacement of Pledge Manager
22.4.1

The Lenders may, and, if the Pledge Manager meets the bankruptcy criteria, or if a bankruptcy petition has been filed in court against the Pledge Manager, or if an application has been filed for liquidation of the Pledge Manager, or if the Pledge Manager's banking license has been revoked, the Lenders shall, with the Majority Lenders' Consent, terminate the Pledge Manager's authority as of the date stated in the Majority Lenders' Consent and select a candidate from among the Lenders to become the new Pledge Manager (the "New Pledge Manager"). Each Lender and the Borrower hereby consent to replacement of the Pledge Manager by a New Pledge Manager according to the provisions of this Clause 22.4.

22.4.2

The Pledge Manager may unilaterally renounce its authority as pledge manager provided it notifies each Lender and the Facility Administrator at least 30 (thirty) days prior to the proposed date of termination of the Pledge Manager's authority. By Consent of the Majority Lenders, the Lenders shall select a candidate to become the New Pledge Manager no later than the proposed date of termination of the Pledge Manager's authority.

22.4.3

The Lenders shall ensure that the New Pledge Manager takes up the pledge manager duties referred to in Clause 22.3 (Pledge Manager's rights and obligations) starting on the date the Pledge Manager's authority terminates. The Pledge Manager shall at its own expense sign and hand over the documents it possesses that the New Pledge Manager may reasonably require in order to act as Pledge Manager under the Pledges.

22.4.4

The Parties agree that the New Pledge Manager shall become a party to this Agreement as pledge manager starting on the date of its appointment by the Lenders with the Consent of the Majority Lenders, unless such Consent prescribes another date. If necessary, the Facility Administrator may require the Parties to conclude an amendment hereto and, where prescribed by applicable law, of an amendment to the Pledges. On the occurrence of the relevant date, all mention of

"Pledge Manager" herein shall refer to the New Pledge Manager. For the avoidance of doubt, the appointment of a New Pledge Manager hereunder shall not constitute termination of the pledge management agreement in the context of Clause 22.2.4.

22.4.5

As of the date the New Pledge Manager is appointed, it shall open a new nominal account in favour of the Finance Parties as beneficiaries of such account, and shall notify the Borrower and the Finance Parties that the Pledge Manager Account has changed.

22.4.6

The Parties agree that the provisions herein concerning the Pledge Manager's rights and obligations may be modified by an addendum entered into by the Borrower, the Facility Administrator, the Pledge Manager, and the Lenders (other than the Lender acting as the Pledge Manager). Before such addendum is signed, its content shall be approved by the Majority Lenders' Consent, which may empower a single Lender to sign such addendum with the Pledge Manager on behalf and in the interests of all the Lenders (other than the Lender acting as the Pledge Manager). The Lenders shall provide the documents and powers of attorney required for a single Lender to sign such addendum on behalf of all the Lenders (other than the Lender acting as the Pledge Manager).

23.	CHANGES TO THE PARTIES
23.1	Assignment by the Borrower

The Borrower does not have the rights to assign its rights or transfer obligations under the Finance Documents without the prior consent of all Lenders.

23.2	Assignment of Rights and Transfer of Obligations by the Lenders
23.2.1

A Lender ("Existing Lender") is entitled at any time to fully or partially assign its rights and (or) transfer the obligations under the Finance Documents to the following persons without the consent of the Borrower and other Lenders:

(A)	another Lender;
(B)	its Affiliate;
(C)	the Central Bank of the Russian Federation, and also in the subsequent assignment by the central bank or other similar body of its rights and (or) the transfer of obligations to any person;
(D)	a Russian bank or a Russian credit or financial organisation included in the list of banks contained in Schedule 9 (List of Russian banks); or
(E)	any reputable foreign credit or financial organisation,

in any case, with the exception of any person in respect of which the Borrower has submitted a confirmation acceptable to the Facility Administrator (with reference to the applicable legislative acts) confirming that such person is subject to sanctions restricting the Pledgors or their Affiliates from entering into or maintaining relations with such person ("Sanctioned Person").

23.2.2

Where there is no Default, an Existing Lender has the right at any time to fully or partially assign its rights and (or) to transfer the obligations under the Finance Documents to other persons not mentioned in Clause 23.2.1, provided that such person is not a Sanctioned Person, and subject to receipt of the prior written consent of the Borrower, while the Borrower cannot unreasonably and without grounds refuse to provide or delay provision of such consent.

23.2.3

For the purposes of this Clause 23.2, "New Lender" means a person to which an Existing Lender fully or partially assigns its rights and (or) transfers obligations under the Finance Documents referred to in sub-paragraphs (A) – (E) of Clause 23.2.1 or in Clause 23.2.2.

23.2.4	If:
(A)	any Default has occurred and is continuing for 10 Business Days; or
(B)	any Event of Default has occurred and is continuing,

the Borrower's consent to the assignment of rights and (or) the transfer of obligations of an Existing Lender is not required, except in cases where the prospective New Lender is a Sanctioned Person. For the purposes of Article 388 of the Civil Code, each Obligor hereby confirms that for the purposes of this Clause 23.2 the identity of the Lenders is not material to it.

23.2.5

In the event of the assignment by an Existing Lender of its rights and the transfer of its obligations to a New Lender in accordance with this Agreement, the Borrower hereby gives its prior consent to the simultaneous transfer to the New Lender of the relevant obligations of the Existing Lender (transfer of debt), if any.

23.3	Procedure for assignment of rights and transfer of obligations
23.3.1

The assignment of rights and (or) the transfer of debt shall be carried out by a Lender Rights Assignment Agreement between the Existing Lender, the New Lender and the Facility Administrator, and shall come into effect on the date of signature of the Lender Rights Assignment Agreement, unless otherwise expressly contemplated by the Lender Rights Assignment Agreement.

23.3.2

No later than 5 (five) Business Days before the date of the proposed signing of the Lender Rights Assignment Agreement, the Existing Lender must notify the Facility Administrator in writing of the proposed assignment of rights and/or transfer of the debt indicating the name of the New Lender. No later than the next Business Day after receiving the above notification from the Existing Lender, the Facility Administrator shall send a copy of this notification to the Borrower.

23.3.3

If within 10 (ten) Business Days after receiving the notification specified in Clause 23.3.2 the Borrower has not provided the Facility Administrator with confirmation (containing a reference to the relevant legislative acts) confirming that this New Lender is a Sanctioned Person, on the date of signature of the Lender Rights Assignment Agreement:

(A)	the Existing Lender shall assign to the New Lender the rights of the Existing Lender in the amount in accordance with the Lender Rights Assignment Agreement;
(B)	the New Lender shall assume the obligations of the Existing Lender transferred to it in the amount in accordance with the Lender Rights Assignment Agreement;
(C)	the Existing Lender shall be released from its obligations to the extent that these obligations have been assumed by the New Lender; and
(D)	the New Lender shall become the Lender under this Agreement and will be bound by the terms of this Agreement as the Lender.
23.3.4	From the date of signature of any Lender Rights Assignment Agreement, reference in this Agreement to the Lender includes any New Lender.
23.3.5

On the date of signature of a Lender Rights Assignment Agreement, the New Lender shall pay the Facility Administrator a fee of RUB 10,000 (ten thousand), as well as VAT, included as a separate line, and calculated based on the current tax rate under the law of the Russian Federation on taxes and levies, for the services of the Facility Administrator under this Agreement.

23.3.6

The Facility Administrator shall notify the Obligors in writing immediately after signature of a Lender Rights Assignment Agreement about the assignment of rights and (or) transfer of obligations under this Agreement, and shall send a copy of the signed Lender Rights Assignment Agreement to each Obligor.

23.4	Interest payment on assignment
23.4.1

Interest on the Facility Outstanding, default interest and fees in respect of the Proportional Share of the Existing Lender accrued prior to the date of signature of the Lender Rights Assignment Agreement (including the date of signature) and received from the Borrower ("Accrued Amounts"), as well as other payments specified in the Lender Rights Assignment Agreement, shall be paid by the Facility Administrator to the Existing Lender on the closest Interest Payment Date after the date of signature of the Lender Rights Assignment Agreement;

23.4.2	The rights assigned by the Existing Lender to the New Lender will not include the right to claim Accrued Amounts; and
23.4.3

The New Lender will receive the amount of interest accrued on the Facility Outstanding in respect of the Proportional Share of the New Lender for that part of the Interest Period that comes after signature of the Lender Rights Assignment Agreement (excluding the date of signature) and ends on the end date of the relevant Interest Period.

23.5	Limitation of liability of Existing Lenders
23.5.1	None of the Existing Lenders shall make any representations or assume any obligations to a New Lender for:
(A)	the financial position of an Obligor or Pledgor;
(B)	the compliance or fulfilment by any Obligor of its obligations under the Finance Documents or any other documents; or
(C)	the correctness of the information contained in any Finance Document.
23.5.2

Each New Lender confirms to the Existing Lender, other Finance Parties and each Obligor that it has studied all the Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign the Lender Rights Assignment Agreement.

23.6	Security over Lenders' rights

Each Lender may, without the consent of the Obligor or another Finance Party, pledge or create another Encumbrance in favour of any person that is not a Sanctioned Person for all or part of its rights under any Finance Document in order to secure the obligations of such Lender, provided that such Lender continues to fulfil its obligations under the Agreement.

23.7	Restriction on assignment of rights and transfer of obligations to a Sanctioned Person

The assignment of any rights, the transfer of any obligations, the pledging or creation of any Encumbrance in favour of a Sanctioned Person is invalid.

24.	FINANCE PARTIES
24.1	Lenders’ decision making
24.1.1

The Lenders hereby agree that in the cases expressly contemplated by this Agreement or other Finance Documents, the Lenders may exercise their rights under this Agreement or perform any actions solely with the consent of the Majority Lenders or all Lenders ("Consent").

24.1.2

The Lenders shall take a decision on granting Consent by holding a vote, the procedure for which is established by this Clause 24.1. In this case, the provisions of Chapter 9[1] (Decisions of Meetings) of the Civil Code shall not apply.

24.1.3	In all cases, when the Lenders vote for the purpose of the Finance Documents the vote of each Lender is equal to its Proportional Share.

24.1.4

The Facility Administrator, either on its own initiative or at the request of any of the Lenders or the Borrower, shall inform all the Lenders (except the Lender that is the Facility Administrator) about the issue put to a vote ("Issue put to a Vote") by sending a notice containing a description of the Issue put to a Vote, and other information deemed necessary by the Facility Administrator ("Notice of Voting"). The Notice of Voting must indicate the deadline by which the Lenders have to send notices containing the voting results of each of the Lenders regarding the Issues put to a Vote ("Lender Decision Notice"). This deadline may not be less than 5 (five) Business Days, except when the circumstances of the Issues put to a Vote are such that the voting of Lenders needs to take place sooner.

24.1.5

The Lender Decision Notice must be signed by an authorised person of the relevant Lender and contain the Lender’s unequivocal answer as to whether such Lender votes for or against the granting of Consent on each of the relevant Issues put to a Vote. The Facility Administrator is not obliged to verify the authority of the person who signed the Lender Decision Notice, and has the right to presume that such person was authorised unless the relevant Lender notified the Facility Administrator prior to the date on which the relevant Lender Decision Notice was sent that such person is not an authorised representative of the relevant Lender.

24.1.6

If any Lender (other than the Lender that is the Facility Administrator) did not send the relevant Lender Decision Notice within the deadline specified in the Notice of Voting, the Facility Administrator shall consider that such Lender voted against the granting of Consent on the relevant Issues put to a Vote.

24.1.7

After the deadline for sending the Lender Decision Notice established by the relevant Notice of Voting, the Facility Administrator shall determine the number of votes of the Lenders in favour of granting Consent on each of the relevant Issues put to a Vote within 5 (five) Business Days, and shall send a notice to the Lenders and the Borrower containing the voting results on each of the Issues put to a Vote ("Voting Results Notice").

24.1.8

If, in accordance with the provisions of the Finance Documents, the Consent on an Issue put to a Vote requires the votes of the Majority Lenders (but not all Lenders), the Facility Administrator shall (regardless of the expiration of the deadline established in the relevant Notice of Voting) send a Voting Results Notice within 5 (five) Business Days after receipt of the Lender Decision Notices, from which it follows that the Majority Lenders voted in favour of granting such Consent or, that Lenders, the votes of which are sufficient to prevent the Majority Lenders from granting such Consent, voted against granting such Consent.

24.1.9

If the Lenders whose votes are sufficient to provide such Consent in accordance with the Finance Documents, voted in favour of granting the Consent, such Consent shall be deemed to have come into effect at the time when the Facility Administrator sends the Voting Results Notice, unless a later date is specified in the corresponding Voting Results Notice.

24.1.10	The Notices of Voting, Lender Decision Notices and Voting Results Notices shall be sent by email and/or by fax to the email addresses or fax numbers indicated in Clause 26.2 (Addresses).
24.1.11	Unless otherwise expressly stipulated by a Finance Document, any Consent granted in the manner contemplated by this Clause 24.1 shall be binding on all the Finance Parties.
24.1.12

For the avoidance of doubt, the Lenders hereby authorise the Facility Administrator, and the Facility Administrator agrees, to act with the prior consent of the Majority Lenders or all Lenders on the basis of the relevant Consent of the Majority Lenders or all Lenders in cases where such Consent is expressly stipulated by this Agreement.

24.1.13	The Facility Administrator has the right to refrain from acting on the basis of instructions of the Majority Lenders (or, where applicable, all Lenders) until it received indemnity against any costs, losses or liabilities (together with any accompanying VAT), which it may incur in complying with these instructions.

24.1.14

In the absence of instructions from the Majority Lenders (or, where applicable, all Lenders), the Facility Administrator has the right to take actions (or refrain from taking actions) that it views as being in the Lenders’ interests.

24.1.15	The Facility Administrator shall only be liable to the Parties for direct losses proven in court, caused by the Facility Administrator intentionally or as a result of gross negligence.
24.2	Appointment of the Facility Administrator
24.2.1

The Parties agree that a Lender may perform the functions of a Facility Administrator. Each Finance Party (with the exception of the Lender that performs the functions of the Facility Administrator) hereby appoints the Facility Administrator as its agent and instructs it to perform the actions contemplated by the Finance Documents on behalf of and at the expense of that Finance Party.

24.2.2

For the avoidance of doubt, the Parties confirm that the Lender acting as the Facility Administrator has the same rights and obligations under the Finance Documents as any other Lender, and has the right to exercise these rights, including the right to vote when Consents are provided, and to fulfil the obligations as if it were not a Facility Administrator.

24.2.3

The performance by the Facility Administrator of its obligations under the Agreement does not prevent the Facility Administrator from executing any banking operations with any member of the Group, including maintaining bank accounts, granting loans and attracting deposits.

24.2.4

If the indemnification received from the Obligors does not cover the amount of expenses or losses incurred by the Facility Administrator as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, the Facility Administrator has the right to file a claim against the Lenders (except for the Lender acting as the Facility Administrator) and each Lender (except for the Lender acting as the Facility Administrator) shall, within 10 (ten) Business Days from date on which the Facility Administrator's claim was filed, indemnify it in the amount corresponding to the Lender’s Proportional Share, for any documented expenses or losses incurred by the Facility Administrator (except in the event of the Facility Administrator's gross negligence or wilful misconduct) as a result of acting as the Facility Administrator in accordance with the terms of the Finance Documents, to the extent not covered by the amount of indemnification received from any Obligor.

24.2.5	The Facility Administrator shall not be liable to the Lenders for its actions (or omissions), if it acts (or does not act) in accordance with the Consent of the Majority Lenders or all Lenders.
24.2.6	The Facility Administrator shall only be liable to the Lenders for losses caused by the Facility Administrator intentionally or as a result of gross negligence.
24.2.7

When the terms of the Agreement do not require the Consent of the Majority Lenders or all Lenders, the Facility Administrator shall act (or refrain from acting) at its own discretion in the best interests of the Lenders.

24.3	Duties of the Facility Administrator
24.3.1

Subject to Clause 24.3.2, each Finance Party (with the exception of the Facility Administrator) instructs the Facility Administrator, while the Facility Administrator agrees, to perform the following actions:

(A)	keep records of the Cash provided to the Borrower by each of the Lenders in accordance with this Agreement;

(B)

receive any payments due to the Finance Parties from the Obligors under this Agreement into the Facility Administrator's Account, and transfer the amounts received from the Obligors to the relevant Finance Party in accordance with the terms of this Agreement;

(C)

receive any Facility amounts from the Lenders into the Facility Administrator's Account, and transfer the Facility amounts received from the Lenders to the Borrower in accordance with the terms of this Agreement;

(D)	notify the Borrower and Lenders about the interest rate for each Interest Period;
(E)

sign, on behalf of all the Finance Parties, amendments to this Agreement, as well as any consents, confirmations, waivers and other documents contemplated by this Agreement, on the terms agreed in the Consent of the Majority Lenders or all Lenders, depending on the nature of the changes, consents, confirmations, waivers or other documents;

(F)	inform the Lenders of the Borrower's fulfilment (or non-fulfilment) of the conditions precedent for submitting a Utilisation Request under this Agreement;
(G)

provide the Parties and (or) other persons contemplated under this Agreement with documents and information received from the Borrower and third parties (including, inter alia, sending to the relevant Party an original or a copy of any document received by the Facility Administrator from any other Party to be forwarded to this Party), however the Facility Administrator is not obliged to examine or verify the correctness, accuracy or completeness of such documents and information;

(H)

notify the Finance Parties of the receipt of a communication from any Party containing a description of an event or circumstance and a statement to the effect that such an event or circumstance constitutes Default;

(I)	inform the Lenders that the Facility Administrator has received the Borrower's request for a waiver under this Agreement;
(J)	arrange the granting of Consents by the Majority Lenders or all Lenders at its own initiative or at the request of the Majority Lenders;
(K)

keep a register of all Parties (with the addresses, contact details of all Lenders at any time and the Proportional Share of each Lender) and provide a copy of this register for information purposes upon the request of any Party;

(L)

notify the Lenders if an Obligor has failed to pay any amount of the Facility Outstanding, interest, fees or other amounts payable to any Finance Party (other than the Facility Administrator) under the Finance Documents;

(M)

in the event of the Facility Administrator's resignation, transfer to the New Facility Administrator (defined in Clause 24.4.4) all documents received by the Facility Administrator from the Parties, or created by the Facility Administrator in the process of fulfilling its duties; and

(N)

perform all other actions (or refrain from actions) which are contemplated by this Agreement and other Finance Documents or are required for the Lenders to exercise their rights under this Agreement or other Finance Documents after having obtained the relevant Consent of the Majority Lenders or all Lenders, depending on the circumstances.

24.3.2

The Facility Administrator has the right not to exercise any rights and authority granted in accordance with Clause 24.3.1 if the Consent of the Majority Lenders or all Lenders is required to exercise such rights and authority in accordance with the terms of this Agreement, and the Facility Administrator had not received such

Consent of the Majority Lenders or all Lenders in the manner prescribed by this Agreement.

24.4	Resignation of the Facility Administrator
24.4.1

The Facility Administrator has the right, after having notified the other Finance Parties and the Obligors not less than fifteen (15) days in advance, to refuse to discharge the duties of the Facility Administrator, subject to the provisions of paragraph 7 of Article 8 of the Syndicated Loan Law. In this case, the Majority Lenders (after consultation with the Borrower) are entitled to appoint the Facility Administrator’s successor no later than the proposed date on which the Facility Administrator shall resign.

24.4.2

The resigning Facility Administrator shall, at its own expense, provide the Facility Administrator's successor with the documents available to the Facility Administrator, as well as provide the assistance that the Facility Administrator's successor may reasonably require in order to act as the Facility Administrator under the Finance Documents.

24.4.3

In the event that the Facility Administrator’s banking license is revoked (1) the authority of the Facility Administrator shall automatically terminate from the date of the banking license's revocation, and (2) the Facility Administrator or any Lender that has received information about the revocation of the Facility Administrator's banking license, shall notify the other Parties ("License Revocation Notice”) during the Business Day following the day when the Facility Administrator or relevant Lender received information about the revocation of the Facility Administrator’s banking license.

24.4.4

In the event of the resignation of the Facility Administrator or the termination of its powers at the initiative of the Lenders, the Lenders, with the Consent of the Majority Lenders, shall appoint a new Facility Administrator from among the Lenders (the "New Facility Administrator"), and each Finance Party and the Borrower hereby confirm their consent to such possible appointment. At the request of the Facility Administrator, the Borrower shall provide the written consent of each other Obligor to such possible appointment of the New Facility Administrator. In the Consent, the Lenders shall determine the date of termination of the authority of the Facility Administrator, and the procedure whereby the New Facility Administrator shall send a notice of the termination of the authority of the Facility Administrator to the other Parties ("Notice of Termination of Authority"). Moreover, in the event of the resignation of the Facility Administrator, its authority will automatically terminate 15 (fifteen) days after the Facility Administrator has sent the notice in accordance with Clause 24.4.1, unless an earlier date is stipulated by the Consent of the Lenders or the Facility Administrator does not agree to a later date of termination of its authority.

24.4.5

The Parties agree that the New Facility Administrator will become a party to this Agreement as the Facility Administrator after the adoption of the Consent of the Majority Lenders on the appointment of a New Facility Administrator, from the date of signature of an agreement on making the relevant changes to this Agreement, unless another date is specified in this agreement (the "Date of Accession of the New Facility Administrator"). Thereafter, any reference to the Facility Administrator in this Agreement will refer to the New Facility Administrator.

24.4.6

From the Date of Accession of the New Facility Administrator, the New Facility Administrator must ensure that a new account is opened and notify the Borrower and the Finance Parties that the Facility Administrator's Account has been substituted within 5 (five) Business Days from the Date of Accession of the New Facility Administrator.

24.4.7

From the date of termination of the authority of the Facility Administrator to the Date of Accession of the New Facility Administrator, the Parties hereby agree that the Lender with the largest Proportional Share or, in the absence of such, the Lender appointed by the Consent of the Majority Lenders, shall act as temporary Facility Administrator under the Agreement ("Temporary Facility Administrator").

24.4.8

The Parties agree that from the date of receipt by the Borrower of the Notice of Termination of Authority or of the License Revocation Notice to the Date of Accession of the New Facility Administrator, the Borrower shall procure that it and also the other Obligors make all payments provided for in this Agreement to the account of the Temporary Facility Administrator, whose details must be provided by the Temporary Facility Administrator to the Borrower on the first day on which it exercises the authority of facility administrator under this Agreement.

24.4.9

If the Facility Administrator, whose authority has been terminated for any reason, receives any payments from the Parties, it undertakes, subject to the requirements of the applicable law, to transfer such payments to the Temporary Facility Administrator on the same Business Day, so that the relevant amounts can then be transferred to the Party to which they are owed.

24.5	Arranger

The Arranger does not bear any obligations in relation to other Parties, unless this is expressly stipulated in the Finance Documents.

25.	PAYMENT MECHANISM
25.1	General Provisions

The Borrower shall procure that it, as well as each other Obligor, make payments in accordance with the provisions of this Clause 25.

25.2	Payments to the Facility Administrator

Unless otherwise expressly stipulated in this Agreement, on each date on which an Obligor or Finance Party must make a payment to a Party under the terms of a Finance Document, such Obligor or Finance Party must transfer the relevant amount into the Facility Administrator's Account (unless the context of a Finance Document otherwise requires) with valuation on the date of the payment due date. All payments to be made by an Obligor under a Finance Document must be transferred into the Facility Administrator's Account no later than 17:00. Payments of an Obligor that are received into the Facility Administrator’s Account later than the specified time shall be considered received on the following Business Day.

25.3	Distribution of funds by the Facility Administrator
25.3.1

The funds received by the Facility Administrator from an Obligor in fulfilment of its obligations to the Lenders under a Finance Document, as well as those received from the Facility Administrator as a result of enforcement under Security Agreements, shall be distributed among the Lenders according to each Lender's Proportional Share.

25.3.2

Each amount of funds transferred into the Facility Administrator's Account for another Party shall be transferred by the Facility Administrator no later than 11:00 of the next Business Day to the Party for which this amount of funds was intended, into an account whose details shall be provided to the Facility Administrator by the relevant Party at least 5 (five) Business Days before the payment date. The Facility Administrator shall transfer this amount to the relevant Party after it has determined that it has received the required amount in full.

25.4	Partial payments

If the Facility Administrator receives an amount that is not sufficient to fully repay all amounts payable by an Obligor under the terms of the Finance Documents at the relevant time, the Facility Administrator shall use that amount to repay that Obligor’s obligations under the Finance Documents in the following order of priority, unless otherwise provided by law:

25.4.1	firstly, to indemnify the Finance Parties for the expenses incurred in connection with the enforcement of their claims against the Obligor;
25.4.2	secondly, for the payment of accrued interest on the Facility Outstanding;
25.4.3	thirdly, to repay the Facility Outstanding owed on the relevant date;
25.4.4	fourthly, for the payment of fees due to the Finance Parties;
25.4.5	fifthly, for the payment of accrued default interest; and
25.4.6	sixthly, for the payment of any other amounts due from the Obligor under the terms of the Finance Documents.
25.5	Payments not through the Facility Administrator

The Obligor's transfer of any funds towards payments due to a Finance Party under Finance Documents, without going through the Facility Administrator's Account, does not constitute proper fulfilment by the Obligor of its obligations under Finance Documents. If the Lender receives any payment owed to it under a Finance Document directly from the Obligor (and not from the Facility Administrator), such Lender shall transfer the amount received from the Obligor into the Facility Administrator’s Account on the same Business Day for distribution among all Finance Parties according to their Proportional Share in the manner prescribed by Clause 25.4 (Partial payments). Thereafter, the Obligor will be deemed to have fulfilled its payment obligations under a Finance Document only to the extent of the amount received by all Finance Parties from the Facility Administrator in accordance with the provisions of this Clause 25.5.

25.6	No set-off by Obligors

The Borrower shall make (and shall procure that other Obligors make) any payments under the Finance Documents without offsetting any uniform counter-claims that the relevant Obligor may have against any Finance Party.

25.7	Payment currency

The Obligors shall make all payments under Finance Documents in Roubles, except for the indemnification of the Finance Parties for expenses incurred in connection with Finance Documents, which shall be paid by the Obligors in the same currency in which they were incurred, provided that this is not inconsistent with the currency legislation of the Russian Federation ("Agreement Currency"). The monetary obligations of the Obligors shall be deemed fulfilled only if the relevant amounts have been received by the Facility Administrator in the Agreement Currency. If any amounts under a Finance Document are received towards the Obligors’ obligations in a currency other than the Agreement Currency, and the Facility Administrator converts the amount received into the Agreement Currency, the Borrower shall indemnify (and procure that other Obligors indemnify) the Facility Administrator for its expenses related to converting the amount received into the Agreement Currency (at the internal rate of the Facility Administrator), and also indemnify the difference between the amount due from the Obligors in the Agreement Currency, and the amount received by the Facility Administrator as a result of the conversion of the funds received from the Borrower into the Agreement Currency.

25.8	Payment due date
25.8.1	If payment under a Finance Document falls due on a non-Business Day, the next Business Day shall be considered the payment deadline.
25.8.2

If any Finance Document does not stipulate the due date of any payment, such payment must be made by the Obligor within 5 (five) Business Days after receipt of the demand of the relevant Finance Party from the Facility Administrator.

26.	NOTICES
26.1	Communications in writing

Any communications sent by Parties to the Finance Documents must be made in writing and may be sent by courier, mail with notification of delivery, fax or other means whereby it can be reliably established that the communication is from a Party to the Finance Documents. For the purposes of this Agreement, a communication transmitted using electronic means of communication shall be considered a written communication.

26.2	Addresses
26.2.1

Save for the exceptions set out below, the contact details of each Party for all communications in connection with this Agreement are the details that such Party has provided to the Facility Administrator for this purpose.

26.2.2	Contact details of the Borrower:

Headhunter Limited Liability Company

Address:	9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Fax number:	+7 495 974 64 27
Email:	moiseev@hh.ru
FAO:	Grigory Moiseev

26.2.3	Contact details of Facility Administrator:

VTB Bank (Public Joint-Stock Company)

Location:	11a Degtyarnyy Pereulok, Saint Petersburg, 191144, Russian Federation
Postal address:	Building 1, 43 Ul. Vorontsovskaya, Moscow, 109147
Telex:	412362 BFTR RU
Phone:	+7 495 739-77-39
Telefax:	+7 495 775-54-54
Email:	loanadmin@vtb.ru, TM21@msk.vtb.ru
FAO:	The Credit Administration

26.2.4	Each Lender shall provide its contact details to the Facility Administrator, which will in turn provide them to any other Party as and when requested.
26.2.5

Any Party has the right to change its contact details by giving the Facility Administrator at least 5 (five) Business Days’ prior notice. The Facility Administrator will notify all other Parties of the amended contact details.

26.2.6

If a Party indicates a specific office or official as the recipient of a communication, the communication will not be deemed to have been delivered unless such department or official is indicated as the recipient.

26.3	Delivery of notices
26.3.1	Any communication or document sent by one Party to another Party in connection with the Finance Documents shall be deemed to have been received:
(A)	when sent by fax or in any other way whereby it can be reliably established that the communication is from a Party to the Finance Documents: upon receipt in a legible form; or
(B)	when sent by courier: upon delivery to the appropriate address; or

(C)

when sent by mail: upon delivery to the appropriate address or 5 (five) Business Days after being deposited in the post postage prepaid with notification of delivery, depending on which occurs earlier.

26.3.2	All notifications sent by the Obligor or to the Obligor shall be transmitted through the Facility Administrator.
26.4	Language

Any notification or communication sent by a Party in connection with any Finance Document must be in Russian. For the avoidance of doubt, the text in Russian may be accompanied by a translation into another language, however the text in Russian shall prevail.

26.5	Replies to requests from the Borrower

If the Borrower sends a request for consent in accordance with the terms of this Agreement to the Facility Administrator, such request is considered rejected if the Facility Administrator has not sent a positive reply to the Borrower within 10 (ten) Business Days from the date of receipt of the request.

27.	SEVERABILITY

If any provision of this Agreement is or becomes illegal, invalid or unenforceable, this shall not affect the legality, validity or enforceability of any other provisions of this Agreement.

28.	AMENDMENT OF AGREEMENT
28.1.1

Any provision of this Agreement may be modified by a written agreement signed by the Borrower and the Facility Administrator, acting in accordance with the Consent of the Majority Lenders, except for the cases listed in Clause 28.1.2.

28.1.2	The provisions of the Agreement relating to:
(A)	the definition of "Majority Lenders" in Clause 1.1 (Terms);
(B)	an extension to the date of payment of any amount under the Finance Documents;
(C)	a reduction in the Margin or any other amount due from any Obligor;
(D)	an increase the amount of any Available Commitment or the Total Commitments or an extension of the Utilisation Period or a change of the Final Repayment Date;
(E)	any provision of the Agreement which expressly requires the consent of all the Lenders;
(F)	the provisions of Clause 23 (Changes to the Parties) and this Clause 28 (Amendment of Agreement);
(G)	the provisions of Clause 21 (Events of Default); or
(H)	changes in the Agreement Currency, as defined in Clause 25.7 (Payment currency),

as well as any provisions of the Security Documents, may not be modified without obtaining the Consent of all Lenders.

28.1.3	A material change of the circumstances described in Article 451 of the Civil Code cannot serve as grounds for amending or terminating this Agreement.
29.	CONFIDENTIALITY
29.1	Confidential information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information).

29.2	Disclosure of Confidential Information

Confidential Information that constitutes bank secrecy in accordance with the law is not subject to disclosure. The Finance Party has the right to disclose Confidential Information that does not constitutes bank secrecy:

29.2.1

to its Affiliates, professional consultants and auditors, if the person to whom such Confidential Information is being provided is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

29.2.2	to any persons:
(A)

to which the Finance Party transfers (or intends to transfer) any of its rights and (or) obligations under the Finance Documents or which may become a new Facility Administrator, and also, in each case, to the professional consultants of such persons, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(B)

with which the Finance Party concludes a sub-participation agreement in relation to the Facility or another transaction, payments under which can be made with reference to any Finance Documents and/or Obligors and their professional consultants, provided that such persons (with the exception of professional consultants who, by virtue of their professional duties, must maintain confidentiality with respect to such information) assume the obligation to maintain confidentiality with respect to the Confidential Information on the conditions contemplated by this Agreement;

(C)

specified in the request of a prosecutor's office, court, investigating body, an administrative, banking or currency supervision body (including the Central Bank of the Russian Federation), tax body or other state body acting within their remits as established by law;

(D)	which is a Party; or
(E)	with the consent of the Borrower, Obligor or Pledgor;
29.2.3	to any rating agency (including its professional consultants) in order to assign a rating to the Finance Documents and (or) Obligors; and
29.2.4	to any credit reference agency in accordance with the Credit Histories Law.
29.3	Notification of disclosure
29.3.1

Each Finance Party agrees to inform the Borrower about circumstances where Confidential Information is disclosed in accordance with Clause 29.2.2(C), unless such information is disclosed to a state authority as part of its normal supervisory or regulatory functions.

29.3.2

The Lenders hereby inform the Borrower that the details of the Borrower and this Agreement, specified in Article 4 of the Credit Histories Law, will be transmitted to the relevant credit reference agency in accordance with the Credit Histories Law.

29.4	Obligations of the Obligors

The Borrower shall procure that it, as well as each other Obligor, keep all provisions of the Finance Documents confidential, except for the disclosure of such information:

29.4.1	to the bank through which settlements under this Agreement are made;
29.4.2	to its shareholders/members;

29.4.3

to its Affiliates, professional consultants and auditors provided that the person to whom such Confidential Information is provided is informed in writing of its confidential nature. However there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of such information;

29.4.4

upon a request of a prosecutor's office, court, investigating body, an administrative, banking or currency supervision body, tax body or other state body acting within their remits as established by law;

29.4.5

in accordance with the mandatory provisions of the applicable law, including, in accordance with the requirements of the stock exchange or the regulatory authority, whose authority extends to such Obligor, or to which it is reasonably subject; or

29.4.6	with the consent of the Facility Administrator.
29.5	Continuing obligations

The provisions of this Clause 29 (Confidentiality) shall remain in force and continue to be legally binding for each Finance Party within twelve (12) months from the earlier of:

29.5.1	the date on which all amounts payable by the Obligors in accordance with this Agreement are paid in full; and
29.5.2	the date on which such Finance Party will otherwise cease to be a Finance Party.
30.	APPLICABLE LAW

This Agreement, as well as the rights and obligations of the Parties arising under this Agreement, are governed by the laws of the Russian Federation and are subject to interpretation in accordance with them.

31.	DISPUTE RESOLUTION
31.1.1

Any dispute in connection with this Agreement, including regarding the interpretation of its provisions, its existence, validity or termination, is to be resolved out of court by one Party sending the other Party the relevant demand (claim). If a Party does not receive a response to the submitted demand (claim) and the dispute is not resolved within 10 (ten) Business Days from the date of receipt of the relevant demand (claim) by the other Party, such dispute may be resolved in court in accordance with Clause 31.1.2.

31.1.2

Subject to the provisions of Clause 31.1.1, in the event of any dispute arising out of this Agreement, including regarding the interpretation of its provisions, existence, validity or termination, such dispute is to be considered in the Moscow Arbitrazh Court. Each Finance Party intending to file a claim against a Borrower in accordance with this Clause 31 shall notify the other Finance Parties of its intention (by sending the relevant information to the Facility Administrator).

32.	COUNTERPARTS

This Agreement is executed by the Parties in 3 (three) original counterparts, having equal legal force in the form of a single document.

This Agreement is signed on the date specified at the beginning of this Agreement.

SCHEDULE 3

THE PARTIES, AVAILABLE СOMMITMENTS AND SECURITY

PART A

ORIGINAL LENDERS AND AVAILABLE COMMITMENTS

Tranche	Available Commitment	Original Lender
Tranche 1	RUB 4,615,000,000.00	VTB Bank (PJSC)
Tranche 2	RUB 4,000,000,000.00	VTB Bank (PJSC)

PART B

THE OBLIGORS

Term	Name	Registration number	Location
Borrower	Headhunter LLC	1067761906805	9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Headhunter Group	HEADHUNTER GROUP PLC	HE 332806	Company: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Moscow Branch: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Headhunter FSU	Headhunter FSU Limited	HE 178226	Company: 42 Dositheou, Strovolos 2028, Nicosia, Cyprus Moscow Branch: 9 Godovikova Street, Building 10, Moscow, 129085, Russian Federation
Zemenik	Zemenik LLC	1167746153860	14 Krzhizhanovskogo Street, Building 3, Suite 53, Akademicheskiy Urban Municipality, Moscow, 117218, Russian Federation

PART C

SECURITY AGREEMENTS

Type of Security	Date of Security Agreement	Pledgor / Guarantor	Pledge	Applicable Law
Pledge of participatory interest	24/08/2020	Headhunter FSU	100% of Borrower's charter capital	Russian Federation
Pledge of shares	24/08/2020	Zemenik	100% minus 1 share in Headhunter FSU	Republic of Cyprus
Pledge of shares	24/08/2020	Headhunter Group	1 share in Headhunter FSU	Republic of Cyprus
Independent guarantee	24/08/2020	Headhunter Group	—	Russian Federation
Independent guarantee	24/08/2020	Zemenik	—	Russian Federation
Independent guarantee	24/08/2020	Headhunter FSU	—	Russian Federation

SCHEDULE 4

CONDITIONS PRECEDENT

PART A

CONDITIONS PRECEDENT FOR SUBMITTING FIRST UTILISATION REQUEST

1.FINANCE DOCUMENTS

Each of the following Finance Documents in a form acceptable to the Facility Administrator, properly executed by each party thereto or issued by the appropriate person:

1.1	this Agreement;
1.2	the Borrower Participatory Interest Pledge;
1.3	the Pledge of Headhunter FSU (Headhunter Group) Shares;
1.4	the Pledge of Headhunter FSU (Zemenik) Shares;
1.5	each Independent Guarantee.

2.DOCUMENTS CONCERNING OBLIGORS REGISTERED IN THE RUSSIAN FEDERATION

2.1A notarised copy of:

2.1.1	the Obligor's duly registered charter and valid amendments and supplements thereto, stamped by the authorised tax office (including the relevant record entry pages or registration certificates);
2.1.2	the Obligor's certificate of state registration;
2.1.3	the Obligor's tax registration certificate from the tax office for the company's location.

2.2An up-to-date extract from the Unified State Register of Legal Entities regarding the Obligor, issued by the authorised tax office and containing information as of no earlier than 7 (seven) days prior to the date of this Agreement (including in the form of an electronic document with the protected electronic signature of the authorised tax office).

2.3An information letter as of the date falling no earlier than 14 (fourteen) days prior to this Agreement, issued by the tax body that the Obligor is registered with, confirming that it has no outstanding obligations to the state budget or other extra-budgetary funds or, where such outstanding obligations exist, confirming that there is a repayment schedule for these obligations agreed with the relevant body.

2.4Original or notarised copy of a decision of the Obligor's authorised management body approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, as well as any transactions related to them, including (where applicable) on approving a transaction as a major transaction and (or) as an interested-party transaction (as these terms are defined by the laws of the Russian Federation).

2.5Certified copies of the documents on appointing the sole executive body or other authorised persons with the right of signature, provided for by the charter, of the Obligor.

2.6A notarised and, if applicable, apostilled copy of the power of attorney granting the Obligor's authorised persons the authority needed to sign the Finance Documents to which the respective Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with any Finance Documents to which the respective Obligor is party (if applicable).

2.7The specimen signature card of each person authorised to sign on the Obligor's behalf the Finance Documents to which it is party, or, as the case may be, to sign or send any documents or notifications in connection with Finance Documents to which the respective Obligor is party (if applicable).

2.8A document signed by an authorised representative of the Obligor, confirming, inter alia, that:

2.8.1

each document (either original or copy) provided by each of the Obligors or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

2.8.2

all corporate approvals required in accordance with applicable law in respect of the Finance Documents to which the relevant Obligor is party and the transactions thereunder, including approvals of such transactions as major transactions or interested-party transactions, have been received by the relevant Obligor;

2.8.3	the total value of transactions under the Finance Documents to which the relevant Obligor is party amounts to over fifty (50) percent of the book value of the assets of the relevant Obligor; and
2.8.4

with regard to the Borrower, the Regulated Procurement Law does not apply to the conclusion by the Borrower of the Finance Documents to which it is party (however, such confirmation should not apply to the application of the Regulated Procurement Law to any Finance Party).

3.	DOCUMENTS IN RESPECT OF THE OBLIGORS REGISTERED IN CYPRUS
3.1	Apostilled copy of the certificate of incorporation issued by the Department of the Registrar of Companies of Cyprus.
3.2	Apostilled copy of the memorandum and articles of association (together with all changes and additions to them) in Greek (with the Department of the Registrar stamp on them) and in English.
3.3	Apostilled original certificate of address of the registered office, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.4	Apostilled original certificate of directors and secretary issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.
3.5

Apostilled original certificate of the shareholders of Headhunter FSU, issued by the Department of the Registrar of Companies of Cyprus and dated not earlier than 30 (thirty) days before this Agreement.

3.6	Certified copy of the register of directors and secretaries dated no earlier than 1 (one) day before this Agreement.
3.7	Certified copy of the register of members dated no earlier than 1 (one) day before this Agreement.
3.8	Certified copy of the register of mortgages and other charges dated no earlier than 1 (one) day before this Agreement.
3.9	An original incumbency certificate, the form and substance of which is acceptable to the Facility Administrator, along with all documents submitted in accordance with such incumbency certificate.
3.10

A notarised and, if applicable, apostilled copy or apostilled original of the resolution of the board of directors and shareholders or any other authorised body, as contemplated by the constitutional documents of each Obligor:

3.10.1

on approving the terms of the Finance Documents to which the relevant Obligor is party, and the transactions thereunder, and resolving that the relevant Obligor shall sign the Finance Documents to which the relevant Obligor is party;

3.10.2	on granting the relevant person or persons with the authority needed to sign the Finance Documents to which the relevant Obligor is party, on the latter's behalf; and
3.10.3

on granting the relevant person or persons with the authority needed to sign on behalf of the relevant Obligor all documents and notifications, which must be signed by the relevant Obligor in accordance or in connection with the Finance Documents to which the relevant Obligor is party.

3.11

A notarised and, if applicable, apostilled copy of a power of attorney granting the authorised persons of the relevant Obligor with the authority needed to sign the Finance Documents to which the relevant Obligor is party, or, where appropriate, to sign or send any documents or notifications in connection with the Finance Documents to which the relevant Obligor is party (if applicable).

3.12	An original signature sample of each person granted the authority on the basis of the resolution referred to in Clause 3.10.2 above.
3.13

An original document, signed by an authorised representative of the relevant Obligor, confirming that each document (either original or copy) provided by the relevant Obligor or on its behalf in accordance with this Schedule 2 is genuine, contains complete and up-to-date information, has full legal force, has not been changed, cancelled, withdrawn or terminated and that, as of the date not earlier than the date of this Agreement, no new documents were issued in connection with the issues addressed in the relevant document;

4.	LEGAL OPINIONS

A legal opinion prepared by Alexandros Economou LLC, the Facility Administrator's legal adviser on Cypriot law, in a form acceptable to the Facility Administrator and approved by the Facility Administrator before this Agreement is signed that is addressed to the Finance Parties who constitute such as of the date of such opinion.

5.	OTHER DOCUMENTS AND EVIDENCE
5.1

A duly concluded amendment agreement to each bank account agreement entered into with the Original Lender, providing consent to the direct debiting of funds by the Facility Administrator on the basis of collection orders, bank orders, payment demands or other documents, for the purposes of the performance of the Borrower’s obligations under the Finance Documents, with the possibility of partial performance where there are insufficient funds on the Borrower’s account.

5.2	Confirmation of payment of the Facility fee specified in Clause 11.2 (Facility Fee).
5.3	Confirmation of payment of remuneration to legal advisors (Herbert Smith Freehills CIS LLP and Alexandros Economou LLC).
5.4

Any other permits or other documents, opinions or representations which the Obligors were told by the Facility Administrator were necessary or expedient for the conclusion and execution of any Finance Documents and transactions thereunder, or for ensuring the validity and enforceability of any Finance Documents.

PART B

CONDITIONS PRECEDENT FOR THE TRANCHE 1 UTILISATION REQUEST

1.	LOAN AGREEMENTS BETWEEN THE BORROWERS

1.1	Borrower-certified copies of each Loan Agreement Between the Borrowers in a form approved by the Facility Administrator.
1.2

Original or copy, properly certified by the relevant company, of a resolution by the authorized governing body of the Borrower, Zemenik, and Headhunter Group approving the terms of the Loan Agreements Between the Borrowers to which the relevant company is party and the transactions they contemplate, as well as any associated transactions, including (as the case may be) approval of a transaction as a major transaction and/or a non-arms-length transaction (in the meaning given those terms by Russian Federation law).

1.3

A notarised and, if applicable, apostilled copy of the power of attorney granting authorised representatives of the Borrower, Zemenik, and Headhunter Group the authority required to sign the Loan Agreements Between the Borrowers to which the relevant company is party, or, as appropriate, the authority required to sign or send any documents or notices involving the Loan Agreements Between the Borrowers to which the relevant company is party (if applicable).

1.4	Borrower-certified copies of Zemenik's and the Borrower's corporate approvals and powers of attorney for the signing of such loan agreements.
1.5	Irrevocable instructions signed by the Borrower for the transfer of loan amounts under each Loan Agreement Between the Borrowers.
1.6

An irrevocable instruction signed by Zemenik for transfer of the loan amount under the relevant Loan Agreement Between the Borrowers for early loan repayment under the Existing Facility Agreement in which Zemenik is the borrower.

1.7

An irrevocable instruction signed by Headhunter Group for transfer of the loan amount under the relevant Loan Agreement Between the Borrowers for early loan repayment under the Existing Facility Agreement in which Headhunter Group is the borrower.

PART C

CONDITIONS PRECEDENT FOR THE TRANCHE 2 UTILISATION REQUEST

1.	GENERAL CORPORATE PURPOSES

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.1 of the Agreement:

1.1	Borrower's certificate confirming a change in Cash Receipts and Revenue of the Group compared to the same period in the previous year, for the period from the last Test Date.
1.2

Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2 and the par value of the placed Permitted Bonds, as well as the amounts of other Financial Indebtedness raised after the relevant reporting date.

2.	ACQUISITIONS

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.2 of the Agreement.

2.1Information and documents on the balance sheet and liabilities of the asset being acquired, along with explicatory material concerning its market value, including:

2.1.1due diligence report for asset being acquired;

2.1.2the structure of the group and shareholders of the asset being acquired;

2.1.3research of the relevant market of the asset being acquired;

2.1.4calculation of synergies; and

2.1.5other relevant documents (financial models).

2.2

Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2 and the par value of the placed Permitted Bonds, as well as the amounts of other Financial Indebtedness raised after the relevant reporting date.

3.	DIVIDENDS PAYOUT

For utilisation of the Facility Tranche 2 for the purposes referred to in Clause 3.2.3 of the Agreement.

3.1

A tax consultant's and/or legal consultant's opinion on the tax consequences and possibility of going forward with the planned distribution in a form and substance acceptable to the Facility Administrator.

3.2

Compliance certificate, to be provided per Clause 17.2 of the Agreement, based on planned utilisation of Facility Tranche 2 and the par value of the placed Permitted Bonds, as well as the amounts of other Financial Indebtedness raised after the relevant reporting date.

SCHEDULE 5

FORM OF UTILISATION REQUEST

From:	[name of Borrower]
To:	[Name of Facility Administrator]
Date:	[•]

Dear Sirs,

Syndicated Facility Agreement dated __ August 2020 (as amended) (the "Agreement")

1.	We refer to the Agreement. The terms defined in the Agreement have the same meaning in this Utilisation Request, unless they are given a different meaning in this Utilisation Request.
2.	We request that the Facility be granted on the following terms:
Tranche:	[•]
Purpose:	[refer to Clause 3 (Purpose)]
Utilisation Date:	[•]
Facility Currency:	Roubles
Amount in Facility currency:	[•]

3.

We confirm that as of the date of this Utilisation Request every Initial Condition Precedent for Tranche [•] specified in Clause [4.1] of the Agreement has been satisfied and] all the representations listed in Clause 16 (Representations) of the Agreement remain true.

4.	The funds under this Facility must be transferred to [specify account].
5.	This Utilisation Request is irrevocable.

Yours Sincerely,

…………………………………

[Authorised Representative]

[name of Borrower]

SCHEDULE 6

FORM OF LENDER RIGHTS ASSIGNMENT AGREEMENT

AGREEMENT FOR

ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT]

_______________________ [•]

BETWEEN

[EXISTING LENDER]

[NEW LENDER]

AND

[FACILITY ADMINISTRATOR]

THIS AGREEMENT FOR ASSIGNMENT OF RIGHTS (CLAIMS) [AND TRANSFER OF DEBT] ("Lender Rights Assignment Agreement") is concluded on [•]

BETWEEN:

(1)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number:  [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignor (the "Existing Lender");

(2)

[•], [open/public]/[closed] joint-stock company]/[limited liability company], incorporated under the laws of the Russian Federation, registered in the Unified State Register of Legal Entities of the Russian Federation under Primary State Registration Number: [•], located at: [address][, represented by [full name], acting on the basis of [power of attorney][Charter]] OR [company/legal person/limited liability company/[open/public]/[closed] joint-stock company], [incorporated]/[organised and existing] in accordance with the law of [jurisdiction], [located/registered/ whose head office is located] at [address], represented by [full name], acting on the basis of [power of attorney] [Charter], as the assignee (the "New Lender"); and

(3)	[•] [full name of the bank acting as Facility Administrator] as the facility administrator (the "Facility Administrator").

THE PARTIES AGREED AS FOLLOWS:

1.	INTERPRETATION

The terms defined in the Facility Agreement have the same meaning in this Lender Rights Assignment Agreement, unless they are given a different meaning in this Lender Rights Assignment Agreement.

In this Lender Rights Assignment Agreement:

"Bank Account" means the bank account of the Existing Lender as specified in paragraph 4.1.2 of this Lender Rights Assignment Agreement.

"Transaction Date" means [the date of this Lender Rights Assignment Agreement]/[indicate the agreed calendar date on which the assignment of rights (claims) and the transfer of debt will occur].

["Debt" means the commitment of the Existing Lender to grant the Borrower a Facility within its Unused Available Commitment, amounting on the date of this Lender Rights Assignment Agreement to [•] [Roubles] [US Dollars] [Euro].]

"Borrower" means [•]:

"Facility Agreement" means the syndicated facility agreement dated [•] 2020, concluded, inter alia, between the Existing Lender and the Borrower (as amended).

["Receivables" means the rights to claim repayment of the Facility Outstanding in the amount of [indicate amount of the facility provided to the Borrower by the Existing Lender as of the date of this assignment agreement], interest, and other payments due to the Existing Lender from the Borrower under the terms of the Facility Agreement, as well as the receivables under each Security Agreement and each Independent Guarantee].

"Parties" means the Existing Lender, the New Lender and the Facility Administrator, and "Party" means each of them.

"Notification" means the notification, drawn up in the form given in Schedule 1 to the Lender Rights Assignment Agreement, of assignment of the Receivables [and transfer of Debt] of the Existing Lender under the Facility Agreement on the terms of this Lender Rights Assignment Agreement, sent to the Borrower by the Existing Lender.

"Price of the Receivables" means the amount of [•] ([•]) [Roubles] [US Dollars] [Euro].

2.	SUBJECT MATTER OF LENDER RIGHTS ASSIGNMENT AGREEMENT
2.1

[On the Transaction Date, the Existing Lender shall assign, and the New Lender accept, the Receivables in the manner and on the terms specified in Clause 23 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.] / [On the Transaction Date, the Existing Lender shall transfer, and the New Lender accept, the Debt in the manner and on the terms specified in Clause 23 (Changes to the Parties) of the Facility Agreement and this Lender Rights Assignment Agreement.]

2.2	The Receivables under the Facility Agreement shall be transferred to the New Lender free from any Encumbrances.
3.	PROCEDURE FOR PERFORMANCE OF PARTIES’ OBLIGATIONS
3.1	[On the Transaction Date, the New Lender shall pay to the Existing Lender the Price of the Receivables into the Bank Account.]
3.2

On the Transaction Date, the Existing Lender shall cease to be the Lender under the Facility Agreement [to the extent of the relevant Receivables], while the New Lender shall become the Lender under the Facility Agreement [to the extent of the relevant Receivables] and all provisions of the Facility  Agreement and other Finance Documents shall apply to it.

3.3

The Existing Lender confirms that it does not have any information that the Borrower has any objections to such Existing Lender that the Borrower could raise to the New Lender in accordance with Article 386 of the Civil Code.

3.4

The New Lender confirms that it has studied all the terms of the Facility Agreement and other Finance Documents, conducted (and will continue to conduct) its own independent study and assessment of each Obligor’s financial condition, and did not rely on any information provided to it by the Existing Lender when taking its decision to sign this Lender Rights Assignment Agreement.

3.5	The New Lender confirms the appointment of the Facility Administrator as Facility Administrator in accordance with Clause 24.2 (Appointment of the Facility Administrator) of the Facility Agreement.
3.6	On the Transaction Date the Existing Lender shall:
3.6.1

transfer to the New Lender documents certifying all receivables of the Existing Lender as a Lender under the Facility Agreement, including the original Facility Agreement and other Finance Documents to which the Existing Lender is party, all changes and additions to them, copies of the Utilisation Requests, as well as all documents confirming the amount of the Receivables [and Debt] on the Transaction Date;

3.6.2	provide the New Lender with information relevant to the exercise of the Receivables, including information about the Borrower's breach of the Facility Agreement; and
3.6.3	send the Notification to the Borrower.
3.7

The obligations of the New Lender to pay the Price of the Receivables shall be deemed fulfilled when the amount of the Price of the Receivables is received into the Bank Account of the Existing Lender.

3.8	The Parties shall perform all other actions necessary to fulfil their obligations under this Clause 3.
4.	PAYMENTS

All payments under this Lender Rights Assignment Agreement must be made by bank transfer based on the following details:

4.1.1	New Lender (if applicable):

Payment recipient:	[•]
location:	[•]
Bank:	[•]
SWIFT:	[•]
IBAN:	[•]
Account No:	[•]

or into another account specified by the New Lender in writing;

4.1.2	Existing Lender:
Payment recipient:	[•]
Bank:	[•]
location:	[•]
SWIFT code:	[•]
Correspondent account:	[•]
Settlement account:	[•]
BIC:	[•]

or into another account specified by the Existing Lender in writing.

5.	NOTICES

Any notices or other official communications sent under this Lender Rights Assignment Agreement shall be made in writing and may be delivered in person, sent by fax or by registered mail with delivery confirmation to the following addresses:

5.1.1	New Lender:
[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]
5.1.2	Existing Lender:
[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]

5.1.3	Facility Administrator:
[•]
FAO:	[•]
e-mail:	[•]
Tel.:	[•]
Fax:	[•]

6.	APPLICABLE LAW

This Lender Rights Assignment Agreement is governed by Russian law.

7.	DISPUTE RESOLUTION

In the event of any dispute arising out of this Lender Rights Assignment Agreement, including regarding the interpretation of its provisions, existence, validity or termination, this dispute is to be considered in the Moscow Arbitrazh Court.

8.	COUNTERPARTS

This Lender Rights Assignment Agreement is signed in 3 (three) counterparts, one counterpart for each Party to the Lender Rights Assignment Agreement.

SCHEDULE 1 TO LENDER RIGHTS ASSIGNMENT AGREEMENT

FORM OF NOTIFICATION OF BORROWER

From:	[Existing Lender]
To:	[Borrower]
[Address of Borrower]
Copy:	[to New Lender]
[Address of New Lender]

NOTIFICATION OF ASSIGNMENT OF RECEIVABLES

[AND TRANSFER OF DEBT]

Hereby [•], registration number [•], location: [•] (the "Existing Lender") notifies [•], Primary State Registration Number [•], location: Russian Federation, [•] (the "Borrower") of the transfer of all rights (claims) [and transfer of debt] under a syndicated facility agreement between, inter alia, the Borrower and the Existing Lender dated [•] 2020 (the "Facility Agreement") from the Existing Lender to [•], location: [•] (the "New Lender") on the conditions specified in the agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender, contained in Schedule 1.

[Upon receipt of this notification, the Borrower must continue to fulfil its payment obligations to the New Lender under the Facility Agreement to the Facility Administrator in accordance with the provisions of the Facility Agreement.]

Schedule 1: Copy of agreement of assignment of rights (claims) [and transfer of debt] between the Existing Lender and the New Lender.

stamp here

SIGNATURES OF THE PARTIES

[EXISTING LENDER]

[•]	)
[•]	)
stamp here

[NEW LENDER]

[•]	)
[•]	)
stamp here

[FACILITY ADMINISTRATOR]

[•]	)
[•]	)
stamp here

SCHEDULE 7

FORMS OF COMPLIANCE CERTIFICATES

PART A

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF IFRS

under Syndicated Facility Agreement dated [•] 2020

From:[name of the Borrower] [details of the Borrower]

To:[name of the Facility Administrator] [details of the Facility Administrator]

Auditor:[name of the Auditor] [details of the Auditor]

Date:[•]

1.

On the basis of Syndicated Facility Agreement dated [•] 2020 (the "Agreement"), the Borrower informs the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.
3.

We confirm that the list of financial indicators listed in Schedule 1 of this compliance certificate corresponds to the list of financial indicators specified in Clause 18 (Financial Covenants) of the Agreement.

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with IFRS as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each financial covenant specified in [Clauses 18.3 (Leverage), 18.4 (Interest cover), and 18.5 (Guarantors' Cover Ratio) has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in [Clauses 18.3 (Leverage), 18.4 (Interest cover), and 18.5 (Guarantors' Cover Ratio)] of the Agreement have not been complied with: [list financial covenants which were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]
8.	The report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 1 to this compliance certificate.
9.	The description of the parameters used in the report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 2 to this compliance certificate.

Schedule 1

FINANCIAL INDICATORS OF THE BORROWERS AS OF THE TEST DATE

No.	Name of financial indicator	Source of data	Calculation procedure	Indicator value	Test Date	Event of Default
1	Leverage	[•]	[•]	[•]	[•]	[•]
2	Interest Cover	[•]	[•]	[•]	[•]	[•]
3	Guarantors' cover ratio	[•]	[•]	[•]	[•]	[•]

PART B

FORM OF COMPLIANCE CERTIFICATE ON THE BASIS OF RAS STATEMENTS

under Syndicated Facility Agreement dated [•] 2020

From:[name of the Borrower] [details of the Borrower]

To:[name of the Facility Administrator] [details of the Facility Administrator]

Date:[•]

1.

On the basis of Syndicated Facility Agreement dated [•] 2020 (the "Agreement"), the Borrower informs the Facility Administrator that the financial covenants as of [Test Date] have been complied with in accordance with the conditions specified in Clause 18 (Financial Covenants) of the Agreement.

2.	The terms defined in the Agreement have the same meaning in this compliance certificate, unless they are given a different meaning.
3.

We confirm that the list of financial indicators listed in Schedule 1 to this compliance certificate corresponds to the list of financial indicators specified in [Clauses 18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)].

4.

We confirm that the financial indicators given in Schedule 1 to this compliance certificate were calculated by us on the basis of financial statements prepared in accordance with RAS and financial statement prepared in accordance with IFRS as of the Test Date.

5.

We confirm that as of the date of this compliance certificate, each covenant specified in Clauses [18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)]  of the Agreement has been complied with.

6.

[We confirm that as of the date of this compliance certificate, the following covenants specified in Clauses [18.6 (Revenue in accordance with RAS), 18.7 (Cash receipts), and 18.8.1 (Net assets)] of the Agreement have not been complied with: [list financial covenants that were breached].]

7.	[We confirm that as of the date [•] there is no Event of Default/[the following Events of Default have occurred and we are taking the following measures to remedy them: [•]].]
8.	The report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 1 to this compliance certificate.
9.	The description of the parameters used in the report "Financial indicators of the Borrower as of the Test Date" is given in Schedule 2 to this compliance certificate.

Schedule 1

FINANCIAL INDICATORS OF THE BORROWER AS OF THE TEST DATE

No.	Name of financial indicator	Data Source	Calculation procedure	Indicator value	Test Date	Event of Default
1	Revenue in accordance with RAS	[•]	[•]	[•]	[•]	[•]
2	Cash receipts	[•]	[•]	[•]	[•]	[•]
3	[Net assets of Borrower]	[•]	[•]	[•]	[•]	[•]
4	[Net assets of [Obligor registered in Russia]]	[•]	[•]	[•]	[•]	[•]

SCHEDULE 8

REPAYMENT SCHEDULE

	Repayment date (counted from the date of this Agreement)	Repayment amount (percentage of the amount of Facility utilised under each Tranche as of the end of the relevant Utilisation Period)
		Tranche 1	Tranche 2
1.	First Interest Payment Date	1/38	0
2.	Second Interest Payment Date	1/38	0
3.	Third Interest Payment Date	1/38	0
4.	Fourth Interest Payment Date	1/38	0
5.	Fifth Interest Payment Date	1/38	1/30
6.	Sixth Interest Payment Date	1/38	1/30
7.	Seventh Interest Payment Date	1/38	1/30
8.	Eight Interest Payment Date	1/38	1/30
9.	Ninth Interest Payment Date	1/38	1/30
10.	Tenth Interest Payment Date	1/38	1/30
11.	Eleventh Interest Payment Date	1/38	1/30
12.	Twelfth Interest Payment Date	1/38	1/30
13.	Thirteenth Interest Payment Date	1/38	1/30
14.	Fourteenth Interest Payment Date	1/38	1/30
15.	Fifteenth Interest Payment Date	1/38	1/30
16.	Sixteenth Interest Payment Date	1/38	1/30

17.	Seventeenth Interest Payment Date	1/38	1/30
18.	Eighteenth Interest Payment Date	1/38	1/30
19.	Nineteenth Interest Payment Date	1/38	1/30
20.	Final Repayment Date	Entire amount of Facility Outstanding for Tranche 1	Entire amount of Facility Outstanding for Tranche 2

SCHEDULE 9

EXISTING FINANCIAL INDEBTEDNESS

No.	Agreement number and date	Lender	Borrower	Sum of loan	Currency
1.	Loan agreement No. 05/21 dated 05/07/2021	Borrower	Headhunter Group	2,250,000,000	RUB
2.	Loan agreement dated 01/09/2021	Borrower	Headhunter Group	1,575,000,000	RUB
3.	Loan agreement dated 01/09/2021	Borrower	Zemenik	3,040,000,000	RUB
4.	Loan agreement dated 09/06/2020	Borrower	"Skilaz" LLC	150,000,000	RUB

SCHEDULE 10

INTELLECTUAL PROPERTY

16.	Obligors’ Trademarks

No.	Type of mark	Contents	Country of registration	NCL [Nice Classification] Classes	Priority date	Certificate No.	Certificate date	Term of registration
1	word mark	HEADHUNTER	Russian Federation	09, 16, 35, 41, 42	06/04/2006	339197	12/12/2007	06/04/2026
2	word mark	Headhunter	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	401167	12/02/2010	22/02/2028
3	Graphic mark	XX	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410843	09/06/2010	22/06/2019
4	graphic mark	HH	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	410844	09/06/2010	22/06/2019
5	graphic mark	new HH logotype	Russian Federation	09, 16, 35, 38, 41, 42	11/03/2009	431008	28/02/2011	11/03/2019
6	graphic mark	hh	Russian Federation	09, 16, 35, 38, 41, 42	22/06/2009	430120	14/02/2011	22/06/2019
7	word mark	HRBRAND	Russian Federation	09, 16, 35, 38, 41, 42	22/04/2008	378423	05/05/2009	22/04/2028
8	word mark	НR brand of the year	Russian Federation	09, 16, 35, 38, 41, 42	22/02/2008	423350	22/11/2010	22/02/2028
9	word mark	НR brand	Russian Federation	09, 16, 35, 38, 41, 42	08/04/2008	388438	02/09/2009	08/04/2028

10	word mark	HRspace	Russian Federation	35, 36	11/12/2015	602908	24/01/2017	11/12/2025
11	combination	Salary data bank	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	622996	10/07/2017	18/02/2026
12	combination	HR Experts League	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	615705	10/05/2017	18/02/2026
13	combination	Talent Measurement	Russian Federation	09, 16, 35, 38, 41, 42	18/02/2016	606635	22/02/2017	18/02/2026

17.	Obligors’ Websites

Borrower — http://hh.ru; http://headhunter.ru; http://ХХ.рф; http://hrbrand.ru/

18.	Database

No.	Proprietor	Type	Name	Country of registration	Application No.	Application date	Certificate No.	Certificate date
2015
1	Headhunter LLC	Database	HeadHunter Database	Russia	2015621116	31 August 2015	2015621803	21 December 2015

SCHEDULE 11

LIST OF RUSSIAN BANKS

1.	Sberbank PJSC
2.	VTB Bank (PJSC)
3.	Gazprombank (Joint-Stock Company)
4.	Bank FC Otkritie PJSC
5.	BM-Bank JSC
6.	UniCredit JSC
7.	Credit Bank of Moscow PJSC
8.	Promsvyazbank PJSC
9.	Raiffeisenbank JSC
10.	Rosbank PJSC
11.	Saint Petersburg Bank PJSC
12.	Sovkombank PJSC
13.	AK Bars PJSC
14.	CB Citibank JSC
15.	Nordea Bank JSC

SIGNATURES OF THE PARTIES

Borrower

"HEADHUNTER" LIMITED LIABILITY COMPANY

Signature:	/ Dmitry Markelov /
Full name:	Markelov Dmitry Valentinovich
Position:

Arranger

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitaliy Buzoverya /

Full name:	Vitaliy Nikolayevich Buzoverya

Position:	Credit Department Manager, Senior Vice President

Facility Administrator

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitaliy Buzoverya /

Full name:	Vitaliy Nikolayevich Buzoverya

Position:	Credit Department Manager, Senior Vice President

Pledge Manager

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitaliy Buzoverya /

Full name:	Vitaliy Nikolayevich Buzoverya

Position:	Credit Department Manager, Senior Vice President

Original Lender

VTB BANK (PUBLIC JOINT-STOCK COMPANY)

Signature:	/ Vitaliy Buzoverya /

Full name:	Vitaliy Nikolayevich Buzoverya

Position:	Credit Department Manager, Senior Vice President